     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2006
                                               REGISTRATION NOS. 333-130522 AND
                                                                 333-130522-01


===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              --------------------

                        AMERICAN EXPRESS ISSUANCE TRUST
                    (Issuing Entity in respect of the Notes)

                                AMERICAN EXPRESS
                    RECEIVABLES FINANCING CORPORATION V LLC
                                  (Depositor)
            (Exact Names of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Organization)

                                   20-2007139
                    (I.R.S. Employer Identification Number)

                                200 VESEY STREET
                            NEW YORK, NEW YORK 10285
                                 (212) 640-2000
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Office)

                             LOUISE M. PARENT, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            AMERICAN EXPRESS COMPANY
                                200 VESEY STREET
                            NEW YORK, NEW YORK 10285
                                 (212) 640-2000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


                                   Copies To:
  CAROL SCHWARTZ, ESQ.
      GROUP COUNSEL                                ALAN M. KNOLL, ESQ.
AMERICAN EXPRESS COMPANY                    ORRICK, HERRINGTON & SUTCLIFFE LLP
    200 VESEY STREET                                 666 FIFTH AVENUE
NEW YORK, NEW YORK 10285                         NEW YORK, NEW YORK 10103
     (212) 640-2000                                   (212) 506-5077

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY MARKET CONDITIONS.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_| ____________

   If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

   If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|



                                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
             TITLE OF SECURITIES                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM
              TO BE REGISTERED                    AMOUNT TO BE      AGGREGATE PRICE PER    AGGREGATE OFFERING        AMOUNT OF
                                                REGISTERED(a)(b)       CERTIFICATE(c)           PRICE(c)        REGISTRATION FEE(d)
----------------------------------------------------------------------------------------------------------------------------------
 Notes......................................     $20,000,000,000            100%            $20,000,000,000          $2,140,000
----------------------------------------------------------------------------------------------------------------------------------


(a) With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b) With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.


(c) Estimated solely for the purpose of calculating the registration fee.
(d) $107 was paid in connection with the initial filing of this Registration Statement. In addition, (i) a filing fee of $368,000 was paid with Registration Statement No. 333-75716 in connection with $4,000,000,000 of unissued Asset Backed Securities registered by American Express Centurion Bank and American Express Receivables Financing Corporation under Registration Statement No. 333-75716, initially filed on May 22, 2002, and
    (ii) a filing fee of $447,260 was paid with Registration Statement No. 333-121895 in connection with $3,800,000,000 of unissued Asset Backed Securities registered by American Express Receivables Financing Corporation V under Registration Statement No. 333-121895, initially filed on June 24, 2005, and such filing fees are being offset against the total filing fee due for this Registration Statement pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended.


   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL SUBSEQUENTLY BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

                               INTRODUCTORY NOTE

This Registration Statement includes:

   o a representative form of prospectus supplement to the base prospectus relating to the offering by American Express Issuance Trust of a series of asset-backed notes; and

   o a form of base prospectus relating to asset-backed notes of the American Express Issuance Trust.

               SUBJECT TO COMPLETION, DATED [_______], [_______]

[American      PROSPECTUS SUPPLEMENT DATED [_______], [_______] TO
 Express LOGO]       PROSPECTUS DATED  [_______], [_______]

                        AMERICAN EXPRESS ISSUANCE TRUST
                                 ISSUING ENTITY


            AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC
                            DEPOSITOR AND TRANSFEROR

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                              SPONSOR AND SERVICER

                            SERIES 200[___] - [___]
              $[_______] CLASS A FLOATING RATE ASSET BACKED NOTES
              $[_______] CLASS B FLOATING RATE ASSET BACKED NOTES
              $[_______] CLASS C FLOATING RATE ASSET BACKED NOTES


THE ISSUING ENTITY WILL ISSUE AND SELL:

                                   CLASS A NOTES              CLASS B NOTES              CLASS C NOTES
                                   -------------              -------------              -------------
 Stated principal amount           $[_______]                 $[_______]                 $[_______]
 Note interest rate                One-month LIBOR plus       One-month LIBOR plus       One-month LIBOR plus
                                   [___]% per year            [___]% per year            [___]% per year
 Interest payment dates            15th day of each           15th day of each           15th day of each
                                   calendar month,            calendar month,            calendar month,
                                   beginning in               beginning in               beginning in
                                   [_______]                  [_______]                  [_______]
 Expected final payment date       [_______]                  [_______]                  [_______]
 Legal maturity date               [_______]                  [_______]                  [_______]
 Price to public                   $[_______] ([___])%        $[_______] ([___])%        $[_______] ([___])%
 Underwriting discount             $[_______] ([___])%        $[_______] ([___])%        $[_______] ([___])%
 Proceeds to the issuing entity    $[_______] ([___])%        $[_______] ([___])%        $[_______] ([___])%

The subordination of the Class C notes provides credit enhancement for the Class A notes and the Class B notes. The subordination of the Class B notes provides credit enhancement for the Class A notes. The Class C reserve account provides credit enhancement for the Class C notes.

The primary assets of the issuing entity are receivables arising in designated consumer and small business charge accounts owned by American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB or any of their affiliates. In the future, the assets of the issuing entity may include receivables arising in designated commercial charge accounts owned by American Express Travel Related Services Company, Inc. or any of its affiliates.

--------------------------------------------------------------------------------
 YOU SHOULD CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE
 [__] OF THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.

 The Series 200[___] - [___] notes are obligations of the issuing entity only and are not obligations of American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB, American Express Receivables Financing Corporation V LLC or any other person. The Series 200[___] - [___] notes are secured by only some of the assets of the issuing entity. You will have no recourse to any other assets of the issuing entity for the payment of interest on and principal of your notes.

 The Series 200[___] - [___] notes are not insured or guaranteed by the
 Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
--------------------------------------------------------------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL, ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriters

[CO. A]                             [CO. B]                             [CO. C]


The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus supplement and the accompanying prospectus are not an offer to sell these securities and is not seeking an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We provide information to you about your series of notes in two separate documents that progressively provide more detail: (i) this prospectus supplement, which will describe the specific terms of your series of notes and
(ii) the accompanying prospectus, which provides general information about each series of notes which may be issued by American Express Issuance Trust, some of which may not apply to your series of notes.

   This prospectus supplement may be used to offer and sell the Series 200[_]- [_] notes only if accompanied by the prospectus.

   You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information.

   We are not offering the Series 200[_]-[_] notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

   We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

   Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page [__] of this prospectus supplement and page [__] of the accompanying prospectus.

                              TRANSACTION SUMMARY

-------------------------------------------------------------------------------------------------------
Issuing Entity:                         American Express Issuance Trust

Depositor and Transferor:               American Express Receivables Financing Corporation V LLC

Sponsor, Servicer and Administrator:    American Express Travel Related Services Company, Inc.

Originators of the Receivables:         American Express Travel Related Services Company, Inc.,
                                        American Express Centurion Bank and American Express Bank, FSB

Owner Trustee:                          Wilmington Trust Company

Indenture Trustee:                      The Bank of New York

Expected Issuance Date:                 [________], 200[_]

Servicing Fee Rate:                     2.00%

Clearance and Settlement:               DTC/Clearstream/Euroclear

Groups:                                 Reallocation Group A

                                        Shared Excess Available Finance Charge Collections Group A

                                        Shared Excess Available Principal Collections Group A
-------------------------------------------------------------------------------------------------------


                                         CLASS A NOTES                CLASS B NOTES                CLASS C NOTES
                                         -------------                -------------                -------------

Stated Principal Amount                  $[___]                       $[___]                       $[___]

Anticipated Ratings: *                   [Aaa/AAA/AAA]                [A2/A/A+]                    [Baa2/BBB/BBB+]

 (Moody's/Standard &
 Poor's/Fitch)

Credit Enhancement:                      Subordination of Class B     Subordination of Class C     Class C reserve account
                                         notes and Class C notes      notes

Note Interest Rate:                      One-month LIBOR plus         One-month LIBOR plus         One-month LIBOR plus
                                         [___]% per year              [___]% per year              [___]% per year

Interest Accrual Method:                 Actual/360                   Actual/360                   Actual/360

Interest Payment Dates:                  Monthly (15th)               Monthly (15th)               Monthly (15th)

First Interest Payment Date:             [___]                        [___]                        [___]

LIBOR Determination Date:                2 London business days       2 London business days       2 London business days
                                         before each interest         before each interest         before each interest
                                         payment date                 payment date                 payment date

Approximate end of Revolving Period      [___]                        [___]                        [___]
and commencement of Controlled
Accumulation Period (subject to
adjustment):

Expected Final Payment Date:             [___]                        [___]                        [___]

Legal Maturity Date:                     [___]                        [___]                        [___]

ERISA Eligibility (investors are         Yes, subject to important    Yes, subject to important    Yes, subject to important
cautioned to consult with their          considerations described     considerations described     considerations described
counsel):                                in "Benefit Plan             in "Benefit Plan             in "Benefit Plan
                                         Investors" in the            Investors" in the            Investors" in the
                                         accompanying prospectus      accompanying prospectus      accompanying prospectus

Debt for United States Federal Income    Yes, subject to important    Yes, subject to important    Yes, subject to important
Tax Purposes (investors are cautioned    considerations described     considerations described     considerations described
to consult with their tax counsel):      in "Federal Income Tax       in "Federal Income Tax       in "Federal Income Tax
                                         Consequences" in the         Consequences" in the         Consequences" in the
                                         accompanying prospectus      accompanying prospectus      accompanying prospectus

---------------
* It is a condition to the issuance of the Series 200[_]-[_] notes that at least one of these ratings be obtained.

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Supplement Summary.......................................         S-1
Glossary............................................................        S-17
Use of Proceeds.....................................................        S-17
Introduction........................................................        S-17
The Total Portfolio.................................................        S-17
 General ...........................................................        S-17
 Loss and Delinquency Experience ...................................        S-18
 Revenue Experience ................................................        S-21
 Payment Rates .....................................................        S-23
The Trust Portfolio.................................................        S-24
 General ...........................................................        S-24
The Receivables.....................................................        S-29
The Notes...........................................................        S-32
 Stated Principal Amount,
   Outstanding Dollar Principal
   Amount, Adjusted Outstanding
   Dollar Principal Amount and
   Nominal Liquidation Amount.......................................        S-33
 Interest Payments .................................................        S-35
 Principal Payments ................................................        S-36
 Early Amortization of the Notes ...................................        S-39
 Subordination .....................................................        S-40
 Sources of Funds to Pay the Notes .................................        S-40
Deposit and Application of Funds....................................        S-42
 Allocations of Finance Charge
   Collections, Principal
   Collections, the Default Amount
   and the Servicing Fee............................................        S-42
 Reallocations Among Different Series Within Reallocation Group A ..        S-43
 Payments of Interest, Fees and
   Other Items......................................................        S-44



                                                                            PAGE
                                                                            ----
 Reductions in the Series
   Nominal Liquidation Amount
   due to Charge-Offs and
   Reallocated Principal Collections................................        S-46
 Payments of Principal .............................................        S-47
 Limit on Allocations of Series
   Available Principal
   Collections and Series
   Available Finance Charge
   Collections......................................................        S-47
 Sale of Assets ....................................................        S-48
 Targeted Deposits to the Class C
   Reserve Account..................................................        S-49
 Withdrawals from the Class C
   Reserve Account..................................................        S-50
 Targeted Deposits to the
   Accumulation Reserve Account.....................................        S-50
 Withdrawals from the
   Accumulation Reserve Account.....................................        S-50
 Final Payment of the Notes ........................................        S-51
 Shared Excess Available Finance
   Charge Collections...............................................        S-52
 Shared Excess Available Principal
   Collections......................................................        S-53
 Servicer Compensation .............................................        S-54
Underwriting........................................................        S-54
Glossary of Defined Terms...........................................        S-57
Annex I: Outstanding Series, Classes and Tranches of Notes..........       A-I-1
Annex II: Static Pool Information...................................      A-II-1

                         PROSPECTUS SUPPLEMENT SUMMARY

THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU MAY NEED TO MAKE AN INFORMED INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.

RISK FACTORS

Investment in the Series 200[_]-[_] notes involves risks. You should consider carefully the risk factors beginning on page [_] of the accompanying prospectus.

SECURITIES OFFERED

$[___] of Class A notes;

$[___] of Class B notes; and

$[___] of Class C notes.

Credit enhancement for the Class A notes is provided by the subordination of the Class B notes and the Class C notes. Credit enhancement for the Class B notes is provided by the subordination of the Class C notes. Credit enhancement for the Class C notes is provided by the Class C reserve account. See "--Subordination; Credit Enhancement" and "The Notes--Subordination" in this prospectus supplement.

The Series 200[_]-[_] notes are issued by, and obligations of, the issuing entity. The issuing entity expects to issue other series of notes which may have different stated principal amounts, interest rates, interest payment dates, expected final payment dates, legal maturity dates and other characteristics. See "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus.

ONLY THE SERIES 200[_]-[_] NOTES ARE BEING OFFERED THROUGH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. OTHER SERIES, CLASSES AND TRANCHES OF NOTES HAVE BEEN ISSUED BY THE ISSUING ENTITY AND MAY BE ISSUED BY THE ISSUING ENTITY IN THE FUTURE WITHOUT THE CONSENT OF, OR NOTICE TO, ANY NOTEHOLDERS.

SEE "ANNEX I: OUTSTANDING SERIES, CLASSES AND TRANCHES OF NOTES" IN THIS PROSPECTUS SUPPLEMENT FOR INFORMATION ON THE OTHER OUTSTANDING NOTES. SEE ALSO "RISK FACTORS--ISSUANCE OF ADDITIONAL NOTES OR MASTER TRUST INVESTOR CERTIFICATES MAY AFFECT YOUR VOTING RIGHTS AND THE TIMING AND AMOUNT OF PAYMENTS TO YOU" IN THE ACCOMPANYING PROSPECTUS.

THE ISSUING ENTITY'S ASSETS

As of the date of this prospectus supplement, the issuing entity's primary assets are receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB and funds on deposit in the issuing entity accounts. The receivables consist of principal receivables and finance charge receivables.

The following information is as of [___]:

o    Total receivables in the issuance trust: $[___]

o    Principal receivables in the issuance trust: $[______]

o    Finance charge receivables in the issuance trust: $[______]

o    Accounts designated to the issuance trust: [___]

o Account billing addresses : generally all 50 states plus the District of Columbia and Puerto Rico

See "The Total Portfolio" and "The Trust Portfolio" in this prospectus supplement for a further description of the assets included in the issuance trust.

In the future, the issuance trust may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates and receivables arising in additional designated consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates. See "The Total Portfolio" in this prospectus supplement and "Sources of Funds to Pay the Notes--Addition of Assets" in the accompanying prospectus. All receivables included in the issuance trust must satisfy certain eligibility criteria. See "Sources of Funds to Pay the Notes--Addition of Assets" and "--Representations and Warranties" in the accompanying prospectus.

Additionally, in the future, the issuance trust may include collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates. Any collateral certificate included in the issuance trust must satisfy certain eligibility criteria. See "Sources of Funds to Pay the Notes--Addition of Assets" and "--Representations and Warranties" in the accompanying prospectus.

                                KEY PARTIES AND OPERATING DOCUMENTS

                                           ACCOUNT OWNERS
                                                  |
                                                  |
                                                  |                               RECEIVABLES
                                            RECEIVABLES                   <----   PURCHASE
                                                  |                               AGREEMENTS
                                                  |
                                                  v
                                  AMERICAN EXPRESS TRAVEL RELATED
                                       SERVICES COMPANY, INC.
                                             (SPONSOR)
                                                  |
                                                  |                               RECEIVABLES
                                            RECEIVABLES                   <----   PURCHASE
                                                  |                               AGREEMENT
                                                  |
                                                  v
                                    AMERICAN EXPRESS RECEIVABLES
                                    FINANCING CORPORATION V LLC
                                    (BENEFICIARY AND TRANSFEROR)
                                         |                 ^
                                         |                 |
AMERICAN EXPRESS TRAVEL RELATED          |                 |                      TRANSFER AND
SERVICES COMPANY, INC.              RECEIVABLES        TRANSFEROR         <----   SERVICING
(SERVICER AND ADMINISTRATOR)             |              INTEREST                  AGREEMENT
                                         v                 |
THE BANK OF NEW YORK                      ISSUANCE TRUST                  <----   INDENTURE
(INDENTURE TRUSTEE)    -------------     (ISSUING ENTITY)
                                                 |
WILMINGTON TRUST COMPANY                 SERIES 200[_]-[_]                <----   SERIES 200[_]-[_]
(OWNER TRUSTEE)                                  |                                INDENTURE
                                                 |                                SUPPLEMENT
                                                 v
                                            NOTEHOLDERS

INTEREST

The Class A notes will accrue interest at an annual rate equal to one-month LIBOR as determined on the related LIBOR determination date plus [_]%.

The Class B notes will accrue interest at an annual rate equal to one-month LIBOR as determined on the related LIBOR determination date plus [_]%.

The Class C notes will accrue interest at an annual rate equal to one-month LIBOR as determined on the related LIBOR determination date plus [_]%.

Interest on the Series 200[_]-[_] notes will begin to accrue on the issuance date, expected to be [__], and will be calculated on the basis of a 360-day year and the actual number of days in the related interest period. Each interest period will begin on and include a payment date and end on but exclude the next payment date. The first interest period, however, will begin on the issuance date and will end on but exclude [__], which is the first payment date for the Series 200[_]-[_] notes.

LIBOR for each interest period will be determined on the second business day before the beginning of that interest period. LIBOR for the initial interest period, however, will be determined two business days before the issuance date of the Series 200[_]-[_] notes. For calculating LIBOR only, a business day is any day that U.S. dollar deposits are transacted in the London interbank market.

LIBOR will be the rate appearing on Telerate Page 3750 as of 11:00 a.m., London time, on that date for deposits in U.S. dollars for a one-month period. If that rate does not appear on Telerate Page 3750, the servicer will request four prime banks (selected by the servicer) in the London interbank market to provide quotations of their rates for U.S. dollar deposits for a one-month period, at approximately 11:00 a.m., London time, on that day. LIBOR will then be the average of those rates. However, if less than two rates are provided, LIBOR will be the average of the rates for loans in U.S. dollars to leading European banks for a one-month period offered by four major banks (selected by the servicer) in New York City, at approximately 11:00 a.m., New York City time, on that day.

Interest on each class of Series 200[_]-[_] notes for any payment date will equal the product of:

o    the note interest rate for that class for the related interest period;
     times

o    the actual number of days in that interest period divided by 360; times

o the outstanding dollar principal amount of that class as of the related record date.

The issuing entity will make interest payments on these Series 200[_]-[_] notes on the 15th day of each month, beginning in [__]. Interest payments due on a day that is not a business day in New York, New York will be made on the following business day.

No payment of interest will be made on the Class B notes until the required payment of interest has been made to the Class A notes. Similarly, no payment of interest will be made on the Class C notes until the required payment of interest has been made to the Class A notes and the Class B notes. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover shortfalls of interest on any payment date. See "--Subordination; Credit Enhancement" and "The Notes--Subordination" in this prospectus supplement.

PRINCIPAL

The issuing entity expects to pay the stated principal amount of the Series 200[_]-[_] notes in one payment on the [__] payment date, which is the expected final payment date, and is obligated to do so if funds are available for that purpose in accordance with the provisions of the indenture, the transfer and servicing agreement and the Series 200[_]-[_] indenture supplement. However, no principal will be paid on the Class B notes until the Class A notes are paid in full, and, generally, no principal will be paid on the Class C notes until the Class A notes and the Class B notes are paid in full. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover certain shortfalls of principal on specified payment dates.

If the stated principal amount of the Series 200[_]-[_] notes is not paid in full on the expected final payment date due to insufficient funds, noteholders generally will not have any remedies against the issuing entity until the [__] payment date, which is the series legal maturity date.

If the stated principal amount of the Series 200[_]-[_] notes is not paid in full on the expected final payment date, then an early amortization event will occur with respect to the Series 200[_]-[_] notes. As a result, the issuing entity will use series available principal collections, series available finance charge collections and other specified amounts to make monthly principal and interest payments on the Series 200[_]-[_] notes until the earliest of (i) the date on which the Series 200[_]-[_] notes are paid in full, (ii) the date on which assets in the issuance trust are sold following an event of default and acceleration of the Series 200[_]-[_] notes and (iii) the seventh business day following the series legal maturity date.

Principal of the Series 200[_]-[_] notes may be paid earlier than the expected final payment date if any other early amortization event or an event of default and acceleration occurs with respect to the Series 200[_]-[_] notes. See "The Indenture--Early Amortization Events" and "--Events of Default" in the accompanying prospectus and "The Notes--Early Amortization of the Notes" in this prospectus supplement.

NOMINAL LIQUIDATION AMOUNT

The initial series nominal liquidation amount is $[___], which is also the initial dollar principal amount of the Series 200[_]-[_] notes.

The series nominal liquidation amount is a U.S. dollar amount based on the initial dollar principal amount after deducting:

o    charge-offs resulting from any uncovered series default amount;

o reallocated principal collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the series servicing fee;

o    the amount on deposit in the principal funding account; and

o    principal payments made on the Series 200[_]-[_] notes;

and adding back series available finance charge collections and shared excess available finance charge collections allocated from other series of notes, if any, which are used to reimburse reductions in the nominal liquidation amount due to:

o    prior charge-offs resulting from any uncovered series default amount; or

o reallocated principal collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the series servicing fee.

If the series nominal liquidation amount is reduced, the amount of principal collections and finance charge collections allocated to Series 200[_]-[_] will be reduced, which may result in a reduction in the amounts allocated to pay principal of and interest on the Series 200[_]-[_] notes. If the series nominal liquidation amount is less than the outstanding dollar principal amount of the Series 200[_]-[_] notes, the principal of and interest on the Series 200[_]-[_] notes may not be paid in full.

For a more detailed discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in this prospectus supplement and in the accompanying prospectus.

SUBORDINATION; CREDIT ENHANCEMENT

The subordination of the Class C notes provides credit enhancement for the Class A notes and the Class B notes. The subordination of the Class B notes and the Class C notes provides credit enhancement for the Class A notes. The Class C reserve account provides credit enhancement for the Class C notes.

The Class C notes are subordinated to the Class A notes and the Class B notes. Interest payments generally will be made on the Class A notes and the Class B notes before they are made on the Class C notes. Principal payments on the Class C notes generally will not begin until the Class A notes and the Class B notes have been paid in full. If the series nominal liquidation amount is reduced due to charge-offs resulting from any uncovered series default amount or due to reallocated principal collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the series servicing fee, the principal of and interest on the Class C notes may not be paid in full. If there is a sale of assets in the issuance trust following (i) an event of default and acceleration of the Series 200[_]-[_] notes or (ii) the series legal maturity date as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Series 200[_]-[_] notes will be paid first to the Class A notes and the Class B notes before any remaining net proceeds will be available for payments due to the Class C notes.

The Class B notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes before they are made on the Class B notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. If the series nominal liquidation amount is reduced due to charge-offs resulting from any uncovered series default amount or due to reallocated principal collections used to pay shortfalls in interest on the Class A notes or shortfalls in the series servicing fee, the principal of and interest on the Class B notes may not be paid in full. If there is a sale of assets in the issuance trust following (i) an event of default and acceleration of the Series 200[_]-[_] notes or (ii) the series legal maturity date as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Series 200[_]-[_] notes will be paid first to the Class A notes before any remaining net proceeds will be available for payments due to the Class B notes.

The issuing entity will establish a Class C reserve account to provide credit enhancement solely for the Class C noteholders. Funds on deposit in the Class C reserve account will be available to Class C noteholders to cover shortfalls in interest payable on payment dates. If, on and after the earliest to occur of (i) the date on which assets in the issuance trust are sold following an event of default and acceleration of the Series 200[_]-[_] notes, (ii) any date on or after the expected final payment date on which the amount on deposit in the principal funding account (to the extent such amount exceeds the outstanding dollar principal amount of the Class A notes and the Class B notes) plus the aggregate amount on deposit in the Class C reserve account for the Class C notes equals or exceeds the outstanding dollar principal amount of the Class C notes and (iii) the series legal maturity date, the amount on deposit in the principal funding account is insufficient to pay in full the Class C notes, the amount of the deficiency will be withdrawn from the Class C reserve account and applied to pay principal of the Class C notes. See
"Deposit and Application of Funds--Withdrawals from the Class C Reserve Account" in this prospectus supplement.

Initially, the Class C reserve account will not be funded. It will be funded, however, if the quarterly excess spread percentage falls below the levels described in the following table, if the quarterly principal payment rate is equal to or less than [___]% or if an early amortization event or event of default occurs with respect to the Series 200[_]-[_] notes.

The excess spread percentage for a monthly period is determined by subtracting the base rate from the series portfolio yield for that monthly period. See "Glossary of Defined Terms" in this prospectus supplement for a description of base rate, the series portfolio yield, the excess spread percentage and the quarterly excess spread percentage.

The principal payment rate for a monthly period is determined by dividing the aggregate amount of principal collections received during that monthly period by the aggregate principal amount of billed balances as of the first day of that monthly period. See "Glossary of Defined Terms" in this prospectus supplement for a description of the principal payment rate and the quarterly principal payment rate.

For any monthly period, the amount targeted to be deposited in the Class C reserve account for the Class C notes is the applicable funding percentage times the initial dollar principal amount of the Series 200[_]-[_] notes.

             QUARTERLY EXCESS                               FUNDING
              SPREAD PERCENTAGE                           PERCENTAGE
             ------------------                           ----------
             [___]% or greater                               [___]%
             [___]% to [___]%                                [___]%
             [___]% to [___]%                                [___]%
             [___]% to [___]%                                [___]%
             [___]% to [___]%                                [___]%
             [___]% to [___]%                                [___]%

The amount targeted to be deposited in the Class C reserve account will adjust monthly as the quarterly excess spread percentage rises or falls. For any monthly period with respect to which the quarterly principal payment rate is equal to or less than [___]%, the funding percentage will be the greater of
(i) [___]% and (ii) the applicable funding percentage specified in the table above. If an early amortization event or event of default occurs with respect to the Series 200[_]-[_] notes, the targeted Class C reserve account amount will be the outstanding dollar principal amount of the Class C notes. See "Deposit and Application of Funds--Targeted Deposits to the Class C

Reserve Account" in this prospectus supplement.

Credit enhancement for the Series 200[_]-[_] notes is for the benefit of Series 200[_]-[_] only and you are not entitled to the benefits of any credit enhancement available to any other series of notes.

[LETTER OF CREDIT], [CASH COLLATERAL GUARANTY OR ACCOUNT], [SURETY BOND OR INSURANCE POLICY], [DERIVATIVE AGREEMENT], [SUPPLEMENTAL CREDIT ENHANCEMENT AGREEMENT], [SUPPLEMENTAL LIQUIDITY AGREEMENT]

[The issuance trust may obtain a letter of credit to serve as an additional source of funds to pay [principal of or interest] on the [Class [_]]/[Series 200[_]-[_]] notes.]

[The issuance trust may obtain a cash collateral guaranty or account to serve as an additional source of funds to pay [principal of or interest] on the [Class [_]]/[Series 200[_]-[_]] notes.]

[The issuance trust may obtain a surety bond or insurance policy to serve as an additional source of funds to pay [principal of or interest] on the [Class [_]]/[Series 200[_]-[_]] notes.]

[The issuance trust will enter into a derivative agreement to serve as an additional source of funds to pay [principal of or interest] on the [Class [_]]/[Series 200[_]-[_]] notes.]


[The issuance trust will enter into a supplemental [credit enhancement] [liquidity] agreement as an additional source of funds to pay [principal of or interest on] the [Class [_]]/[Series 200[_]-[_]] notes.]


[DERIVATIVE COUNTERPARTY]

[The derivative counterparty under the derivative agreement is [_]. The derivative counterparty is a [state/country of incorporation] corporation and was incorporated in [_].

The derivative counterparty provides a wide range of business and banking services, including [description of services and general character].

The long-term credit rating assigned to the derivative counterparty by Moody's is currently "[_]" and by Standard & Poor's is currently "[_]." The short-term credit rating assigned to the derivative counterparty by Moody's is currently "[_]" and by Standard & Poor's is currently "[_]."

[Describe the operation and material terms of any derivative agreement, including limits on amount and timing of payments. Describe material provisions regarding the substitution of the derivative counterparty.]

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the derivative agreement is [less than 10%].]

REDEMPTION AND EARLY AMORTIZATION OF NOTES

The Series 200[_]-[_] notes will be subject to optional redemption by the issuing entity or the transferor, as described in "The Notes--Redemption and Early Amortization of Notes" in the accompanying prospectus.

If an early amortization event with respect to Series 200[_]-[_] occurs, the issuing entity will use series available principal collections, series available finance charge collections and other specified amounts allocated to Series 200[_]-[_] to make monthly principal and interest payments on the Series 200[_]-[_] notes until the earliest of (i) the date on which the Series 200[_]-[_] notes are paid in full, (ii) the date on which assets in the issuance trust are sold following an event of default and acceleration of the

Series 200[_]-[_] notes and (iii) the seventh business day following the series legal maturity date.

In addition to the early amortization events applicable to all notes, including the Series 200[_]-[_] notes, described in the accompanying prospectus, an early amortization event for the Series 200[_]-[_] notes will occur if any of the following events occur:

o for any monthly period, the quarterly excess spread percentage is less than the required excess spread percentage for such monthly period;

o when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust; and

o any servicer default, as described in the accompanying prospectus, occurs that would have a material adverse effect on the Series 200[_]-[_] noteholders.

See "The Notes--Early Amortization of the Notes" in this prospectus supplement and "The Indenture--Early Amortization Events" in the accompanying prospectus.

EVENTS OF DEFAULT

The Series 200[_]-[_] notes are subject to certain events of default described in "The Indenture--Events of Default" in the accompanying prospectus. Some events of default result in an automatic acceleration of the Series 200[_]-[_] notes, and other events of default result in the right of the Series 200[_]- [_] noteholders to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the Series 200[_]-[_] notes. For a description of the remedies upon an event of default, see "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "The Indenture--Events of Default Remedies" and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus.

ALLOCATIONS OF COLLECTIONS

TRS, as servicer, will receive collections on the receivables and collateral certificates, if any, included in the issuance trust and will deposit (or cause to be deposited) those collections into the collection account for the issuance trust. It will keep track of those collections that are principal collections, those that are finance charge collections and those that are written off as uncollectible, referred to as the default amount.

Each month, the servicer will allocate collections received among:

o Series 200[_]-[_], based on the size of its nominal liquidation amount (which initially is $[___], but may be reduced);

o other outstanding series of notes, based on the size of their respective nominal liquidation amounts at that time; and

o    the transferor amount.

See "Deposit and Application of Funds" in this prospectus supplement.

Series 200[_]-[_] noteholders are entitled to receive payments of principal and interest only from their allocable share of collections of receivables and other assets included in the issuance trust. If the series nominal liquidation amount is reduced, the amount of principal collections and finance charge collections allocated to Series 200[_]-[_] will be reduced, which may result in a reduction in the amounts allocated to pay principal of and interest on the Series 200[_]-[_] notes. If the series nominal liquidation amount is less than the outstanding dollar principal amount of the Series 200[_]-[_] notes, the principal of and interest on the Series 200[_]- [_] notes may not be paid in full. See "Deposit and Application of Funds--Reductions in the Series Nominal Liquidation Amount due to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement and "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in this prospectus supplement and the accompanying prospectus.

REALLOCATED FINANCE CHARGE COLLECTIONS

Finance charge collections allocated to the Series 200[_]-[_] notes as described above in "--Allocations of Collections" will be combined with the finance charge collections allocated to each other series in reallocation group A and then reallocated among each such series. Reallocation group A is a group of series of notes which share finance charge collections pro rata, based on the relative size of the required payments to each series in reallocation group A as compared to the total required payments of all series in reallocation group A. See "Deposit and Application of Funds--Reallocations Among Different Series Within Reallocation Group A" in this prospectus supplement.

As of the issuance date, Series 200[_]-[_] is the [___] series that is in reallocation group A. While any series of notes may be included in reallocation group A, there can be no assurance that any other series will be included in reallocation group A. Any issuance of a new series in reallocation group A may reduce or increase the amount of finance charge collections allocated to Series 200[_]-[_]. See "Risk Factors--Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" in the accompanying prospectus.

REVOLVING PERIOD

Until principal collections are needed to be accumulated for any series, class or tranche of notes, principal collections allocable to Series 200[_]-[_] will be applied to other series in reallocation group A which are accumulating principal or paid to the holder of the transferor interest. This period is commonly referred to as the revolving period. The revolving period begins on the issuance date and, unless an early amortization event or event of default and acceleration of the Series 200[_]-[_] notes occurs, ends at the commencement of the controlled accumulation period. The controlled accumulation period is scheduled to begin at the close of business on the last day of the [____] monthly period, but may begin at a later date. See "The Notes--Principal Payments--Revolving Period," "--Controlled Accumulation Period" and "--Postponement of Controlled Accumulation Period" in this prospectus supplement.

APPLICATION OF COLLECTIONS

Payments of Interest, Fees and Other Items

Each month, series available finance charge collections, which are the Series 200[_]-[_]'s share of reallocation group A's total finance charge collections plus certain other amounts, will generally be applied in the following priority:

SERIES AVAILABLE FINANCE CHARGE COLLECTIONS

 First: --->  interest due on the Class A notes
 Second: ---->  interest due on the Class B notes
  Third: ----->  interest due on the Class C notes
 Fourth: ------>  series servicing fee
  Fifth: ------->  series default amount
  Sixth: -------->  reimbursement of reductions in the series nominal liquidation amount
Seventh: --------->  accumulation reserve account
 Eighth: ---------->  class C reserve account
  Ninth: ----------->  series available principal collections, if applicable
  Tenth: ------------>  other series in shared finance charge collections group A
              or
         ------------>  holder of the transferor interest

See "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement for a detailed description of the application of series available finance charge collections.

Payments of Principal

Each month, series available principal collections will generally be applied as follows:

                                  SERIES AVAILABLE PRINCIPAL COLLECTIONS
                                      -             |               -
                                  -                 |                   -
                              -                     |                       -
                          -                         |                           -
During the revolving period:              During the controlled                 During the early amortization
                                           accumulation period:                            period:
             |                                      |                                        |
             |                                      |                                        |
             |                                      v                                        v
             |                          principal funding account                    First, Class A notes
             |                                      |                                 until paid in full
             |                                      |                                        |
             |                                      |                                        |
             |                        On the expected final payment                          v
             |                         date (or earlier if an early                 Second, Class B notes
             |                         amortization event occurs):                    until paid in full
             |                                      |                                        |
             |                                      |                                        |
             |                                      v                                        v
             |                             First, Class A notes                      Third, Class C notes
             |                              until paid in full                        until paid in full
             |                                      |                                        |
             |                                      |                                        |
             |                                      v                                        |
             |                            Second, Class B notes                              |
             |                              until paid in full                               |
             |                                      |                                        |
             |                                      |                                        |
             |                                      v                                        |
             |                             Third, Class C notes                              |
             |                              until paid in full                               |
             |                                      |                                        |
             |                                      |                                        |
             |                                      v                                        |
             |                           Shared excess available                             |
             -------------------------->  principal collections   <---------------------------
                                                    |
                                                    |
                                                    v
                                 Other series in shared excess available
                                      principal collections group A
                                      -             |               -
                                  -                 |                   -
                              -                     |                       -
                          -                         |                           -
                      -       or                    v                     or        -
                  v                                                                      v
holder of the transferor                    Overconcentration                        Excess Funding
        interest                                  Amount                                Amount

o During any of the revolving period, the controlled accumulation period or the early amortization period, principal collections allocated to the Series 200[_]-[_] notes may be reallocated, if necessary, and used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the series servicing fee, in each case to the extent those payments have not been made from series available finance charge collections and shared excess available finance charge collections, if any, allocated from other series of notes. For any payment date, however, these reallocated principal collections cannot exceed [_]% of the initial series nominal liquidation amount, minus any reductions due to charge-offs resulting from any uncovered series default amount and due to reallocated principal collections previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the series servicing fee, in each case that have not been reimbursed.

o Any remaining principal collections first will be made available to other series in shared excess available principal collections group A and then will be paid to the holder of the transferor interest or, if necessary, deposited into the overconcentration account or the excess funding account.

See "Deposit and Application of Funds--Payments of Principal," "--Shared Excess Available Principal Collections," "The Notes--Principal Payments" and "--Sources of Funds to Pay the Notes--The Issuer Trust Accounts" in this prospectus supplement for a detailed description of the application of series available principal collections.

FEES AND EXPENSES PAYABLE FROM COLLECTIONS

o    Fees and expenses payable from collections of finance charge receivables

     -- servicing fee: 2.0% of principal amount paid to the servicer (as described below)

o    Fees and expenses payable from collections of principal receivables

     -- servicing fee shortfall: any accrued but unpaid servicing fees paid to the servicer

SERVICER COMPENSATION

The servicer is entitled to receive a monthly servicing fee as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the servicing fee will equal one-twelfth of 2.00% per year and the aggregate amount of principal receivables as of the close of business on the last day of the prior monthly period, plus the amount of the servicing fee for any collateral certificates included in the issuance trust. The portion of the servicing fee allocated to Series 200[_]-[_] will be paid from series available finance charge collections and shared excess available finance charge collections, if any, allocated from other series of notes. See "Deposit and Application of Funds--Servicer Compensation" in this prospectus supplement.

SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS

Series 200[_]-[_] is included in shared excess available finance charge collections group A. As of the issuance date, the Series 200[_]-[_] notes are the [_] series of notes included in shared excess available finance charge collections group A.

To the extent that series available finance charge collections are available after all required deposits and payments described in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement, those excess finance charge collections will be applied to cover any shortfalls in amounts payable from finance charge collections allocated to other series of notes in shared excess available finance charge collections group A. In addition, the Series 200[_]-[_] notes may receive the benefits of shared excess available finance charge collections from other series of notes in shared excess available finance charge collections group A to the extent the finance charge collections allocated to such other series remain after making all required deposits and payments for those series.

Shared excess available finance charge collections from series in shared excess available finance charge collections group A will not be available for application by other series of notes that are not in shared excess available finance charge collections group A.

While any series of notes may be included in shared excess finance charge collections group A, there can be no assurance that any other series will be included in shared excess finance charge collections group A or that there will be any shared excess finance charge collections.

See "Deposit and Application of Funds--Shared Excess Available Finance Charge Collections" in this prospectus supplement and "Sources of Funds to Pay the Notes--General" and "--Deposit and Allocation of Funds in the Issuance Trust" in the accompanying prospectus.

SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS

Series 200[_]-[_] is included in shared excess available principal collections group A. As of the issuance date, the Series 200[_]-[_] notes are the [_] series of notes included in shared excess available principal collections group A.

To the extent that series available principal collections are available after all required deposits and payments described in "Deposit and Application of Funds--Payments of Principal" in this prospectus supplement, those excess principal collections will be applied to cover any shortfalls in required principal deposits or payments payable from principal collections allocated to other series of notes in shared excess available principal collections group
A. In addition, the Series 200[_]-[_] notes may receive the benefits of shared excess available principal collections from other series of notes in shared excess available principal collections group A to the extent the principal collections allocated to such other series remain after making all required deposits and payments for those series.

Shared excess available principal collections from series in shared excess available principal collections group A will not be available for application by other series of notes that are not in shared excess available principal collections group A.

While any series of notes may be included in shared excess principal collections group A, there can be no assurance that any other series will be included in shared excess principal collections group A or that there will be any shared excess principal collections.

See "Deposit and Application of Funds--Shared Excess Available Principal Collections" in this prospectus supplement and "Sources of Funds to Pay the Notes--General" and "--Deposit and Allocation of Funds in the Issuance Trust" in the accompanying prospectus.

ISSUING ENTITY ACCOUNTS

For a description of the issuing entity accounts established for the benefit of all series of outstanding notes, including the collection account, the overconcentration account and the excess funding account, see "Sources of Funds to Pay the Notes" in the accompanying prospectus.

In connection with the Series 200[_]-[_] notes, the issuing entity will establish a principal funding account, an accumulation reserve account and a Class C reserve account. The principal funding account and the accumulation reserve account are solely for the benefit of the Series 200[_]-[_] noteholders, and the Class C reserve account is solely for the benefit of the Class C noteholders.

Each month, collections on the receivables and any other assets included in the issuance trust will be deposited into the collection account and allocated among each series of notes, including Series 200[_]-[_], and the holder of the transferor interest. The amounts allocated to Series 200[_]-[_], plus any other amounts to be treated as finance charge collections and principal collections for Series 200[_]-[_], after giving effect to any reallocations, including reallocations of finance charge collections among series included in reallocation group A, will then be allocated to:

o    the principal funding account;

o    the accumulation reserve account;

o    the Class C reserve account; and

o other required deposits or payments as described in this prospectus supplement.

See "The Notes--Principal Payments," "--Sources of Funds to Pay the Notes--The Issuing Entity Accounts," "Deposit and Application of Funds--Targeted Deposits to the Accumulation Reserve Account" and "--Targeted Deposits to the Class C Reserve Account" in this prospectus supplement.

STOCK EXCHANGE LISTING

[The issuing entity will apply to list the Series 200[_]-[_] notes on the EuroMTF of the Luxembourg Stock Exchange. The issuing entity cannot guarantee that the application for the listing will be accepted or that, if accepted, such listing will be maintained. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the Series 200[_]-[_] notes, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether the Series 200[_]-[_] notes are listed on the Luxembourg Stock Exchange.]

RATINGS

At issuance, the Class A notes must be rated by at least one of the following nationally recognized rating agencies:

    Fitch:                                     AAA
    Moody's:                                   Aaa
    Standard & Poor's:                         AAA

At issuance, the Class B notes must be rated by at least one of the following nationally recognized rating agencies:

    Fitch:                                     A+
    Moody's:                                   A2
    Standard & Poor's:                         A

At issuance, the Class C notes must be rated by at least one of the following nationally recognized rating agencies:

    Fitch:                                     BBB+
    Moody's:                                   Baa2
    Standard & Poor's:                         BBB

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected final payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early amortization event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating is based on each rating agency's independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or withdrawal of a rating, from any other rating agency. You will not be notified if any of the ratings of these Series 200[__]-[__] notes changes.

See "Risk Factors--The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn" in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

Subject to important considerations described in "Federal Income Tax Consequences" in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuing entity, is of the opinion that under existing law your Series 200[_]-[_] notes will be characterized as debt for federal income tax purposes, and that the issuance trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Series 200[_]-[_] note, you will agree to treat your Series 200[_]-[_] note as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described in "Benefit Plan Investors" in the accompanying prospectus, the Series 200[_]-[_] notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. By purchasing the notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA and/or
Section 4975 of the Internal Revenue Code. A fiduciary or other person contemplating purchasing the Series 200[_]-[_] notes on behalf of someone with "plan assets" of any plan or account should consult with its counsel regarding whether the purchase or holding of the Series 200[_]-[_] notes could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or
Section 4975 of the Internal Revenue Code.

                                    GLOSSARY

   This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page S-[_] in this prospectus supplement and beginning on page [___] in the accompanying prospectus.

                                USE OF PROCEEDS

   The net proceeds from the sale of the Series 200[_]-[_] notes offered by this prospectus supplement and the accompanying prospectus, before deduction of expenses, will be paid to the transferor and used by the transferor for the general corporate purposes of the transferor, including the repayment of amounts owed to TRS or certain of its affiliates.

                                  INTRODUCTION

   The following provisions of this prospectus supplement contain more detailed information concerning the notes offered hereby. The notes will be issued pursuant to the indenture and an indenture supplement for Series 200[_]-[_], referred to as the Series 200[_]-[_] indenture supplement. Each of the indenture and the Series 200[_]-[_] indenture supplement is between the issuing entity and The Bank of New York, as indenture trustee.

   On or about [___], [___], the issuer will issue $[___] of Class A Series 200[_]-[_] Floating Rate Asset Backed Notes, $[___] of Class B Series 200[_]-
[_] Floating Rate Asset Backed Notes and $[___] Class C Series 200[_]-[_] Floating Rate Asset Backed Notes.

                              THE TOTAL PORTFOLIO

GENERAL

   The Total Portfolio consists of two segments of accounts, each of which has individual yield, loss, delinquency and payment rate characteristics: (i) the Consumer and Small Business Segment, consisting of consumer and small business charge accounts and (ii) the Commercial Segment, consisting of commercial charge accounts. We refer to each of the Consumer and Small Business Segment and the Commercial Segment individually as a "Segment" and collectively as the "Segments." The accounts constituting each Segment are owned by one or more of TRS, Centurion and FSB and, in the future, may be owned by any of their affiliates. As of [___], [___], [___]% of the receivables in the Total Portfolio arose in accounts in the Consumer and Small Business Segment and [___]% of receivables in the Total Portfolio arose in accounts in the Commercial Segment. There is no limitation on the percentage of the Total Portfolio comprised by any Segment and, as a result, the composition of the Total Portfolio has changed, and will continue to change, over time. See "Domestic Charge Card Business" in the accompanying prospectus for a description of the material terms and characteristics that generally apply to the accounts in the Total Portfolio.


   The initial accounts in the Trust Portfolio were selected from the Total Portfolio based upon the eligibility criteria specified in the receivables purchase agreements and the transfer and servicing agreement applied with respect to the accounts as of their selection date. See the definition of "Eligible Account" in the "Glossary of Defined Terms" in the accompanying prospectus and "Sources of Funds to Pay the Notes--Representations and Warranties" in the accompanying prospectus. Subject only to these criteria and any applicable regulatory guidelines, the account owners have the discretion to select the accounts in any Segment of the

Total Portfolio for addition to the issuance trust. The account owners have in the past considered product type, and may in the future consider factors such as product type and tenure of an account in determining the accounts to be added to the Trust Portfolio. Additional Accounts will consist of Eligible Accounts from the Total Portfolio which may or may not currently be in existence and which may have been originated using different credit criteria from those used in originating the accounts already included in the Trust Portfolio. Consequently, yield, loss, delinquency and payment rate experience with respect to the initial accounts and the Additional Accounts may be different from the historical experience of the Total Portfolio or any Segment thereof. See "Sources of Funds to Pay the Notes--Addition of Assets" in the accompanying prospectus.


   Set forth below is certain information with respect to each Segment of the Total Portfolio. As of the date of this prospectus supplement, only accounts in the Consumer and Small Business Segment are included in the Trust Portfolio. In the future, the Trust Portfolio may include accounts in the Commercial Segment. The accounts in a Segment included in the Trust Portfolio may not be representative of that entire Segment. Consequently, yield, loss, delinquency and payment rate experience with respect to the accounts in the Trust Portfolio may be different from that set forth below for any Segment of the Total Portfolio.

LOSS AND DELINQUENCY EXPERIENCE


   The following tables set forth the loss and delinquency experience for the Consumer and Small Business Segment and, although not currently included in the Trust Portfolio, the Commercial Segment for each of the periods shown. The consumer charge accounts included in the Consumer and Small Business Segment are owned by TRS, Centurion and FSB and, in the future, may be owned by any of their affiliates. The small business charge accounts included in the Consumer and Small Business Segment are owned by TRS and FSB and, in the future, may be owned by any of their affiliates. The receivables in an account owned by TRS generally will be charged off no later than the date on which such account becomes twelve contractual payments past due (i.e., approximately 330 days delinquent). The receivables in an account owned by Centurion and FSB generally will be charged off no later than the date on which such account becomes six contractual payments past due (i.e., approximately 180 days delinquent). The following tables report charge-offs in accordance with the applicable account owner's charge-off policies. As of [___], [___], approximately [_]% of the average billed receivables in the Consumer and Small Business Segment arose in accounts owned by TRS. As of [___], [___], all of the accounts in the Commercial Segment were owned by TRS. There is no limitation on the number of accounts owned by any account owner in any Segment and, as a result, the composition of the account ownership of the accounts in any Segment has changed, and will continue to change, over time. The loss and delinquency rates at any time reflect, among other factors, the quality of the accounts in each Segment, the average seasoning of the accounts in each Segment, the success of the account owners' collection efforts, the product mix of each Segment and general economic conditions.

   The following tables set forth the loss experience for the Consumer and Small Business Segment and, although not currently included in the Trust Portfolio, the Commercial Segment for each indicated period. Total gross charge-offs include charge-offs of receivables and fees, and do not include the amount of any reductions in receivables due to a rebate, refund, error, fraudulent charge or other miscellaneous adjustment described under "Sources of Funds to Pay the Notes--Required Transferor Amount" in the accompanying prospectus. Recoveries are collections received in respect of charged-off accounts in the applicable Segment during the period indicated in the following tables. Total net charge-offs are an amount equal to total gross charge-offs minus total recoveries, each for the applicable period. Average receivables outstanding for each indicated period is the average of the month-end receivables balances for that period. We cannot provide any assurance that the loss experience for the receivables in any Segment in the future will be similar to the historical experience set forth below.


           LOSS EXPERIENCE OF THE CONSUMER AND SMALL BUSINESS SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                                                       YEAR ENDED DECEMBER 31,
                                                                           [___] MONTHS ENDED    ----------------------------------
                                                                               [___], 2006       2005   2004    2003    2002   2001
                                                                               -----------       ----   ----    ----    ----   ----
Average Receivables Outstanding ........................................          $               $      $       $       $      $

Total Gross Charge-Offs  ...............................................          $               $      $       $       $      $

Total Recoveries .......................................................          $               $      $       $       $      $
                                                                                  -----           --     --      --      --     --
Total Net Charge-Offs ..................................................          $               $      $       $       $      $
                                                                                  =====           ==     ==      ==      ==     ==
Total Gross Charge-Offs as a Percentage of Average Receivables
  Outstanding...........................................................           %(1)            %      %       %       %      %

Total Recoveries as a Percentage of Average Receivables
  Outstanding ..........................................................           %(1)            %      %       %       %      %
                                                                                  -----           --     --      --      --     --
Total Net Charge-Offs as a Percentage of Average Receivables
  Outstanding ..........................................................           %(1)            %      %       %       %      %
                                                                                  =====           ==     ==      ==      ==     ==



---------------
(1)  This percentage is an annualized figure.

                   LOSS EXPERIENCE OF THE COMMERCIAL SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                                                       YEAR ENDED DECEMBER 31,
                                                                           [___] MONTHS ENDED    ----------------------------------
                                                                               [___], 2006       2005   2004    2003    2002   2001
                                                                               -----------       ----   ----    ----    ----   ----
Average Receivables Outstanding ........................................          $               $      $       $       $      $

Total Gross Charge-Offs  ...............................................          $               $      $       $       $      $

Total Recoveries .......................................................          $               $      $       $       $      $
                                                                                  -----           --     --      --      --     --
Total Net Charge-Offs ..................................................          $               $      $       $       $      $
                                                                                  =====           ==     ==      ==      ==     ==
Total Gross Charge-Offs as a Percentage of Average Receivables
  Outstanding...........................................................           %(1)            %      %       %       %      %

Total Recoveries as a Percentage of Average Receivables
  Outstanding ..........................................................           %(1)            %      %       %       %      %
                                                                                  -----           --     --      --      --     --
Total Net Charge-Offs as a Percentage of Average Receivables
  Outstanding ..........................................................           %(1)            %      %       %       %      %
                                                                                  =====           ==     ==      ==      ==     ==



---------------
(1)  This percentage is an annualized figure.

   The following tables set forth the delinquency experience for the Consumer and Small Business Segment and, although not currently included in the Trust Portfolio, the Commercial Segment for each indicated period. The average receivables delinquent is the average of the month-end delinquent amounts, while the average receivables outstanding is the average of month-end receivables balances, each for the applicable period. We cannot provide any assurance that the delinquency experience for the receivables in any Segment in the future will be similar to the historical experience set forth below.


             AVERAGE RECEIVABLES DELINQUENT AS A PERCENTAGE OF THE
                      CONSUMER AND SMALL BUSINESS SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                        YEAR ENDED DECEMBER 31,
                      [___] MONTHS ENDED     ------------------------------------------------------------------------------
                         [___], 2006                 2005                    2004                    2003             2002
                     --------------------    --------------------    --------------------    --------------------    ------
                               PERCENTAGE              PERCENTAGE              PERCENTAGE              PERCENTAGE
                               OF AVERAGE              OF AVERAGE              OF AVERAGE              OF AVERAGE
                     DOLLAR   RECEIVABLES    DOLLAR   RECEIVABLES    DOLLAR   RECEIVABLES    DOLLAR   RECEIVABLES    DOLLAR
                     AMOUNT   OUTSTANDING    AMOUNT   OUTSTANDING    AMOUNT   OUTSTANDING    AMOUNT   OUTSTANDING    AMOUNT
                     ------   -----------    ------   -----------    ------   -----------    ------   -----------    ------
Average Receivables
 Outstanding ......   $              %        $              %        $              %        $              %        $

Average Receivables
 Delinquent:

 31 to 60 Days ....   $              %        $              %        $              %        $              %        $

 61 to 90 Days ....                  %                       %                       %                       %

 91 or More Days ..                  %                       %                       %                       %
                      ----         --         ----         --         ----         --         ----         --         ----
Total..............   $              %        $              %        $              %        $              %        $
                      ====         ==         ====         ==         ====         ==         ====         ==         ====



                             YEAR ENDED DECEMBER 31,
                       -----------------------------------
                          2002               2001
                       -----------    --------------------
                       PERCENTAGE              PERCENTAGE
                       OF AVERAGE              OF AVERAGE
                       RECEIVABLES   DOLLAR    RECEIVABLES
                       OUTSTANDING   AMOUNT    OUTSTANDING
                       -----------   ------    -----------
Average Receivables
 Outstanding ......          %        $              %

Average Receivables
 Delinquent:

 31 to 60 Days ....          %        $              %

 61 to 90 Days ....          %                       %

 91 or More Days ..          %                       %
                           --         ----         --
Total..............          %        $              %
                           ==         ====         ==

    AVERAGE RECEIVABLES DELINQUENT AS A PERCENTAGE OF THE COMMERCIAL SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                          YEAR ENDED DECEMBER 31,
                        [___] MONTHS ENDED     ------------------------------------------------------------------------------
                           [___], 2006                 2005                    2004                    2003             2002
                       --------------------    --------------------    --------------------    --------------------    ------
                                 PERCENTAGE              PERCENTAGE              PERCENTAGE              PERCENTAGE
                                 OF AVERAGE              OF AVERAGE              OF AVERAGE              OF AVERAGE
                       DOLLAR   RECEIVABLES    DOLLAR   RECEIVABLES    DOLLAR   RECEIVABLES    DOLLAR   RECEIVABLES    DOLLAR
                       AMOUNT   OUTSTANDING    AMOUNT   OUTSTANDING    AMOUNT   OUTSTANDING    AMOUNT   OUTSTANDING    AMOUNT
                       ------   -----------    ------   -----------    ------   -----------    ------   -----------    ------
Average Receivables
 Outstanding ......     $              %        $              %        $              %        $              %        $

Average Receivables
 Delinquent:

 31 to 60 Days ....     $              %        $              %        $              %        $              %        $

 61 to 90 Days ....

 91 or More Days ..
                        ----         --         ----         --         ----         --         ----         --         ----
Total..............     $              %        $              %        $              %        $              %        $
                        ====         ==         ====         ==         ====         ==         ====         ==         ====



                             YEAR ENDED DECEMBER 31,
                       -----------------------------------
                          2002               2001
                       -----------    --------------------
                       PERCENTAGE              PERCENTAGE
                       OF AVERAGE              OF AVERAGE
                       RECEIVABLES   DOLLAR    RECEIVABLES
                       OUTSTANDING   AMOUNT    OUTSTANDING
                       -----------   ------    -----------
Average Receivables
 Outstanding ......          %        $              %

Average Receivables
 Delinquent:

 31 to 60 Days ....          %        $              %

 61 to 90 Days ....

 91 or More Days ..
                           --         ----         --
Total..............          %        $              %
                           ==         ====         ==


   The actual loss and delinquency experience of any Segment will vary month to month due to variations in accountholder charge and payment behavior.

REVENUE EXPERIENCE

   Receivables generated under the accounts in the Total Portfolio, consisting of amounts charged by accountholders for merchandise and services, annual membership fees and certain other administrative fees billed to accountholders on the accounts, generally are not subject to monthly finance charge assessments. As a result, in order to provide yield to the issuance trust with respect to those receivables, pursuant to the transfer and servicing agreement, on any Date of Processing, the receivables existing and arising in all or a specified portion of the accounts in the Trust Portfolio equal to the product of the Discount Option Percentage and the receivables for that Date of Processing are deemed to be Discount Option Receivables and treated as finance charge receivables and collections received with respect to such receivables are treated as Finance Charge Collections. The remainder of such receivables are treated as principal receivables and collections received with respect to such receivables are treated as Principal Collections.


   The exercise of the discount option by the transferor results in a larger amount of finance charge receivables and a smaller amount of principal receivables, thereby reducing the likelihood that an early amortization event will occur with respect to the Series 200[__]-[__] notes due to insufficient Finance Charge Collections, but increasing the likelihood that the transferor will be required to transfer additional assets to the issuance trust. See "Sources of Funds to Pay the Notes--Addition of Assets" in the accompanying prospectus. There is no guarantee that any account owner, the transferor or their affiliates would be able, or have enough receivables, to transfer to the issuance trust or the related master trusts or other securitization special purpose entities, or would be able to transfer additional collateral certificates to the issuance trust. This could result in an early amortization event with respect to the Series 200[__]-[__] notes and an acceleration of or reduction in payments on the Series 200[__]-[__] notes.

   The dollar amounts representing Finance Charge Collections in the tables below for the Consumer and Small Business Segment and, although not currently included in the Trust Portfolio, the Commercial Segment, have been derived by applying a Discount Option Percentage of 3% (which is, as of the date of this prospectus supplement, the Discount Option Percentage under the transfer and servicing agreement), to historical monthly collections of receivables (excluding recoveries on charged-off receivables) in the accounts for each period shown. The average receivables outstanding for each indicated period is the average of the month-end receivables balances for that period. There can be no assurance that the revenues for any Segment in the future will be similar to the historical experience of each Segment set forth below.


         REVENUE EXPERIENCE OF THE CONSUMER AND SMALL BUSINESS SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                                                       YEAR ENDED DECEMBER 31,
                                                                           [___] MONTHS ENDED    ----------------------------------
                                                                               [___], 2006       2005   2004    2003    2002   2001
                                                                               -----------       ----   ----    ----    ----   ----
Average Receivables Outstanding ........................................

Finance Charge Collections .............................................            $             $       $       $      $       $

Finance Charge Collections as
  a Percentage of Average
  Receivables Outstanding...............................................             %(1)          %       %       %      %       %



---------------
(1) This percentage is an annualized figure.


                  REVENUE EXPERIENCE OF THE COMMERCIAL SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                                                       YEAR ENDED DECEMBER 31,
                                                                           [___] MONTHS ENDED    ----------------------------------
                                                                               [___], 2006       2005   2004    2003    2002   2001
                                                                               -----------       ----   ----    ----    ----   ----
Average Receivables Outstanding ........................................

Finance Charge Collections .............................................            $             $       $       $      $       $

Finance Charge Collections as
  a Percentage of Average
  Receivables Outstanding...............................................             %(1)          %       %       %      %       %


---------------

(1) This percentage is an annualized figure.


   The actual revenue experience of any Segment will vary month to month due to variations in accountholder charge and payment behavior. Pursuant to the transfer and servicing agreement, the transferor has the ability to change the Discount Option Percentage, subject to the satisfaction of certain conditions, including satisfaction of the Rating Agency Condition. The transferor may not change the Discount Option Percentage if an early amortization event has occurred and is continuing or if, as a result of that change, the transferor reasonably expects that an early amortization event would occur. See "Sources of Funds to Pay the Notes--Discount Option" and "Risk Factors--A change in the discount option percentage may result in the payment of principal earlier or later than expected" in the accompanying prospectus.

PAYMENT RATES


   The accounts are designed for use as a method of payment for the purchase of merchandise and services and account balances generally are due in full each month. Therefore, accounts generally cannot be used by accountholders for the purpose of financing these purchases. In contrast to revolving credit plan products which do not require payment in full each month, the general requirement that account balances be paid in full each month creates a high monthly payment rate and, therefore, account balances turn over rapidly relative to charge volume. The following tables set forth the highest and lowest accountholder monthly payment rates for the Consumer and Small Business Segment and, although not currently included in the Trust Portfolio, the Commercial Segment during any month in the period shown and the average accountholder monthly payment rates for all months during each period shown, calculated as the percentage equivalent of a fraction. The monthly payment rates are calculated as the amount of payments from accountholders (excluding recoveries on charged-off receivables) received during the applicable month divided by the aggregate amount of receivables outstanding as of the beginning of the applicable month. The actual monthly payment rate experience of any Segment will vary month to month due to variations in accountholder charge and payment behavior. See "Domestic Charge Card Business" in the accompanying prospectus.

                   ACCOUNTHOLDER MONTHLY PAYMENT RATES OF THE
                      CONSUMER AND SMALL BUSINESS SEGMENT
                                TOTAL PORTFOLIO


                                                                                                       YEAR ENDED DECEMBER 31,
                                                                           [___] MONTHS ENDED    ----------------------------------
                                                                               [___], 2006       2005   2004    2003    2002   2001
                                                                               -----------       ----   ----    ----    ----   ----
Lowest Month ...........................................................            %              %      %       %       %      %

Highest Month ..........................................................            %              %      %       %       %      %

Monthly Average ........................................................            %              %      %       %       %      %


                   ACCOUNTHOLDER MONTHLY PAYMENT RATES OF THE
                               COMMERCIAL SEGMENT
                                TOTAL PORTFOLIO



                                                                                                       YEAR ENDED DECEMBER 31,
                                                                           [___] MONTHS ENDED    ----------------------------------
                                                                               [___], 2006       2005   2004    2003    2002   2001
                                                                               -----------       ----   ----    ----    ----   ----

Lowest Month ...........................................................            %              %      %       %       %      %

Highest Month ..........................................................            %              %      %       %       %      %

Monthly Average ........................................................            %              %      %       %       %      %


STATIC POOL INFORMATION


   Static pool information regarding the performance of the receivables in the Total Portfolio is provided in Annex II to this prospectus supplement, which forms an integral part of this prospectus supplement. All static pool information regarding the performance of those receivables in Annex II for periods prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes.

                              THE TRUST PORTFOLIO


GENERAL

   The primary assets of the issuance trust initially will consist of receivables generated from time to time in a portfolio, referred to as the Trust Portfolio, of designated accounts in the Consumer and Small Business Segment. In the future, designated accounts in the Commercial Segment may, subject to certain conditions, be included in the Trust Portfolio. See "Domestic Charge Card Business" in the accompanying prospectus for a description of the material terms and characteristics that generally apply to the accounts in the Total Portfolio from which the designated accounts in the Trust Portfolio are selected. There is no limitation on the percentage of the Trust Portfolio comprised by any Segment and, as a result, the composition of the Trust Portfolio can and will change over time. The receivables consist of finance charge receivables, which are Discount Option Receivables, and principal receivables, which are all other receivables. See "Sources of Funds to Pay the Notes--Discount Option" and "Glossary of Defined Terms" in the accompanying prospectus.

LOSS AND DELINQUENCY EXPERIENCE

   The following tables set forth the loss and delinquency experience for the Trust Portfolio for each of the periods shown. The loss and delinquency rates at any time reflect, among other factors, the quality of the Trust Portfolio, the average seasoning of the accounts, the success of the account owners' collection efforts, the product mix of the Trust Portfolio and general economic conditions.

   The following table sets forth the loss experience for the Trust Portfolio for each indicated period. Total gross charge-offs include charge-offs of principal receivables only, and do not include any charge-offs of finance charge receivables or the amount of any reductions in receivables due to a rebate, refund, error, fraudulent charge or other miscellaneous adjustment described under "Sources of Funds to Pay the Notes--Required Transferor Amount" in the accompanying prospectus. If finance charge receivables that have been charged-off were included in total gross charge-offs, total gross charge-offs would be higher as an absolute number and as a percentage of the average principal receivables outstanding during the periods indicated. Recoveries are collections received in respect of charged-off accounts in the Trust Portfolio during the period indicated in the following table. Total net charge-offs are an amount equal to total gross charge-offs minus total recoveries, each for the applicable period. Average principal receivables outstanding for each indicated period is the average of the month-end principal receivables balances for that period. We cannot provide any assurance that the loss experience for the receivables in the Trust Portfolio in the future will be similar to the historical experience set forth below.

   Historical data for total gross charge-offs as reported with respect to the Trust Portfolio in the table below (i) unlike the calculation of total gross charge-offs in the "Loss Experience of the Consumer and Small Business Segment" and the "Loss Experience of the Commercial Segment" tables under "The Total Portfolio--Loss and Delinquency Experience," does not include charge-offs of finance charge receivables and (ii) is calculated using the average principal receivables outstanding instead of the average receivables outstanding. Similarly, historical data for net charge-offs as reported with respect to the Trust Portfolio in the table below is calculated using the average principal receivables instead of the average receivables outstanding. As a result, there are limitations to any comparison of the historical data presented with respect to the Trust Portfolio in the table below and the historical data presented with respect to each Segment of the Total Portfolio in such other tables.

                     LOSS EXPERIENCE OF THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                     [______] MONTHS ENDED   FOUR MONTHS ENDED DECEMBER 31,
                                                             2006                        2005(1)
                                                     ---------------------   ------------------------------
Average Principal Receivables Outstanding..........          $                            $

Total Gross Charge-Offs............................          $                            $

Total Recoveries ..................................          $                            $

                                                             -----                        -----
Total Net Charge-Offs .............................          $                            $

Total Gross Charge-Offs as a Percentage of
  Average Principal Receivables Outstanding........               %(2)                         %

Total Recoveries as a Percentage of
  Average Principal Receivables Outstanding........               %(2)                         %

Total Net Charge-Offs as a Percentage of
  Average Principal Receivables Outstanding........               %(2)                         %

Number of Accounts Experiencing a Loss.............

Number of Accounts Experiencing Recovery...........

Average Net Loss per Account Experiencing Loss(3)..



---------------
(1) The issuance trust was formed in May 2005 and first issued notes in September 2005.
(2) This percentage is an annualized figure.
(3) Calculated as Net Charge-Offs divided by Number of Accounts Experiencing a Loss.

   The following tables set forth the delinquency experience for the Trust Portfolio for each indicated period. With respect to the "Average Receivables Delinquent as a Percentage of the Trust Portfolio" table below, the average receivables delinquent is the average of the month-end delinquent amounts, while the average receivables outstanding is the average of month-end receivables balances, each for the applicable period. With respect to the "Average Number of Delinquent Accounts as a Percentage of the Trust Portfolio" table below, the average number of delinquent accounts is the average of the month-end delinquent accounts, while the average number of outstanding accounts is the average of month-end accounts, each for the applicable period. We cannot provide any assurance that the delinquency experience for the receivables in the Trust Portfolio in the future will be similar to the historical experience set forth below.


     AVERAGE RECEIVABLES DELINQUENT AS A PERCENTAGE OF THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)




                                                                          [______] MONTHS ENDED
                                                                       ----------------------------
                                                                                                        FOUR MONTHS ENDED DECEMBER
                                                                                   2006                        31, 2005(1)
                                                                       ----------------------------    ----------------------------
                                                                      DOLLAR    AVERAGE RECEIVABLES    DOLLAR   AVERAGE RECEIVABLES
                                                                      AMOUNT        OUTSTANDING        AMOUNT       OUTSTANDING
                                                                      ------    -------------------    ------   -------------------
Average Receivables Outstanding ...................................    $                   %           $                   %

Average Receivables Delinquent:

31 to 60 Days .....................................................    $                   %           $                   %

61 to 90 Days .....................................................    $                   %           $                   %

91 to 120 Days ....................................................    $                   %           $                   %

121 to 150 Days ...................................................    $                   %           $                   %

151 to 180 Days ...................................................    $                   %           $                   %

181 to 210 Days ...................................................    $                   %           $                   %

211 to 240 Days ...................................................    $                   %           $                   %

241 to 270 Days ...................................................    $                   %           $                   %

271 to 300 Days ...................................................    $                   %           $                   %

301 or More Days ..................................................    $                   %           $                   %
                                                                       ----              --            -----            ---
   Total...........................................................    $                   %           $                   %
                                                                       ====              ==            =====            ===



---------------
(1) The issuance trust was formed in May 2005 and first issued notes in September 2005.

  AVERAGE NUMBER OF ACCOUNTS DELINQUENT AS A PERCENTAGE OF THE TRUST PORTFOLIO




                                                                               [______] MONTHS ENDED
                                                                             -------------------------
                                                                                                              FOUR MONTHS ENDED
                                                                                       2006                 DECEMBER 31, 2005(1)
                                                                             -------------------------    -------------------------
                                                                                         PERCENTAGE OF                PERCENTAGE OF
                                                                            NUMBER OF     TOTAL NUMBER    NUMBER OF    TOTAL NUMBER
                                                                             ACCOUNTS     OF ACCOUNTS     ACCOUNTS     OF ACCOUNTS
                                                                            ---------    -------------    ---------   -------------
Average Number of Accounts Outstanding ..................................                        %                            %

Average Number of Accounts Delinquent:

31 to 60 Days ...........................................................                        %                            %

61 to 90 Days ...........................................................                        %                            %

91 to 120 Days ..........................................................                        %                            %

121 to 150 Days .........................................................                        %                            %

151 to 180 Days .........................................................                        %                            %

181 to 210 Days .........................................................                        %                            %

211 to 240 Days .........................................................                        %                            %

241 to 270 Days .........................................................                        %                            %

271 to 300 Days .........................................................                        %                            %

301 or More Days ........................................................                        %                            %
                                                                               ----           ---           ----           ---
   Total.................................................................                        %                            %
                                                                               ====           ===           ====           ===




---------------
(1) The issuance trust was formed in May 2005 and first issued notes in September 2005.

REVENUE EXPERIENCE

   The following table sets forth the revenue experience for the Trust
Portfolio for each indicated period. Finance Charge Collections consist entirely of Discount Option Receivables. See "Sources of Funds to Pay the Notes--Discount Option" and "Glossary of Defined Terms" in the accompanying prospectus. Revenue experience from finance charge collections results from dividing finance charge collections by the average principal receivables outstanding. The average principal receivables outstanding for each indicated period is the average of the month-end principal receivables balances for that period.

   Historical data for the revenue experience as reported with respect to the Trust Portfolio in the table below is calculated using the average principal receivables outstanding instead of the average receivables outstanding. As a result, there are limitations to any comparison of the historical data presented with respect to the Trust Portfolio in the table below and the historical data presented with respect to each Segment of the Total Portfolio in the "Revenue Experience of the Consumer and Small Business Segment" and "Revenue Experience of the Commercial Segment" tables under "The Total Portfolio--Revenue Experience."

                   REVENUE EXPERIENCE OF THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)




                                 [______] MONTHS ENDED
                                 ---------------------
                                         2006            FOUR MONTHS ENDED DECEMBER 31, 2005(1)
                                 ---------------------   --------------------------------------
Average
  Principal
  Receivables
  Outstanding.................           $                                $

Finance Charge
  Collections.................           $                                $

Finance Charge Collections
  as a Percentage of Average
  Principal Receivables
  Outstanding.................               %(2)                             %



---------------
(1) The issuance trust was formed in May 2005 and first issued notes in September 2005.
(2) This percentage is an annualized figure.

PRINCIPAL PAYMENT RATES

   The following table sets forth the highest and lowest accountholder monthly principal payment rates for the Trust Portfolio during any month in the period shown and the average accountholder monthly principal payment rates for all months during each period shown, calculated as the percentage equivalent of a fraction. The accounts are designed for use as a method of payment for the purchase of merchandise and services and account balances generally are due in full each month. Therefore, accounts generally cannot be used by accountholders for the purpose of financing these purchases. In contrast to revolving credit plan products which do not require payment in full each month, the general requirement that account balances be paid in full each month creates a high monthly payment rate and, therefore, account balances turn over rapidly relative to charge volume. See "Domestic Charge Card Business" in the accompanying prospectus.

   Historical data for the monthly principal payment rate as reported with respect to the Trust Portfolio in the table below (i) unlike the calculation of monthly payment rate in "Accountholder Monthly Payment Rates the Consumer and Small Business Segment" and the "Accountholder Monthly Payment Rates of the Commercial Segment" tables under "The Total Portfolio--Payment Rates," includes collections of principal receivables only and (ii) is calculated using that month's opening principal receivables balance. As a result, there are limitations to any comparison of the historical data presented with respect to the Trust Portfolio in the table below and the historical data presented with respect to each Segment of the Total Portfolio in such other tables.


     ACCOUNT HOLDER MONTHLY PRINCIPAL PAYMENT RATES OF THE TRUST PORTFOLIO




                     [______] MONTHS ENDED
                     ---------------------
                             2006            FOUR MONTHS ENDED DECEMBER 31, 2005(1)
                     ---------------------   --------------------------------------
Lowest Month .....             %                                %

Highest Month.....             %                                %

Monthly Average...             %                                %


---------------


(1) The issuance trust was formed in May 2005 and first issued notes in September 2005.

                                THE RECEIVABLES


   As of [____], [____], the receivables in the accounts included in the Trust Portfolio totaled $[____], comprised of $[____] of principal receivables and $[____] of finance charge receivables.


   The following tables, together with the paragraph under "--Composition by Geographic Distribution," summarize the Trust Portfolio by various criteria as of [____], [____]. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any specific time in the future.


                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                                                           PERCENTAGE                   PERCENTAGE
                                                                                            OF TOTAL                     OF TOTAL
                                                                              NUMBER OF     NUMBER OF    RECEIVABLES    RECEIVABLES
                           ACCOUNT BALANCE RANGE                               ACCOUNTS     ACCOUNTS     OUTSTANDING    OUTSTANDING
                           ---------------------                              ---------    ----------    -----------   ------------
Credit Balance ............................................................

Zero Balance ..............................................................

$1 to $1,000 ..............................................................

$1,001 to $5,000 ..........................................................

$5,001 to $10,000 .........................................................

$10,001 to $15,000 ........................................................

$15,001 to $20,000 ........................................................

$20,001 to $30,000 ........................................................

$30,001 to $40,000 ........................................................

$40,001 to $50,000 ........................................................

$50,001 or More ...........................................................

    Total .................................................................

   The average account balance as of [___], [___] was $[___] for all accounts and $[___] for all accounts other than accounts with a zero balance as of that date.

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO


                                                                                            PERCENTAGE                   PERCENTAGE
                                                                                             OF TOTAL                     OF TOTAL
                            PERIOD OF DELINQUENCY                              NUMBER OF     NUMBER OF    RECEIVABLES   RECEIVABLES
                       (DAYS CONTRACTUALLY DELINQUENT)                          ACCOUNTS     ACCOUNTS     OUTSTANDING   OUTSTANDING
                       --------------------------------                        ---------    ----------    -----------   -----------
Current to 30 Days .........................................................

31 to 60 Days ..............................................................

61 to 90 Days ..............................................................

91 to 120 Days .............................................................

121 to 150 Days ............................................................

151 to 180 Days ............................................................

181 to 210 Days ............................................................

211 to 240 Days ............................................................

241 to 270 Days ............................................................

271 to 300 Days ............................................................

301 or More Days ...........................................................

    Total ..................................................................


                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                                                           PERCENTAGE                   PERCENTAGE
                                                                                            OF TOTAL                     OF TOTAL
                                                                              NUMBER OF     NUMBER OF    RECEIVABLES    RECEIVABLES
                                ACCOUNT AGE                                    ACCOUNTS     ACCOUNTS     OUTSTANDING    OUTSTANDING
                                -----------                                   ---------    ----------    -----------   ------------
Not More than 11 Months ...................................................

12 Months to 17 Months ....................................................

18 Months to 23 Months ....................................................

24 Months to 35 Months ....................................................

36 Months to 47 Months ....................................................

48 Months to 59 Months ....................................................

60 Months to 71 Months ....................................................

72 Months or More .........................................................

    Total .................................................................


                     COMPOSITION BY GEOGRAPHIC DISTRIBUTION
                                TRUST PORTFOLIO

   As of [___], [___], approximately [___]%, [___]%, [___]%, [___]% and [___]%
of the receivables related to accountholders having billing addresses in [California, New York, Florida, Texas and New Jersey], respectively. Not more than [__]% of the receivables related to accountholders having billing addresses in any other single state.

                    COMPOSITION BY STANDARDIZED CREDIT SCORE
                                TRUST PORTFOLIO



   The following table sets forth the composition of the consumer and small business accounts included in the trust portfolio by FICO(R)* score ranges. To the extent available, FICO scores are obtained at origination and monthly thereafter. A FICO score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess consumer credit risk. FICO risk scores rank-order consumers according to the likelihood that their credit obligations will be paid in accordance with the terms of their accounts. Although Fair Isaac Corporation discloses only limited information about the variables it uses to assess credit risk, those variables likely include, but are not limited to, debt level, credit history, payment patterns (including delinquency experience), and level of utilization of available credit. FICO scores of an individual may change over time, depending on the conduct of the individual, including the individual's usage of his or her available credit, and changes in credit score technology used by Fair Isaac Corporation.

   FICO scores are based on independent, third-party information, the accuracy of which we cannot verify. The account owners do not use standardized credit scores, such as a FICO score, alone to determine the amount of charges that should be approved on a charge card account. Rather, a FICO score is only one of many factors used by TRS, Centurion and FSB, as account owners, to assess an individual's credit and default risk. In connection with their underwriting and authorization decisions, the account owners use proprietary scoring models, which they generally have found to be more accurate predictors of credit and default risk than any single standardized credit score such as FICO. The use of proprietary models also enables an account owner to extend credit to an accountholder with a lower FICO score without changing that account owner's risk tolerance than would be the case if that account owner relied solely on FICO. See "Domestic Charge Card Business--Consumer and Small Business Charge Business--Underwriting and Authorization Procedures" in the accompanying prospectus. The FICO scores presented below should not be used alone as a method of forecasting whether accountholders will make payments in accordance with the terms of their accounts. References to "Receivables Outstanding" in the following table include both finance charge receivables and principal receivables. Because the future composition of the Trust Portfolio may change over time, this table is not necessarily indicative of the composition of the Trust Portfolio at any specific time in the future.

---------------
*   FICO(R) is a federally registered servicemark of Fair, Isaac & Company.

                  COMPOSITION BY STANDARDIZED CREDIT SCORE(1)
                                TRUST PORTFOLIO

                                                                                                       PERCENTAGE OF
                                                                                      RECEIVABLES    TOTAL RECEIVABLES
FICO SCORE RANGE                                                                      OUTSTANDING       OUTSTANDING
----------------                                                                      -----------    -----------------
Less than 560 .....................................................................      $                     %

560 - 659 .........................................................................      $                     %

660 - 699 .........................................................................      $                     %

700 - 759 .........................................................................      $                     %

760 and above .....................................................................      $                     %

Refreshed FICO Unavailable ........................................................      $                     %
                                                                                         ------              --
   Total ..........................................................................      $                     %
                                                                                         ======              ==

(1) Standardized Credit Score defined as the FICO score in the most recent Monthly Period.


                                   THE NOTES


   The following discussion and the discussion under "The Notes," "Sources of Funds to Pay the Notes" and "The Indenture" in the accompanying prospectus summarize the material terms of the notes, the indenture, the transfer and servicing agreement and the Series 200[_]-[_] indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the transfer and servicing agreement and the Series 200[_]-[_] indenture supplement. The Series 200[_]-[_] notes will be issued in classes. References to the Class A notes, the Class B notes or the Class C notes in this prospectus supplement include, respectively, only the Class A notes, the Class B notes or the Class C notes of Series 200[_]-[_].

   For each Monthly Period, the Series 200[_]-[_] notes will be allocated a portion of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee. See "Deposit and Application of Funds--Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee" in this prospectus supplement. Finance Charge Collections allocated to Series 200[_]-[_], after giving effect to any reallocations of Finance Charge Collections among series included in Reallocation Group A, along with certain other amounts, will be treated as Series Available Finance Charge Collections and applied in accordance with "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement. Principal Collections allocated to Series 200[_]-[_], after giving effect to any reallocations of such Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, along with certain other amounts, will be treated as Series Available Principal Collections and applied in accordance with "Deposit and Application of Funds--Payments of Principal" in this prospectus supplement. Any Default Amount allocated to Series 200[_]-[_] may reduce the Series Nominal Liquidation Amount as described in "Deposit and Application of Funds--Reductions in the Series Nominal Liquidation Amount due to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement.

   The issuing entity will pay principal of and interest on the notes solely from the portion of Series Available Principal Collections and Series Available Finance Charge Collections and from other amounts which are available to the Series 200[_]-[_] notes under the indenture, the transfer and servicing agreement and the Series 200[_]-[_] indenture supplement after giving effect to all allocations and reallocations. If these sources are not sufficient to pay principal of and interest on the notes, noteholders will have no recourse to any other assets of the issuing entity or any other person or entity.

   The indenture allows the issuing entity to "reopen" or later increase the amount of Series 200[_]-[_] notes without notice by selling additional Series 200[_]-[_] notes subject to the same terms. Any additional Series 200[_]-[_] notes will be treated, for all purposes, like the Series 200[_]-[_] notes that we are offering by this prospectus supplement, except that any new Series 200[_]-[_] notes may begin to bear interest on a different date. Additional Series 200[_]-[_] notes may be issued only if the conditions to issuance described in "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus are satisfied.

STATED PRINCIPAL AMOUNT, OUTSTANDING DOLLAR PRINCIPAL AMOUNT, ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT AND NOMINAL LIQUIDATION AMOUNT

   Series 200[_]-[_] has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount. Each class of Series 200[_]-[_] notes has a stated principal amount and an outstanding dollar principal amount. Any additional Series 200[_]-[_] notes will increase these amounts.

   STATED PRINCIPAL AMOUNT

   The stated principal amount of Series 200[_]-[_] is $[____]. The stated principal amount of the Class A notes is $[___], of the Class B notes is $[____] and of the Class C notes is $[____].

   OUTSTANDING DOLLAR PRINCIPAL AMOUNT

   For Series 200[_]-[_] and any class of Series 200[_]-[_] notes, the outstanding dollar principal amount is the initial dollar principal amount of the series or class, less any principal payments made to the noteholders of the series or class.

   ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT

   The Adjusted Outstanding Dollar Principal Amount of the Series 200[_]-[_] notes is the outstanding dollar principal amount of the Series 200[_]-[_] notes, less any amounts on deposit in the principal funding account.

   NOMINAL LIQUIDATION AMOUNT

   The Series Nominal Liquidation Amount is a U.S. dollar amount based on the initial dollar principal amount of the Series 200[_]-[_] notes, but with some reductions and increases described below.

   The Series Nominal Liquidation Amount may be reduced as follows:

   o If Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes are insufficient to cover the Series Default Amount, the Series Nominal Liquidation Amount will be reduced as described in "Deposit and Application of Funds--Reductions in the Series Nominal Liquidation Amount due to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement.

   o Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon will reduce the Series Nominal Liquidation Amount by the amount of such Reallocated Principal Collections as described in "Deposit and Application of Funds--Reductions in the Series Nominal Liquidation Amount due to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement.

   o The Series Nominal Liquidation Amount will be reduced by the amount on deposit in the principal funding account.

   o The Series Nominal Liquidation Amount will be reduced by the amount of all payments of principal of the Series 200[_]-[_] notes.

   Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes will be applied to cover the Series Default Amount after payments of interest on the Series notes, payment of the Series Servicing Fee and past due amounts thereon, as described in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement. If insufficient Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes are available to cover the Series Default Amount for any Monthly Period, the Series Nominal Liquidation Amount will be reduced by the amount of such shortfall.

   If, on each Payment Date, the sum of Class A Monthly Interest, Class A Additional Interest, Class B Monthly Interest, Class B Additional Interest, the Series Servicing Fee and past due amounts thereon cannot be paid from Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, as such payments are described in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items," then Reallocated Principal Collections will be used to pay these amounts and the Series Nominal Liquidation Amount will be reduced by the amount of such Reallocated Principal Collections. However, with respect to Class A Monthly Interest, Class A Additional Interest, the Series Servicing Fee and past due amounts thereon, the amount of these Reallocated Principal Collections cannot exceed [__]% of the initial Series Nominal Liquidation Amount, minus reductions due to charge-offs resulting from any uncovered Series Default Amount and due to Reallocated Principal Collections previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, in each case that have not been reimbursed, and with respect to Class B Monthly Interest, Class B Additional Interest and past due amounts thereon, the amount of these Reallocated Principal Collections cannot exceed [__]% of the initial Series Nominal Liquidation Amount, minus any reductions due to charge-offs resulting from any uncovered Series Default Amount and due to Reallocated Principal Collections previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, in each case that have not been reimbursed.

   The Series Nominal Liquidation Amount can be increased if Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes are available and applied to reimburse earlier reductions in the Series Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, as such reimbursements are described in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement. Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes that are used to cover the Series Default Amount or used to reimburse earlier reductions in the Series Nominal Liquidation Amount will be treated as Series Available Principal Collections.

   In most circumstances, the Series Nominal Liquidation Amount, together with any accumulated Series Available Principal Collections held in the principal funding account, will be equal to the outstanding dollar principal amount of the Series 200[_]-[_] notes. However, if reductions in the Series Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon are not reimbursed through the subsequent application of Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, the stated principal amount of the Series 200[_]-[_] notes may not be paid in full. This will occur because the amount of dollars allocated to pay the Series 200[_]-[_] notes is less than the stated principal amount of the Series 200[_]-[_] notes.

   If there is a sale of assets in the issuance trust following (i) an event of default and acceleration of the Series 200[_]-[_] notes or (ii) the Series Legal Maturity Date, the Series Nominal Liquidation Amount will be reduced to zero. See "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement.

   The Series Nominal Liquidation Amount may not be reduced below zero, and may not be increased above the Adjusted Outstanding Dollar Principal Amount.

   The amount of reductions in the Series Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon will be limited as described in "Deposit and Application of Funds--Reductions in the Series Nominal Liquidation Amount due to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement.

INTEREST PAYMENTS

   The Class A notes will accrue interest from and including the issuance date through but excluding [___], [___], and for each following Interest Period, at a rate of [___]% per year above LIBOR for the related LIBOR Determination Date with respect to each Interest Period.

   The Class B notes will accrue interest from and including the issuance date through but excluding [___], [___], and for each following Interest Period, at a rate of [___]% per year above LIBOR for the related LIBOR Determination Date with respect to each Interest Period.

   The Class C notes will accrue interest from and including the issuance date through but excluding [___], [___], and for each following Interest Period, at a rate of [___]% per year above LIBOR for the related LIBOR Determination Date with respect to each Interest Period.

   The indenture trustee will determine LIBOR for each Interest Period on the LIBOR Determination Date.

   The Class A note interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding Interest Periods may be obtained by telephoning the indenture trustee at its corporate trust office at (212) 815-6258.

   Interest on the Class A notes, the Class B notes and the Class C notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

   Interest will be paid on each Payment Date, which will be [___], [___], and the 15th day of each following month or, if the 15th day is not a Business Day, the following Business Day.

   Interest payments on the Class A notes, the Class B notes and the Class C notes on any Payment Date will be calculated on the outstanding dollar principal amount of the Class A notes, the Class B notes and the Class C notes, as applicable, as of the preceding Record Date, except that interest for the first Payment Date will accrue at the applicable note interest rate on the initial dollar principal amount of the Class A notes, the Class B notes and the Class C notes, as applicable, from the issuance date.

   Interest due on the Class A notes, the Class B notes and the Class C notes but not paid on any Payment Date will be payable on the following Payment Date, together with additional interest on that amount at the applicable note interest rate. Additional interest on any class of the Series 200[_]-[_] notes will accrue on the same basis as interest on such class of notes, and will accrue from the Payment Date on which the overdue interest became due, to but excluding the Payment Date on which the additional interest is paid.

   Interest payments on the Class A notes and the Class B notes on any Payment Date will be paid from Series Available Finance Charge Collections for the related Monthly Period and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes and Reallocated Principal Collections, to the extent available, for the related Monthly Period. Interest payments on the Class C notes on any Payment Date will be paid from Series Available Finance Charge Collections for the related Monthly Period and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes for the related Monthly Period and funds on deposit in the Class C reserve account, if any, for the related Monthly Period.

PRINCIPAL PAYMENTS

   The issuing entity expects to pay the stated principal amount of the Series 200[_]-[_] notes in one payment on the [___] Payment Date, which is the expected final payment date. However, you may receive principal payments earlier if the early amortization period begins or later if the payment rate deteriorates or insufficient Series Available Principal Collections are accumulated in the principal funding account. The holders of the Class B notes will not begin to receive principal payments until the Class A notes have been paid in full. The holders of the Class C notes will not begin to receive principal payments until the Class A notes and the Class B notes have been paid in full. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover certain shortfalls of principal on specified Payment Dates. See "Deposit and Application of Funds--Withdrawals from the Class C Reserve Account" in this prospectus supplement.

   REVOLVING PERIOD

   Until principal collections are needed to be accumulated to pay the Series 200[_]-[_] notes, principal collections allocable to the Series 200[_]-[_] notes will be applied to other series of notes in reallocation group A which are accumulating principal or paid to RFC V, as the holder of the transferor interest. This period is commonly referred to as the revolving period. The revolving period begins on the issuance date and, unless an early amortization event or event of default and acceleration of the Series 200[_]-[_] notes occurs, ends at the commencement of the controlled accumulation period. See "--Controlled Accumulation Period" in this prospectus supplement.

   During the revolving period, no principal payments will be made to or for the benefit of the Series 200[_]-[_] noteholders. Instead, the Series Available Principal Collections will be treated as Shared Excess Available Principal Collections and used to pay principal to other series in Shared Excess Available Principal Collections Group A or paid to the holder of the transferor interest.

   CONTROLLED ACCUMULATION PERIOD

   During the controlled accumulation period, principal will be deposited into the principal funding account. The controlled accumulation period is scheduled to begin at the close of business on the last day of the [___] Monthly Period, but may be delayed as described in "--Postponement of Controlled Accumulation Period" in this prospectus supplement and ends on the earlier to occur of:

   o the commencement of the early amortization period; and

   o the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Series 200[_]-[_] notes.

   If an early amortization event occurs with respect to Series 200[_]-[_] before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

   On each Payment Date during the controlled accumulation period, the indenture trustee will deposit in the principal funding account an amount equal to the least of:

   o Series Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes with respect to that Payment Date;

   o the applicable Controlled Deposit Amount; and

   o the Series Nominal Liquidation Amount (after taking into account any adjustments on that date).

   Amounts on deposit in the principal funding account will be paid on the expected final payment date first, to Class A noteholders (in an amount not to exceed the stated principal amount of the Class A notes), second, to Class B noteholders (to the extent such funds exceed the stated principal amount of the Class A notes and in an amount up to the stated principal amount of the Class B notes) and third, to Class C noteholders (to the extent such funds exceed the sum of the stated principal amounts of the Class A notes and the Class B notes and in an amount up to the stated principal amount of the Class C notes), in each case on the expected final payment date, unless paid earlier due to the occurrence of an early amortization event.

   During the controlled accumulation period, the portion of Series Available Principal Collections not deposited to the principal funding account for payment of principal of the Series 200[_]-[_] notes on a Payment Date generally will be treated as Shared Excess Available Principal Collections and made available for other series in Shared Excess Available Principal Collections Group A.

   We expect, but cannot assure you, that the amounts available in the principal funding account on the expected final payment date will be sufficient to pay in full the stated principal amounts of the Class A notes, the Class B notes and the Class C notes. If there are insufficient funds on deposit in the principal funding account on the expected final payment date, an early amortization event will occur and the early amortization period will begin.

   POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

   The controlled accumulation period currently is scheduled to begin at the close of business on the last day of the [___] Monthly Period. However, the date on which the controlled accumulation period actually begins may be delayed if--after making a calculation prescribed by the Series 200[_]-[_] indenture supplement--the servicer determines, in effect, that enough Shared Excess Available Principal Collections are expected to be available for Series 200[_]-[_] from other series in Shared Excess Available Principal Collections Group A that will be in their revolving period during the controlled accumulation period for Series 200[_]-[_], and that such delay will not affect the payment in full of the Series 200[_]-[_] notes by the expected final payment date. The servicer's calculation will take into account the then-current principal payment rate on the assets in the issuance trust and the stated principal amounts of other series in Shared Excess Available Principal Collections Group A that are entitled to share Principal Collections with Series 200[_]-[_]. In no case will the controlled accumulation period be reduced to less than one month.

   EARLY AMORTIZATION PERIOD

   The early amortization period for the Series 200[_]-[_] notes will begin at the close of business on the Business Day immediately preceding the date on which an early amortization event with respect to Series 200[_]-[_] is deemed to have occurred, and ending upon the earliest to occur of:

   o the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, all classes of the Series 200[_]-[_] notes;

   o the date on which a sale of assets in the issuance trust has taken place following (i) an event of default and acceleration of the Series 200[_]- [_] notes or (ii) the Series Legal Maturity Date; and

   o the seventh Business Day following the Series Legal Maturity Date,

   in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on such date.

   If the Class A notes have not been paid in full, Series Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes will be paid to the Class A noteholders on each Payment Date until the earliest of:

   o the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Class A notes;

   o the date on which a sale of assets in the issuance trust has taken place following an event of default and acceleration of the Series 200[_]-[_] notes; and

   o the Series Legal Maturity Date.

   After the Class A notes have been paid in full, and if the Series Legal Maturity Date has not occurred, Series Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes will be paid to the Class B noteholders on each Payment Date until the earliest of:

   o the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Class B notes;

   o the date on which a sale of assets in the issuance trust has taken place following an event of default and acceleration of the Series 200[_]-[_] notes; and

   o the Series Legal Maturity Date.

   After the Class B notes have been paid in full, and if the Series Legal Maturity Date has not occurred, Series Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes will be paid to the Class C noteholders on each Payment Date until the earliest of:

   o the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Class C notes;

   o the date on which a sale of assets in the issuance trust has taken place following an event of default and acceleration of the Series 200[_]-[_] notes; and

   o the Series Legal Maturity Date.

   If an early amortization event occurs during the controlled accumulation period, on the next Payment Date, any amount on deposit in the principal funding account will be paid to the Class A noteholders and, after the Class A notes have been paid in full, any remaining amount will be paid to the Class B noteholders and, after the Class B notes have been paid in full, any remaining amount will be paid to the Class C noteholders.

   For a discussion of events that might lead to the commencement of the early amortization period, see "--Early Amortization of the Notes" below and "The Notes--Redemption and Early Amortization of Notes" and "The Indenture--Early Amortization Events" in the accompanying prospectus.

EARLY AMORTIZATION OF THE NOTES

   In addition to the early amortization events applicable to all notes, including the Series 200[_]-[_] notes, described in the accompanying prospectus, each of the following events will be an early amortization event for the Series 200[_]-[_] notes:

     -- if, for any Monthly Period, the Quarterly Excess Spread Percentage is less than the Required Excess Spread Percentage for such Monthly Period;

     -- if, when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust; and

     -- any Servicer Default, as described in "Sources of Funds to Pay the Notes--Servicer Default" in the accompanying prospectus, occurs that would have a material adverse effect on the Series 200[_]-[_] noteholders;

   See "The Notes--Redemption and Early Amortization of Notes" and "The Indenture--Early Amortization Events" in the accompanying prospectus.

SUBORDINATION

   The Class C notes are subordinated to the Class A notes and the Class B notes. Interest payments generally will be made on the Class A notes and the Class B notes before they are made on the Class C notes. Principal payments on the Class C notes generally will not begin until the Class A notes and the Class B notes have been paid in full. If the Series Nominal Liquidation Amount is reduced due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, the principal of and interest on the Class C notes may not be paid in full. If there is a sale of assets in the issuance trust following (i) an event of default and acceleration of the Series 200[_]-[_] notes or (ii) the Series Legal Maturity Date, as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Series 200[_]-[_] notes will be paid first to the Class A notes and the Class B notes before any remaining net proceeds will be available for payments due to the Class C notes.

   The Class B notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes before they are made on the Class B notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. If the Series Nominal Liquidation Amount is reduced due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon, the principal of and interest on the Class B notes may not be paid in full. If there is a sale of assets in the issuance trust following (i) an event of default and acceleration of the Series 200[_]-[_] notes or (ii) the Series Legal Maturity Date, as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Series 200[_]-[_] notes will be paid first to the Class A notes before any remaining net proceeds will be available for payments due to the Class B notes.

SOURCES OF FUNDS TO PAY THE NOTES

   THE ASSETS OF THE ISSUING ENTITY

   As of the date of this prospectus supplement, the issuing entity's primary assets are receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB and funds on deposit in the issuing entity accounts. In the future, the issuing entity's assets may also include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates and receivables arising in additional consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates. Additionally, in the future, the issuing entity's assets may include collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates. In addition, the Invested Amount of any existing collateral certificate included in the issuance trust may be increased or decreased from time to time.

   The sole source of payment for the principal of and interest on the Series 200[_]-[_] notes is provided by:

   o the portion of Principal Collections and Finance Charge Collections allocated to Series 200[_]-[_] and available, after giving effect to any reallocations, including reallocations of Finance Charge Collections among series, if any, included in Reallocation Group A (see "Deposit and Application of Funds--Reallocations Among Different Series Within Reallocation Group A" in this prospectus supplement);

   o Series 200[_]-[_]'s allocable share of funds on deposit in the collection account, the excess funding account and the overconcentration account; and

   o funds on deposit in the principal funding account and the accumulation reserve account established for Series 200[_]-[_] and, with respect to the Class C notes only, funds on deposit in the Class C reserve account established for the benefit of the Class C notes.

   The Series 200[_]-[_] noteholders will have no recourse to any other assets of the issuing entity (other than Shared Excess Available Finance Charge Collections, if any, from other series in Shared Excess Available Finance Charge Collections Group A and Shared Excess Available Principal Collections, if any, from other series in Shared Excess Principal Collections Group A) or recourse to any other person or entity for payment of principal of and interest on the Series 200[_]-[_] notes. In addition to the Series 200[_]-[_] notes, the issuing entity may issue other series of notes.

   THE ISSUING ENTITY TRUST ACCOUNTS

   For a description of the issuing entity accounts established for the benefit of all series of notes, including the collection account, the overconcentration account and the excess funding account, see "Sources of Funds to Pay the Notes" in the accompanying prospectus.

   In connection with Series 200[_]-[_], the issuing entity will establish a principal funding account and an accumulation reserve account for the benefit of the Series 200[_]-[_] noteholders. In addition, in connection with Series 200[_]-[_], the issuing entity will establish a Class C reserve account solely for the benefit of the Class C noteholders.

   PRINCIPAL FUNDING ACCOUNT

   The issuing entity will establish a principal funding account into which Series Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes will be deposited during the controlled accumulation period. Those principal collections will be used to make payments of principal of the Series 200[_]-[_] notes when due. For a discussion of the timing and amount of principal to be deposited into the principal funding account, see "--Principal Payments" in this prospectus supplement.

   ACCUMULATION RESERVE ACCOUNT

   The issuing entity will establish an accumulation reserve account to cover shortfalls in investment earnings on amounts on deposit in the principal funding account.

   The required amount to be deposited in the accumulation reserve account for the Series 200[_]-[_] notes is zero. However, if more than one deposit is required to be deposited into the principal funding account to pay the principal of the Series 200[_]-[_] notes on the expected final payment date, the amount required to be deposited will be [__]% of the initial dollar principal amount of the Series 200[_]-[_] notes, or such other amount designated by the issuing entity. See "Deposit and Application of Funds--Targeted Deposits to the Accumulation Reserve Account" in this prospectus supplement.

   CLASS C RESERVE ACCOUNT

   The issuing entity will establish a Class C reserve account to provide credit enhancement solely for the Class C noteholders. Funds on deposit in the Class C reserve account will be available to Class C noteholders to cover shortfalls in interest payable on Payment Dates. If, on and after the earliest to occur of (i) the date on which assets in the issuance trust are sold following an event of default and acceleration of the Series 200[_]-[_] notes,
(ii) any date on or after the expected final payment date on which the amount on deposit in the principal funding account (to the extent such amount exceeds the outstanding dollar principal amount of the Class A notes and the Class B notes) plus the aggregate amount on deposit in the Class C reserve account for the Class C notes equals or exceeds the outstanding dollar principal amount of the Class C notes and (iii) the Series Legal Maturity Date, the amount on deposit in the principal funding account is insufficient to pay in full the Class C notes, the amount of the deficiency will be withdrawn from the Class C reserve account and applied to pay principal of the Class C notes. Only the holders of Class C notes will have the benefit of this Class C reserve account. The Class C reserve account for the Class C notes will be funded (provided that there are sufficient Series Available Finance Charge Collections and, to the extent available, Shared Excess Available Finance Charge Collections) if the Quarterly Excess Spread Percentage or the Quarterly Principal Payment Rate fall below certain levels or an early amortization event or event of default occurs. See "Prospectus Supplement Summary--Subordination; Credit Enhancement" and "Deposit and Application of Funds--Withdrawals from the Class C Reserve Account" in this prospectus supplement.

                        DEPOSIT AND APPLICATION OF FUNDS

   The Series 200[_]-[_] indenture supplement specifies how Series Available Finance Charge Collections, Series Available Principal Collections and other amounts allocated to the Series 200[_]-[_] notes will be deposited into the issuing entity accounts established for the Series 200[_]-[_] notes to provide for the payment of interest on and principal of Series 200[_]-[_] notes as payments become due. The following sections summarize those provisions.

ALLOCATIONS OF FINANCE CHARGE COLLECTIONS, PRINCIPAL COLLECTIONS, THE DEFAULT AMOUNT AND THE SERVICING FEE

   Pursuant to the transfer and servicing agreement, with respect to each Monthly Period, the servicer will allocate among Series 200[_]-[_] and all other series of notes outstanding Finance Charge Collections, Principal Collections, the Default Amount, the Servicing Fee and amounts withdrawn from the overconcentration account, each with respect to such Monthly Period as described in "Sources of Funds to Pay the Notes--Deposit and Allocation of Funds in the Issuance Trust" in the accompanying prospectus and, with respect to Series 200[_]-[_]
specifically, as described below. The servicer's compliance with its obligations under the transfer and servicing agreement will be independently verified as described under "Sources of Funds to Pay the Notes--Evidence as to Compliance" in the accompanying prospectus.

   With respect to each Monthly Period, the indenture trustee will, at the direction of the servicer (without independent verification of its authority), allocate to the Series 200[_]-[_] notes the product of:

   o the Series Floating Allocation Percentage, and

   o the amount of Finance Charge Collections.

   The finance charge collections allocated to Series 200[_]-[_] described above are referred to in this prospectus supplement as "Series Finance Charge Collections."

   In addition, with respect to each Monthly Period, the indenture trustee will, at the direction of the servicer, allocate to the Series 200[_]-[_] notes:

   o the product of the Series Principal Allocation Percentage and the amount of Principal Collections with respect to such Monthly Period,

   o the product of the Series Floating Allocation Percentage and the Default Amount with respect to such Monthly Period,

   o the product of the Series Floating Allocation Percentage and the Servicing Fee with respect to such Monthly Period, and

   o the product of (i) a fraction, the numerator of which is the Series Nominal Liquidation Amount as of the last day of such Monthly Period and the denominator of which is the sum of the Series Nominal Liquidation Amount and the aggregate Nominal Liquidation Amounts of all outstanding series, in each case as of the last day of such Monthly Period and (ii) the amount withdrawn from the overconcentration account and treated as available Principal Collections pursuant to the transfer and servicing agreement.

   The Principal Collections, Default Amount and Servicing Fee allocated to Series 200[_]-[_] described above are referred to in this prospectus supplement as "Series Principal Collections," the "Series Default Amount" and the "Series Servicing Fee," respectively.

   For a detailed description of the percentage used by the indenture trustee in allocating Finance Charge Collections, the Default Amount and the Servicing Fee to the Series 200[_]-[_] notes, see the definition of "Series Floating Allocation Percentage" in the "Glossary of Defined Terms" in this prospectus supplement. For a detailed description of the percentage used by the indenture trustee in allocating Principal Collections to the Series 200[_]-[_] notes, see the definition of "Series Principal Allocation Percentage" in the "Glossary of Defined Terms" in this prospectus supplement.

REALLOCATIONS AMONG DIFFERENT SERIES WITHIN REALLOCATION GROUP A

   Following the allocation of Finance Charge Collections to the Series 200[_]- [_] notes as described in "--Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee," Series Finance Charge Collections with respect to each Monthly Period will be combined with Finance Charge Collections allocated to each other series in Reallocation Group A with respect to such Monthly Period, collectively referred to as Reallocation Group A Finance Charge Collections.

   Reallocation Group A is a group of series of notes which share Reallocation Group A Finance Charge Collections pro rata, based on the relative size of the required payments to each series in Reallocation Group A as compared to the total required payments of all series in Reallocation Group A. For each Monthly Period, the servicer will calculate the Reallocation Group A Finance Charge Collections and, on the following Payment Date, will allocate such amount among all series in Reallocation Group A in the following priority:

      (i) Reallocation Group A Interest;

      (ii) Reallocation Group A Default Amount;

      (iii) Reallocation Group A Fees;

      (iv) Reallocation Group A Additional Amounts; and

      (v) the balance pro rata among each series in Reallocation Group A based on the Nominal Liquidation Amount of each such series.

   In the case of clauses (i), (ii), (iii) and (iv) above, if the amount of Reallocation Group A Finance Charge Collections is not sufficient to cover each such amount in full, the amount available will be allocated among the series in Reallocation Group A pro rata based on the claim that each series has under the applicable clause. This means, for example, that if the amount of Reallocation Group A Finance Charge Collections is not sufficient to cover Reallocation Group A Interest, each series in Reallocation Group A, including Series 200[_]-[_], will share such amount pro rata based on the amount of that series's required interest payment and any other series in Reallocation Group A with a claim in respect of interest, including overdue and additional interest, if applicable, which is larger than the claim for such amounts for any other series in Reallocation Group A (for example, due to a higher note interest rate) will receive a proportionately larger allocation. While any series of notes may be included in Reallocation Group A, there can be no assurance that any other series will be included in Reallocation Group
A. Any issuance of a new series in Reallocation Group A may reduce or increase the amount of Reallocation Group A Finance Charge Collections allocated to Series 200[_]-[_]. See "Risk Factors--Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" in the accompanying prospectus.

PAYMENTS OF INTEREST, FEES AND OTHER ITEMS

   On each Payment Date, Reallocation Group A Finance Charge Collections allocated to the Series 200[_]-[_] notes as described in "--Reallocations Among Different Series Within Reallocation Group A," along with certain other amounts described in the definition of "Series Available Finance Charge Collections" in the "Glossary of Defined Terms" will be applied by the indenture trustee in the following order and priority:

   o first, an amount equal to the Class A Monthly Interest plus Class A Additional Interest due for the related Payment Date and past due for any prior Payment Dates, will be paid to the Class A noteholders on that Payment Date;

   o second, an amount equal to the Class B Monthly Interest plus Class B Additional Interest due for the related Payment Date and past due for any prior Payment Dates, will be paid to the Class B noteholders on that Payment Date;

   o third, an amount equal to the Class C Monthly Interest plus Class C Additional Interest due for the related Payment Date and past due for any prior Payment Dates, will be paid to the Class C noteholders on that Payment Date;

   o fourth, an amount equal to the Series Servicing Fee due for the related Payment Date and past due for any prior Payment Date, will be paid to the servicer;

   o fifth, an amount equal to the Series Default Amount for such Payment Date will be treated as Series Available Principal Collections;

   o sixth, an amount equal to the unreimbursed reductions in the Series Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon will be treated as Series Available Principal Collections;

   o seventh, to make targeted deposits, if any, to the accumulation reserve account;

   o eighth, to make targeted deposits, if any, to the Class C reserve account;

   o ninth, following an event of default and acceleration of the Series 200[_]-[_] notes, the balance, if any, up to the outstanding dollar principal amount of the Series 200[_]-[_] notes less the amount of Series Available Principal Collections allocated to Series 200[_]-[_] on that Payment Date will be treated as Series Available Principal Collections; and

   o tenth, all remaining amounts will be treated as Shared Excess Available Finance Charge Collections and will be available to cover any shortfalls in Finance Charge Collections allocated to other series in Shared Excess Available Finance Charge Collections Group A and, after payment of these shortfalls, the remaining amount will be paid to the holder of the transferor interest.

   If Series Available Finance Charge Collections are not sufficient to make all required payments and applications as described above, Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes will be available to make such required payments. Shared Excess Available Finance Charge Collections allocated to the Series 200[_]-[_] notes will be allocated in the same manner and priority as Series Available Finance Charge Collections described above. While any series of notes may be included in Shared Excess Available Finance Charge Collections Group A, there can be no assurance that any other series will be included in Shared Excess Available Finance Charge Collections Group A or that there will be any Shared Excess Available Finance Charge Collections. See "--Shared Excess Available Finance Charge Collections" in this prospectus supplement and "The Notes--Groups--Shared Excess Available Finance Charge Collections Group" in the accompanying prospectus.

REDUCTIONS IN THE SERIES NOMINAL LIQUIDATION AMOUNT DUE TO CHARGE-OFFS AND REALLOCATED PRINCIPAL COLLECTIONS

   The Series Default Amount represents Series 200[_]-[_]'s share of losses from the Trust Portfolio. On the Business Day prior to each Payment Date, the servicer will calculate the Series Default Amount, if any, for the prior Monthly Period. If the Series Default Amount exceeds the amount of Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes for such Monthly Period and available to fund this amount, then the Series Nominal Liquidation Amount will be reduced by the excess. This excess is referred to as a "charge-off."

   On each Payment Date, if the sum of Class A Monthly Interest, Class A Additional Interest, Class B Monthly Interest, Class B Additional Interest, the Series Servicing Fee and past due amounts thereon cannot be paid from Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, as described in "--Payments of Interest, Fees and Other Items" in this prospectus supplement, then Reallocated Principal Collections will be used to pay these amounts and the Series Nominal Liquidation Amount will be reduced accordingly. However, with respect to Class A Monthly Interest, Class A Additional Interest, the Series Servicing Fee and past due amounts thereon, the amount of these Reallocated Principal Collections cannot exceed [__]% of the initial Series Nominal Liquidation Amount, minus any reductions due to charge-offs resulting from any uncovered Series Default Amount and due to Reallocated Principal Collections previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, in each case that have not been reimbursed. With respect to Class B Monthly Interest, Class B Additional Interest and past due amounts thereon, the amount of these Reallocated Principal Collections cannot exceed [__]% of the initial Series Nominal Liquidation Amount, minus any reductions due to charge-offs resulting from any uncovered Series Default Amount and due to Reallocated Principal Collections previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, in each case that have not been reimbursed.

   In no event will the Series Nominal Liquidation Amount be reduced below zero. Reductions in the Series Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon may be reimbursed from subsequent Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes and available to fund this amount. A reduction in the Series Nominal Liquidation Amount will reduce the allocation of Finance Charge Collections and Principal Collections to Series 200[_]-[_]. If the Series Nominal Liquidation Amount is reduced to zero, Series 200[_]-[_] will not receive any further allocations of Finance Charge Collections and Principal Collections.

PAYMENTS OF PRINCIPAL

   On each Payment Date, the indenture trustee will apply Series Available Principal Collections in the following order and priority:

   o first, on each Payment Date with respect to the revolving period, all Series Available Principal Collections will be treated as Shared Excess Available Principal Collections and applied as described in "--Shared Excess Available Principal Collections" in this prospectus supplement.

   o second, on each Payment Date with respect to the controlled accumulation period and the early amortization period, all Series Available Principal Collections will be distributed or deposited in the following priority:

          --during the controlled accumulation period, an amount equal to the Monthly Principal will be deposited in the principal funding account in an amount not to exceed the Controlled Deposit Amount;

          --during the early amortization period, an amount equal to the Monthly Principal will be paid first, to the Class A noteholders until the Class A notes have been paid in full, second, to the Class B noteholders until the Class B notes have been paid in full and third, to the Class C noteholders until the Class C notes have been paid in full; and

          --on each Payment Date during the controlled accumulation period and the early amortization period, the balance of Series Available Principal Collections not applied as described above will be treated as Shared Excess Available Principal Collections and applied as described in "--Shared Excess Available Principal Collections" in this prospectus supplement.

   On the earlier to occur of (i) the first Payment Date with respect to the early amortization period and (ii) the expected final payment date, the indenture trustee will withdraw from the principal funding account and distribute first, to the Class A noteholders until the Class A notes have been paid in full, second, to the Class B noteholders until the Class B notes have been paid in full, and third, to the Class C noteholders until the Class C notes have been paid in full, the amounts deposited into the principal funding account.

LIMIT ON ALLOCATIONS OF SERIES AVAILABLE PRINCIPAL COLLECTIONS AND SERIES AVAILABLE FINANCE CHARGE COLLECTIONS

   The Series 200[_]-[_] notes will be allocated Series Principal Collections and Series Finance Charge Collections solely to the extent of the Series Nominal Liquidation Amount. Therefore, if the Series Nominal Liquidation Amount has been reduced due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, the Series 200[_]- [_] notes will not be allocated Principal Collections or Finance Charge Collections to the extent of such reductions. However, any funds in the principal funding account, any funds in the accumulation reserve account and, in the case of the Class C notes, any funds in the Class C reserve account, will still be available to pay principal of and interest on the Series 200[_]- [_] notes. If the Series Nominal Liquidation Amount has been reduced due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, it is possible for the Series Nominal Liquidation Amount to be increased by subsequent allocations of Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes that are allocated to fund this amount. However, there are no assurances that there will be any Series Available Finance Charge Collections or Shared Excess Available Finance Charge Collections available to increase the Series Nominal Liquidation Amount.

SALE OF ASSETS

   Assets in the issuance trust may be sold following (i) an event of default and acceleration of the Series 200[_]-[_] notes and (ii) the Series Legal Maturity Date. See "The Indenture--Events of Default" in the accompanying prospectus.

   If an event of default occurs and the Series 200[_]-[_] notes are accelerated before the Series Legal Maturity Date, the issuing entity may sell assets if the conditions described in "The Indenture--Events of Default" and "--Events of Default Remedies" in the accompanying prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the Series 200[_]-[_] notes. However, a sale will only be permitted if at least one of the following conditions is met:

   o the holders of 90% of the aggregate outstanding dollar principal amount of the Series 200[_]-[_] notes consent;

   o the net proceeds of such sale, plus amounts on deposit in the issuing entity accounts would be sufficient to pay all amounts due on the Series 200[_]-[_] notes; or

   o if the indenture trustee determines that the funds to be allocated to the Series 200[_]-[_] notes, including (i) Series Available Finance Charge Collections and Series Available Principal Collections and (ii) amounts on deposit in the issuing entity accounts may not be sufficient on an ongoing basis to make all payments on the Series 200[_]-[_] notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the noteholders of the Series 200[_]-[_] notes consent to the sale.

   If the Series Nominal Liquidation Amount is greater than zero on the Series Legal Maturity Date, after giving effect to any allocations, deposits and payments to be made on such date, the sale of assets in the issuance trust will take place no later than seven Business Days following the Series Legal Maturity Date.

   The principal amount of assets designated for sale will be an amount not to exceed the sum of (i) the Series Nominal Liquidation Amount and (ii) the product of the Series Nominal Liquidation Amount and the Discount Option Percentage. Proceeds from such a sale will be paid first, to the Class A noteholders until payment in full of the stated principal amount of, and all accrued, unpaid and additional interest on, the Class A notes, then to the Class B noteholders until payment in full of the stated principal amount of, and all accrued, unpaid and additional interest on, the Class B notes and finally to the Class C noteholders.

   The Series Nominal Liquidation Amount will be reduced to zero upon such sale even if the proceeds of that sale and amounts on deposit in the issuing entity accounts for the Series

200[_]-[_] notes are not enough to pay all remaining amounts due on the Series 200[_]-[_] notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to Series 200[_]-[_]. Noteholders will receive the proceeds of the sale, but no more than the outstanding dollar principal amount of the Series 200[_]-[_] notes, plus all accrued, unpaid and additional interest. The Series 200[_]-[_] notes will no longer be outstanding under the indenture or any supplement thereto once the noteholders have directed the sale of assets.

   After giving effect to a sale of assets for the Series 200[_]-[_] notes, the amount of proceeds on deposit in the principal funding account may be less than the outstanding dollar principal amount of the Series 200[_]-[_] notes. This deficiency can arise because of unreimbursed reductions in the Series Nominal Liquidation Amount or if the sale price for the assets was less than the outstanding dollar principal amount of the Series 200[_]-[_] notes. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the Class C reserve account.

TARGETED DEPOSITS TO THE CLASS C RESERVE ACCOUNT

   The Class C reserve account will not be funded unless and until the Quarterly Excess Spread Percentage falls below the levels described in the following table, the Quarterly Principal Payment Rate is equal to or less than [___]% or an early amortization event or event of default occurs with respect to the Series 200[_]-[_] notes.

        QUARTERLY EXCESS                                                        FUNDING
        SPREAD PERCENTAGE                                                     PERCENTAGE
        -----------------                                                     ----------
        [___]% or greater .................................................      [___]%

        [___]% to [___]% ..................................................      [___]%

        [___]% to [___]% ..................................................      [___]%

        [___]% to [___]% ..................................................      [___]%

        [___]% to [___]% ..................................................      [___]%

        [___]% to [___]% ..................................................      [___]%

   The Class C reserve account will be funded in each Monthly Period, as necessary, from Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, as described in "--Payments of Interest, Fees and Other Items" in this prospectus supplement. For any Monthly Period in which the Class C reserve account is required to be funded, the amount targeted to be deposited in the Class C reserve account for the Class C notes is the applicable funding percentage times the initial dollar principal amount of the Series 200[_]-[_] notes. The amount targeted to be deposited in the Class C reserve account will adjust monthly as the Quarterly Excess Spread Percentage rises or falls. For any Monthly Period with respect to which the Quarterly Principal Payment Rate is equal to or less than [___]%, the amount targeted to be deposited in the Class C reserve account will be the greater of (i) [___]% and (ii) the applicable funding percentage specified in the table above. If an early amortization event or event of default occurs with respect to the Series 200[_]-[_] notes, the targeted Class C reserve account amount will be the outstanding dollar principal amount of the Class C notes.

   Only the holders of the Class C notes will have the benefit of the Class C reserve account. The percentage and methodology for calculating the amount targeted to be on deposit in the Class C reserve account may change without the consent of any Series 200[_]-[_] noteholders, including the Class C noteholders, if the Rating Agency Condition is satisfied with respect to that change and if the issuing entity has delivered to each rating agency and the indenture trustee an Issuer Tax Opinion.

WITHDRAWALS FROM THE CLASS C RESERVE ACCOUNT

   Withdrawals will be made from the Class C reserve account, but in no event more than the amount on deposit therein, in the following order:

   o Payments of Interest. If the amount available and allocated to pay interest on the Class C notes is insufficient to pay in full the amounts due to the Class C noteholders, the amount of the deficiency will be withdrawn from the Class C reserve account and applied to pay interest on the Class C notes.

   o Payments of Principal. If, on and after the earliest to occur of (i) the date on which assets are sold following an event of default and acceleration of the Series 200[_]-[_] notes, (ii) any date on or after the expected final payment date on which the amount on deposit in the principal funding account (to the extent such amount exceeds the sum of the outstanding dollar principal amount of the Class A notes and the Class B notes) plus the aggregate amount on deposit in the Class C reserve account for the Class C notes equals or exceeds the outstanding dollar principal amount of the Class C notes and (iii) the Series Legal Maturity Date, the amount on deposit in the principal funding account is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the Class C reserve account and applied to pay principal of the Class C notes.

   o Withdrawals of Excess Amounts. If on any Payment Date with respect to which the Series 200[_]-[_] notes have not been accelerated, the amount on deposit in the Class C reserve account is greater than the amount required to be on deposit therein, the excess will be withdrawn and paid to the holder of the transferor interest; provided that, on any day following an event of default and acceleration of the Series 200[_]-[_] notes, funds available in the Class C reserve account will be used to fund any amounts owed to the Class C noteholders. After payment in full of the Class C notes, any amount remaining on deposit in the Class C reserve account will be applied first, to pay all amounts due and payable on the Class A notes and Class B notes, if any, and second, to the holder of the transferor interest.

TARGETED DEPOSITS TO THE ACCUMULATION RESERVE ACCOUNT

   If more than one deposit of principal is targeted for the Series 200[_]-[_] notes, the accumulation reserve account will be funded on the Payment Date prior to the Payment Date on which a deposit is first targeted as described above in "--Payments of Principal." The accumulation reserve account will be funded from Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, as described above in "--Payments of Interest, Fees and Other Items."

WITHDRAWALS FROM THE ACCUMULATION RESERVE ACCOUNT

   Withdrawals will be made from the accumulation reserve account, but in no event more than the amount on deposit in the accumulation reserve account, in the following order:

   o Interest. If, on or prior to each Payment Date, the net investment earnings for amounts on deposit in the principal funding account are less than the sum of (i) the product of (a) the balance of such principal funding account, up to the outstanding dollar principal amount of the Class A notes, on the last day of the Monthly Period immediately preceding that Payment Date, (b) the Class A note interest rate for the related interest period and (c) the number of days in the related interest period divided by 360, (ii) the product of (a) the lesser of (1) the balance of such principal funding account in excess of the outstanding dollar principal amount of the Class A notes and (2) the outstanding dollar principal amount of the Class B notes on the last day of the Monthly Period immediately preceding that Payment Date, (b) the Class B note interest rate for the related interest period and (c) the number of days in the related interest period divided by 360, and (iii) the product of (a) the lesser of (1) the balance of such principal funding account in excess of the outstanding dollar principal amount of the Class A notes and the Class B notes and (2) the outstanding dollar principal amount of the Class C notes on the last day of the Monthly Period immediately preceding that Payment Date, (b) the Class C note interest rate for the related interest period and (c) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall from the accumulation reserve account, to the extent required and available, for treatment as Series Available Finance Charge Collections with respect to the related Monthly Period.

   o Withdrawals of Excess Amounts. If on any Payment Date, the amount on deposit in the accumulation reserve account exceeds the amount required to be on deposit, the amount of such excess will be withdrawn from the accumulation reserve account and paid to the owner trustee for distribution pursuant to the trust agreement; provided that, on the earliest of (i) the day on which the Series Nominal Liquidation Amount is reduced to zero, (ii) an event of default and acceleration of the Series 200[_]-[_] notes, (iii) the first Payment Date with respect to an Early Amortization Period, (iv) the expected final payment date and (v) the termination of the issuance trust pursuant to the trust agreement, funds available in the accumulation reserve account will be used to fund any amounts owed to the Series 200[_]-[_] noteholders that are payable from the accumulation reserve account as provided in this "--Withdrawals from the Accumulation Reserve Account." After payment in full of all such amounts, funds available in the accumulation reserve account will be paid to the holder of the transferor interest.

FINAL PAYMENT OF THE NOTES

   Series 200[_]-[_] noteholders are entitled to payment of principal in an amount equal to the stated principal amount of their notes. However, Series Available Principal Collections will be allocated to pay principal on the Series 200[_]-[_] notes only up to the Series Nominal Liquidation Amount, which will be reduced due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon. In addition, if there is a sale of assets following (i) an event of default and acceleration of the Series 200[_]-[_] notes or (ii) the Series Legal Maturity Date, as described in "--Sale of Assets" in this prospectus supplement, the amount of assets sold will not exceed the sum of (i) the Series Nominal Liquidation Amount and (ii) the product of the

Series Nominal Liquidation Amount and the Discount Option Percentage. If the Series Nominal Liquidation Amount has been reduced, Series 200[_]-[_] noteholders will receive full payment of principal and interest only to the extent proceeds from the sale of assets and amounts which have been previously deposited into the issuing entity accounts for the Series 200[_]-[_] notes are sufficient to pay the stated principal amount.

   Any class of Series 200[_]-[_] notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

   o the date of payment in full of the stated principal amount of, and all accrued, past due and additional interest on, that class of notes;

   o the date on which a sale of assets in the issuance trust has taken place with respect to Series 200[_]-[_], as described in "--Sale of Assets" in this prospectus supplement; and

   o the seventh Business Day following the Series Legal Maturity Date,

in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on such date.

SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS

   Series 200[_]-[_] is included in a group of series designated as Shared Excess Available Finance Charge Collections Group A. Series Available Finance Charge Collections in excess of the amount required to make all required deposits and payments for Series 200[_]-[_] will be made available to other series included in Shared Excess Available Finance Charge Collections Group A whose allocation of Finance Charge Collections is not sufficient to make its required deposits and payments. If Series Available Finance Charge Collections are insufficient to make all required deposits and payments, Series 200[_]-[_] will have access to Shared Excess Available Finance Charge Collections, if any, from other series of notes in Shared Excess Available Finance Charge Collections Group A. Shared Excess Available Finance Charge Collections allocated to Series 200[_]-[_] will be allocated in the same manner and priority as Series Available Finance Charge Collections as described in "--Payments of Interest, Fees and Other Items" in this prospectus supplement.

   Shared Excess Available Finance Charge Collections will be allocated to cover shortfalls in Finance Charge Collections allocated to other series of notes in Shared Excess Available Finance Charge Collections Group A, if any. If these shortfalls exceed Shared Excess Available Finance Charge Collections for any Monthly Period, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series of notes in Shared Excess Available Finance Charge Collections Group A based on the relative amounts of those shortfalls. Shared Excess Available Finance Charge Collections not needed to cover shortfalls and not required to be deposited in the overconcentration account or the excess funding account will be paid to the holder of the transferor interest. See "The Notes--Groups--Shared Excess Available Principal Collections Group" in the accompanying prospectus.

   Shared Excess Available Finance Charge Collections will not be available for application by other series of notes that are not included in Shared Excess Available Finance Charge Collections Group A.

    The sharing of Shared Excess Available Finance Charge Collections will be discontinued if the issuing entity delivers to the indenture trustee a certificate to the effect that the continued sharing of Shared Excess Available Finance Charge Collections would have adverse regulatory implications for any account owner or the transferor. Following the delivery by the issuing entity of any such certificate to the indenture trustee, there will not be any further sharing of Shared Excess Available Finance Charge Collections.

   While any series of notes may be included in Shared Excess Available Finance Charge Collections Group A, there can be no assurance that:

   --any other series will be included in such group,

   --there will be any Shared Excess Available Finance Charge Collections for any Monthly Period, or

   --the issuing entity will not at any time deliver the certificate discontinuing sharing described above.

   While the issuing entity does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of Shared Excess Available Finance Charge Collections will have an adverse regulatory implication for any account owner or the transferor, there can be no assurance that this will continue to be true in the future.

SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS

   Series 200[_]-[_] is included in a group of series designated as Shared Excess Available Principal Collections Group A. Series Available Principal Collections for any Monthly Period will first be used to cover, during the controlled accumulation period, deposits of the applicable Controlled Deposit Amount to the principal funding account, and during the early amortization period, payments to the Series 200[_]-[_] noteholders. Any remaining Series Available Principal Collections for such Monthly Period will be made available to other series included in Shared Excess Available Principal Collections Group A whose allocation of Principal Collections is not sufficient to make its required principal deposits and payments. If Series Available Principal Collections are not sufficient to make all required deposits and payments, Series 200[_]-[_] will have access to Shared Excess Available Principal Collections, if any, allocated from other series of notes. Shared Excess Available Principal Collections allocated to Series 200[_]-[_] will be allocated in the same manner and priority as Series Available Principal Collections as described in "--Payments of Principal" in this prospectus supplement.

   Shared Excess Available Principal Collections will be allocated to cover shortfalls in Principal Collections allocated to other series of notes in Shared Excess Available Principal Collections Group A, if any. If these shortfalls exceed Shared Excess Available Principal Collections for any Monthly Period, Shared Excess Available Principal Collections will be allocated pro rata among the applicable series of notes in Shared Excess Available Principal Collections Group A based on the relative amounts of those shortfalls. Shared Excess Available Principal Collections not needed to cover shortfalls will be paid to the holder of the transferor interest.

   Shared Excess Available Principal Collections will not be available for application by other series of notes that are not included in Shared Excess Available Principal Collections Group A.

   While any series of notes may be included in Shared Excess Available Principal Collections Group A, there can be no assurance that any other series will be included in Shared Excess Available Principal Collections Group A or that there will be any Shared Excess Available Principal Collections.

SERVICER COMPENSATION

   The servicer is entitled to receive a monthly servicing fee, referred to as the Servicing Fee, as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the Servicing Fee will equal the sum of (i) the amount of the servicing fee for the receivables included in the issuance trust, referred to as the Receivables Servicing Fee and (ii) the amount of the servicing fee for each collateral certificate included in the issuance trust. The portion of the Servicing Fee allocated to the Series 200[_]-[_] noteholders, referred to as the Series Servicing Fee, will be paid from Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, as described in "--Payments of Interest, Fees and Other Items" in this prospectus supplement.

                                  UNDERWRITING

   Subject to the terms and conditions of the underwriting agreement for the Series 200[_]-[_] notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A notes, the Class B notes and the Class C notes set forth opposite its name:

                                                                  STATED
                                                                PRINCIPAL
      UNDERWRITERS OF THE CLASS A NOTES                           AMOUNT
      ------------------------------------                    --------------
      [Co. A].............................................    $[___________]

      [Co. B].............................................     [___________]

      [Co. C].............................................     [___________]
                                                              --------------
                                                              $[___________]
                                                              ==============

                                                                  STATED
                                                                PRINCIPAL
      UNDERWRITER OF THE CLASS B NOTES                            AMOUNT
      -----------------------------------                     --------------
      [Co. A].............................................    $[___________]
                                                              --------------
                                                              $[___________]
                                                              ==============

                                                                  STATED
                                                                PRINCIPAL
      UNDERWRITER OF THE CLASS C NOTES                            AMOUNT
      -----------------------------------                     --------------
      [Co. A].............................................    $[___________]
                                                              --------------
                                                              $[___________]
                                                              ==============

   The underwriting agreement provides that the obligation of the Class A underwriters to pay for and accept delivery of the Class A notes, the obligation of the Class B underwriters to pay for and accept delivery of the Class B notes and the obligation of the Class C underwriters to pay for and accept delivery of the Class C notes are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Series 200[_]-[_] notes offered hereby will be issued if any are issued.

   The Class A underwriters have advised the issuing entity that the several underwriters propose initially to offer the Class A notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [____]% of the principal amount of the Class A notes. The Class A underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [____]% of the principal amount of the Class A notes.

   The Class B underwriter has advised the issuing entity that the several underwriters propose initially to offer the Class B notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [____]% of the principal amount of the Class B notes. The Class B underwriter may allow, and those dealers may reallow to other dealers, a concession not in excess of [____]% of the principal amount of the Class B notes.

   The Class C underwriter has advised the issuing entity that the several underwriters propose initially to offer the Class C notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [____]% of the principal amount of the Class C notes. The Class C underwriter may allow, and those dealers may reallow to other dealers, a concession not in excess of [____]% of the principal amount of the Class C notes.

   After the public offering, the public offering price and other selling terms may be changed by the underwriters.

   Each underwriter has agreed that:

   o it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as amended (the "FSMA") with respect to anything done by it in relation to the Series 200[_]-[_] notes in, from or otherwise involving the United Kingdom; and

   o it has only and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Series 200[_]-[_] notes in circumstances in which
     Section 21(1) of the FSMA does not apply to the issuing entity.

   In connection with the sale of the Series 200[_]-[_] notes, the underwriters may engage in:

   o over-allotments, in which members of the syndicate selling the Series 2005-2 notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

   o stabilizing transactions, in which purchases and sales of the Series 200[_]-[_] notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

   o syndicate covering transactions, in which members of the selling syndicate purchase the Series 200[_]-[_] notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

   o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the Series 200[_]-[_] notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

   These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series 200[_]-[_] notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

   The issuing entity, the transferor and TRS will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

   The issuing entity will receive proceeds of approximately $[___________] from the sale of the Series 200[_]-[_] notes. This amount represents [___]% of the principal amount of those notes. The issuing entity will receive this amount net of the underwriting discount of $[___________]. The underwriting discount represents [___]% of the principal amount of those notes. Additional offering expenses are estimated to be $[___________]. The issuing entity will pay those proceeds to the transferor, who will use the proceeds as described in "Use of Proceeds" in this prospectus supplement.

                           GLOSSARY OF DEFINED TERMS

   "ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT" means, for any date of determination, the outstanding dollar principal amount of the Series 200[_]- [_] notes as of that date, less any amounts on deposit in the principal funding account.

   "BASE RATE" means, for any Monthly Period, the sum of (i) the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest for such Monthly Period and the denominator of which is the outstanding dollar principal amount of the Series 200[_]-[_] notes as of the last day of the preceding Monthly Period and (ii) the Servicing Fee Percentage for the Monthly Period.

   "CLASS A ADDITIONAL INTEREST" means, for any Payment Date, the product of:

      o the excess of Class A Monthly Interest for that Payment Date and any unpaid Class A Monthly Interest for a prior Payment Date over the aggregate amount of funds allocated and available to pay Class A Monthly Interest for that Payment Date;

      o the sum of (i) the Class A note interest rate in effect for the Interest Period related to the current Payment Date and (ii) 2.0% per year; and

      o the actual number of days in that Interest Period divided by 360.

   "CLASS A MONTHLY INTEREST" means, for any Payment Date, the product of:

      o the Class A note interest rate in effect for the Interest Period related to the current Payment Date;

      o the actual number of days in that Interest Period divided by 360; and

      o the outstanding dollar principal amount of the Class A notes as of the related Record Date;

provided, however, that for the first Payment Date, Class A Monthly Interest shall be equal to the interest accrued on the initial dollar principal amount of the Class A notes at the Class A note interest rate for the period from and including the issuance date to but excluding the first Payment Date.

   "CLASS B ADDITIONAL INTEREST" means, for any Payment Date, the product of:

      o the excess of Class B Monthly Interest for that Payment Date and any unpaid Class B Monthly Interest for a prior Payment Date over the aggregate amount of funds allocated and available to pay Class B Monthly Interest for that Payment Date;

      o the sum of (i) Class B note interest rate in effect for the Interest Period related to the current Payment Date and (ii) 2.0% per year; and

      o the actual number of days in that Interest Period divided by 360.

   "CLASS B MONTHLY INTEREST" means, for any Payment Date, the product of:

      o the Class B note interest rate in effect for the Interest Period related to the current Payment Date;

      o the actual number of days in that Interest Period divided by 360; and

      o the outstanding dollar principal amount of the Class B notes as of the related Record Date;

provided, however, that for the first Payment Date, Class B Monthly Interest shall be equal to the interest accrued on the initial dollar principal amount of the Class B notes at the Class B note interest rate for the period from and including the issuance date to but excluding the first Payment Date.

   "CLASS C ADDITIONAL INTEREST" means, for any Payment Date, the product of:

      o the excess of Class C Monthly Interest for that Payment Date and any unpaid Class C Monthly Interest for a prior Payment Date over the aggregate amount of funds allocated and available to pay Class C Monthly Interest for that Payment Date;

      o the sum of (i) Class C note interest rate in effect for the Interest Period related to the current Payment Date and (ii) 2.0% per year; and

      o the actual number of days in that Interest Period divided by 360.

   "CLASS C MONTHLY INTEREST" means, for any Payment Date, the product of:

      o the Class C note interest rate in effect for the Interest Period related to the current Payment Date;

      o the actual number of days in that Interest Period divided by 360; and

      o the outstanding dollar principal amount of the Class C notes as of the related Record Date;

provided, however, that for the first Payment Date, Class C Monthly Interest shall be equal to the interest accrued on the initial dollar principal amount of the Class C notes at the Class C note interest rate for the period from and including the issuance date to but excluding the first Payment Date.

   "CONTROLLED ACCUMULATION AMOUNT" means, for any Payment Date relating to the controlled accumulation period, $[______]; provided, however, that if the commencement of the controlled accumulation period is delayed as described in "The Notes--Principal Payments--Postponement of Controlled Accumulation
Period" in this prospectus supplement, the Controlled Accumulation Amount will be $[______].

   "CONTROLLED DEPOSIT AMOUNT" means, for any Payment Date relating to the controlled accumulation period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Deficit Controlled Accumulation Amount for the immediately preceding Payment Date.

   "DEFICIT CONTROLLED ACCUMULATION AMOUNT" means:

      o on the first Payment Date for the controlled accumulation period, the excess, if any, of the Controlled Accumulation Amount for such Payment Date over the amount deposited in the principal funding account on such Payment Date, and

      o on each subsequent Payment Date for the controlled accumulation period, the excess, if any, of the Controlled Deposit Amount for such Payment Date over the amount deposited in the Principal Funding Account on such Payment Date.

   "EXCESS SPREAD PERCENTAGE" means, with respect to each Payment Date, as determined on the Business Day prior to such Payment Date, the amount, if any, by which the Series 200[_]-[_] Portfolio Yield for the related Monthly Period exceeds the Base Rate for such Monthly Period.

   "INTEREST PERIOD" means the period beginning on and including any Payment Date and ending on but excluding the next Payment Date; provided that the first Interest Period will begin on and include the issuance date and end on but exclude the [______] Payment Date.

   "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period (commencing on the first day of the relevant Interest Period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks in the London interbank market for a one-month period (commencing on the first day of the relevant Interest Period). The servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Period). If the banks selected by the servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Period will be LIBOR for the immediately preceding Interest Period.

   "LIBOR DETERMINATION DATE" means, for each of the Class A note interest rate, the Class B note interest rate and the Class C note interest rate, (i) for the initial Interest Period, the second London Business Day prior to the issuance date and (ii) for each Interest Period following the initial Interest Period, the second London Business Day prior to the first day of such Interest Period. For purposes of the LIBOR Determination Date, a London Business Day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

   "MONTHLY PRINCIPAL" means, for any Payment Date during the controlled accumulation period and the early amortization period, an amount equal to the least of:

      o the Series Available Principal Collections on deposit in the collection account with respect to that Payment Date;

      o for each Payment Date with respect to the controlled accumulation period, the Controlled Deposit Amount for that Payment Date; and

      o the Series Nominal Liquidation Amount (as adjusted for any charge-offs resulting from any uncovered Series Default Amount and Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon on that Payment Date).

   "MONTHLY SUBORDINATION AMOUNT" means, for any Monthly Period, the sum of:

      (i) the lower of:

         (a) the excess of the amounts needed to pay current and past due
      Class A Monthly Interest and Class A Additional Interest as described in the first clause of "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement and the Series Servicing Fee as described in the fourth clause of "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement over the Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes that are allocated to cover these amounts; and

         (b) [___]% of the initial Series Nominal Liquidation Amount minus the amount of unreimbursed charge-offs resulting from any uncovered Series Default Amount and unreimbursed Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past amounts due thereon; plus

      (ii) the lower of:

         (a) the excess of the amounts needed to pay current and past due
      Class B Monthly Interest and Class B Additional Interest, as described in the second clause of "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement over the Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes that are allocated to cover these amounts; and

         (b) [___]% of the initial Series Nominal Liquidation Amount minus the amount of unreimbursed charge-offs resulting from any uncovered Series Default Amount and unreimbursed Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, including any amounts allocated pursuant to clause (i) above with respect to the related Payment Date.

   "PAYMENT DATE" means (i) with respect to Series 200[_]-[_], [_], [_] and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding

Business Day and (ii) with respect to any other series of notes, the meaning specified in the applicable indenture supplement for such series of notes.

   "PRINCIPAL PAYMENT RATE" means, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Principal Collections received during such Monthly Period and the denominator of which is the aggregate principal amount of billed balances as of the first day of such Monthly Period.

   "QUARTERLY EXCESS SPREAD PERCENTAGE" means (a) with respect to the [_______] Payment Date, the Excess Spread Percentage with respect to the immediately preceding Monthly Period, (b) with respect to the [_______] Payment Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Excess Spread Percentages for the immediately preceding two Monthly Periods and the denominator of which is two and (c) with respect to the [_______] Payment Date and each Payment Date thereafter, the percentage equivalent of a fraction, the numerator of which is the sum of the Excess Spread Percentages for the immediately preceding three Monthly Periods and the denominator of which is three.

   "QUARTERLY PRINCIPAL PAYMENT RATE" means (a) with respect to the [_______] Payment Date, the Principal Payment Rate with respect to the immediately preceding Monthly Period, (b) with respect to the [_______] Payment Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Principal Payment Rates for the immediately preceding two Monthly Periods and the denominator of which is two and (c) with respect to the [_______] Payment Date and each Payment Date thereafter, the percentage equivalent of a fraction, the numerator of which is the sum of the Principal Payment Rates for the immediately preceding three Monthly Periods and the denominator of which is three.

   "REALLOCATED PRINCIPAL COLLECTIONS" means, for any Monthly Period, Series Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, in an amount equal to the lesser of:

      o the Monthly Subordination Amount for such Monthly Period; and

      o Series Principal Collections for such Monthly Period.

   "REALLOCATION GROUP A ADDITIONAL AMOUNTS" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to the amount by which the Nominal Liquidation Amount of any such series has been reduced due to charge-offs resulting from any uncovered default amount or due to reallocations of available principal collections to pay shortfalls in interest and any other amounts specified in the related prospectus supplement.

   "REALLOCATION GROUP A DEFAULT AMOUNT" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to the product of:

      o the Default Amount, and

      o the applicable Floating Allocation Percentage for each series for that Payment Date.

   "REALLOCATION GROUP A FEES" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to the product of:

      o the Servicing Fee with respect to the related Monthly Period and any other similar fees with respect to such Monthly Period which are paid out of Reallocation Group A Finance Charge Collections for that series pursuant to the related prospectus supplement, and

      o the applicable Floating Allocation Percentage for each series for that Payment Date.

   "REALLOCATION GROUP A FINANCE CHARGE COLLECTIONS" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to the product of:

      o Finance Charge Collections with respect to the related Monthly Period, and

      o the applicable Floating Allocation Percentage for each series for that Payment Date.

   "REALLOCATION GROUP A INTEREST" means, for any Payment Date, the sum of the aggregate amount of monthly interest, including overdue monthly interest and any additional interest, if applicable, for all series in Reallocation Group A.

   "RECEIVABLES SERVICING FEE" means, for any Monthly Period, one-twelfth of the product of (i) the Servicing Fee Percentage and (ii) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period.

   "REQUIRED EXCESS SPREAD PERCENTAGE" means 0%.

   "SEGMENT" has the meaning described in "The Total Portfolio--General" in this prospectus supplement.

   "SERIES AVAILABLE FINANCE CHARGE COLLECTIONS" means, with respect to Series 200[_]-[_], for any Monthly Period, an amount equal to the sum of:

      o the amount of Reallocation Group A Finance Charge Collections allocated to Series 200[_]-[_] for such Monthly Period as described in "Deposit and Application of Funds--Reallocations Among Different Series Within Reallocation Group A" in this prospectus supplement;

      o if such Monthly Period relates to a Payment Date with respect to the controlled accumulation period, net investment earnings, if any, on amounts on deposit in the principal funding account;

      o amounts, if any, to be withdrawn from the accumulation reserve account that must be included in Series Available Finance Charge Collections pursuant to the Series 200[_]-[_] indenture supplement with respect to the related Payment Date; and

      o any other amounts specified in the Series 200[_]-[_] indenture supplement.

   "SERIES AVAILABLE PRINCIPAL COLLECTIONS" means, with respect to Series 200[_]-[_], for any Monthly Period, Series Principal Collections, minus Reallocated Principal Collections, plus any Series Available Finance Charge Collections available to cover the Series Default

Amount or to reimburse reductions in the Series Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series Default Amount and due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon, plus, following an event of default and acceleration of the Series 200[_]-[_] notes, Series Available Finance Charge Collections, if any, available in the ninth clause in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement, plus any amounts withdrawn from the overconcentration account that are allocated to the Series 200[_]-[_] notes.

   "SERIES DEFAULT AMOUNT" means, with respect to Series 200[_]-[_], for any Monthly Period, an amount equal to the Series Floating Allocation Percentage times the Default Amount for such Monthly Period.

   "SERIES FINANCE CHARGE COLLECTIONS," with respect to Series 200[_]-[_], has the meaning specified in "Deposit and Application of Funds--Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee" in this prospectus supplement.

   "SERIES FLOATING ALLOCATION PERCENTAGE" means,with respect to Series 200[_]- [_], for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

      o the numerator of which is the Series Nominal Liquidation Amount as of the beginning of the first day of such Monthly Period (or, for the first Monthly Period, the initial dollar principal amount of the Series 200[_]-[_] notes); and

      o the denominator of which is the greater of:

         (i) the Pool Balance as of the beginning of the first day of such Monthly Period (or, for the first Monthly Period, the Pool Balance as of the issuance date), and

         (ii) the sum of the Nominal Liquidation Amounts as of the last day of the preceding Monthly Period for all series of notes as of the beginning of the first day of such Monthly Period;

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by (a) the aggregate amount of principal receivables or additional collateral certificates added to the issuance trust during such Monthly Period or (b) the aggregate amount by which the Invested Amount of an existing collateral certificate included in the issuance trust was increased during such Monthly Period and shall be decreased by the aggregate amount of principal receivables or collateral certificates removed from the issuance trust during such Monthly Period, as though such receivables or collateral certificates had been added to or removed from, as the case may be, the issuance trust as of the beginning of the first day of such Monthly Period.

   "SERIES LEGAL MATURITY DATE" means, with respect to Series 200[_]-[_], the [______] Payment Date.

   "SERIES NOMINAL LIQUIDATION AMOUNT" means, as of the issuance date of the Series 200[_]-[_] notes, the initial dollar principal amount of the Series 200[_]-[_] notes and on any date of determination thereafter, the sum of, without duplication,

      o the Series Nominal Liquidation Amount determined on the immediately prior date of determination, plus

      o all reimbursements of reductions in the Series Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series Default Amount and due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon since the prior date of determination, minus

      o any reductions in the Series Nominal Liquidation Amount from an allocation of charge-offs resulting from any uncovered Series Default Amount since the prior date of determination, minus

      o any reductions in the Series Nominal Liquidation Amount due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon since the prior date of determination, minus

      o the amount deposited in the principal funding account or paid to the Series 200[_]-[_] noteholders (in each case, after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day);

provided, however, that (i) the Series Nominal Liquidation Amount may never be less than zero, (ii) the Series Nominal Liquidation Amount may never be greater than the Adjusted Outstanding Dollar Principal Amount; and provided further that, if there is a sale of assets in the issuance trust following (i) an event of default and acceleration of the Series 200[_]-[_] notes or (ii) the Series Legal Maturity Date as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the Series Nominal Liquidation Amount will be reduced to zero upon such sale.

   "SERIES PORTFOLIO YIELD" means, with respect to Series 200[_]-[_], for any Monthly Period, the annualized percentage equivalent of a fraction:

      o the numerator of which is equal to the sum of:

         (i) Series Available Finance Charge Collections for such Monthly Period, minus

         (ii) the Series Default Amount for such Monthly Period; and

      o the denominator of which is the Series Nominal Liquidation Amount as of the last day of the preceding Monthly Period.

   "SERIES PRINCIPAL ALLOCATION PERCENTAGE" means, with respect to Series 200[_]-[_], for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

      o the numerator of which is (i) during the revolving period, the Series Nominal Liquidation Amount as of the beginning of the first day of such Monthly Period (or, for the first Monthly Period, the initial dollar principal amount of the Series 200[_]-[_] notes) and (ii) during the controlled accumulation period or the early amortization period, the Series Nominal Liquidation Amount as of the close of business on the last day of the revolving period; and

      o the denominator of which is the greater of:

         (i) the Pool Balance as of the beginning of the first day of such Monthly Period (or, for the first Monthly Period, the Pool Balance as of the issuance date), and

         (ii) the sum of the Nominal Liquidation Amounts as of the beginning of the first day of such Monthly Period for all series of notes for such Monthly Period;

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by (a) the aggregate amount of principal receivables or additional collateral certificates added to the issuance trust during such Monthly Period or (b) the aggregate amount by which the Invested Amount of an existing collateral certificate included in the issuance trust was increased during such Monthly Period and shall be decreased by the aggregate amount of principal receivables or collateral certificates removed from the issuance trust during such Monthly Period, as though such receivables or collateral certificates had been added to or removed from, as the case may be, the issuance trust as of the first day of such Monthly Period.

   "SERIES PRINCIPAL COLLECTIONS," with respect to Series 200[_]-[_], has the meaning specified in "Deposit and Application of Funds--Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee" in this prospectus supplement.

   "SERIES SERVICING FEE" means, with respect to Series 200[_]-[_], for any Monthly Period, the Servicing Fee for such Monthly Period times the Series Floating Allocation Percentage for such Monthly Period.

   "SERVICING FEE" has the meaning described in "Deposit and Application of Funds--Servicer Compensation" in this prospectus supplement.

   "SERVICING FEE PERCENTAGE" means 2.00%.

   "SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS" means, for any Monthly Period, as of the related date of determination, with respect to any series of notes in Shared Excess Available Finance Charge Collections Group A, the sum of (i) with respect to Series 200[_]-[_], the amount of Series Available Finance Charge Collections with respect to such Monthly Period, available in the tenth clause in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement and (ii) the Finance Charge Collections remaining after all required deposits and payments from all other series identified as belonging to Shared Excess Available Finance Charge Collections Group A which the applicable indenture supplements for those series specify are to be treated as "Shared Excess Available Finance Charge Collections."

   "SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS GROUP A" means the various series - including the Series 200[_]-[_] notes - that have been designated as a single group for the purpose of sharing Shared Excess Available Finance Charge Collections.

   "SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS" means, for any Monthly Period, the sum of (i) with respect to the Series 200[_]-[_] notes, the amount of Series Available Principal Collections remaining after all deposits and payments described in "Deposit and Application of Funds--Payments of Principal" in this prospectus supplement and (ii) with respect to any other series of notes in Shared Excess Available Principal Collections Group A, the Principal Collections allocated to that series of notes remaining after all required deposits and payments that are specified to be treated as Shared Excess Available Principal Collections in the applicable indenture supplement.

   "SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS GROUP A" means the various series of notes - including the Series 200[_]-[_] notes - that have been designated as a single group for the purpose of sharing Shared Excess Available Principal Collections.

   "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

   "TOTAL PORTFOLIO" means the portfolio of consumer, small business and commercial charge accounts owned by TRS, Centurion, FSB or any of their affiliates from which the accounts designated to be included in the Trust Portfolio are selected.


   "TRUST PORTFOLIO" means the initial accounts and any Additional Accounts selected from the Total Portfolio to have their receivables included in the issuance trust based on the eligibility criteria specified in the receivables purchase agreements and the transfer and servicing agreement.

                                                                        ANNEX I

               OUTSTANDING SERIES, CLASSES AND TRANCHES OF NOTES

   The information provided in this Annex I is an integral part of the prospectus supplement.

                                                                                                          EXPECTED
                                                              STATED                                       FINAL           LEGAL
                                          ISSUANCE           PRINCIPAL                                    PAYMENT         MATURITY
        #            SERIES/CLASS           DATE              AMOUNT           NOTE INTEREST RATE           DATE            DATE
 -----------------   ------------    ------------------   --------------    -----------------------    --------------   -----------
        1               2005-1       September 16, 2005   $  600,000,000

                        Class A              --           $  558,000,000    One-month LIBOR + 0.03%    September 2010   August 2011

                        Class B              --           $   12,000,000    One-month LIBOR + 0.18%    September 2010   August 2011

                        Class C              --           $   30,000,000    One-month LIBOR + 0.33%    September 2010   August 2011

        2               2005-2       September 16, 2005   $  600,000,000

                        Class A              --           $  558,000,000    One-month LIBOR + 0.07%    September 2012   August 2013

                        Class B              --           $   12,000,000    One-month LIBOR + 0.28%    September 2012   August 2013

                        Class C              --           $   30,000,000    One-month LIBOR + 0.42%    September 2012   August 2013
---------------------------------                         --------------

Total Principal Amount
  Outstanding                                             $1,200,000,000

                                     A-I-1

                                                                       ANNEX II

                            STATIC POOL INFORMATION
   The information in this Annex II forms an integral part of the prospectus supplement.


   The following tables present charge-off, delinquency, payment rate and revenue experience of the two segments of accounts in the Total Portfolio: (i) the Consumer and Small Business Segment, consisting of consumer and small business charge accounts and (ii) the Commercial Segment, consisting of commercial charge accounts. Data is presented in separate increments based on the year of origination of the accounts, each an "Origination Period." Data is presented for accounts that were originated in 2001 or thereafter. For both Segments, data for accounts originated prior to 2001 is not presented, and for the Commercial Segment only, data reflecting activity prior to January 1, 2004 is not presented, because such data is not available and could not be obtained without unreasonable effort or expense. As of [____], [___], the accounts reflected in the following tables for the Consumer and Small Business Segment had receivables outstanding that were approximately [__]% of the total receivables outstanding at such date in the total Consumer and Small Business Segment of the Total Portfolio. As of [____], [___], the accounts reflected in the following tables for the Commercial Segment had receivables outstanding that were approximately [__]% of the total receivables outstanding at such date in the total Commercial Segment of the Total Portfolio. "N/A" in some of the following tables refers to data that is not available.

   As used in the tables, the date of origination of an account is generally the date the cardmember (or primary cardmember, in the case of a small business charge account) first became a holder of a charge card. The account aging shows activity through the indicated age of the account (e.g., 0-12 months, 13-24 months), which is referred to in this Annex II as the "performance period." [In the following tables, highlighted data is based on a full 12 months of activity for all accounts in the applicable Origination Period and, therefore, will not change in future disclosures. The data that is not highlighted will change in future disclosures and, in some cases, will reflect activity in an account for less than 12 full months, depending on when the account is originated and when the data for that disclosure is generated.]


   For periods prior to January 1, 2006, activity in a particular account for a particular month reflects activity that occurred within such account's monthly billing cycle, resulting in different end dates during a month for which activity is presented, since there are ten different monthly billing cycles. For periods after January 1, 2006, activity in all accounts for a particular month reflects activity in the relevant Monthly Period. As a result of this change, for accounts whose monthly billing cycle end date was prior to December 25, 2005, data will not be presented for those days subsequent to such account's monthly billing cycle end date and December 25, 2005, the first date in the January 2006 Monthly Period.


   Because the Trust Portfolio is only a portion of the Total Portfolio, the actual performance of the receivables in the Trust Portfolio may be different from the performance reflected in the tables below. There can be no assurance that the performance of receivables in the future will be similar to the historical experience set forth below.


                                     A-II-1

                             GROSS CHARGE-OFF RATES

   Total gross charge-offs for any Origination Period include charge-offs of principal and certain fees, but do not include the amount of any reductions in receivables due to a rebate, refund, error, fraudulent charge or other miscellaneous adjustment described under "Sources of Funds to Pay the Notes-- Required Transferor Amount" in the accompanying prospectus. The gross charge-off rate, which is an annualized percentage, results from dividing total gross charge-offs by the average month-end receivables for each month in the applicable performance period, which is referred to in this Annex II as the "average receivables outstanding."

                          GROSS CHARGE-OFF RATE OF THE
                      CONSUMER AND SMALL BUSINESS SEGMENT
                                TOTAL PORTFOLIO


AS OF DATE: ________________

                                                                              0-12     13-24     25-36     37-48    49-60     >=61
ORIGINATION YEAR                                                             MONTHS    MONTHS   MONTHS    MONTHS    MONTHS   MONTHS
----------------                                                             ------    ------   ------    ------    ------   ------
2006 Origination .........................................................        %

2005 Origination .........................................................        %        %

2004 Origination .........................................................        %        %         %

2003 Origination .........................................................        %        %         %         %

2002 Origination .........................................................        %        %         %         %        %

2001 Origination .........................................................        %        %         %         %        %         %


   [The data will also be presented in graphical format.]


                                     A-II-2

                          GROSS CHARGE-OFF RATE OF THE
                               COMMERCIAL SEGMENT
                                TOTAL PORTFOLIO



AS OF DATE: ________________

                                                                              0-12     13-24     25-36     37-48    49-60     >=61
ORIGINATION YEAR                                                             MONTHS    MONTHS   MONTHS    MONTHS    MONTHS   MONTHS
----------------                                                             ------    ------   ------    ------    ------   ------
2006 Origination .........................................................        %

2005 Origination .........................................................        %        %

2004 Origination .........................................................     N/A         %         %

2003 Origination .........................................................     N/A      N/A          %         %

2002 Origination .........................................................     N/A      N/A       N/A          %        %

2001 Origination .........................................................     N/A      N/A       N/A       N/A         %         %



   [The data will also be presented in graphical format.]

                              NET CHARGE-OFF RATES

   Total net charge-offs for any Origination Period are an amount equal to total gross charge-offs minus total recoveries. The net charge-off rate, which is an annualized percentage, results from dividing total net charge-offs by the average receivables outstanding.

                           NET CHARGE-OFF RATE OF THE
                      CONSUMER AND SMALL BUSINESS SEGMENT
                                TOTAL PORTFOLIO



AS OF DATE: ________________

                                                                              0-12     13-24     25-36     37-48    49-60     >=61
ORIGINATION YEAR                                                             MONTHS    MONTHS   MONTHS    MONTHS    MONTHS   MONTHS
----------------                                                             ------    ------   ------    ------    ------   ------
2006 Origination .........................................................        %

2005 Origination .........................................................        %        %

2004 Origination .........................................................        %        %         %

2003 Origination .........................................................        %        %         %         %

2002 Origination .........................................................        %        %         %         %        %

2001 Origination .........................................................        %        %         %         %        %         %


   [The data will also be presented in graphical format.]


                                     A-II-3

                           NET CHARGE-OFF RATE OF THE
                               COMMERCIAL SEGMENT
                                TOTAL PORTFOLIO


AS OF DATE: ________________

                                                                              0-12     13-24     25-36     37-48    49-60     >=61
ORIGINATION YEAR                                                             MONTHS    MONTHS   MONTHS    MONTHS    MONTHS   MONTHS
----------------                                                             ------    ------   ------    ------    ------   ------
2006 Origination .........................................................        %

2005 Origination .........................................................        %        %

2004 Origination .........................................................     N/A         %         %

2003 Origination .........................................................     N/A      N/A          %         %

2002 Origination .........................................................     N/A      N/A       N/A          %        %

2001 Origination .........................................................     N/A      N/A       N/A       N/A         %         %


   [The data will also be presented in graphical format.]

                           30 DAYS+ DELINQUENCY RATES

   The 30 Days+ Delinquency Rate (i.e., accounts 31 days or more delinquent) is the result of dividing the average of the month-end delinquent amounts for each month in the applicable performance period by the average receivables outstanding.

                        30 DAYS+ DELINQUENCY RATE OF THE
                      CONSUMER AND SMALL BUSINESS SEGMENT
                                TOTAL PORTFOLIO


AS OF DATE: ________________

                                                                              0-12     13-24     25-36     37-48    49-60     >=61
ORIGINATION YEAR                                                             MONTHS    MONTHS   MONTHS    MONTHS    MONTHS   MONTHS
----------------                                                             ------    ------   ------    ------    ------   ------
2006 Origination .........................................................        %

2005 Origination .........................................................        %        %

2004 Origination .........................................................        %        %         %

2003 Origination .........................................................        %        %         %         %

2002 Origination .........................................................        %        %         %         %        %

2001 Origination .........................................................        %        %         %         %        %         %


   [The data will also be presented in graphical format.]


                                     A-II-4

                        30 DAYS+ DELINQUENCY RATE OF THE
                               COMMERCIAL SEGMENT
                                TOTAL PORTFOLIO



AS OF DATE: ________________

                                                                              0-12     13-24     25-36     37-48    49-60     >=61
ORIGINATION YEAR                                                             MONTHS    MONTHS   MONTHS    MONTHS    MONTHS   MONTHS
----------------                                                             ------    ------   ------    ------    ------   ------
2006 Origination .........................................................        %

2005 Origination .........................................................        %        %

2004 Origination .........................................................     N/A         %         %

2003 Origination .........................................................     N/A      N/A          %         %

2002 Origination .........................................................     N/A      N/A       N/A          %        %

2001 Origination .........................................................     N/A      N/A       N/A       N/A         %         %


   [The data will also be presented in graphical format.]

                             MONTHLY PAYMENT RATES

   The monthly payment rate results from dividing total collections received (excluding recoveries on charged-off receivables) during each month by that month's opening total receivables balance.

                   ACCOUNTHOLDER MONTHLY PAYMENT RATES OF THE
                      CONSUMER AND SMALL BUSINESS SEGMENT
                                TOTAL PORTFOLIO


AS OF DATE: ________________

                                                                              0-12     13-24     25-36     37-48    49-60     >=61
ORIGINATION YEAR                                                             MONTHS    MONTHS   MONTHS    MONTHS    MONTHS   MONTHS
----------------                                                             ------    ------   ------    ------    ------   ------
2006 Origination .........................................................        %

2005 Origination .........................................................        %        %

2004 Origination .........................................................        %        %         %

2003 Origination .........................................................        %        %         %         %

2002 Origination .........................................................        %        %         %         %        %

2001 Origination .........................................................        %        %         %         %        %         %


   [The data will also be presented in graphical format.]


                                     A-II-5

                   ACCOUNTHOLDER MONTHLY PAYMENT RATES OF THE
                               COMMERCIAL SEGMENT
                                TOTAL PORTFOLIO


AS OF DATE: ________________

                                                                              0-12     13-24     25-36     37-48    49-60     >=61
ORIGINATION YEAR                                                             MONTHS    MONTHS   MONTHS    MONTHS    MONTHS   MONTHS
----------------                                                             ------    ------   ------    ------    ------   ------
2006 Origination .........................................................        %

2005 Origination .........................................................        %        %

2004 Origination .........................................................     N/A         %         %

2003 Origination .........................................................     N/A      N/A          %         %

2002 Origination .........................................................     N/A      N/A       N/A          %        %

2001 Origination .........................................................     N/A      N/A       N/A       N/A         %         %


   [The data will also be presented in graphical format.]

                               REVENUE EXPERIENCE

   The percentages set forth in the tables below, which are annualized percentages, result from dividing finance charge collections by the average receivables outstanding. Finance charge collections include discount option receivables.

                           REVENUE EXPERIENCE OF THE
                      CONSUMER AND SMALL BUSINESS SEGMENT
                                TOTAL PORTFOLIO


AS OF DATE: ________________

                                                                              0-12     13-24     25-36     37-48    49-60     >=61
ORIGINATION YEAR                                                             MONTHS    MONTHS   MONTHS    MONTHS    MONTHS   MONTHS
----------------                                                             ------    ------   ------    ------    ------   ------
2006 Origination .........................................................        %

2005 Origination .........................................................        %        %

2004 Origination .........................................................        %        %         %

2003 Origination .........................................................        %        %         %         %

2002 Origination                                                                  %        %         %         %        %

2001 Origination .........................................................        %        %         %         %        %         %


[The data will also be presented in graphical format.]


                                     A-II-6

                           REVENUE EXPERIENCE OF THE
                               COMMERCIAL SEGMENT
                                TOTAL PORTFOLIO


AS OF DATE: ________________

                                                                              0-12     13-24     25-36     37-48    49-60     >=61
ORIGINATION YEAR                                                             MONTHS    MONTHS   MONTHS    MONTHS    MONTHS   MONTHS
----------------                                                             ------    ------   ------    ------    ------   ------
2006 Origination .........................................................        %

2005 Origination .........................................................        %        %

2004 Origination .........................................................     N/A         %         %

2003 Origination .........................................................     N/A      N/A          %         %

2002 Origination .........................................................     N/A      N/A       N/A          %        %

2001 Origination .........................................................     N/A      N/A       N/A       N/A         %         %


[The data will also be presented in graphical format.]


                                     A-II-7

               SUBJECT TO COMPLETION DATED [________], [________]

                    Prospectus dated [________], [________]

[AMERICAN                AMERICAN EXPRESS ISSUANCE TRUST
EXPRESS                           ISSUING ENTITY
LOGO]

             AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC
                             DEPOSITOR AND TRANSFEROR


              AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                               SPONSOR AND SERVICER

THE ISSUING ENTITY--

   o will periodically issue notes in one or more series, classes or tranches;

   o owns receivables that arise in designated consumer and small business charge accounts owned by American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB or any of their affiliates;

   o owns payments due on those receivables; and

   o may own--

     -- receivables that arise in designated commercial charge accounts owned by American Express Travel Related Services Company, Inc. or any of its affiliates; and

     -- one or more collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB or any of their affiliates; and

     -- other property described in this prospectus and in the related prospectus supplement.

THE NOTES OFFERED BY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT--

   o will be paid only from the issuing entity's assets;

   o will be rated in one of the four highest rating categories by at least one nationally recognized rating agency;

   o may have one or more forms of supplemental credit enhancement; and

   o will be issued as part of a designated series and class and may be issued as part of a designated tranche within a class.

--------------------------------------------------------------------------------
 YOU SHOULD CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE
 [__] OF THIS PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.

 The notes are obligations of the issuing entity only and are not obligations of American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB, American Express Receivables Financing Corporation V LLC or any other person.

 The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
--------------------------------------------------------------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL, ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT


   We provide information to you about the notes in two separate documents that progressively provide more detail: (i) this prospectus, which provides general information, some of which may not apply to a particular series, class or tranche of notes, including your notes, and (ii) the related prospectus supplement, which will describe the specific terms of your notes, including:

   o financial and other information about the issuing entity's assets;

   o the timing of interest and principal payments;

   o information about the enhancement for your notes;

   o the ratings of your notes; and

   o the method for selling the notes.

   This prospectus may be used to offer and sell any series, class or tranche of notes only if accompanied by the prospectus supplement for that series, class or tranche.

   You should rely only on the information provided in this prospectus and the related prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information.

   We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the related prospectus supplement as of any date other than the dates stated on their respective covers.

   Information regarding certain entities that are not affiliates of American Express Travel Related Services Company, Inc. has been provided in this prospectus. See in particular "Transaction Parties--The Bank of New York" and "--Wilmington Trust Company." The information contained in those sections of this prospectus was prepared by the party described in that section. TRS did not participate in the preparation of or verify the accuracy and completeness of the information contained in those sections.

   We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the related prospectus supplement provide the pages on which these captions are located.

   Parts of this prospectus use defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page [__] of this prospectus.

                              --------------------

                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
Prospectus Summary .....................................................       1
Risk Factors ...........................................................      18
Glossary ...............................................................      39
Use of Proceeds ........................................................      39
The Issuing Entity .....................................................      39
TRS, Centurion, FSB, RFC V and Credco ..................................      41
 TRS ...................................................................      41
 Centurion .............................................................      42
 FSB ...................................................................      42
Domestic Charge Card Business ..........................................      45
 Consumer and Small Business Charge Business ...........................      45
 Commercial Charge Business ............................................      52
 Distinctions between Charge
   Accounts and Revolving
    Credit Plan Products................................................      55
The Notes ..............................................................      55
 General ...............................................................      55
 Stated Principal Amount,
   Outstanding Dollar Principal
   Amount, Adjusted Outstanding
   Dollar Principal Amount and
   Nominal Liquidation Amount ..........................................      57
 Interest ..............................................................      61
 Principal .............................................................      62
 Subordination of Interest and
   Principal ...........................................................      62
 Required Subordinated Amount ..........................................      63
 Groups ................................................................      63
 Redemption and Early Amortization
   of Notes ............................................................      65
 Final Payment of the Notes ............................................      67
 Issuances of New Series, Classes
   and Tranches of Notes ...............................................      68
 Payments on Notes; Paying Agent .......................................      70
 Denominations .........................................................      71
 Record Date ...........................................................      71
 Governing Law .........................................................      71
 Form, Exchange and Registration
   and Transfer of Notes ...............................................      71
 Book-Entry Notes ......................................................      71
 The Depository Trust Company ..........................................      73
 Clearstream, Luxembourg ...............................................      74
 Euroclear System ......................................................      74
 Distributions on Book-Entry Notes .....................................      75




                                                                            PAGE
                                                                            ----
 Global Clearance and Settlement
   Procedures ..........................................................      75
 Definitive Notes ......................................................      76
 Replacement of Notes ..................................................      77
Sources of Funds to Pay the Notes ......................................      78
 General ...............................................................      78
 Deposit and Allocation of Funds in
   the Issuance Trust ..................................................      80
 Deposits in Collection Account ........................................      81
 Required Transferor Amount ............................................      82
 Required Pool Balance .................................................      84
 Allocations of Amounts to the
   Overconcentration Account and
   Allocations of Amounts on
   Deposit in the Overconcentration
   Account .............................................................      84
 Allocations of Amounts to the
   Excess Funding Account and
   Allocations of Amounts on
   Deposit in the Excess Funding
   Account .............................................................      85
 Increases in the Invested Amount of
   an Existing Collateral Certificate ..................................      85
 Addition of Assets ....................................................      86
 Removal of Assets .....................................................      89
 Discount Option .......................................................      90
 Issuing Entity Accounts ...............................................      91
 Derivative Agreements .................................................      92
 Supplemental Credit Enhancement
   Agreements and Supplemental
   Liquidity Agreements ................................................      92
 Sale of Assets ........................................................      93
 Representations and Warranties ........................................      94
 Certain Matters Regarding the
   Servicer and the Administrator of
   the Issuance Trust ..................................................      97
 Servicer Covenants ....................................................      98
 Servicer Default ......................................................      99
 Evidence as to Compliance .............................................     101
 Indemnification .......................................................     101
 Collection and Other Servicing
   Procedures ..........................................................     102
 Merger or Consolidation of the
   Transferor or the Servicer ..........................................     105
 Assumption of the Transferor's
   Obligations .........................................................     106

                                                                            PAGE
                                                                            ----
The Indenture ..........................................................     107
 Indenture Trustee .....................................................     107
 Securities Intermediary ...............................................     109
 Issuing Entity Covenants ..............................................     109
 Early Amortization Events .............................................     110
 Events of Default .....................................................     112
 Events of Default Remedies ............................................     112
 Meetings ..............................................................     115
 Voting ................................................................     115
 Amendments to the Indenture and
   the Indenture Supplements ...........................................     116
 Tax Opinions for Amendments ...........................................     119
 Addresses for Notices .................................................     119
 Issuing Entity's Annual Compliance
   Statement ...........................................................     119
 Indenture Trustee's Annual Report .....................................     120
 List of Noteholders ...................................................     120
 Reports ...............................................................     120
 Consumer Protection Laws ..............................................     121
Description of the Receivables Purchase Agreements and the Sale
   Agreements ..........................................................     122
 Sale of Receivables ...................................................     122
 Representations and Warranties ........................................     123
 Repurchase Obligations ................................................     123
 Reassignment of Other Receivables .....................................     124
 Amendments ............................................................     124
 Termination ...........................................................     124




                                                                            PAGE
                                                                            ----
 Sale from Credco ......................................................     125
[Recent Litigation] ....................................................     125
Federal Income Tax Consequences ........................................     125
 General ...............................................................     125
 Description of Opinions ...............................................     126
 Tax Characterization of the
   Issuing Entity and the Notes ........................................     127
 Consequences to Holders of an
   Interest in the Offered Notes .......................................     128
Benefit Plan Investors .................................................     131
 Prohibited Transactions ...............................................     132
 Potential Prohibited Transactions
   from Investment in Notes ............................................     132
 Prohibited Transactions between the
   Benefit Plan and a Party in
   Interest ............................................................     132
 Prohibited Transactions between the
   Issuing Entity and a Party in
   Interest ............................................................     132
 Investment by Benefit Plan
   Investors ...........................................................     133
 Tax Consequences to Benefit Plans .....................................     133
Plan of Distribution ...................................................     134
Legal Matters ..........................................................     135
Where You Can Find More
   Information .........................................................     135
Forward-Looking Statements .............................................     136
Glossary of Defined Terms ..............................................     138

                               PROSPECTUS SUMMARY

THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU MAY NEED TO MAKE AN INFORMED INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT BEFORE YOU PURCHASE ANY NOTES. THE DISCLOSURE IN THIS PROSPECTUS IS SUPPLEMENTED BY THE RELATED PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investment in the notes involves risks. You should consider carefully the risk factors beginning on page [_] in this prospectus.

ISSUING ENTITY

American Express Issuance Trust, a Delaware statutory trust, is the issuing entity of the notes. Its address is American Express Issuance Trust, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600 and its telephone number is (302) 651-1000.

We refer to the American Express Issuance Trust as the "issuance trust" or the "issuing entity."

SPONSOR AND ACCOUNT OWNERS

The receivables owned by the issuing entity will arise in designated charge accounts owned by American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB or any of their affiliates.

TRS

American Express Travel Related Services Company, Inc., a New York corporation, is the sponsor of the issuing entity. American Express Travel Related Services Company, Inc. also owns consumer, small business and commercial charge accounts from which receivables are transferred to American Express Receivables Financing Corporation V LLC, which receivables American Express Receivables Financing Corporation V LLC may then, subject to certain conditions, add to the issuance trust. See "Sources of Funds to Pay the Notes-- Addition of Assets" and "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus. American Express Travel Related Services Company, Inc. may also be an account owner with respect to master trusts or other securitization special purpose entities which issue collateral certificates that are included in the issuance trust.

We refer to American Express Travel Related Services Company, Inc. as "TRS" or, as the context requires, an "account owner."

CENTURION

American Express Centurion Bank, a Utah industrial bank, owns consumer and small business charge accounts (and, in the future, may own commercial charge accounts) from which receivables are transferred to TRS, which receivables are then transferred by TRS to American Express Receivables Financing Corporation V LLC. American Express Receivables Financing Corporation V LLC may then, subject to certain conditions, add those receivables to the issuance trust. See "Sources of Funds to Pay the Notes--Addition of Assets" and "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus. American Express Centurion Bank may also be an account owner with respect to master trusts or other securitization special purpose entities which issue collateral certificates that are included in the issuance trust.

We refer to American Express Centurion Bank as "Centurion" or an "account owner."

FSB

American Express Bank, FSB, a federal savings bank, owns consumer and small business charge accounts (and, in the future, may own commercial charge accounts) from which receivables are transferred to TRS, which receivables are then transferred by TRS to American Express Receivables Financing Corporation V LLC. American Express Receivables Financing Corporation V LLC may then, subject to certain conditions, add those receivables to the issuance trust. See "Sources of Funds to Pay the Notes--Addition of Assets" and "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus. American Express Bank, FSB may also be an account owner with respect to master trusts or other securitization special purpose entities which issue collateral certificates that are included in the issuance trust.

We refer to American Express Bank, FSB as "FSB" or an "account owner." We refer to TRS, Centurion and FSB collectively as the "account owners." Unless the context otherwise requires, references to "account owner" and the "account owners" in this prospectus and in the related prospectus supplement include any additional account owner so designated in accordance with the transfer and servicing agreement.

RECEIVABLES SELLER

On an ongoing basis, American Express Credit Corporation purchases from TRS, Centurion and FSB receivables arising in unsecuritized consumer and small business charge accounts owned by each of TRS, Centurion and FSB. In connection with the designation of the initial accounts to the issuing entity's portfolio, American Express Credit Corporation entered into a sale agreement with TRS, pursuant to which American Express Credit Corporation sold to TRS all of its right, title and interest in the receivables existing in the initial accounts at the initial cut-off date and in the receivables thereafter arising in those accounts, including all recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable and all collections and all proceeds, each as it relates to such receivables. In connection with the designation of aggregate addition accounts to the issuing entity's portfolio, American Express Credit Corporation and TRS may enter into additional sale agreements with substantially similar terms. With respect to any such sale of receivables to TRS, American Express Credit Corporation has filed and will file appropriate UCC financing statements to evidence such sale to TRS.

We refer to American Express Credit Corporation as "Credco."

DEPOSITOR AND TRANSFEROR

American Express Receivables Financing Corporation V LLC is the depositor and transferor to the issuance trust. It is a limited liability company formed under the laws of the State of Delaware on December 14, 2004, and it is a wholly-owned subsidiary of TRS. American Express Receivables Financing Corporation V LLC also structures the issuing entity's transactions. Its address is 200 Vesey Street, New York, New York 10285 and its telephone number is (212) 640-2354.

Pursuant to a receivables purchase agreement with TRS, American Express Receivables Financing Corporation V LLC purchases receivables owned in designated charge accounts owned by TRS, Centurion and FSB. See "Description of the Receivables Purchase Agreements and the

Sale Agreements" in this prospectus. It may then, subject to certain conditions, add those receivables to the issuance trust. See "Sources of Funds to Pay the Notes--Addition of Assets" in this prospectus. American Express Receivables Financing Corporation V LLC or any of its affiliates may be a transferor to master trusts or other securitization special purpose entities which issue collateral certificates that are included in the issuance trust.

As the transferor to the issuance trust, American Express Receivables Financing Corporation V LLC holds the transferor interest in the issuance trust, which represents the interest in the issuance trust not represented by notes issued and outstanding under the issuance trust or the rights, if any, of any credit enhancement providers to receive payments from the issuance trust. See "Sources of Funds to Pay the Notes--Required Transferor Amount" in this prospectus.

We refer to American Express Receivables Financing Corporation V LLC as "RFC V" or the "transferor." Unless the context otherwise requires, any reference in this prospectus or the related prospectus supplement to "transferor" includes any additional transferor so designated in accordance with the transfer and servicing agreement.

See "Transaction Parties--The Depositor and the Transferor" in this prospectus for a further description of its activities and history.

SERVICER AND ADMINISTRATOR

TRS is the servicer of the issuance trust. As servicer, TRS is responsible for servicing, managing and making collections on the receivables in the issuance trust. See "Transaction Parties--The Servicer" and "Sources of Funds to Pay the Notes--Collection and Other Servicing Procedures" in this prospectus. The servicer has outsourced certain functions to affiliated and unaffliated third parties, but TRS remains responsible for the overall servicing process. For information about certain affiliated and unaffiliated third party vendors that provide these services, including Amex Card Services Company, Centurion, FSB and RFC V, see "Transaction Parties--The Servicer" and "Sources of Funds to Pay the Notes--Collection and Other Servicing Procedures" in this prospectus.

In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. See "Sources of Funds to Pay the Notes--Servicer Default" in this prospectus.

The servicer receives a servicing fee from the issuing entity, and each series is obligated to pay a portion of that fee. See the related prospectus supplement for a description of the monthly servicing fee allocated to each series of notes.

As administrator of the trust, TRS also performs certain administrative functions on behalf of the issuing entity. See "Transaction Parties--The Issuing Entity" in this prospectus.

TRS or an affiliate also may be the servicer or administrator of master trusts or other securitization special purpose entities which may issue collateral certificates to be included in the issuance trust.

We refer to TRS, as the context may require, as the "servicer" or the "administrator."

INDENTURE TRUSTEE

The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for each series, class and tranche of notes issued by the issuing entity. Its address is 101 Barclay

Street, Floor 8 West, Attention: Corporate Trust Administration--Asset Backed Securities, New York, New York 10286. Its telephone number is (212) 815-6258.

Under the terms of the indenture, the role of the indenture trustee is limited. See "The Indenture--Indenture Trustee" in this prospectus.

OWNER TRUSTEE

Wilmington Trust Company, a Delaware banking corporation, is the owner trustee under the trust agreement. Its address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600. Its telephone number is (302) 651-1000.

Under the terms of the trust agreement, the role of the owner trustee is limited. See "The Issuing Entity--Owner Trustee" in this prospectus.

ASSETS OF THE ISSUING ENTITY

As of the date of this prospectus, the issuing entity's primary assets consist of receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB. These receivables include receivables which are in existence at the initial cut-off date and receivables which are created from time to time thereafter. In the future, the issuing entity's assets may include receivables in designated commercial charge accounts owned by TRS or any of its affiliates and receivables arising in additional designated consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates.

The issuing entity has acquired and will acquire the receivables from the transferor pursuant to the transfer and servicing agreement. The transferor has and will have acquired receivables from TRS pursuant to a receivables purchase agreement between TRS and the transferor. TRS has and will have acquired receivables from Centurion pursuant to a receivables purchase agreement between Centurion and TRS, from FSB pursuant to a receivables purchase agreement between FSB and TRS and from Credco pursuant to sale agreements between Credco and TRS. See "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus.

In addition to receivables arising in designated charge accounts, the issuing entity's assets may include one or more collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates.

Payment of principal of and interest on each series, class or tranche of notes is secured by the issuing entity's assets.

See "Sources of Funds to Pay the Notes" in this prospectus.

Additional assets may be transferred to the issuing entity as described under "Sources of Funds to Pay the Notes--Addition of Assets" in this prospectus. The transferor may add additional receivables or collateral certificates to the issuance trust at any time without limitation, so long as:

   o the receivables are eligible receivables or the collateral certificates are eligible collateral certificates, as applicable,

   o the transferor does not expect the addition to result in an adverse effect or in the commercial obligor overconcentration amount exceeding zero, and

   o under certain circumstances, the rating agencies confirm the ratings on the outstanding notes. Under certain limited circumstances, the transferor may be required to add additional receivables or collateral certificates to the issuance trust if required to maintain the required transferor amount or the required pool balance.

The transferor may also remove receivables that it transferred to the issuing entity as described under "--Removal of Assets" in this prospectus, provided that the transferor does not expect the removal to result in an adverse effect and the rating agencies confirm the ratings on the outstanding notes. If the transferor breaches certain representations and warranties relating to the eligibility of receivables included in the issuance trust, however, the transferor may be required to remove immediately those receivables from the issuance trust. Finally, on the date when any receivable in an account is charged off as uncollectible, the trust automatically transfers those receivables to the transferor.

The composition of the assets in the issuance trust will change over time due to:

o changes in the composition and amount of the receivables in the issuance trust, including changes in the relative proportion of consumer, small business and commercial receivables, or in the master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, as new receivables are created, existing receivables are paid off or charged off, additional accounts are designated to have their receivables included in the issuance trust, master trust or other securitization special purpose entity and removed accounts are designated to have their receivables removed from the issuance trust, master trust or other securitization special purpose entity;

o the ability of the transferor to cause to be increased and decreased the invested amount of an existing collateral certificate included in the issuance trust; and

o the ability of the transferor to transfer additional collateral certificates to the issuance trust.

Noteholders will not be notified of any such changes to the composition of the assets in the issuance trust due to additions or removals of receivables and/ or collateral certificates. However, monthly reports containing certain information relating to the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See "Where You Can Find More Information" in this prospectus for information as to how these reports may be accessed.

See "Sources of Funds to Pay the Notes--Addition of Assets," "--Removal of Assets" and "--Increases in the Invested Amount of an Existing Collateral Certificate" in this prospectus.

In addition, the occurrence of a pay out event or early amortization event with respect to a collateral certificate included in the issuance trust will result in the early amortization of that collateral certificate and may result in the early amortization of the notes. To the extent that principal collections allocated to that collateral certificate upon the occurrence of a pay out event or early amortization event remain after making all required deposits and payments for the notes, those excess principal collections may be reinvested in another collateral certificate included in the issuance trust.

SERIES, CLASSES AND TRANCHES OF NOTES

The issuing entity is offering notes, which are issued pursuant to the indenture and an indenture supplement for each series. Each of the indenture and the indenture supplement for each series is between the issuing entity and the indenture trustee.

The prospectus supplement for a particular issuance of notes will specify the series of which those notes are part. Each series of notes is entitled to its allocable share of the issuing entity's assets.

It is expected that most series of notes will consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and exposure to reductions in the nominal liquidation amount of the related series of notes. For example, subordinated notes of a series provide credit enhancement for senior notes of that same series. See "The Notes--Subordination of Interest and Principal" in this prospectus.

Some series of notes may be multiple tranche series, meaning that multiple tranches of notes may be issued within each class of notes. Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, expected final payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the related prospectus supplement.

For a multiple tranche series, the expected final payment dates and the legal maturity dates of the tranches of senior and subordinated notes of that series likely will be different. As such, certain tranches of subordinated notes may have expected final payment dates and legal maturity dates earlier than some or all of the tranches of senior notes of that series. However, a tranche of subordinated notes will not be repaid before its legal maturity date unless, after payment of that tranche of subordinated notes, the remaining subordinated notes provide the required enhancement for the senior notes. In addition, a tranche of senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for that tranche of senior notes. See "The Notes--Issuances of New Series, Classes and Tranches of Notes" in this prospectus.

Some series will not be multiple tranche series. For these series, each class will consist of a single tranche and each class will generally be issued on the same date. The expected final payment dates and legal maturity dates of the subordinated notes of that series will either be the same as or later than those of the senior notes of that series.

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and a nominal liquidation amount. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in this prospectus.

The nominal liquidation amount of a series, class or tranche of notes corresponds to the portion of the assets in the issuance trust that has been pledged to secure the obligation of that series, class or tranche. The remaining portion of the assets in the issuance trust that is not securing note obligations is referred to as the transferor amount.

The terms of any future series, class or tranche of notes will not be subject to your prior review or consent. We cannot assure you that the terms of any future series, class or tranche might not have an impact on the timing or amount of payments received by a noteholder.

REQUIRED TRANSFEROR AMOUNT

The transferor amount represents the amount of assets included in the issuance trust not securing any series, class or tranche of notes. For any monthly period, the transferor amount equals the pool balance as of the close of business on the last day of such monthly period minus the aggregate nominal liquidation amount of all notes as of the close of business on such day.

Increases or decreases in the pool balance without a corresponding increase or decrease in the nominal liquidation amount of any notes will result in an increase or decrease in the transferor amount. The transferor amount fluctuates to reflect changes in the amount of principal receivables included in the issuance trust. The transferor amount generally decreases as a result of the issuance of new notes. The transferor amount generally increases if there are reductions in the nominal liquidation amount of any notes, for example, due to payments of principal of those notes or a deposit into the principal funding account with respect to those notes.

The issuance trust has a minimum transferor amount requirement, referred to as the required transferor amount. For any monthly period, the required transferor amount equals a designated percentage, referred to as the required transferor amount percentage, of the amount of principal receivables included in the issuance trust at the end of that monthly period. The required transferor amount percentage currently is 15%, although the transferor may change that percentage at any time, subject to the conditions described in "Sources of Funds to Pay the Notes--Required Transferor Amount" in this prospectus.

If, at the end of any monthly period, the transferor amount for such monthly period and for the prior monthly period is less than the required transferor amount for each such monthly period, the transferor is required to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust as described in "Sources of Funds to Pay the Notes--Addition of Assets" and "--Increases in the Invested Amount of an Existing Collateral Certificate" in this prospectus.

If, when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust, an early amortization event will occur with respect to the notes. See "Sources of Funds to Pay the Notes--Required Transferor Amount" and "The Indenture--Early Amortization Events" in this prospectus.

The interest in the transferor amount initially is held by the transferor. The transferor's interest in the transferor amount, referred to in this prospectus and the related prospectus supplement as the transferor interest, may be held either in certificated form represented by a transferor certificate or in uncertificated form. A holder of an interest in the transferor amount may sell all or a portion of that interest. The transferor amount does not provide credit enhancement to any notes.

REQUIRED POOL BALANCE

For any monthly period, the pool balance equals the sum of (i) the amount of principal receivables, (ii) the aggregate invested amount of the collateral certificates, if any, and (iii) any amount on deposit in the excess funding account.

The issuance trust has a minimum pool balance requirement, referred to as the required pool balance. For any monthly period, the required pool balance is an amount equal to the sum of (i) for all notes in their revolving period, the sum of the nominal liquidation amounts of those notes at the end of such monthly period, and (ii) for all other notes, the sum of the nominal liquidation amounts of those notes at the end of the most recent revolving period for each of those notes, excluding any notes which will be paid in full on the applicable payment date for those notes in the following monthly period and any notes that will have a nominal liquidation amount of zero on the applicable payment date for those notes in the following monthly period. See "Sources of Funds to Pay the Notes--Required Pool Balance" in this prospectus.

If, at the end of any monthly period, the pool balance for such monthly period is less than the required pool balance for such monthly period, the transferor is required to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust as described in "Sources of Funds to Pay the Notes--Addition of Assets" and "--Increases in the Invested Amount of an Existing Collateral Certificate" in this prospectus.

If, when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust, an early amortization event will occur with respect to the notes. See "Sources of Funds to Pay the Notes--Required Pool Balance" and "The Indenture--Early Amortization Events" in this prospectus.

STATED PRINCIPAL AMOUNT, OUTSTANDING DOLLAR PRINCIPAL AMOUNT, ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT AND NOMINAL LIQUIDATION AMOUNT OF NOTES

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and a nominal liquidation amount.

o Stated Principal Amount. The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

o Outstanding Dollar Principal Amount. For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount, as described in the related prospectus supplement, of that series, class or tranche of notes, less principal payments made to noteholders of that series, class or tranche, plus increases due to issuances of additional notes of that series, class or tranche. The outstanding dollar principal amount for foreign currency notes or discount notes is determined as described in "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in this prospectus.

o Adjusted Outstanding Dollar Principal Amount. The adjusted outstanding dollar principal amount of any series, class or tranche of notes is equal to the outstanding dollar principal amount of that series, class or tranche of notes, less any funds on deposit in the principal funding account for that series, class or tranche.

o Nominal Liquidation Amount. The nominal liquidation amount of a series, class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount of that series, class or tranche, but after deducting:

     - that series's, class's or tranche's share of charge-offs resulting from any uncovered default amount allocated to that series, class or tranche;

     - that series's, class's or tranche's share of reallocations of principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, referred to as reallocated principal collections;

     - amounts on deposit in the principal funding account for that series, class or tranche; and

     - the amount of all payments of principal of that series, class or tranche of notes;

and adding back all reimbursements from finance charge collections allocated to the related series of notes to cover reductions in that series's, class's or tranche's nominal liquidation amount due to:

     - that series's, class's or tranche's share of charge-offs resulting from any uncovered default amount allocated to that series, class or tranche of notes, or

     - that series's, class's or tranche's share of reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

In addition, for a series, class or tranche of discount notes, the nominal liquidation amount of that series, class or tranche will increase over time as principal accretes.

The nominal liquidation amount of a series, class or tranche of notes will also be increased if additional notes of that series, class or tranche are issued after the initial issuance of notes of that series, class or tranche or if amounts on deposit in the principal funding account for that series, class or tranche are deposited into the principal funding account for another series, class or tranche of notes or paid to the holder of the transferor interest.

Upon a sale of assets in the issuance trust following (i) an event of default and acceleration of a series, class or tranche of notes or (ii) the legal maturity date of a series, class or tranche of notes, as described in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus, the nominal liquidation amount of that series, class or tranche of notes will be reduced to zero.

For a multiple tranche series, the nominal liquidation amount of a series of notes is equal to the sum of the nominal liquidation amounts of all the classes or tranches of notes of that series.

For a detailed discussion of the stated principal amount, the outstanding dollar principal amount, the adjusted outstanding dollar principal amount and the nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar

Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in this prospectus.

INTEREST PAYMENTS

Each series, class or tranche of notes, other than a series, class or tranche of discount notes, will bear interest from its issuance date at the rate described and as calculated or determined in the related prospectus supplement. Interest on each series, class or tranche of notes will be paid on the interest payment dates specified in the related prospectus supplement.

Each class or tranche of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes.

See "The Notes--Interest" in this prospectus.

PRINCIPAL PAYMENTS

The issuing entity expects to pay the stated principal amount of each series, class or tranche of notes in one payment on the expected final payment date of that series, class or tranche of notes. The legal maturity date is the date on which a series, class or tranche of notes is legally required to be fully paid in accordance with its terms. The expected final payment date and legal maturity date of a series, class or tranche of notes will be specified in the related prospectus supplement.

A series, class or tranche of notes may be paid before its expected final payment date if an early amortization event occurs with respect to that series, class or tranche of notes or upon an optional or mandatory redemption with respect to that series, class or tranche of notes.

The issuing entity is obligated to pay the stated principal amount of a series, class or tranche of notes on its expected final payment date or upon the occurrence of an early amortization event or an optional or mandatory redemption with respect to that series, class or tranche of notes, only to the extent that funds are available for that purpose. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, these payments will be made only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.

The remedies a noteholder may exercise following an event of default and acceleration or on its legal maturity date are limited and are described in "The Indenture--Events of Default Remedies" and "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.

SUBORDINATION

Payment of principal of and interest on subordinated notes will be subordinated to the payment of principal of and interest on senior notes of that series except to the extent provided in this prospectus and the related prospectus supplement.

Finance charge collections allocated to a series of notes will be used to pay interest due on senior notes of that series before being available to pay interest due on subordinated notes of that series.

The nominal liquidation amount of a series will be reduced due to charge-offs resulting from any uncovered default amount allocated to that series and due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

Within each series, subordinated notes bear the risk before senior notes of a reduction in

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
the nominal liquidation amount of that series due to charge-offs resulting from any uncovered default amount allocated to that series or due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. For a multiple tranche series, charge-offs resulting from any uncovered default amount allocated to that series will initially be allocated to each tranche of that series and then reallocated to the tranches of subordinated notes of that series to the extent credit enhancement in the form of subordination is still available to the tranches of senior notes.

In addition, principal collections allocated to a series of notes, after giving effect to any reallocations, will first be used to fund targeted deposits into the principal funding accounts of senior notes of that series before being applied to the principal funding accounts of the subordinated notes of that series.

For a multiple tranche series, a tranche of subordinated notes that reaches its expected final payment date, or that has an early amortization event or optional or mandatory redemption, will not be paid principal if such tranche is necessary to provide the required subordination for tranches of senior notes of that series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes of that series, prefunding of the principal funding accounts for tranches of senior notes of that series will begin as described in the related prospectus supplement. After that time, such tranche of subordinated notes will be paid only to the extent that:

o the principal funding accounts for tranches of senior notes of that series are prefunded in an amount such that the tranche of subordinated notes that has reached its expected final payment date is not necessary to provide the required subordination; or

o new tranches of subordinated notes of that series are issued so that the tranche of subordinated notes of that series that has reached its expected final payment date is no longer necessary to provide the required subordination; or

o enough tranches of senior notes of that series are repaid so that the tranche of subordinated notes of that series that has reached its expected final payment date is no longer necessary to provide the required subordination; or

o    that tranche of subordinated notes reaches its legal maturity date.

For a multiple tranche series, if the nominal liquidation amount of a tranche of subordinated notes is greater than zero on its legal maturity date, principal collections, if any, allocated to that tranche of notes, certain funds on deposit in the applicable issuing entity accounts allocated to that tranche of notes and proceeds from any sale of assets will be paid to the noteholders of that tranche of notes, even if payment would reduce the amount of available subordination below the required subordination for the senior notes of that series.

LIMIT ON REPAYMENT OF ALL NOTES

You may not receive the stated principal amount of your notes if:

o the nominal liquidation amount of your notes has been reduced due to charge-offs resulting from any uncovered default amount allocated to your series or due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement and those amounts have not been reimbursed from finance charge collections allocated to your series of notes; or

o assets in the issuance trust are sold following (i) an event of default and acceleration of your notes or (ii) the legal maturity date of your notes, and the proceeds from the sale of those assets, plus any funds on deposit in the applicable issuing entity accounts allocated to your notes, and any other amounts available to your notes, are insufficient to provide the full repayment of your notes. See "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.

OPTIONAL REDEMPTION OF NOTES

Under certain circumstances specified in this prospectus or the related prospectus supplement, the issuing entity or the transferor, if the transferor is the servicer or an affiliate of the servicer, may redeem the notes of any series, class or tranche before the applicable expected final payment date in whole but not in part on any day on or after the day on which the outstanding dollar principal amount of that series, class or tranche of notes is reduced to less than 10% of its highest outstanding dollar principal amount. This redemption option is referred to as a clean-up call.

   If the issuer is directed to redeem any series, class or tranche of notes, it will notify the registered holders at least 30 days prior to the redemption date. The redemption price of any series, class or tranche of notes will equal 100% of the outstanding dollar principal amount, plus accrued, past due and additional interest on those notes to but excluding the date of redemption.

   If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on that series, class or tranche of notes will thereafter be made until the earlier to occur of (i) the date on which those notes are paid in full and (ii) the applicable legal maturity date. Any funds on deposit in the applicable issuing entity trust accounts allocable to those notes will be applied to make principal and interest payments on those notes on the redemption date.

EARLY AMORTIZATION OF NOTES

The issuing entity is required to repay any note upon the occurrence of an early amortization event for that note, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series.

Early amortization events include the following:

o for any series, class or tranche of notes, the occurrence of an event of default and acceleration of the notes of that series, class or tranche;

o for any series, class or tranche of notes, the occurrence of the expected final payment date of that series, class or tranche if that series, class or tranche is not fully repaid on or prior to that date;

o the issuing entity becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

o the bankruptcy, insolvency, conservatorship or receivership of the transferor or an account owner;

o    an account owner is unable for any reason to transfer receivables to TRS,

     TRS is unable for any reason to transfer receivables to the transferor, or the transferor is unable for any reason to transfer receivables to the issuance trust; or

o for any series, class or tranche of notes, the related prospectus supplement may include additional early amortization events or indicate that certain of the events listed above are not early amortization events for that series, class or tranche of notes.

An early amortization event for one series, class or tranche of notes will not necessarily be an early amortization event for any other series, class or tranche of notes.

For a more complete description of early amortization events, see "The Notes--Redemption and Early Amortization of Notes" and "The Indenture--Early Amortization Events" in this prospectus.

Upon the occurrence of an early amortization event for any series, class or tranche of notes, those notes will be entitled to receive payments of interest and principal each month, subject to the conditions outlined in "The Notes--Redemption and Early Amortization of Notes" and "The Indenture--Early Amortization Events" in this prospectus.

EVENTS OF DEFAULT

The events of default are described in "The Indenture--Events of Default" in this prospectus. Some events of default result in an automatic acceleration of the notes of the affected series, class or tranche, and others result in the right of the indenture trustee or the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the notes of the affected series, class or tranche.

Events of default include the following:

o the issuing entity's failure, for a period of 35 days, to pay interest on any series, class or tranche of notes when that interest becomes due and payable;

o the issuing entity's failure to pay the stated principal amount of any series, class or tranche of notes on the applicable legal maturity date of that series, class or tranche;

o the issuing entity's default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 90 days after either the indenture trustee or the holders of at least 25% of the outstanding dollar principal amount of the notes of the affected series, class or tranche has provided written notice requesting the remedy of that breach if, as a result of that default, the interests of those noteholders are materially and adversely affected and continue to be materially and adversely affected during that 90-day period;

o the occurrence of certain events of bankruptcy or insolvency of the issuing entity; and

o for any series, class or tranche of notes, any additional events of default specified in the related prospectus supplement.

An event of default for one series, class or tranche of notes will not necessarily be an event of default for any other series, class or tranche of notes.

It is not an event of default if the issuing entity fails to repay a series, class or tranche of notes prior to the legal maturity date of those notes because it does not have sufficient funds available or if payment of the notes is delayed because that class or tranche is necessary to provide required subordination for a senior class of notes.

EVENTS OF DEFAULT REMEDIES

Following an event of default and acceleration of a series, class or tranche of notes, funds on deposit in the applicable issuing entity accounts for the affected notes will be applied to pay principal of and interest on those notes to the extent permitted by law. Then, in each following monthly period, principal collections and finance charge collections allocated to that series, class or tranche of notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full and the legal maturity date of those notes. However, subordinated notes of a multiple tranche series will receive payment of principal prior to their legal maturity date only if, and to the extent that, funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior notes of that series.

Following an event of default and acceleration of a series, class or tranche of notes, the indenture trustee may, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the accelerated series, class or tranche of notes will, cause the issuing entity to sell assets. However, this sale of assets may occur only if:

o the conditions specified in the related prospectus supplement are satisfied and, in the case of tranches of subordinated notes of a multiple tranche series, only to the extent that payments are permitted by the subordination provisions of the senior notes of that series; or

o the legal maturity date of the accelerated series, class or tranche of notes has occurred.

The holders of the accelerated series, class or tranche of notes will be paid their allocable share of the proceeds of a sale of those assets and amounts previously deposited in issuing entity accounts for that series, class or tranche of accelerated notes. Upon the sale of those assets and payment of the proceeds from the sale and any other amounts available to such noteholders, the nominal liquidation amount of the accelerated series, class or tranche of notes will be reduced to zero. See "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.

CREDIT ENHANCEMENT


Some notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps, caps, collars or guaranteed investment contracts with various counterparties. TRS, Centurion, FSB or any of their affiliates may be counterparties to a derivative agreement. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the related prospectus supplement.

Some notes may have the benefit of one or more additional forms of supplemental credit enhancement, referred to in this prospectus and the related prospectus supplement as supplemental credit enhancement agreements, such as a letter of credit or surety bond. In addition, some notes may have the benefit of one or more forms of supplemental liquidity arrangements, such as a liquidity facility. The specific terms of any supplemental credit enhancement agreement or any supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement. TRS, Centurion, FSB or any of their affiliates may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement.

See "Sources of Funds to Pay the Notes--Derivative Agreements" and "--Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements" in this prospectus.

COLLECTIONS AND ALLOCATIONS

The servicer will receive collections on the receivables and any collateral certificates in the issuance trust. It will deposit those collections into the collection account and keep track of those collections that are principal collections and those that are finance charge collections.

The servicer will then allocate those collections among each series of notes outstanding and the holder of the transferor interest. The servicer will allocate principal collections and finance charge collections, and receivables in accounts written off as uncollectible, to each series based on varying percentages. The related prospectus supplement will describe the allocation percentages applicable to your series.

Noteholders are only entitled to amounts allocated to their series, class or tranche equal to the interest and principal payments on their notes.

See "Sources of Funds to Pay the Notes--Deposit and Allocation of Funds in the Issuance Trust" in this prospectus.

GROUPS

A series of notes may be included in one or more groups of series that share principal collections or finance charge collections. The related prospectus supplement will identify whether your series has been included in one or more of the following groups:

o Reallocation Group. A series of notes may be included in a group of series, called a reallocation group, that reallocates finance charge collections among the series in that group. Finance charge collections which would otherwise be allocated to each series based on the floating allocation percentage of that series will instead be combined and will be available for required payments, described in the related prospectus supplement, for all series in the same reallocation group. Any issuance of a new series in a reallocation group may reduce or increase the amount of finance charge collections allocated to any other series of notes in that group. For a more detailed discussion, see "The Notes--Groups-- Reallocation Group" and "Risk Factors--Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" in this prospectus.

o Shared Excess Available Finance Charge Collections Group. A series of notes may be included in a group of series, called a shared excess available finance charge collections group, that shares excess finance charge collections for each series in that group. To the extent that finance charge collections allocated to a series remain after making all required deposits and payments for that series, those excess finance charge collections will be applied to cover any shortfalls in amounts payable from finance charge collections allocated to other series of notes in the same shared excess finance charge collections group.
     See "The Notes--Groups--Shared

     Excess Available Finance Charge Collections Group" in this prospectus.

o Shared Excess Available Principal Collections Group. A series of notes may be included in a group of series, called a shared excess available principal collections group, that shares excess principal collections for each series in that group. To the extent that principal collections allocated to a series remain after making all required deposits and payments for that series, those excess principal collections will be applied to cover any shortfalls in principal deposits or payments payable from principal collections allocated to other series of notes in the same shared excess available principal collections group. See "The Notes--Groups--Shared Excess Available Principal Collections Group" in this prospectus.

REGISTRATION, CLEARANCE AND SETTLEMENT

The notes offered by this prospectus and the related prospectus supplement will be registered in the name of The Depository Trust Company or its nominee, and purchasers of those notes will not be entitled to receive physical delivery of those notes in definitive paper form except under limited circumstances. Owners of those notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear system in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "The Notes--Book-Entry Notes" in this prospectus.

ERISA ELIGIBILITY

Pension plans and other investors subject to Title of the Employee Retirement Income Security Act of 1974, as amended, referred to in this prospectus and the related prospectus supplement as ERISA, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, may acquire notes of every series, class or tranche offered pursuant to this prospectus and the related prospectus supplement, subject to specified conditions. The acquisition and holding of the notes could be treated as an indirect prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code. Accordingly, by purchasing the notes, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Internal Revenue Code. For further information regarding the application of ERISA, see "Benefit Plan Investors" in this prospectus.

TAX STATUS

Subject to important considerations described under "Federal Income Tax Consequences" in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuing entity, is of the opinion that, in connection with each issuance of a series, class or tranche of notes offered by this prospectus and a related prospectus supplement, for United States federal income tax purposes (i) the notes of that series, class or tranche will be treated as indebtedness and (ii) the issuing entity will not be an association or a publicly traded partnership taxable as a corporation.

In addition, holders of interests in the notes will agree, by acquiring notes of any series, class or tranche, to treat those notes as debt for federal, state and local income and franchise tax purposes.

NOTE RATINGS

Any note offered by this prospectus and a related prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

The ratings of the notes of any series, class or tranche address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes. The rating agencies have not rated the ability to pay principal of any series, class or tranche of notes on the related expected final payment date or any other date prior to the legal maturity date of that series, class or tranche of notes.

Each rating should be evaluated independently of any other rating. See "Risk Factors--The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn" in this prospectus.

DENOMINATIONS

The notes offered by this prospectus will be issued in denominations of $[5,000] and multiples of $1,000 in excess of that amount.

RECORD DATE

The record date for payment of the notes will be the last day of the monthly period immediately preceding the related payment date.

                                  RISK FACTORS


         The risk factors disclosed in this section describe the principal risk factors of an investment in the notes. You should consider the following risk factors before you decide whether or not to purchase the notes.

         SOME INTERESTS COULD HAVE PRIORITY OVER INDENTURE TRUSTEE'S INTEREST IN THE RECEIVABLES, WHICH COULD CAUSE DELAYED OR REDUCED PAYMENTS TO YOU.

         Representations and warranties are made that the indenture trustee has a perfected interest in the receivables. If any of these representations and warranties were found not to be true, however, payments to you could be delayed or reduced.

         In addition, the transaction documents permit certain tax liens to have priority over the indenture trustee's perfected interest in the receivables. If any of these tax liens were to arise, you could suffer a loss on your investment.

         Furthermore, if a bankruptcy trustee for TRS or a conservator or receiver for Centurion or FSB were to argue that any of its administrative expenses relate to the receivables, any collateral certificates included in the issuance trust, or the transaction documents, those expenses could be paid from collections on the receivables before the indenture trustee receives any payments, which could result in losses on your investment.

         THE INDENTURE TRUSTEE MAY NOT HAVE A PERFECTED INTEREST IN COLLECTIONS COMMINGLED BY THE SERVICER WITH ITS OWN FUNDS, WHICH COULD CAUSE DELAYED OR REDUCED PAYMENTS TO YOU.

         The servicer is obligated to deposit collections into the collection account no later than the second business day after the date of processing for those collections. If certain conditions are met, however, the servicer is permitted to hold all collections received during a monthly period and to make only a single deposit of those collections on the following transfer date. See "Sources of Funds to Pay the Notes--Deposits in Collection Account" in this prospectus.

         All collections that the servicer is permitted to hold are commingled with its other funds and used for its own benefit. The indenture trustee may not have a perfected interest in these amounts, and thus payments to you could be delayed or reduced if the servicer were to become a debtor in a bankruptcy case.

         THE BANKRUPTCY, CONSERVATORSHIP, RECEIVERSHIP, OR INSOLVENCY OF TRS, CENTURION, FSB, RFC V, THE ISSUING ENTITY, OR ANY OF THEIR AFFILIATES COULD RESULT IN ACCELERATED, DELAYED, OR REDUCED PAYMENTS TO YOU.

         If TRS or any of its affiliates were to become a debtor in a bankruptcy case, a court could exercise control over the transferred assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, TRS or any of its affiliates as debtor-in-possession or another interested party could argue that:

         o TRS did not sell the transferred assets to RFC V but instead borrowed money from RFC V and granted a security interest in the transferred assets;

         o RFC V and its assets (including the transferred assets) should be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates; or

         o the transferred assets are necessary for TRS or any of its affiliates to reorganize.

         If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

         If TRS or any of its affiliates were to enter bankruptcy, moreover, the transferor, the servicer, the issuing entity, the indenture trustee and the noteholders could be prohibited from taking any action to enforce the Centurion receivables purchase agreement, the FSB receivables purchase agreement, the RFC V receivables purchase agreement, the transfer and servicing agreement or any other applicable transaction document against TRS or those affiliates without the permission of the bankruptcy court. In addition, with the authorization of the bankruptcy court, TRS or any of those affiliates may be able to reject any transaction document to which it is a party. That rejection would excuse TRS or the affiliate from performing its obligations (including payment obligations) under the applicable transaction document, and any right under that document that has been assigned to the indenture trustee may be limited or terminated. That rejection also could excuse the other parties to the applicable transaction document from performing their obligations. Noteholders also may be required to return payments already received if TRS were to become a debtor in a bankruptcy case.

         Centurion is chartered as a Utah industrial bank and is regulated and supervised by the Utah Department of Financial Institutions, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for Centurion if certain events occur relating to Centurion's financial condition or the propriety of its actions. FSB is a federal savings bank and is regulated and supervised by the Office of Thrift Supervision, which is authorized to appoint the FDIC as conservator or receiver for FSB if certain events occur relating to FSB's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Centurion or FSB.

         The FDIC as conservator or receiver for Centurion or FSB could seek to reclaim, recover, or recharacterize Centurion's or FSB's transfer of receivables or any applicable collateral certificate (collectively referred to in this risk factor as the "transferred assets"). If the FDIC were successful, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for Centurion or FSB. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB for a reasonable period following its appointment as conservator or receiver. Therefore, if the FDIC were to reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB, payments to you could be delayed or reduced.

         Even if the FDIC did not reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB, you could suffer a loss on your investment in the notes if
         (i) the related receivables purchase agreement or any other applicable transaction document, or the transfer of the transferred assets by Centurion or FSB were found to violate the regulatory requirements of the FDIA, (ii) the transferor, the servicer, or another transferor affiliate of Centurion or FSB, the issuing entity, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the transferred assets, (iii) the FDIC were to request a stay of any action by the transferor, the servicer, the issuing entity, or the indenture trustee to enforce the related receivables purchase agreement or any other applicable transaction document or the notes, or (iv) the FDIC were to repudiate other parts of the related receivables purchase agreement or any other applicable transaction document.

         In addition, regardless of the terms of the indenture or any other applicable securitization document, and regardless of the instructions of those authorized to direct the issuing entity's or the indenture trustee's actions, a court overseeing the bankruptcy case of TRS or any of its affiliates or the FDIC as conservator or receiver for Centurion or FSB may have the power (i) to prevent or require the commencement of an early amortization period, (ii) to prevent, limit, or require the early liquidation of transferred assets and termination of the issuing entity, or (iii) to require, prohibit, or limit the continued transfer of transferred assets. Furthermore, regardless of the terms of the indenture or any other applicable transaction document, a bankruptcy court or the FDIC (i) could prevent the appointment of a successor servicer or administrator of the transferor or the issuing entity or (ii) could authorize TRS, Centurion or FSB to stop servicing the receivables or providing administrative services to the transferor or the issuing entity. If any of these events were to occur, payments to you could be delayed or reduced.

         Regardless of any ruling made by a court or decision made by the FDIC, the fact that a bankruptcy case has been commenced by or against TRS or its affiliates or that Centurion or FSB has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

         Furthermore, at any time, if the appropriate banking regulatory authorities were to conclude that any obligation under a receivables purchase agreement, the transfer and servicing agreement, or any other applicable transaction document, were an unsafe or unsound practice or violated any law, regulation, or written condition or agreement applicable to Centurion, FSB, or any of their affiliates, such regulatory authority has the power to order Centurion, FSB, or the related affiliate, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation, or take such other action as the regulatory authority determines to be appropriate. If such an order were issued, payments to you could be delayed or reduced. In addition, Centurion, FSB, or the related affiliate may not be liable to you for contractual damages for complying with such an order, and you may have no recourse against the relevant regulatory authority.

         Payments to you also could be delayed or reduced because of related risks to distributions being made by a master trust or other securitization special purpose entity on a collateral certificate that has been transferred to the issuing entity.

         CHANGES TO CONSUMER PROTECTION LAWS MAY IMPEDE COLLECTION EFFORTS OR ALTER TIMING AND AMOUNT OF COLLECTIONS, WHICH MAY RESULT IN ACCELERATION OF OR REDUCTION IN PAYMENT ON YOUR NOTES.

         Charge receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those receivables.

         Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including charge receivables. The United States Congress and the states could further regulate the charge card and consumer credit industry in ways that make it more difficult for the servicer to collect payments on the receivables or that reduce the annual membership fees and other fees that TRS, Centurion, FSB, or any of their affiliates can assess on the accounts, resulting in reduced collections. See "The Indenture--Early Amortization Events" and "Consumer Protection Laws" in this prospectus.

         REGULATORY ACTION COULD RESULT IN LOSSES.

         Centurion is regulated and supervised by the Utah Department of Financial Institutions and the FDIC. FSB is regulated and supervised by the Office of Thrift Supervision. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to Centurion, FSB and their affiliates.

         If any of these regulatory authorities were to conclude that an obligation under the securitization documents were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to Centurion, FSB or their affiliates, that authority may have the power to order Centurion, FSB or the related affiliate to rescind the securitization document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, Centurion, FSB or the related affiliate probably would not be liable to you for contractual damages for complying with such an order, and you would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, payments to you could be delayed or reduced.

         In one case of which TRS, Centurion and FSB are aware, the regulatory authority ordered the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents.

         Each of the account owners and their affiliates make representations and warranties about its compliance with legal requirements. Each account owner also makes certain representations and warranties in the related receivables purchase agreements about the validity and enforceability of the accounts and the receivables. However, the indenture trustee will not examine the receivables or the records about the receivables for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. If any such representation or warranty is breached, the only remedy is that the transferor or the servicer must accept the transfer and reassignment of the receivables affected by the breach.

         If an accountholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the accountholder's obligations to repay amounts due on its account. As a result, the related receivables arising in that account would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and collections allocated to the notes are insufficient to cover the applicable default amount.

         POTENTIAL EFFECT OF NON-COMPLIANCE WITH THE BANK HOLDING
         COMPANY ACT COULD REQUIRE TRS AND AMERICAN EXPRESS COMPANY EITHER TO DIVEST CONTROL OF CENTURION OR TO COMPLY WITH OTHER PROVISIONS OF THE STATUTE.

         The Bank Holding Company Act of 1956, as amended, contains provisions that prohibit certain overdrafts by Centurion on its account at a Federal Reserve Bank on behalf of an affiliate or by an affiliate of its account at Centurion. Violation of these provisions would result in Centurion being deemed to be a "bank" under the statute, requiring TRS and American Express Company either to divest control of Centurion or to comply with other provisions of the statute.

         COMPETITION IN THE CHARGE AND CREDIT CARD INDUSTRY MAY RESULT IN A DECLINE IN ABILITY TO GENERATE NEW RECEIVABLES. THIS MAY RESULT IN REDUCED PAYMENT OF PRINCIPAL OR RECEIPT OF
         PRINCIPAL EARLIER OR LATER THAN EXPECTED.


         The American Express-branded proprietary charge and credit card programs operated by American Express and its affiliates encounter substantial and intense competition. As a card issuer, American Express competes in the United States with financial institutions (such as Citibank, Bank of America, JPMorgan Chase, MBNA and Capital One Financial) that are members of the VISA(R)* and/or MasterCard(R)* associations and that issue general purpose cards, primarily under revolving credit plans, on one or both of these systems, and the Morgan Stanley affiliate that issues the Discover Card on the Discover Business Services network. Limited competition also exists from businesses that issue their own cards or otherwise extend credit or charging privileges to their customers, such as retailers and airline associations, although these cards are not generally substitutes for general purpose cards because of their limited acceptance.


         As a result of continuing consolidations among banking and financial services companies and credit card portfolio acquisitions by major card issuers, there are now a smaller number of significant issuers, and the largest issuers have continued to grow using their greater resources, economies of scale and brand recognition to compete.

         Competing card issuers offer a variety of products and services to attract cardholders, including premium cards with enhanced services or lines of credit, airline frequent flyer program mileage credits, cash rebates and other reward or rebate programs, "teaser" promotional interest rates for both credit card acquisition and balance transfers, and co-branded arrangements with partners that offer benefits to cardholders.


         Most financial institutions that offer demand deposit accounts also issue debit cards to permit depositors to access their funds. Use of debit cards for point-of-sale purchases has grown as most financial institutions have replaced ATM cards with general purpose debit cards bearing either the VISA or MasterCard logo. Some bank debit cards also offer reward programs and other benefits. As a result, the volume of transactions made with debit cards in the United States has continued to increase significantly and, in the United States, has grown more rapidly than credit and charge card transactions.


         In the commercial card business, Diners Club is a significant global competitor and both VISA and MasterCard have increased efforts to support card issuers who are willing to build and support data collection and reporting necessary to satisfy business customer requirements. In the past few years, MasterCard has promoted enhanced web-based support for its corporate card issuing members, and VISA International has supported the creation of a joint venture by a number of its member banks from around the world to compete for the business of multinational companies.

         The principal competitive factors that affect the card business of American Express Company and its affiliates are--

         o the features and the quality of the services and products, including rewards programs, provided to accountholders;

         o the number, spending characteristics and credit performance of accountholders;

         o  the quantity and quality of the establishments that accept a card;

         o  the cost of cards to accountholders;

         o  the pricing, payment and other card account terms and conditions;

         o the number and quality of other payment instruments available to accountholders;

         o the nature and quality of expense management data capture and reporting capability;

         o  the success of targeted marketing and promotion campaigns;

         o  reputation and brand recognition;

         o the ability of issuers to implement operational and cost efficiencies; and

         o  the quality of customer service.


         Key competitive factors in the commercial charge business include:

         o the ability to capture and deliver detailed transaction data and expense management reports that help customers to maximize control over spending by their employees;

         o  pricing;

         o the range and innovativeness of products and services to suit business needs; and

         o  global presence.


         American Express-branded cards are issued on the American Express network. As a network, TRS competes with other networks, including, among others, VISA, MasterCard, Diners Club(R) (which, in the United States, has been folded into the network operated by MasterCard), Discover(R), a business unit of Morgan Stanley (primarily in the United States), and JCB Co., Ltd. (primarily in Asia).


         The competitive nature of the charge and credit card industry may result in a reduced amount of receivables collected and available to pay principal of and interest on your notes. The ability of the account owners to compete in this environment may affect their ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which account owners generate new receivables declines significantly, for any reason, including termination of a significant affinity or co-branding program or termination of a significant commercial card relationship, the account owners may become unable to transfer additional receivables or additional collateral certificates or designate additional accounts to the transferor, who may in turn become unable to transfer such assets to the issuance trust, and an early amortization event with respect to your notes could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which the account owners generate new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned or in reduced amounts.

         CHANGES IN CO-BRANDING ARRANGEMENTS MAY AFFECT THE
         PERFORMANCE OF THE ISSUANCE TRUST'S RECEIVABLES AND
         CARDHOLDER USAGE, AND, CONSEQUENTLY, THE TIMING AND AMOUNT OF PAYMENTS ON YOUR NOTES.


         The account owners may enter into co-branding arrangements with certain unaffiliated retail and services companies. Under these arrangements, participating cardholders earn "points" or other benefits, such as frequent flyer miles, hotel loyalty points and cash back, that may be redeemed with the co-branding partner. These arrangements are entered into for a fixed period, generally ranging from five to ten years, and terminate in accordance with their terms unless extended or renewed at the option of the parties.


         If one or more of any account owner's significant co-branding arrangements were to experience reduced volume or termination for any reason, including a general decline in the business of any of its co-branding partners, it could affect the performance of the issuance trust's receivables, including repayment patterns, and cardholder usage of the co-branded accounts. The account owners cannot predict what effect, if any, changes in a significant co-branding arrangement would have on the performance of the issuance trust's receivables or cardholder usage and, consequently, the timing and amount of payments on your notes. Any reductions in the amount or timing of interest or principal payments on these receivables will reduce the amount available for payment on your notes.

         VARIATIONS IN ACCOUNTHOLDER PAYMENT PATTERNS MAY RESULT IN REDUCED PAYMENT OF PRINCIPAL OR RECEIPT OF PAYMENT OF
         PRINCIPAL EARLIER OR LATER THAN EXPECTED.

         Principal collections available to your notes on any principal payment date or available to make deposits into an issuing entity account when required will depend on many factors, including:

         o the rate of repayment of billed amounts by accountholders, which may be slower or faster than expected and which may cause payment on the notes to be earlier or later than expected;

         o the extent to which accountholders use their cards, and the creation of additional receivables; and

         o  the rate of default by accountholders.

         Changes in payment patterns and card usage result from a variety of economic, competitive, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Incentive or other award programs may also affect accountholders' actions. Social factors include consumer confidence levels and the public's attitude about the use of credit or charge cards and incurring debt and the consequences of personal bankruptcy.

         Moreover, adverse changes in economic conditions in states where accountholders are located, terrorist acts against the United States or other nations, or the commencement of hostilities between the United States and a foreign nation or nations could have a direct impact on the timing and amount of payments on your notes. We cannot predict how these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount or timing of payments by accountholders will reduce the amount available for distribution on the notes.

         ALLOCATIONS OF DEFAULT AMOUNTS ON PRINCIPAL RECEIVABLES AND REALLOCATION OF PRINCIPAL COLLECTIONS COULD RESULT IN A
         REDUCTION IN PAYMENT ON YOUR NOTES.

         TRS, as servicer, or any other servicer of assets or receivables related to or included in the issuance trust, will write off the receivables arising in accounts in the issuing entity's portfolio if those receivables become uncollectible. Your notes will be allocated a portion of these default amounts on receivables and collateral certificates included in the issuance trust. In addition, principal collections otherwise allocable to subordinated notes may be reallocated to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced due to charge-offs resulting from any uncovered default amount allocated to your notes or due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, and those amounts have not been reimbursed from subsequently received finance charge collections. For a discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in this prospectus.

         A CHANGE IN THE DISCOUNT OPTION PERCENTAGE MAY RESULT IN THE PAYMENT OF PRINCIPAL EARLIER OR LATER THAN EXPECTED.

         The receivables generated under the accounts in the issuing entity's portfolio generally are not subject to monthly finance charge assessments. The transferor may, at any time and from time to time, reclassify a percentage of receivables existing and arising in all or a specified portion of the accounts in the issuing entity's portfolio to be treated as finance charge receivables and collections received with respect to such receivables are treated as finance charge collections. The remainder of such receivables are treated as principal receivables and collections received with respect to such receivables are treated as principal collections. This option is referred to as a discount option, and the percentage is referred to as a discount option percentage. The transferor uses the discount option to provide yield to the issuance trust. Exercise by the transferor of the discount option results in a larger amount of finance charge receivables and finance charge collections and a smaller amount of principal receivables and principal collections. By doing so, the transferor reduces the likelihood that an early amortization event would occur with respect to the notes due to insufficient finance charge collections, but, at the same time, increases the likelihood that the transferor will have to transfer additional assets to the issuance trust. There is no guarantee that any account owner, the transferor or their affiliates would be able to transfer enough receivables to the issuance trust or the related master trusts or other securitization special purpose entities, or would be able to transfer additional collateral certificates to the issuance trust. This could result in an early amortization event with respect to the notes and an acceleration of or reduction in payments on the notes.

         The discount option percentage currently is 3% under the transfer and servicing agreement, but the transferor may change the discount option percentage without your approval or the approval of any noteholder if certain conditions are satisfied as specified in "Sources of Funds to Pay the Notes--Discount Option" in this prospectus.

         YIELD AND PAYMENTS ON THE RECEIVABLES COULD DECREASE,
         RESULTING IN RECEIPT OF PRINCIPAL PAYMENTS EARLIER THAN THE EXPECTED FINAL PAYMENT DATE.

         There is no assurance that the stated principal amount of your notes will be paid on the expected final payment date.

         A significant decrease for any reason in the amount of receivables included in the issuance trust or any master trust or securitization special purpose entity that has transferred a collateral certificate to the issuance trust could result in an early amortization event and in early payment of your notes, as well as decreased protection to you against defaults on the assets in the issuance trust. In addition, the effective yield on the receivables included in the issuance trust or any master trust or securitization special purpose entity that has transferred a collateral certificate to the issuance trust could decrease due to, among other things, an increase in the level of delinquencies. This could reduce the amount of available finance charge collections allocated to your series.

         ISSUANCE OF ADDITIONAL NOTES OR MASTER TRUST INVESTOR
         CERTIFICATES MAY AFFECT YOUR VOTING RIGHTS AND THE TIMING AND AMOUNT OF PAYMENTS TO YOU.

         The issuing entity expects to issue notes from time to time, and a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust may issue new investor certificates (including collateral certificates) from time to time. The issuing entity may also "reopen" or later issue additional notes in any series, class or tranche of notes. New notes and master trust investor certificates (including collateral certificates) may be issued without notice to existing noteholders, and without your or their consent, and may have different terms from outstanding notes and outstanding master trust investor certificates (including collateral certificates). For a description of the conditions that must be satisfied before the issuing entity can issue new notes, see "The Notes--Issuances of New Series, Classes and Tranches of Notes" in this prospectus.

         The issuance of new notes and, to the extent a master trust or other securitization special purpose entity has issued a collateral certificate included in the issuance trust, new master trust investor certificates (including collateral certificates) could adversely affect the timing and amount of payments on outstanding notes. For example, for a series which belongs to a reallocation group, certain notes issued after your notes and belonging to the same reallocation group may have a higher note interest rate than your notes and, therefore, finance charge collections available to pay interest on your notes could be reduced. Also, when new notes or, to the extent a master trust or other securitization special purpose entity has issued a collateral certificate included in the issuance trust, new master trust investor certificates (including collateral certificates) are issued, the voting rights of your notes will be diluted. See "--You may have limited or no ability to control actions under the indenture, the transfer and servicing agreement or a master trust pooling and servicing agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected final payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal" in this prospectus.

         SUBORDINATED NOTES BEAR LOSSES BEFORE SENIOR NOTES. IF YOU OWN SUBORDINATED NOTES, THE PRIORITY OF ALLOCATIONS AMONG CLASSES OF NOTES MAY RESULT IN PAYMENT ON YOUR NOTES BEING REDUCED OR DELAYED.

         Notes may be subordinated in right of payment of principal of and interest on senior notes.

         Available finance charge collections allocated to a series and shared excess available finance charge collections, if any, allocated from other series of notes are first used to pay interest due on senior notes and then to pay interest due on subordinated notes. If the available finance charge collections and shared excess available finance charge collections are not sufficient to pay such amounts for all classes of notes of a series, the notes of a series may not receive full payment of interest if, in the case of the senior notes, reallocated principal collections, and in the case of subordinated notes, amounts on deposit in any supplemental accounts for those subordinated notes, are insufficient to cover the shortfall.

         The nominal liquidation amount of a series will be reduced due to charge-offs resulting from any uncovered default amount allocated to that series. In addition, principal collections allocated to a series may be reallocated to pay shortfalls in interest on the senior notes of that series or shortfalls in the servicing fee allocated to that series and past due amounts thereon to the extent that available finance charge collections allocated to that series and shared excess available finance charge collections, if any, allocated from other series of notes are not sufficient to make such payments. Such reallocated principal collections also will reduce the nominal liquidation amount of a series. If these reductions in the nominal liquidation amount of a series are not reimbursed from subsequent available finance charge collections allocated to such series and shared excess available finance charge collections, if any, allocated from other series of notes, the stated principal amount of the subordinated notes may not be paid in full. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" in this prospectus.

         If there is a sale of assets in the issuance trust following
         (i) an event of defaultand acceleration of a series, class or tranche of notes or (ii) the legal maturity date of a series, class or tranche of notes, as described in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus, the net proceeds of the sale allocable to a series, class or tranche of notes will be used first to pay all amounts due to the senior noteholders and then to pay all amounts due to the subordinated noteholders. This could cause a loss to noteholders if the amount available is not enough to pay the notes in full.

         THE COMPOSITION OF THE ISSUING ENTITY'S ASSETS MAY CHANGE, WHICH MAY DECREASE THE CREDIT QUALITY OF THE ASSETS SECURING YOUR NOTES. IF THIS OCCURS, YOUR RECEIPT OF PAYMENTS OF
         PRINCIPAL AND INTEREST MAY BE REDUCED, DELAYED OR
         ACCELERATED.

         The assets in the issuance trust will change every day. These assets may include receivables arising in designated charge accounts owned by the account owners and one or more collateral certificates issued by master trusts or other securitization special purpose entities, whose assets consist primarily of receivables arising in designated charge accounts owned by the account owners. An account owner may choose, or may be required, to transfer additional assets to TRS or to the transferor, as applicable, so that the transferor may then transfer those additional assets to the issuance trust.

         As of the date of this prospectus, the issuing entity's primary assets are receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB, referred to as the initial accounts, and funds on deposit in the issuer trust accounts. All newly generated receivables in the initial accounts will be transferred to the issuance trust. In the future, the issuing entity's assets may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates, receivables arising in additional designated consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates and collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates. In addition, each day, certain eligible accounts called new accounts may be added to the issuance trust. The composition, including the relative proportion of consumer, small business and commercial receivables, and the amount of receivables included in the issuance trust or in a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, will change over time as new receivables are created, existing receivables are paid off or charged off, additional accounts are designated to have their receivables included in the issuance trust, master trust or other securitization special purpose entity, and removed accounts are designated to have their receivables removed from the issuance trust, master trust or other securitization special purpose entity. We cannot guarantee the credit quality of any receivables in the issuance trust or any master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, and with respect to the assets included in the issuance trust, we cannot guarantee that new receivables will be of the same credit quality as the receivables arising in the initial accounts.

         In addition, if the issuance trust contains one or more collateral certificates, principal collections and other amounts treated as principal collections that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series, class or tranche, deposited into the overconcentration account or the excess funding account or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, need not be reinvested in that collateral certificate to maintain its invested amount, but instead may be (i) invested or reinvested in another collateral certificate included or to be included in the issuance trust or (ii) paid to the holder of the transferor interest. The transferor, on behalf of the issuing entity, will direct such reinvestment of excess principal collections. Reinvestment may result in increases or decreases in the relative amounts of different types of assets included in the issuance trust. In addition, there is no obligation on the part of a master trust or other securitization special purpose entity that has transferred a collateral certificate to the issuance trust to maintain or increase the invested amount of that collateral certificate.

         Additional receivables and additional collateral certificates may be transferred to the issuance trust or the invested amount of an existing collateral certificate included in the issuance trust may be increased without the payment of cash if the conditions to that transfer or increase have been satisfied.

         New assets included in the issuance trust, either through a transfer of assets or the reinvestment of excess principal collections and other amounts treated as principal collections, may have characteristics, terms and conditions that are different from those of the receivables or collateral certificates initially included in the issuance trust and may be of different credit quality due to differences in underwriting criteria and payment terms. If the credit quality of the assets included in the issuance trust were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See "Sources of Funds to Pay the Notes" in this prospectus.

         The occurrence of a pay out event or early amortization event with respect to a collateral certificate will result in the early amortization of that collateral certificate. The occurrence of such pay out event or early amortization event may cause an early amortization of all of the notes.

         THE ACCOUNT OWNERS OR THEIR AFFILIATES MAY NOT BE ABLE TO GENERATE NEW RECEIVABLES, OR THE TRANSFEROR MAY NOT BE ABLE TO TRANSFER ADDITIONAL COLLATERAL CERTIFICATES OR MAINTAIN OR INCREASE THE INVESTED AMOUNT OF AN EXISTING COLLATERAL CERTIFICATE, WHEN REQUIRED. THIS INABILITY COULD RESULT IN AN ACCELERATION OF OR REDUCTION IN PAYMENTS ON YOUR NOTES.

         The issuing entity's ability to make payments on the notes will be impaired if sufficient new receivables are not generated by the account owners or their affiliates. Because of regulatory restrictions or for other reasons, an account owner or its affiliate may be prevented from generating sufficient new receivables, or the transferor may be prevented from transferring additional assets to the issuance trust or to a master trust or other securitization special purpose entity that issued a collateral certificate included in the issuance trust. None of the account owners or their affiliates guarantee that new receivables will be created, that any receivables will be transferred to the issuance trust or to a master trust or other securitization special purpose entity that issued a collateral certificate included in the issuance trust, that the invested amount of the collateral certificates or receivables included in the issuance trust will be maintained or that receivables will be repaid at a particular time or with a particular pattern.

         Similarly, if the transferor amount falls below the required transferor amount or the pool balance falls below its required pool balance, the transferor is required to add additional receivables or additional collateral certificates to the issuance trust, or to cause to be increased the invested amount of an existing collateral certificate. There is no guarantee that any account owner, the transferor or any of their affiliates would be able to add enough receivables to the issuance trust or the related master trusts or other securitization special purpose entities, or will be able to add additional collateral certificates to the issuance trust, or would be able to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust. This could result in an early amortization event with respect to the notes and an acceleration of or reduction in payments on the notes. See "Sources of Funds to Pay the Notes--Required Transferor Amount," "--Required Pool Balance," "--Increases in the Invested Amount of an Existing Collateral Certificate" and "--Addition of Assets" in this prospectus.

         AN ACCOUNT OWNER OR ITS AFFILIATES MAY CHANGE THE TERMS OF THE ACCOUNTS IN A WAY THAT REDUCES OR SLOWS COLLECTIONS.
         THESE CHANGES MAY RESULT IN REDUCED, ACCELERATED OR DELAYED PAYMENTS TO YOU.

         As account owners, TRS, Centurion, FSB and their affiliates retain the right to change various terms and conditions of the accounts. Changes in the terms of those accounts may reduce (i) the amount of receivables arising under those accounts, (ii) the amount of collections on those receivables, (iii) the size of a collateral certificate issued by a master trust or other securitization special purpose entity to which those accounts have been designated and their receivables transferred or (iv) the amount of collections allocated to a collateral certificate. If payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.

         Unless required to do so by applicable law, an account owner and its affiliates may not change the terms of the accounts designated to have their receivables included in the issuance trust or a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust or its policies relating to the operation of its charge card businesses, including the calculation of the amount or the timing of fees and charge-offs, unless the related account owner or affiliate reasonably believes such a change would not cause an early amortization event to occur with respect to the notes or the related collateral certificates, and the related account owner or affiliate takes the same action on its other substantially similar charge accounts, to the extent permitted by those accounts.

         An account owner and its affiliates have no restrictions on their ability to change the terms of the accounts except as described above. Changes in relevant law, changes in the marketplace or prudent business practices could cause an account owner or its affiliates to change account terms.

         IF REPRESENTATIONS AND WARRANTIES RELATING TO THE RECEIVABLES OR COLLATERAL CERTIFICATES ARE BREACHED, PAYMENTS ON YOUR NOTES MAY BE REDUCED.

         The transferor makes representations and warranties relating to the validity and enforceability of the receivables arising under the designated accounts in the issuing entity's portfolio, and as to the perfection and priority of the issuing entity's interests in those receivables. The transferor will make similar representations and warranties to the extent that collateral certificates are included as assets of the issuing entity. In the related receivables purchase agreements, each of Centurion, FSB and TRS make similar representations and warranties regarding the receivables that are transferred by each of them to TRS or RFC V, as applicable. However, the indenture trustee does not examine the receivables, any collateral certificates or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.

         If a representation or warranty relating to the receivables or any collateral certificates in the issuance trust is violated, the related obligors may have defenses to payment or offset rights, or creditors of the transferor may claim rights to the issuing entity's assets. If a representation or warranty is violated, the transferor may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described under "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus, the transferor must accept reassignment of each receivable or collateral certificate affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment amount.

         See "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus. Any such reassignment may result in the transferor amount falling below the required transferor amount or the pool balance falling below the required pool balance. In either case, the transferor would be required to add additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of existing collateral certificates in the issuance trust. There is no guarantee that any account owner, the transferor or any of their affiliates would be able to add enough receivables to the issuance trust or the related master trusts or other securitization special purposes entities, or would be able to add additional collateral certificates to the issuance trust, or would be able to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust. This could result in an early amortization event with respect to the notes and an acceleration of or reduction in payments on those notes.

         THERE IS NO PUBLIC MARKET FOR THE NOTES. AS A RESULT, YOU MAY BE UNABLE TO SELL YOUR NOTES OR THE PRICE OF THE NOTES MAY SUFFER.

         The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

         In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for the notes or your ability to sell the notes. You should not purchase notes unless you understand and know you can bear the investment risks.

         YOU MAY NOT BE ABLE TO REINVEST ANY PROCEEDS FROM AN EARLY AMORTIZATION OF YOUR NOTES IN A COMPARABLE SECURITY.

         If your notes are repaid at a time when prevailing interest rates are relatively low, you may not be able to reinvest the proceeds of that repayment in a comparable security with an effective interest rate equivalent to that of your notes.

         THE MARKET VALUE OF THE NOTES COULD DECREASE IF THE RATINGS OF THE NOTES ARE LOWERED OR WITHDRAWN.

         The initial rating of a series, class or tranche of notes addresses the likelihood of the payment of interest on that series, class or tranche when due and the ultimate payment of principal of that series, class or tranche by its legal maturity date. The ratings do not address the likelihood of payment of principal of that series, class or tranche on its expected final payment date. In addition, the ratings do not address the following:

         o the likelihood that principal or interest on your notes will be prepaid, paid on the expected final payment date, or paid on any particular date before the legal maturity date of your notes;

         o the possibility that your notes will be paid early or the possibility of the imposition of United States withholding tax for non-U.S. noteholders (see "The Indenture--Early Amortization Events" and "--Events of Default" in this prospectus);

         o  the marketability of the notes or any market price; or

         o  that an investment in the notes is a suitable investment for you.

         The ratings of a series, class or tranche of notes are not a recommendation to buy, hold or sell that series, class or tranche of notes. Any rating may be lowered or withdrawn entirely at any time by a rating agency. The market value of that series, class or tranche of notes is likely to decrease if one or more of the ratings are lowered or withdrawn.

         YOU MAY HAVE LIMITED OR NO ABILITY TO CONTROL ACTIONS UNDER THE INDENTURE, THE TRANSFER AND SERVICING AGREEMENT OR A MASTER TRUST POOLING AND SERVICING AGREEMENT. THIS MAY RESULT IN, AMONG OTHER THINGS, PAYMENT OF PRINCIPAL BEING ACCELERATED WHEN IT IS BENEFICIAL TO YOU TO RECEIVE PAYMENT OF PRINCIPAL ON THE EXPECTED FINAL PAYMENT DATE, OR IT MAY RESULT IN PAYMENT OF PRINCIPAL NOT BEING ACCELERATED WHEN IT IS BENEFICIAL TO YOU TO RECEIVE EARLY PAYMENT OF PRINCIPAL.

         Under the indenture and the transfer and servicing agreement (and any related supplement), some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or tranche or all of the notes of that series, class or tranche. These actions include directing the appointment of a successor servicer following a servicer default, amending the indenture or the transfer and servicing agreement (or any related supplement) and consenting to amendments relating to the collateral certificates included in the issuance trust. In the case of votes by series, the outstanding dollar principal amount of the most senior notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated notes. Consequently, the noteholders of the most senior notes will generally have the ability to determine whether and what actions should be taken. The holders of subordinated notes generally will need the concurrence of the holders of senior notes to cause actions to be taken. In addition, the noteholders of any series may need the consent or approval of a specified percentage of the outstanding dollar principal amount of other series to take or direct certain actions, including to require the appointment of a successor servicer after a servicer default and to direct a repurchase of all outstanding series after certain breaches of the transferor's representations and warranties. The interests of the noteholders of any such series may not all coincide, making it more difficult for any particular noteholder to achieve the desired results from such vote.

         Each collateral certificate included in the issuance trust will be an investor certificate under the applicable trust agreement or pooling and servicing agreement, and noteholders will have indirect consent rights under such trust agreement or pooling and servicing agreement. See "The Indenture--Voting" in this prospectus. Generally, under a trust agreement or pooling and servicing agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to amendments to the applicable trust agreement or pooling and servicing agreement. In the case of votes by holders of all of the investor certificates, the outstanding principal amount of the collateral certificate is and may continue to be substantially smaller than the outstanding principal amount of the other series of investor certificates issued by the related master trust or securitization special purpose entity. Consequently, the holders of investor certificates--other than the related collateral certificate--will generally have the ability to determine whether and what actions should be taken. The noteholders, in exercising their voting powers under the related collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause action to be taken. In addition, with respect to any vote to liquidate the assets in a master trust or securitization special purpose entity, the noteholders will be deemed to have voted against any such liquidation.

         IF AN EVENT OF DEFAULT OCCURS, YOUR REMEDY OPTIONS ARE
         LIMITED AND YOU MAY NOT RECEIVE FULL PAYMENT OF PRINCIPAL AND ACCRUED INTEREST.

         Your remedies will be limited if an event of default affecting your series, class or tranche of notes occurs. Following an event of default affecting your series, class or tranche of notes and an acceleration of your notes, any funds in an issuing entity account with respect to your series, class or tranche of notes will be applied to pay principal of and interest on your series, class or tranche of notes. Then, in each following month, principal collections and finance charge collections will be deposited into the applicable issuer trust accounts and applied to make monthly principal and interest payments on your series, class or tranche of notes until the legal maturity date of your notes.

         However, prior to the legal maturity date of your notes, if your notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of such notes only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior notes of that series.

         Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of the assets in the issuance trust only under the limited circumstances as described in "The Indenture--Events of Default" and "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.

         However, following an event of default and acceleration with respect to subordinated notes of a multiple tranche series, if the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected class or tranche direct the sale of a portion of the assets in the issuance trust, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes of that series by the remaining notes or if such sale occurs following the legal maturity date. If the nominal liquidation amount of a tranche of notes is greater than zero on its legal maturity date, the sale will take place no later than seven business days following that legal maturity date regardless of the subordination requirements of any senior notes.

         A series, class or tranche of notes will be considered to be paid in full, the holders of that series, class or tranche of notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal of and interest on those notes, on the earliest to occur of (i) the date of the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, that series, class or tranche of notes, as applicable, (ii) the date on which a sale of assets in the issuance trust has taken place with respect to that series, class or tranche of notes, as described in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus and
         (iii) the seventh business day following the legal maturity date of that series, class or tranche of notes, in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date.

         Even if a sale of assets in the issuance trust is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

                                    GLOSSARY

   This prospectus uses defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page [_] of this prospectus. Some of the defined terms may be modified as described in the related prospectus supplement.


                                USE OF PROCEEDS

   The net proceeds from the sale of each series, class and tranche of notes offered hereby will be paid to the transferor and used by the transferor for the general corporate purposes of the transferor, including the repayment of amounts owed to TRS or certain of its affiliates.


                               THE ISSUING ENTITY

   American Express Issuance Trust, also referred to as the issuance trust or the issuing entity, is a statutory trust created under the laws of the State of Delaware on May 18, 2005. The issuing entity's principal offices are in Delaware, in case of Wilmington Trust Company, as owner trustee, at the following address: Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600. Its phone number is (302) 651-1000.

   RFC V is the depositor and transferor to the issuance trust. Pursuant to receivables purchase agreements, each of Centurion and FSB sells to TRS its right, title and interest in the receivables in the accounts designated to be included in the issuing entity's Portfolio, and TRS sells its right, title and interest in the receivables in those accounts and receivables in accounts owned by TRS to RFC V. See "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus. Those receivables are then transferred, subject to certain conditions, by RFC V to the issuing entity. See "Sources of Funds to Pay the Notes--Addition of Assets" in this prospectus. RFC V or any of its affiliates may also be a transferor to master trusts or other securitization special purpose entities which issue collateral certificates that are included in the issuance trust.

   Uniform Commercial Code financing statements have been and will be filed, to the extent appropriate, to perfect the ownership or security interests of the issuing entity and the indenture trustee described herein. See "Risk Factors" in this prospectus for a discussion of risks associated with the issuing entity and the issuing entity's assets and see "Description of the Receivables Purchase Agreements and the Sale Agreements," "Sources of Funds to Pay the Notes--Representations and Warranties" and "The Indenture--Issuing Entity Covenants" in this prospectus for a discussion of certain covenants regarding the perfection of security interests.

   The issuing entity operates under a trust agreement, dated as of May 18, 2005, as amended from time to time, between RFC V, as transferor, and Wilmington Trust Company. The issuing entity does not have any officers or directors. Currently, its sole beneficiary is RFC V, although affiliates of RFC V may be beneficiaries in the future. The powers and duties of the owner trustee are ministerial only. Accordingly, as beneficiary, RFC V will direct the owner trustee in the management of the issuing entity and its assets.

   RFC V and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment is not reasonably expected to (i) adversely affect in any material respect the interests of the noteholders or (ii) significantly change the permitted activities of the issuing entity, as set forth in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

   In addition, RFC V and the owner trustee may amend the trust agreement if holders of not less than (i) in the case of a significant change in the permitted activities of the issuing entity which the issuing entity does not reasonably expect to have a material adverse effect on the noteholders, a majority of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, and (ii) in all other cases, 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent; however, unless all of the holders of the aggregate outstanding dollar principal amount of the notes consent, the trust agreement may not be amended for the purpose of (a) increasing or reducing the amount of, or accelerating or delaying the timing of, collections of payments in respect of the assets of the issuance trust or distributions that are required to be made for the benefit of the noteholders or (b) reducing the percentage of holders of the outstanding dollar principal amount of the notes the holders of which are required to consent to any amendment.

   See "The Indenture--Tax Opinions for Amendments" in this prospectus for additional conditions to amending the trust agreement.

   The issuing entity's activities will include, but not be limited to:

   o acquiring and holding the receivables, collateral certificates and other assets of the issuing entity and the proceeds from these assets;

   o issuing notes;

   o making payments on the notes; and

   o engaging in other activities that are necessary or incidental to accomplish these limited purposes.

   As of the date of this prospectus, the issuing entity's primary assets are:

   o receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB; and

   o funds on deposit in the issuing entity accounts.

In the future, the issuance trust may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates, receivables arising in additional designated consumer and small business accounts owned by TRS, Centurion, FSB or any of their affiliates and collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates. It is not expected that the issuing entity will have any other significant assets or means of capitalization. The fiscal year for the issuing entity will end on December 31 of each year.

   The issuing entity has established a collection account for the purpose of receiving collections on receivables and any other assets included in the issuance trust, including collections on any collateral certificates included in the issuance trust. The issuing entity also has established an overconcentration account for the purpose of holding Principal Collections that would otherwise be paid to the holder of the transferor interest at a time when the Commercial Obligor Overconcentration Amount is greater than zero and the Available Overconcentration Account Amount is, or as a result of a payment would become, less than the Required Overconcentration Account Amount. In addition, the issuing entity has established an excess funding account for the purpose of holding Principal Collections that would otherwise be paid to the holder of the transferor interest at a time when (i) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount or (ii) the Pool Balance is, or as a result of a payment would become, less than the Required Pool Balance.

   As described in the related prospectus supplement, receivables originated under the designated charge accounts included in the issuing entity's Portfolio consist of amounts charged by accountholders for merchandise and services, annual membership fees and certain other administrative fees billed to accountholders on the accounts. These receivables generally are not subject to monthly finance charge assessments. See "Domestic Charge Card Business" in this prospectus. As a result, in order to provide yield to the issuance trust with respect to the related receivables, pursuant to the transfer and servicing agreement, a portion of the receivables in the accounts included in the issuing entity's Portfolio are treated as finance charge receivables and collections received with respect to such receivables are treated as Finance Charge Collections. The remainder of such receivables are treated as principal receivables and collections received with respect to such receivables are treated as Principal Collections. See "Sources of Funds to Pay the Notes--Discount Option" and "Risk Factors--A change in the discount option percentage may result in the payment of principal earlier or later than expected" in this prospectus.


                     TRS, CENTURION, FSB, RFC V AND CREDCO

TRS

   TRS is the sponsor of the issuance trust and, as such, organizes and initiates the asset-backed securities transactions of the issuance trust. TRS also is an account owner of certain consumer, small business and commercial charge cards, the receivables of which are included in the issuance trust. See "Domestic Charge Card Business" in this prospectus. In addition, TRS is the servicer and administrator of the issuance trust. See "Sources of Funds to Pay the Notes--Collection and Other Servicing Procedures" in this prospectus for a description of certain matters relating to the servicer.

   TRS has been involved in the securitization of consumer charge receivables since 1992, when it formed and serviced the American Express Master Trust. The American Express Master Trust issued an aggregate of approximately $7.4 billion principal amount of investor certificates, all of which were paid on their respective expected final payment dates. TRS no longer uses the American Express Master Trust to securitize consumer charge receivables, as charge receivables are now securitized through the issuance trust. In addition, TRS is the servicer of the American Express Credit Account Master Trust, which was created in 1996 to securitize credit card receivables and which has issued an aggregate of $[ ] principal amount of investor certificates, of which $[ ] aggregate principal amount is currently outstanding.

   TRS is a New York corporation, with its headquarters at 200 Vesey Street, New York, New York 10285-4405. Its phone number is (212) 640-2000. TRS was incorporated under the laws of the State of New York on May 3, 1982. TRS, directly or through its subsidiaries (TRS, together with its subsidiaries, is referred to in this prospectus as "American Express TRS"), provides a variety of products and services worldwide, including global card network services, charge and credit cards for consumers, small businesses and corporations, consumer and small business lending products, American Express Travelers Cheques and prepaid card products, business expense management products and services, business travel and travel management services, consumer travel services, merchant acquiring and transaction processing, point-of-sale and back-office products and services for merchants and magazine publishing. American Express-branded cards are currently issued in more than 45 currencies (including cards issued by third-party banks and other institutions). In 2004, American Express TRS's worldwide billed business (spending on American Express-branded cards, including cards issued by third parties) was $416 billion, with approximately $305 billion coming from card holders domiciled in the United States.

CENTURION

   Centurion is an account owner of certain consumer charge accounts, the receivables of which are included in the issuance trust. See "Domestic Charge Card Business" in this prospectus. In addition, on behalf of TRS, Centurion performs certain limited servicing functions with respect to the receivables in the issuance trust. See "Sources of Funds to Pay the Notes--Collection and Other Servicing Procedures" in this prospectus for a description of certain matters relating to the servicing functions provided by Centurion.

   Centurion has been involved in the securitization of consumer charge receivables since 1998, when it was added as a transferor to the American Express Master Trust described above. In addition, Centurion is a sponsor of the American Express Credit Account Master Trust, through which Centurion has been securitizing credit card receivables since 1996.

   Centurion is an industrial bank incorporated under the laws of the State of Utah in 1987. It received FDIC insurance in 1989. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184 and its phone number is (801) 945-5000. Centurion is a wholly-owned subsidiary of TRS. Centurion is the surviving company of a 1996 merger with an affiliated bank which also was named American Express Centurion Bank. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank with respect to the accounts owned by it.

FSB

   FSB is an account owner of certain consumer and small business charge accounts, the receivables of which are included in the issuance trust. See "Domestic Charge Card Business" in this prospectus. In addition, on behalf of TRS, FSB performs certain limited servicing functions with respect to the receivables in the issuance trust. See "Sources of Funds to Pay the Notes--Collection and Other Servicing Procedures" in this prospectus for a description of certain matters relating to the servicing functions provided by FSB.

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
   FSB has been involved in the securitization of consumer charge receivables since 2004, when it was added as a transferor to the American Express Master Trust. In addition, FSB is a sponsor of the American Express Credit Account Master Trust.

   FSB was chartered by the Office of Thrift Supervision under the laws of the United States of America as a federal savings bank in 2000 and received FDIC insurance in 2000. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184 and its phone number is (801) 945-3000. FSB is a wholly owned subsidiary of TRS. In December 2003, FSB and certain of its affiliates received OTS approval to, among other things, transfer ownership of FSB from American Express Financial Corporation to TRS, relocate its headquarters from Minneapolis, Minnesota to Salt Lake City, Utah and amend its business plan to permit FSB to offer certain credit, charge and consumer lending products, small business loans, mortgages and mortgage-related products and a transactional Internet site. The implementation of the changes to FSB's business plan began in the first quarter of 2004 with the transfer of certain credit card and charge accounts form Centurion to FSB.

RFC V

   RFC V is a limited liability company formed under the laws of the State of Delaware on December 14, 2004. Its sole member is TRS. RFC V is the depositor and transferor of the issuing entity. The address for RFC V is 200 Vesey Street, Room 507A, New York, New York 10285 and its telephone number is
(212) 640-2354. RFC V was formed for the limited purpose of purchasing, holding, owning and transferring receivables and related activities. Since its formation, RFC V has been engaged in these activities solely as (i) the purchaser of receivables from TRS pursuant to the related receivables purchase agreement, (ii) the transferor of receivables to the issuing entity pursuant to the transfer and servicing agreement, (iii) the beneficiary and transferor that formed and capitalized the issuing entity pursuant to the trust agreement, (iv) the holder of the transferor interest in the issuing entity and (v) the beneficiary and transferor that executes underwriting, subscription and purchase agreements in connection with each issuance of notes. RFC V may also act as the depositor for other master trusts or securitization special purpose entities affiliated with TRS, but has not done so to date.

   A description of RFC V's obligations as transferor of the receivables to the issuance trust can be found in "Sources of Funds to Pay the Notes--Required Transferor Amount," "--Required Pool Balance," "--Increases in the Invested Amount of an Existing Collateral Certificate," "--Addition of Assets," "-- Removal of Assets" and "--Representations and Warranties" in this prospectus.

   RFC V was initially capitalized by a cash contribution from TRS. Pursuant to a revolving credit agreement, RFC V may borrow funds from TRS for the sole purpose of purchasing receivables from TRS under the related receivables purchase agreement. Under the revolving credit agreement, payments from RFC V are due only to the extent that those funds are not required for any other purpose and so long as the payment will not cause RFC V to default under the transfer and servicing agreement.

   In addition, other affiliates of TRS may be transferors of assets to the issuance trust.

CREDCO

   Credco is a wholly-owned subsidiary of TRS primarily engaged in the business of financing charge account receivables generated by TRS, Centurion and FSB. Its principal office is located at One Christina Center, 301 N. Walnut Street, Wilmington, Delaware 19801 and its phone number is (302) 594-3350.

THE INDENTURE TRUSTEE

   The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes. Its principal corporate trust office is located at 101 Barclay Street, Floor 8 West, Attention: Corporate Trust Administration-Asset Backed Securities, New York, New York 10286. See "The Indenture--Indenture Trustee" in this prospectus for a description of the limited powers and duties of the indenture trustee.

   The Bank of New York has and currently is serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of credit card receivables.

   TRS, Centurion, FSB, RFC V, the issuing entity and their respective affiliates may, from time to time, enter into normal banking and trustee relationships with The Bank of New York and its affiliates.

THE OWNER TRUSTEE

   Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity. Under the terms of the trust agreement, the powers and duties of the owner trustee are only ministerial.

   Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.

   Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

   TRS, the account owners, RFC V, the issuing entity and their respective affiliates may from time to time enter into normal banking and trustee relationships with Wilmington Trust Company and its affiliates.

   The owner trustee will be indemnified from and against all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements of any kind arising out of, among other things, the trust agreement or any other related documents (or the enforcement thereof), the administration of the issuing entity's assets or the action or inaction of the owner trustee under the trust agreement, except for (i) its own willful misconduct, bad faith or negligence or (ii) the inaccuracy of certain of its representations and warranties in the trust agreement.

   The owner trustee may resign at any time by giving 30 days prior written notice to the beneficiary. The owner trustee may also be removed as owner trustee if it becomes insolvent, it is no longer eligible to act as owner trustee under the trust agreement or by a written instrument delivered by the beneficiary to the owner trustee. The beneficiary must appoint a successor owner trustee. If a successor owner trustee has not been appointed within 30 days after giving notice of resignation or removal, the owner trustee or the beneficiary may apply to any court of competent jurisdiction to appoint a successor owner trustee. This court-appointed owner trustee will only act in such capacity until the time, if any, as a successor owner trustee is appointed by the beneficiary.

   Any owner trustee will at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material government licenses, authorization, consents and approvals required to carry on a trust business in the State of Delaware, (ii) comply with the relevant provisions of the Delaware Statutory Trust Act, (iii) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated person having a combined capital and surplus of at least $50,000,000) and (iv) have (or have a parent which has) a rating of at least "Baa3" by Moody's, at least "BBB-" by Standard & Poor's or, if not rated, otherwise satisfactory to each note rating agency rating the outstanding notes. The owner trustee or the beneficiary may also deem it necessary or prudent to appoint a co-trustee or separate owner trustee for the owner trustee under the trust agreement.


                         DOMESTIC CHARGE CARD BUSINESS

OVERVIEW

   The receivables conveyed to the issuance trust pursuant to the transfer and servicing agreement have been generated from transactions made by holders of certain consumer and small business charge cards owned by TRS, Centurion, FSB or any of their respective affiliates (together, "American Express TRS"). In the future, receivables generated from transactions made by holders of certain commercial charge cards owned by American Express TRS may be conveyed to the issuance trust. See "Description of the Receivables Purchase Agreements and the Sale Agreements" for a description of how receivables are transferred by the account owners.

    TRS, Centurion and FSB do not outsource originating functions to outside third parties. Through service level agreements, Centurion and FSB have contracted with TRS or one of its subsidiaries for the provision of account origination, credit risk and underwriting and servicing functions, which are provided subject to oversight by their respective boards of directors. Credit risk is managed within board-approved policies covering all facets of credit extension, including approvals, authorizations, line management and fraud preventions.

CONSUMER AND SMALL BUSINESS CHARGE BUSINESS

GENERAL

   CONSUMER CHARGE BUSINESS

   Consumer charge card receivables are generated from transactions made by accountholders. TRS, Centurion and FSB, as account owners of the consumer charge accounts, offer various unsecured consumer charge card products, including but not limited to the American Express Card, the American Express Gold Card, the American Express Rewards Card, the American Express Rewards Gold Card, the American Express Preferred Rewards

Card, the American Express Preferred Rewards Gold Card, the American Express Rewards Plus Gold Card, the Platinum Card and the Centurion Card. The consumer charge products are collectively referred to in this "Domestic Charge Card Business" section as consumer cards. Each consumer card is associated with an account owned by TRS, Centurion or FSB and is issued pursuant to an account agreement between the applicable account owner and the individual accountholder.

   Consumer cards are accepted at service establishments worldwide and may be used for the purchase of merchandise and services. The cards are designed for use as a method of payment, not as a means of financing the purchase of merchandise and services. As such, the full receivables balance of each account generally is due upon receipt of a monthly billing statement. The accounts generally are not subject to finance charge assessments, although they may be subject to delinquency fees. The accounts generally do not have pre-set spending limits. See "--Consumer and Small Business Charge Business--Billing and Fees--Consumer Charge Business" and "--Distinctions between Charge Accounts and Revolving Credit Plan Products" below. Accounts may be combined, or be part of, multifeatured accounts that offer the accountholders other credit products, including revolving credit products, the receivables of which will not be Eligible Receivables and will not be conveyed to the issuance trust.

   SMALL BUSINESS CHARGE BUSINESS

   OPEN From American Express (OPEN), referred to in this "Domestic Charge Card Business" section as small business, charge card receivables are generated from transactions made by accountholders. Most small business accountholders are employed by companies meeting the definition of a small business by the Small Business Administration (SBA) with fewer than 100 employees and less than $10 million in annual revenue. TRS and FSB, as account owners for small business charge accounts, offer various small business charge card products, including but not limited to the Business Rewards Green Card, the Business Costco Card, the Business Gold Card, the Executive Business Card, the Business Platinum Card, and the Business Centurion Card. The small business charge card products are collectively referred to in this "Domestic Charge Card Business" section as small business cards. Each small business card is associated with an account owned by TRS or FSB or, in the future, any of their affiliates, and is issued pursuant to an account agreement between (i) the applicable account owner and (ii) the company and the primary cardmember on the account.

   Small business cards are accepted at service establishments worldwide and are designed to be used solely for the purchase of merchandise and services related to the operation of small businesses. The cards are designed for use as a method of payment for a wide range of business expenses, not as a means of financing the purchase of business merchandise and services. As such, the full receivables balance of each account generally is due upon receipt of a monthly billing statement. The accounts generally are not subject to finance charge assessments, although they may be subject to delinquency fees. The accounts generally do not have pre-set spending limits. See "--Consumer and Small Business Charge Business--Billing and Fees--Small Business Charge Business" and "--Distinctions between Charge Accounts and Revolving Credit Plan Products" below. Accounts may be combined, or be part of, multifeatured accounts that offer the accountholders other credit products, including revolving credit products, the receivables of which will not be Eligible Receivables and will not be conveyed to the issuance trust.

UNDERWRITING AND AUTHORIZATION PROCEDURES

   CONSUMER CHARGE BUSINESS

   Accounts are originated primarily through pre-approved, direct mail solicitations and through an application process that consists of making applications available to the public through a variety of channels, including service establishments, financial institutions, publications and over the Internet and telephone. The pre-approved process involves determining in advance that a person may qualify for an account. The applicable account owner selects certain persons on the basis of such person's activities (e.g., holding credit cards, magazine or newspaper subscriptions, club memberships, college enrollment). Typically, these names are submitted to credit bureaus, and the applicable account owner provides the bureaus with screening criteria. These criteria have been developed from proprietary risk and profitability models and commercially available risk evaluation scores. Persons who meet these criteria are solicited to become accountholders. Additional screening is conducted on applicants who reply to pre-approved offers.

   The application process is used for evaluation of unsolicited applications and certain other categories of applicants. The primary sources of unsolicited applications are the "inbound" telemarketing program featuring the 1-800-THE-CARD telephone number and Internet channels. The application process entails receiving a completed application, evaluating the application using proprietary scoring models and credit bureau information, screening out prior incidents of fraud with TRS, Centurion or FSB or any of their affiliates, and verifying that the information on the application is both accurate and provided by the true applicant. When applicant information supplemented by credit bureau data is insufficient for the applicable account owner to make a credit decision, that account owner requests further information from the applicant. The additional information used in the credit decision may include bank information and/or verification of employment.

   In addition to the credit review performed in connection with origination of accounts, utilization of the accounts is subject to authorization at the time of such utilization based upon the accountholder's past spending and payment activity, credit history and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts, charges to delinquent accounts and accounts that the applicable account owner determines to have a higher credit risk, are subject to closer credit scrutiny.

   Exceptions to the underwriting criteria that have been developed pursuant to policies adopted by the applicable account owner must be pre-approved by the applicable account owner.

   SMALL BUSINESS CHARGE BUSINESS

   Accounts are originated through a variety of acquisition channels. Acquisition channels include, but are not limited to, the following: direct mail, telemarketing, Internet and American Express "Take-One" boxes located in a variety of public establishments. Direct mail includes pre-approved and non-pre-approved offers made through a mail solicitation. "Outbound" telemarketing includes pre-approved and non-pre-approved offers made through telephone solicitations. Internet, "inbound" telemarketing, and "Take-One" are considered unsolicited and all unsolicited applicants are treated as non-pre-approved.

   In the pre-approved process, the account owner selects certain persons on the basis of such persons' activities (e.g., likelihood of owning a small business, holding credit cards, magazine or newspaper subscriptions, club memberships). Typically, these names are submitted to credit bureaus, and the related account owner provides the bureaus with screening criteria. These criteria have been developed from proprietary risk and profitability models and commercially available risk evaluation scores. Persons who meet these criteria are solicited to become accountholders. The account owner may also screen existing customers for pre-approved charge card offers. For existing customers, similar criteria were developed from proprietary risk and profitability models and commercially available risk evaluation scores using historical internal behavior and consumer and commercial credit bureau data. Additional screening is conducted on applicants who reply to pre-approved offers.

   For the non-pre-approved process, the account owner receives a completed application, evaluates the application using proprietary scoring models and consumer and commercial credit bureau information, screening out prior incidents of fraud with TRS, Centurion, FSB or any of their affiliates, and verifying that the information on the application is accurate, provided by the true applicant and that the person submitting the application on behalf of the company is authorized to do so.

   When applicant information supplemented by consumer and commercial credit bureau data is insufficient for the applicable account owner to make a credit decision, that account owner requests additional information from the applicant. The additional information used in the credit decision may include business entity financial statements, tax returns, bank information, and/or other public information. The applicable account owner will then make a credit decision based on both the primary accountholder's personal credit information and the company's credit information.

   In addition to the credit review performed in connection with origination of accounts, utilization of the accounts is subject to authorization at the time of such utilization based upon the accountholder's past spending and payment activity, credit history and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts, charges to delinquent accounts and accounts that the applicable account owner determines to have a higher credit risk, are subject to closer credit scrutiny.

   Exceptions to the underwriting criteria that have been developed pursuant to policies adopted by the applicable account owner must be pre-approved by the applicable account owner.

LIABILITY STRUCTURE

   SMALL BUSINESS CHARGE BUSINESS

   Liability for charges made on accounts is joint and several between the primary cardmember on the account and the company, which means that the applicable account owner may pursue payment for all charges from both the primary cardmember on the account and the company. If an accountholder has added additional cardmembers, the applicable account owner also may pursue payment from those additional cardmembers for all personal charges made on the account. Applications for small business cards are made on behalf of both the company and a business owner or officer authorized to apply for credit on behalf of the company. When making a credit decision, the applicable account owner may consider the credit information of the business owner and authorizing officer as well as the company. See "--Underwriting and Authorization Procedures--Small Business Charge Business" above and "--Collection Efforts--Small Business Charge Business" below.

BILLING AND FEES

   CONSUMER CHARGE BUSINESS

   Each accountholder is subject to an agreement with the applicable account owner governing the terms and conditions of the account. Each account owner reserves the right to add, change or terminate any terms or conditions of the account (including increasing or decreasing fees). The ability of an account owner to make such changes is subject to the requirements of applicable laws and to certain limitations in the securitization agreements and the receivables purchase agreements. Pursuant to account agreements, accountholders are charged an annual membership fee generally ranging from $55
- $150 depending on the type of consumer card, although the annual membership fee for the Platinum Card is $395 and for the Centurion Card is $2,500. Accountholders enrolled in the Senior Membership program are charged an annual membership fee generally ranging from $35 - $55. Except as described under "--Collection Efforts--Consumer Charge Business" below, no monthly finance charges are assessed on the accounts and the full receivables balance is due upon receipt of each month's billing statement. The accounts are grouped into billing cycles for purposes of administrative efficiency. In accordance with TRS's usual servicing procedures, the payment status of an account is determined by reference to the cycle billing date for such account.

   Other fees associated with the accounts include:

   o a fee for each additional consumer card generally ranging from $30 - $35 depending on the type of consumer card ($20 - $25 if the accountholder is enrolled in the Senior Membership program), although there is a fee of $175 for the first additional Platinum Card and $600 for the first additional Centurion Card;

   o returned payment fees; and

   o delinquency fees, which generally are the greater of $29 or 2.99% of the past due balance (for accounts owned by TRS) and the greater of $30 or 2.9% of the past due balance (for accounts owned by Centurion [and FSB]).

   These fees, along with annual membership fees, are included in the issuing entity's assets.

   SMALL BUSINESS CHARGE BUSINESS

   The primary cardmember on the account and the company together are subject to an agreement with the applicable account owner governing the terms and conditions of the account. Each account owner reserves the right to add, change or terminate any terms or conditions of the account (including increasing or decreasing fees). The ability of an account owner to make such changes is subject to the requirements of applicable laws and to certain limitations in the securitization agreements and the receivables purchase agreements. Pursuant to account agreements, accountholders are charged an annual membership fee generally ranging from $95 - $150 depending on the type of small business card, although the annual membership fee for the Business Platinum Card is $300 and for the Business Centurion Card is $2,500.

   Except as described under "--Collection Efforts--Small Business Charge Business" below, no monthly finance charges are assessed on the accounts and the full receivables balance is due upon receipt of each month's billing statement. The accounts are grouped into billing cycles for purposes of administrative efficiency. In accordance with TRS's usual servicing procedures, the payment status of an account is determined by reference to the cycle billing date for such account.

   Other fees associated with the accounts include:

   o a fee for each additional small business card generally ranging from $35
     - $40 depending on the type of small business card, although there is a fee of $150 for each additional Executive Business Card and Business Platinum Card and $1,500 for each additional Business Centurion Card;

   o returned payment fees; and

   o delinquency fees, which generally are $29 if the balance is not paid within 45 days of the closing date of the statement in which the balance was billed, and the greater of $30 and 2.99% of the past due balance on each subsequent closing date that the amount remains delinquent (for Platinum Cards, the delinquency fee generally is the greater of $30 and 2.99% of the balance that is not paid on two or more consecutive billing periods).

   These fees, along with annual membership fees, are included in the issuing entity's assets.

COLLECTION EFFORTS

   CONSUMER CHARGE BUSINESS

   Each account owner will consider an account delinquent after a charge first appears as part of an unpaid previous balance on any monthly billing statement. Efforts to collect delinquent account balances are made by or on behalf of TRS, as servicer of each account owner, and, under appropriate circumstances, by collection agencies and attorneys retained by such collection agencies. Under current practice, the applicable account owner includes a request for payment of any overdue amounts on all billing statements following delinquency. The applicable account owner uses proprietary risk and profitability evaluation systems to determine the appropriate collection strategy. Accountholders considered to be high risk may be contacted by either a letter or a telephone call when an account becomes delinquent, or prior to delinquency based on a number of factors, including the accountholder's tenure and the amount owed in relation to prior spending and payment behavior. If it is determined that the accountholder may be unable to pay the outstanding balance, charge privileges are suspended, the account is cancelled and a more intensive collection action is initiated. For other accountholders with delinquent balances, charge privileges are generally suspended 1 to 90 days from the date of the billing statement on which a delinquent charge first appeared. For cancelled accounts and those reaching the 1 to 90 days delinquency status, demand letters generally will be sent. If an account remains delinquent, it may be referred to a collection agency to continue with the telephone calls and letters. Legal action may be instituted against the accountholder by attorneys retained by outside collection agencies. Arrangements may be made with accountholders to extend or otherwise change payment schedules to maximize collections. In some cases, an account owner and a delinquent accountholder may agree to an arrangement, called a recovery arrangement, that will simultaneously suspend the charge privileges associated with that accountholder's account and obligate that accountholder to repay delinquent balances in his or her account in installments according to an agreed-upon installment plan.


   Pursuant to the transfer and servicing agreement, receivables will be charged off on the Date of Processing on which such receivable is recorded as charged-off on the servicer's computer file of accounts. The receivables in an account owned by TRS generally will be charged off no later than the date on which such account becomes twelve contractual payments past due (i.e., approximately 330 days delinquent). The receivables in an account owned by Centurion and FSB generally will be charged off no later than the date on which such account becomes six contractual payments past due (i.e., approximately 180 days delinquent). Bankrupt accountholders' accounts generally will be charged off upon verification by the applicable account owner or TRS, as servicer of each account owner, of the bankruptcy petition. In any case, charge-offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of any account owner and the servicer, as applicable, may change over time in accordance with its business judgment and applicable law.


   SMALL BUSINESS CHARGE BUSINESS

   Each account owner will consider an account delinquent after a charge first appears as part of an unpaid previous balance on any monthly billing statement. Efforts to collect delinquent account balances are made by or on behalf of TRS, as servicer of each account owner, and, under appropriate circumstances, by collection agencies and attorneys retained by such collection agencies. Under current practice, the applicable account owner includes a request for payment of any overdue amounts on all billing statements following delinquency. The applicable account owner uses proprietary risk and profitability evaluation systems to determine the appropriate collection strategy, which may include collection efforts against the primary cardmember on the account, the company or both. Accountholders considered to be high risk may be contacted by either a letter or a telephone call when an account becomes delinquent, or prior to delinquency based on a number of factors, including the accountholder's tenure and the amount owed in relation to prior spending and payment behavior. If collection efforts against the company are deemed appropriate, the account owner may contact the board of directors, officers, partners or agents of the company to inform them of the status of the account. If it is determined that the accountholder may be unable to pay the outstanding balance, charge privileges are suspended, the account is cancelled and a more intensive collection action is initiated. For other accountholders with delinquent balances, charge privileges are generally suspended 1 to 60 days from the date of the billing statement on which a delinquent charge first appeared. For cancelled accounts and those reaching the 1 to 60 days delinquency status, demand letters generally will be sent. If an account remains delinquent, it may be referred to a collection agency to continue with the telephone calls and letters. Legal action may be instituted against the primary cardmember on the account, the company or both by attorneys retained by the outside collection agencies. Arrangements may be made with accountholders to extend or otherwise change payment schedules to maximize collections. In some cases, the applicable account owner and a delinquent accountholder may agree to an arrangement, called a recovery arrangement, that will simultaneously suspend the charge privileges associated with that accountholder's account and obligate that accountholder to repay delinquent balances in his or her account in installments according to an agreed-upon installment plan.


   Pursuant to the transfer and servicing agreement, receivables will be charged-off on the Date of Processing on which such receivable is recorded as charged-off on the servicer's computer file of accounts. The receivables in an account owned by TRS generally will be charged off no later than the date on which such account becomes twelve contractual payments past due (i.e., approximately 330 days delinquent). The receivables in an account owned by FSB generally will be charged off no later than the date on which such account becomes six contractual payments past due (i.e., approximately 180 days delinquent). Bankrupt accountholders' accounts will be charged off upon verification by FSB or TRS, as applicable, of the bankruptcy petition of the primary cardmember on the account or the company. In any case, charge-offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of any account owner and the servicer, as applicable, may change over time in accordance with its business judgment and applicable law.


COMMERCIAL CHARGE BUSINESS

   GENERAL

   Commercial charge card receivables are generated from transactions made by accountholders. Most commercial card accountholders are employed by companies that, in general, have annual revenue over $10 million. TRS, as the account owner for commercial charge card accounts, offers two primary unsecured commercial charge card products: the American Express Corporate Card and the American Express Corporate Purchasing Card. The commercial charge card products are collectively referred to in this "--Commercial Charge Business" section as commercial cards. Commercial cards generally are issued to individuals pursuant to a corporate account agreement between TRS and the company that employs such individuals. Generally, an agreement with a company permits either TRS or the company to terminate the relationship at any time by giving 30 to 60 days prior written notice to the other party. In addition, TRS may suspend the charge privileges of or cancel any individual cardmember's account at any time with or without cause and without prior notice.

   Commercial cards are accepted at service establishments worldwide and are designed to be used solely for the purchase of merchandise and services related to business expenses. The cards are designed for use as a method of payment for a wide range of business expenses. As such, the full receivables balance of each account generally is due upon receipt of a monthly billing statement. The accounts generally are not subject to finance charge assessments, although they may be subject to delinquency fees. The accounts generally do not have pre-set spending limits, although companies can choose to set spending limits on their commercial cards. See "--Commercial Charge Business--Commercial Card Liability Structure and Billing Arrangements" below.

   COMMERCIAL CARD LIABILITY STRUCTURE AND BILLING ARRANGEMENTS

   Commercial card accounts provide two primary liability options, though a particular company may use both liability options to meet various needs. Under the combined liability program, the individual cardmember and the company are both responsible for business charges, with the company either obligated to reimburse the cardmember for business charges or responsible for directly paying them to TRS. Cardmembers who (i) incur personal charges, (ii) never file for reimbursement or (iii) do not repay reimbursed business charges are generally solely liable for payment. In contrast, under the central bill liability program, the company is solely responsible for charges.

   TRS offers various billing programs for the commercial cards. Under the individual billing program, each cardmember receives a monthly billing statement detailing his or her charges during the previous period. The company can choose from 10 billing cycles to coordinate billing dates with its payroll periods or reimbursement schedules. Payment options within the individual billing program include (i) individual payment, whereby each cardmember receives reimbursement from his or her employer for all legitimate business charges and that cardmember then remits payments for all charges directly to TRS, and (ii) company payment, whereby each cardmember submits an expense report to his or her employer and the company issues a single check to TRS for all legitimate business charges while the cardmember directly pays TRS for all business charges not reimbursed by his or her employer and for all personal charges. Under the central billing program, monthly billing statements are sent to a central address at the company and the company is solely responsible for all charges.

   UNDERWRITING AND AUTHORIZATION PROCEDURES

   Commercial charge accounts are underwritten at both the company and the individual cardmember level. At the company level, TRS evaluates the company using proprietary scoring models, audited financial statements and other public information, third party checks, bank references, verification of application information and commercial credit bureau information to determine which commercial cards will be made available to the company and the appropriate liability structure. Once a company has been approved for a commercial card relationship, individual employees are required to submit applications for commercial cards and undergo a risk assessment based on their application information and personal credit history. In some cases, an individual employee may not be approved for a commercial card on the basis of his or her personal credit history. In other cases, an individual employee may be approved for a commercial card only if his or her employer guarantees the payment of charges incurred on that account or if a spending limit is applied to that account.

   In addition to the credit review performed in connection with origination of accounts, utilization of the accounts is subject to authorization at the time of such utilization based upon the accountholder's past spending and payment activity and credit history. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts, charges to delinquent accounts, and accounts that TRS determines to have a higher credit risk, are subject to closer credit scrutiny.

   Exceptions to the underwriting criteria that have been developed pursuant to policies adopted by the applicable account owner must be pre-approved by the applicable account owner.

   FEES

   Each accountholder is subject to an individual accountholder agreement with TRS governing the terms and conditions of the account. TRS reserves the right to add, change or terminate any terms or conditions of the account (including increasing or decreasing fees). The ability of TRS to make such changes is subject to the requirements of applicable laws and to certain limitations in the securitization agreements and the receivables purchase agreements. Pursuant to account agreements, accountholders are charged an annual membership fee of $0 - $55 per commercial card, depending on the company's annual charge volume with TRS and other factors.

   Other fees associated with the accounts include:

   o returned payment fees; and

   o delinquency fees, which generally are $35 if the delinquent amount remains unpaid for two or more billing periods, and the greater of $29 or 2.99% of all amounts unpaid for at least one billing period
     (approximately 30 days).

   These fees, along with annual membership fees, are included in the issuing entity's assets.

   COLLECTION EFFORTS

   TRS will consider an account delinquent after a charge first appears as part of an unpaid previous balance on any monthly billing statement. Efforts to collect delinquent account balances are made by or on behalf of TRS, as servicer, and collection agencies and attorneys retained by such collection agencies. Under current practice, TRS includes a request for payment of any overdue amounts on all billing statements following delinquency. TRS uses proprietary risk and profitability evaluation systems to determine the appropriate collection strategy. Accountholders considered to be high risk may be contacted by either a letter or a telephone call when an account becomes delinquent, or prior to delinquency based on a number of factors, including the cardmember's tenure, behavioral scoring and the amount owed in relation to prior spending and payment behavior. If it is determined that the accountholder may be unable to pay the outstanding balance, charge privileges are suspended, the account is cancelled and a more intensive collection action is initiated. For other cardmembers with delinquent balances, charge privileges are generally suspended 1 to 90 days from the date of the billing statement on which a delinquent charge first appeared. For cancelled accounts and those reaching the 1 to 90 days delinquency status, attorney demand letters may also be sent. If an account remains delinquent, it may be referred to a collection agency to continue with the telephone calls and letters. Legal action may be also be instituted. Arrangements may be made with cardmembers to extend or otherwise change payment schedules to maximize collections. In some cases, TRS and the accountholder may agree to an arrangement, called a recovery arrangement, that will simultaneously suspend the charge privileges associated with that cardmember's commercial card and obligate that cardmember to repay delinquent balances in installments according to an agreed-upon installment plan.


   Pursuant to the transfer and servicing agreement, receivables will be charged-off on the Date of Processing on which such receivable is recorded as charged-off on the servicer's computer file of accounts. Receivables will be charged off no later than the date on which the individual cardmember's account becomes twelve contractual payments past due (i.e., approximately 330 days delinquent). Bankrupt cardmembers' accounts generally will be charged off upon verification by TRS of the bankruptcy petition of the individual cardmember or the bankruptcy of the company. In any case, charge-offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of TRS may change over time in accordance with its business judgment and applicable law.

DISTINCTIONS BETWEEN CHARGE ACCOUNTS AND REVOLVING CREDIT PLAN PRODUCTS

   There are important distinctions between charge accounts and revolving credit plan products. Charge accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Accounts generally cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to accountholders and generally is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to revolving credit plan products.

   Another distinction between charge accounts and revolving credit plan products is that account balances generally are not subject to monthly finance charges. As described above, the full account balance is billed monthly and is due upon receipt of the billing statement. Accountholders do not have the option of using their accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Revolving credit plan products, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit issuer. Because account balances generally are not subject to monthly finance charge assessments, in order to provide yield to the issuance trust with respect to the receivables, pursuant to the transfer and servicing agreement, a portion of the receivables in the accounts included in the issuing entity's Portfolio are treated as finance charge receivables and collections received with respect to such receivables are treated as Finance Charge Collections. The remainder of such receivables are treated as principal receivables and collections received with respect to such receivables are treated as Principal Collections. See "Sources of Funds to Pay the Notes--Discount Option" in this prospectus.


                                   THE NOTES

   The following discussion and the discussions under "Sources of Funds to Pay the Notes" and "The Indenture" in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture, the transfer and servicing agreement and the indenture supplements. The indenture supplements may be supplemented by terms documents relating to the issuance of individual tranches of notes of the related multiple tranche series, the terms of which will be described in more detail in the related prospectus supplement. In this prospectus, references to an indenture supplement will include any applicable terms documents. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the transfer and servicing agreement and the indenture supplements.

   The following summaries describe certain provisions common to each series of notes.

GENERAL

   The prospectus supplement for a particular issuance of notes will specify the series, class and, for a multiple tranche series, the tranche of which those notes are a part. Each series of notes will be issued pursuant to the indenture and an indenture supplement. A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part. Neither the indenture nor the indenture supplement limits the aggregate stated principal amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of the issuing entity that will be in addition to the debt obligations of the issuing entity represented by any other series of notes. Each prospectus supplement will describe the provisions specific to the related series, class or tranche of notes. Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes. See "Risk Factors--Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" and "The Notes--Issuances of New Series, Classes and Tranches of Notes" in this prospectus.

   It is expected that most series of notes will consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and exposure to reductions in the Nominal Liquidation Amount of the related series of notes. For example, subordinated notes of a series provide credit enhancement for senior notes of that series. See "--Subordination of Interest and Principal" in this prospectus.

   If so specified in the related prospectus supplement, some series of notes may be multiple tranche series, meaning that multiple tranches of notes may be issued within each class of notes. Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, expected final payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the related prospectus supplement. Whenever a class of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class, unless the context otherwise requires.

   The issuing entity may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no tranche of senior notes of a series may be issued unless a sufficient amount of subordinated notes of that series will be issued on that date or has previously been issued and is outstanding and available as subordination for such tranche of senior notes. See "--Required Subordinated Amount" in this prospectus.

   The issuing entity may offer notes denominated in U.S. dollars or any foreign currency. The specific terms of any note denominated in a foreign currency will be described in the related prospectus supplement.

   Each series will be allocated its share of Finance Charge Collections, the Default Amount and the servicing fee based on the Floating Allocation Percentage of that series, and will be allocated its share of Principal Collections based on the Principal Allocation Percentage of that series. The related prospectus supplement will specify the Floating Allocation Percentage and the Principal Allocation Percentage for each series. If a series offered by this prospectus and a related prospectus supplement includes more than one class or tranche, Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee allocated to that series may be further allocated among each class or tranche in that series as described in the related prospectus supplement.

   If so specified in the related prospectus supplement, a series may be included in one or more groups of series for purposes of reallocating Finance Charge Collections among the

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series in that Reallocation Group, sharing excess Finance Charge Collections among the series in that Shared Excess Available Finance Charge Collections Group or sharing excess Principal Collections among the series in that Shared Excess Available Principal Collections Group. See "--Groups" in this prospectus.


   If so specified in the related prospectus supplement, the notes of a particular series, class or tranche may have the benefit of a derivative agreement, including an interest rate swap, currency swap, cap, collar or guaranteed investment contract with various counterparties. The specific terms of each derivative agreement and a description of each derivative counterparty will be included in the related prospectus supplement. The notes of a particular series, class or tranche may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each applicable supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each enhancement provider or liquidity provider, as applicable, will be included in the related prospectus supplement. TRS, Centurion, FSB or any of their affiliates may be counterparties to a derivative agreement or providers of a supplemental credit enhancement agreement or a supplemental liquidity agreement.


   The issuing entity will pay principal of and interest on a series, class or tranche of notes solely from the portion of Finance Charge Collections and Principal Collections which are allocable to that series, class or tranche after giving effect to all allocations and reallocations, deposits and withdrawals of amounts in any issuer trust accounts, including any supplemental accounts, relating to that series, class or tranche, and amounts received under any derivative agreement, under any supplemental credit enhancement agreement or under any supplemental liquidity agreement relating to that series, class or tranche. If those sources are not sufficient for payment of principal of and interest on that series, class or tranche, the noteholders will have no recourse to any other assets of the issuing entity or recourse to any other person or entity for the payment of principal of and interest on that series, class or tranche of notes.

   A note is not a deposit and neither the notes nor any underlying receivables or collateral certificate are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

STATED PRINCIPAL AMOUNT, OUTSTANDING DOLLAR PRINCIPAL AMOUNT, ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT AND NOMINAL LIQUIDATION AMOUNT

   Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount.

   STATED PRINCIPAL AMOUNT

   The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of the notes of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

   OUTSTANDING DOLLAR PRINCIPAL AMOUNT

   For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that series, class or tranche of notes, as described in the

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
related prospectus supplement, less principal payments made to the noteholders of that series, class or tranche of notes. For a series, class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that series, class or tranche of notes, as described in the related prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal for that series, class or tranche. For a series, class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the related prospectus supplement. The outstanding dollar principal amount of a series, class or tranche of discount notes will increase over time as principal accretes on that series, class or tranche of notes. The outstanding dollar principal amount of any series, class or tranche of notes will decrease as a result of each payment of principal of that series, class or tranche of notes, and will increase as a result of any issuance of additional notes of that series, class or tranche.

   ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT

   The Adjusted Outstanding Dollar Principal Amount of a series, class or tranche of notes is the outstanding dollar principal amount of that series, class or tranche, less any funds on deposit in the principal funding account for that series, class or tranche. The Adjusted Outstanding Dollar Principal Amount of any series, class or tranche of notes will decrease as a result of each deposit into the principal funding account for such series, class or tranche.

   NOMINAL LIQUIDATION AMOUNT

   The Nominal Liquidation Amount of a series, class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount of that series, class or tranche of notes minus some reductions--including reductions for (i) charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche, (ii) Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, (iii) amounts on deposit in the principal funding account for that series, class or tranche and (iv) the amount of all payments of principal of such series, class or tranche of notes--plus some increases described below. For a multiple tranche series, the Nominal Liquidation Amount of the series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series. Within a series, subordinated notes bear the risk before senior notes of a reduction in the Nominal Liquidation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

   The Nominal Liquidation Amount of a series, class or tranche of notes may be reduced as follows:

   o If Finance Charge Collections allocable to a series of notes are insufficient to fund the Default Amount allocable to that series, the uncovered Default Amount will result in a reduction in the Nominal Liquidation Amount of that series.

     For a multiple tranche series, while these reductions will be allocated initially pro rata to each tranche of notes based on its Nominal Liquidation Amount regardless of class, they will then be reallocated to the subordinated notes of that series in succession based

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
     on class designation. However, these reallocations will be made from tranches of senior notes to tranches of subordinated notes only to the extent that such tranches of senior notes have not used all of their required subordinated amount. For any tranche, the required subordinated amount will be specified in the related prospectus supplement. Reductions that cannot be reallocated to a tranche of more subordinate notes will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.

   o If Principal Collections allocable to subordinated notes of a series of notes are reallocated to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, the Nominal Liquidation Amount of that series will be reduced by the amount of the reallocations. The amount of Principal Collections which may be reallocated may be limited for a given series, class or tranche of notes. Such limitations will be specified in the related prospectus supplement. In addition, for a multiple tranche series, Principal Collections allocable to subordinated notes will be reallocated only to the extent that senior notes have not used all of their required subordinated amount.

     For a multiple tranche series, these reductions will be allocated to each tranche of a class pro rata based on its Nominal Liquidation Amount.

   o The Nominal Liquidation Amount of a series, class or tranche of notes will be reduced by the amount on deposit in the principal funding account for that series, class or tranche.

   o The Nominal Liquidation Amount of a series, class or tranche of notes will be reduced by the amount of all payments of principal of that series, class or tranche.

   o Upon a sale of assets in the issuance trust following (i) an event of default and acceleration of a series, class or tranche of notes or (ii) the legal maturity date of a series, class or tranche of notes, the Nominal Liquidation Amount of such series, class or tranche of notes will be reduced to zero. See "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.

   The Nominal Liquidation Amount of a series, class or tranche of notes can be increased as follows:

   o For a series, class or tranche of discount notes, the Nominal Liquidation Amount of that series, class or tranche will increase over time as principal accretes, to the extent that Finance Charge Collections allocated to the related series of notes are allocated for that purpose.

   o For all series of notes, the Nominal Liquidation Amount of that series will increase if Finance Charge Collections allocable to that series are available to reimburse earlier reductions in the Nominal Liquidation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. Within each series of notes, the increases will be allocated first to the senior-most notes with a deficiency in

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
     their Nominal Liquidation Amounts and then, in succession, to the subordinated notes with a deficiency in their Nominal Liquidation Amounts.

   o For all series, classes or tranches of notes, the Nominal Liquidation Amount of a series, class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that series, class or tranche issued after the initial issuance of that series, class or tranche of notes, or if amounts on deposit in the principal funding account for that series, class or tranche are deposited into the principal funding account for another series, class or tranche of notes or paid to the issuing entity.

   For a multiple tranche series, any increase in the Nominal Liquidation Amount will be allocated to each tranche of a class pro rata based on the deficiency in the Nominal Liquidation Amount of that tranche.

   Finance Charge Collections allocated to a series of notes for each Monthly Period will be applied, as described in the related prospectus supplement, to cover the Default Amount allocated to that series. If Finance Charge Collections allocated to that series are sufficient to cover the Default Amount allocated to that series, the Nominal Liquidation Amount of that series of notes will not be reduced. Finance Charge Collections allocated to a series of notes also will be applied, as described in the related prospectus supplement, to reimburse earlier reductions in the Nominal Liquidation Amount of that series of notes due to charge-offs resulting from any uncovered Default Amount allocated to that series of notes or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

   In most circumstances, the Nominal Liquidation Amount of a series, class or tranche of notes, together with any accumulated Principal Collections held in the related principal funding account, will be equal to the outstanding dollar principal amount of that series, class or tranche of notes. However, if there are reductions in the Nominal Liquidation Amount of a series, class or tranche due to charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, there will be a deficit in the Nominal Liquidation Amount of that series, class or tranche. Unless that deficit is reimbursed through the application of Finance Charge Collections allocated to the applicable series, the stated principal amount of that series, class or tranche of notes will not be paid in full. This will occur either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that series, class or tranche, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of the notes in full.

   The Nominal Liquidation Amount of a series, class or tranche of notes may not be reduced below zero, and may not be increased above the Adjusted Outstanding Dollar Principal Amount of that series, class or tranche.

   The cumulative amount of reductions in the Nominal Liquidation Amount of any series, class or tranche of notes due to charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche of notes or due to Reallocated Principal Collections

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
used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement will be limited as described in the related prospectus supplement.

   Allocations of charge-offs resulting from any uncovered Default Amount allocated to a series, class or tranche or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement will reduce the Nominal Liquidation Amount of outstanding series, classes and tranches of notes only and will not affect series, classes or tranches of notes that are issued after that time.

   Upon a sale of assets in the issuance trust following (i) an event of default and acceleration of a series, class or tranche of notes or (ii) the legal maturity date of a series, class or tranche of notes, as described in the related prospectus supplement and in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus, the Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero even if the proceeds of that sale, amounts on deposit in the issuing entity accounts for that series, class or tranche and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to that series, class or tranche of notes.

INTEREST

   Interest will accrue on a series, class or tranche of notes, except on a series, class or tranche of discount notes, from the relevant issuance date at the applicable interest rate for that series, class or tranche, which may be a fixed, floating or other type of rate as specified in the related prospectus supplement. Interest on a series, class or tranche of notes will be due and payable on the dates specified in the related prospectus supplement, each referred to in this prospectus and the related prospectus supplement as an interest payment date or a payment date. If the interest payment dates for any notes occur less frequently than monthly, interest will be deposited in an interest funding account pending distribution. Each interest funding account will be established under the indenture supplement for the related series. For series with one or more classes and/or tranches of notes, each class or tranche may have a separate interest funding account. Interest deposits or payments will be funded from Finance Charge Collections allocated to that series, class or tranche of notes during the preceding Monthly Period or Monthly Periods, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the related prospectus supplement.

   For each issuance of a series, class or tranche of fixed rate notes, the fixed rate of interest at which interest will accrue for that series, class or tranche will be specified in the related prospectus supplement. For each issuance of a series, class or tranche of floating rate notes, the interest rate index or other formula on which the interest payment is based will be specified in the related prospectus supplement. In addition, the related prospectus supplement will specify if any series, class or tranche of notes receives any additional interest and how it is to be calculated.

   A series, class or tranche of discount notes will be issued at a price lower than the stated principal amount payable on the expected final payment date of that series, class or tranche of notes. Until the expected final payment date for a series, class or tranche of discount notes, accreted principal will be capitalized as part of the principal of that series, class or tranche of notes and reinvested in the assets of the issuance trust, so long as an early amortization event

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
with respect to that series, class or tranche has not occurred. If applicable, the related prospectus supplement will specify the interest rate to be borne by a series, class or tranche of discount notes following an early amortization event or event of default or after its expected final payment date.

   Each payment of interest on a series, class or tranche of notes will include all interest accrued from the preceding interest payment date--or, for the first interest period, from the issuance date--through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement.

   If interest on a series, class or tranche of notes is not paid within 35 days after such interest is due and payable, an event of default will occur with respect to that series, class or tranche of notes. See "The
Indenture--Events of Default" in this prospectus.

PRINCIPAL

   The timing of payment of principal of a series, class or tranche of notes will be specified in the related prospectus supplement. Each date on which payment of principal is made is referred to in this prospectus and the related prospectus supplement as a payment date.

   Certain series, classes and tranches of notes are anticipated to have principal paid on one date, referred to as the expected final payment date. Principal of a series, class or tranche of notes may be paid later than its expected final payment date if sufficient funds are not allocated and available. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, principal of that tranche will be paid on its expected final payment date only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.

   It is not an event of default if the stated principal amount of a series, class or tranche of notes is not paid on its expected final payment date. However, if the stated principal amount of a series, class or tranche of notes is not paid in full on its expected final payment date, an early amortization event with respect to that series, class or tranche will occur. See "The Indenture--Early Amortization Events" in this prospectus.

   If the stated principal amount of a series, class or tranche of notes is not paid in full by its legal maturity date, an event of default will occur with respect to that series, class or tranche of notes. See "The Indenture--Events of Default" in this prospectus.

   Principal of a series, class or tranche of notes may be paid earlier than its expected final payment date if an early amortization event or an optional or mandatory redemption occurs. See "The Indenture--Early Amortization Events" and "--Events of Default" in this prospectus.

   See "Risk Factors" in this prospectus for a discussion of factors that may affect the timing of principal payments on a series, class or tranche of notes.

SUBORDINATION OF INTEREST AND PRINCIPAL

   Interest and principal payments on subordinated notes of a series will be subordinated as described in the related prospectus supplement.

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
   Finance Charge Collections allocated to a series of notes will be used to pay interest due on senior notes of that series before being available to pay interest due on subordinated notes of that series.

   Within a series, subordinated notes bear the risk before senior notes of a reduction in the Nominal Liquidation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. For a multiple tranche series, charge-offs resulting from any uncovered Default Amount allocated to that series will initially be allocated to each tranche of that series pro rata based on the Nominal Liquidation Amount of that tranche and then reallocated from the tranches of senior notes of that series to the tranches of subordinated notes of that series, reducing the Nominal Liquidation Amount of such tranches of subordinated notes to the extent credit enhancement in the form of subordination is still available to the tranches of senior notes. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" in this prospectus.

   In addition, Principal Collections allocated to a series of notes, after giving effect to any reallocations, will first be used to fund targeted deposits into the principal funding accounts of senior notes of that series before being applied to the principal funding accounts of subordinated notes of that series.

REQUIRED SUBORDINATED AMOUNT

   The required subordinated amount for a class or tranche of senior notes is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes on the date when that class or tranche of senior notes is issued. This amount or a calculation that determines this amount will be specified in the related prospectus supplement. No class or tranche of notes of a series may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance, as described in the related prospectus supplement. For multiple tranche series, the required subordinated amount also is used, in conjunction with the consumption of enhancement called usage, to determine the remaining available subordinated amount for a tranche of senior notes and whether a tranche of subordinated notes of a multiple tranche series may be repaid before its legal maturity date while senior notes of that series are outstanding.

GROUPS

   A series of notes may be included in one or more groups of series that share Principal Collections and/or Finance Charge Collections. The related prospectus supplement will identify whether your series has been included in one or more of the following groups.

   REALLOCATION GROUP

   If a series of notes is identified in the related prospectus supplement as included in a Reallocation Group, Finance Charge Collections which would otherwise be allocated to each series based on the Floating Allocation Percentage of that series will instead be combined and will be available for specified required payments for all series in the same Reallocation Group. Any issuance of a new series in a Reallocation Group may reduce or increase the amount of

Finance Charge Collections allocated to any other series of notes in that group. See "Risk Factors--Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" in this prospectus. The related prospectus supplement will specify whether your series will be included in a Reallocation Group and whether any previously issued series have been included in that group.

   While any series of notes may be included in a Reallocation Group, there can be no assurance that any other series will be included in the same group.

   SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS GROUP

   If a series of notes is identified in the related prospectus supplement as included in a Shared Excess Available Finance Charge Collections Group, Finance Charge Collections for any Monthly Period allocated to that series in excess of the amount needed to make all required deposits and payments for that series will be applied to cover shortfalls in amounts payable from Finance Charge Collections allocated to other series of notes in that Shared Excess Available Finance Charge Collections Group. If these shortfalls exceed the total amount of excess Finance Charge Collections available from all series in the same Shared Excess Available Finance Charge Collections Group, referred to as Shared Excess Available Finance Charge Collections, for any Monthly Period, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series of notes in that Shared Excess Available Finance Charge Collections Group based on the relative amounts of those shortfalls.

   To the extent Shared Excess Available Finance Charge Collections exceed shortfalls, the balance will be paid to the holder of the transferor interest.

   The sharing of Shared Excess Available Finance Charge Collections will be discontinued if the issuing entity delivers to the indenture trustee a certificate to the effect that the continued sharing of Shared Excess Available Finance Charge Collections would have adverse regulatory implications for any account owner or the transferor. Following the delivery by the issuing entity of any such certificate to the indenture trustee, there will be no further sharing of Shared Excess Available Finance Charge Collections.

   While any series of notes may be included in a Shared Excess Available Finance Charge Collections Group, there can be no assurance that:

   --any other series will be included in such group,

   --there will be any Shared Excess Available Finance Charge Collections for such group for any Monthly Period, or

   --the issuing entity will not at any time deliver the certificate discontinuing sharing described above.

   While the issuing entity does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of Shared Excess Available Finance Charge Collections will have an adverse regulatory implication for any account owner or the transferor, there can be no assurance that this will continue to be true in the future.

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
   SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS GROUP

   If a series of notes is identified in the related prospectus supplement as being in a Shared Excess Available Principal Collections Group, Principal Collections for any Monthly Period allocated to that series in excess of the amount needed to make all required deposits and payments for that series will be applied to cover shortfalls in principal deposits or payments payable from Principal Collections allocated to other series of notes in that Shared Excess Available Principal Collections Group. If these shortfalls exceed the total amount of excess Principal Collections available from all series in the same Shared Excess Available Principal Collections Group, referred to as Shared Excess Available Principal Collections, for any Monthly Period, Shared Excess Available Principal Collections will be allocated pro rata among the applicable series of notes in that Shared Excess Available Principal Collections Group based on the relative amounts of those shortfalls.

   To the extent that Shared Excess Available Principal Collections exceed principal shortfalls, the balance will be paid to the holder of the transferor interest, provided that:

   o such Shared Excess Available Principal Collections will be distributed to the holder of the transferor interest only to the extent that the Available Overconcentration Account Amount is equal to or greater than the Required Overconcentration Account Amount, the Transferor Amount is equal to or greater than the Required Transferor Amount and the Pool Balance is equal to or greater than the Required Pool Balance; and

   o in certain circumstances described under "Sources of Funds to Pay the Notes--Allocations of Amounts to the Overconcentration Account and Allocations of Amounts on Deposit in the Overconcentration Account" and "--Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account," such Shared Excess Available Principal Collections will be deposited into the overconcentration account or the excess funding account.

   While any series of notes may be included in the same Shared Excess Available Principal Collections Group, there can be no assurance that any other series will be included in such group or that there will be any Shared Excess Available Principal Collections for such group for any Monthly Period.

   If Principal Collections allocated to a series are shared with another series, the Nominal Liquidation Amount for the series from which Principal Collections were shared will not be reduced.

REDEMPTION AND EARLY AMORTIZATION OF NOTES

   OPTIONAL REDEMPTION

   The issuing entity or the transferor, if the transferor is an affiliate of the servicer, may, at its option, redeem any series, class or tranche of notes before its expected final payment date in whole but not in part at any time when the outstanding dollar principal amount of that series, class or tranche is less than 10% - or any other percentage that is specified by the transferor
- of the highest outstanding dollar principal amount at any time of that series, class or tranche. This redemption option is referred to as a clean-up call. The issuing entity will not redeem subordinated notes if those notes are required to provide credit enhancement for classes of senior notes.

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
   If the issuing entity redeems notes, it will notify the registered holders of those notes at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding dollar principal amount, plus accrued, past due and additional interest on those notes to but excluding the date of redemption.

   If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on those notes will thereafter be made until the earlier to occur until either the principal of and accrued interest on those notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the collection account allocable to those notes, the related principal funding account and, if applicable, any related Class C reserve account will be applied to make the principal and interest payments on those notes on the redemption date.

   MANDATORY REDEMPTION

   Each series, class or tranche of notes will be subject to mandatory redemption on its expected final payment date, which generally will be 11 months before its legal maturity date but which may be a different date specified in the related prospectus supplement.

   In addition, if an early amortization event occurs with respect to any series, class or tranche of notes, the issuing entity will be required to repay each series, class or tranche of the affected notes before the expected final payment date of that series, class or tranche; however, if so indicated in the related prospectus supplement for certain such affected series, class or tranche of notes with the benefit of a derivative agreement or other type of arrangement, subject to certain exceptions, such repayment will not occur earlier than the expected final payment date of such series, class or tranche of notes. Following an early amortization event, repayment of principal prior to the expected final payment date will be made only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The issuing entity will give notice to holders of the affected series, class or tranche of notes of the occurrence of an early amortization event. See "The Indenture--Early Amortization Events" in this prospectus for a description of the early amortization events and their consequences to noteholders.

   Whenever the issuing entity redeems or repays a series, class or tranche of notes, it will do so only to the extent that Finance Charge Collections and Principal Collections - including any amounts received under any derivative agreement, any amounts received under any supplemental credit enhancement agreement, any amounts received under any supplemental liquidity agreement and any amounts in the issuing entity accounts not included in Finance Charge Collections and Principal Collections - allocated to that series, class or tranche of notes are sufficient to redeem or repay that series, class or tranche of notes in full. In addition, the redemption and repayment will occur only to the extent that the notes to be redeemed or repaid are not required to provide required subordination for senior notes. A noteholder will have no claim against the issuing entity if the issuing entity fails to make a required redemption or repayment of a series, class or tranche of notes before the legal maturity date because no funds are available for that purpose or because the notes that would otherwise be redeemed or repaid are required to provide subordination for senior notes. The failure to

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redeem or repay before the legal maturity date under these circumstances will not be an event of default.

FINAL PAYMENT OF THE NOTES

   Noteholders of a series, class or tranche generally will not receive payment of principal in excess of the stated principal amount of that series, class or tranche, or in the case of a series, class or tranche of foreign currency notes, any amount received by the issuing entity under a derivative agreement with respect to principal of that series, class or tranche.

   Following (i) an event of default and acceleration or (ii) the legal maturity date of a series, class or tranche of notes, assets in the issuance trust will be sold generally in an aggregate amount not to exceed (i) the Nominal Liquidation Amount of that affected series, class or tranche plus (ii) the product of the Nominal Liquidation Amount of that affected series, class or tranche and the Discount Option Percentage, subject to any further limitations specified in the related prospectus supplement and, for a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series. The proceeds of that sale and any other amounts available to such noteholders will be applied, first, to pay the outstanding dollar principal amount of that affected series, class or tranche and, second, to pay any accrued, past due and additional interest, if any, on that affected series, class or tranche of notes upon the sale.

   Following an event of default and acceleration with respect to any tranche of notes of a multiple tranche series which occurs prior to the legal maturity date of such tranche, any sale of assets in the issuance trust with respect to such tranche may be delayed until (i) the senior notes of the same series are prefunded sufficiently, (ii) enough senior notes are repaid, or (iii) new subordinated notes have been issued, in each case to the extent that the tranche of subordinated notes is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a tranche of notes directs a sale of assets in the issuance trust, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes of the same series.

   A series, class or tranche of notes will be considered to be paid in full, the holders of that series, class or tranche of notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest on those notes, on the earliest to occur of:

   o the date of the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, that series, class or tranche of notes, as applicable;

   o the date on which a sale of assets in the issuance trust has taken place with respect to that series, class or tranche of notes, as described in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus; and

   o the seventh Business Day following the legal maturity date of such series, class or tranche of notes,

in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on such date.

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ISSUANCES OF NEW SERIES, CLASSES AND TRANCHES OF NOTES

   The issuing entity may issue a new series, class or tranche of notes or issue additional notes of an existing series, class or tranche only if the conditions of issuance are met (or waived as described below). These conditions include:

   o on or prior to the fifth Business Day before the new issuance is to occur, the issuing entity gives the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes notice of the new issuance;

   o on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes a certificate to the effect that:

     -- the issuing entity reasonably believes that the new issuance will not at the time of its occurance or at a future date (i) cause an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (ii) have a material adverse effect on the amount of funds available to be distributed to noteholders of any series, class or tranche of notes or the timing of such distributions or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

     -- all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the new notes;

     -- the form and terms of the new notes have been established in conformity with the provisions of the indenture; and

     -- the issuing entity shall have satisfied such other matters as the indenture trustee may reasonably request;

   o on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes an officer's certificate of an authorized officer of the issuing entity to the effect that all laws and requirements with respect to the execution and delivery by the issuing entity of the new notes have been complied with, the issuing entity has the trust power and authority to issue the new notes, and the new notes have been duly authorized and delivered by the issuing entity, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the issuing entity enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture equally and ratably with all other notes outstanding, if any, subject to the terms of the indenture and each related indenture supplement;

   o on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes an Issuer Tax Opinion and, to the extent a collateral certificate is included in the issuance trust, a master trust tax opinion relating to the related master trust (or other securitization special purpose entity) with respect to such issuance;

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   o on or prior to the date that the new issuance is to occur, the issuing entity obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that the new issuance will not result a reduction, qualification with negative implications or withdrawal of any then-current rating of any outstanding series, class or tranche of notes;

   o as of the date that the new issuance is to occur, (i) the Pool Balance as of the last day of the immediately preceding Monthly Period is equal to or greater than the Required Pool Balance as of the last day of such Monthly Period and (ii) the Transferor Amount as of the last day of the immediately preceding Monthly Period is equal to or greater than the Required Transferor Amount as of the last day of such Monthly Period;

   o in the case of bearer notes, the notes will be as described in section 163(f)(2)(B) of the Internal Revenue Code and that section will apply to the notes;

   o on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee an indenture supplement relating to the applicable series, class or tranche of notes and, if applicable, a terms document relating to the applicable class or tranche of notes;

   o in the case of foreign currency notes, the issuing entity appoints one or more paying agents in the appropriate countries;

   o the provisions governing required subordinated amounts, if any, are satisfied; and

   o any other conditions specified in the related prospectus supplement are satisfied.

   If the issuing entity obtains approval from each rating agency that has rated any outstanding series, class or tranche of notes, then any or all of the conditions described above may be waived or modified (other than the delivery of certain tax opinions, as described in the fourth bullet point above). In addition, the issuing entity may issue rated notes subject to waived, modified or additional conditions agreed to between the issuing entity and each rating agency rating such notes.

   The issuing entity and the indenture trustee are not required to provide prior notice to, permit any prior review by or obtain the consent of any noteholder of, any outstanding series, class or tranche to issue any additional series, classes or tranches of notes or any additional notes of any outstanding series, class or tranche of notes.

   The issuing entity may from time to time, without notice to or the consent of, the registered holders of a series, class or tranche of notes, create and issue additional notes equal in rank to the series, class or tranche of notes offered by the related prospectus supplement in all respects--or in all respects except for the payment of interest accruing prior to the issuance date of the further series, class or tranche of notes or the first payment of interest following the issuance date of the further series, class or tranche of notes. These further series, classes or tranches of notes may be consolidated and form a single series, class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued series, class or tranche of notes. In addition, the transferor may retain notes of a series, class or tranche upon initial issuance or upon a reopening of a series, class or tranche of notes and may sell them on a subsequent date.

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   There are no restrictions on the timing or amount of any issuance of additional notes of an outstanding series, class or tranche of notes, so long as the conditions described above are met or waived. As of the date of any issuance of additional notes of an outstanding series, class or tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that class or tranche will be increased to reflect the principal amount of the additional notes. If the additional notes are part of a series, class or tranche of notes that has the benefit of a derivative agreement, the issuing entity will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are part of a series, class or tranche of notes that has the benefit of any supplemental credit enhancement agreement or any supplemental liquidity agreement, the issuing entity will enter into a similar supplemental credit enhancement agreement or supplemental liquidity agreement, as applicable, for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to any issuing entity account will be increased proportionately to reflect the principal amount of the additional notes.

   When issued, the additional notes of a series, class or tranche will be identical in all respects to the other outstanding notes of that series, class or tranche equally and ratably entitled to the benefits of the indenture and the related indenture supplement as applicable to the previously issued notes of such series, class or tranche without preference, priority or distinction.

PAYMENTS ON NOTES; PAYING AGENT

   The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under "--Book-Entry Notes" in this prospectus unless the stated principal amount of the notes is denominated in a foreign currency.

   The issuing entity, the indenture trustee and any agent of the issuing entity or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

   The issuing entity will make payments on a note to (i) the registered holder of the note at the close of business on the record date established for the related payment date and (ii) the bearer of a note in bearer form upon presentation of that bearer note on the related payment date.

   The issuing entity has designated the corporate trust office of The Bank of New York in New York City as its paying agent for the notes of each series. The issuing entity will identify any other entities appointed to serve as paying agents on a series, class or tranche of notes in the related prospectus supplement. The issuing entity may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuer will be required to maintain an office, agency or paying agent in each place of payment for a series, class or tranche of notes.

   After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to the issuing entity.

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After funds are paid to the issuer, the holder of that note may look only to the issuing entity for payment of that principal or interest.

DENOMINATIONS

   The notes offered by this prospectus will be issued in denominations of $[5,000] and multiples of $1,000 in excess of that amount.

RECORD DATE

   The record date for payment of the notes will be the last day of the Monthly Period immediately preceding the related payment date.

GOVERNING LAW

   The laws of the State of New York will govern the notes and the indenture.

FORM, EXCHANGE AND REGISTRATION AND TRANSFER OF NOTES

   The notes offered by this prospectus and the related prospectus supplement will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a book-entry note. For a description of the special provisions that apply to book-entry notes, see "--Book-Entry Notes" in this prospectus.

   A holder of notes may exchange those notes for other notes of the same class or tranche of any authorized denominations and of the same aggregate stated principal amount, expected final payment date and legal maturity date, and of like terms.

   Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuing entity designates. Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes or other governmental charges described in the indenture (and any supplement thereto) before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

   The issuing entity has appointed The Bank of New York as the note registrar and transfer agent for the notes. The issuing entity also may at any time designate additional transfer agents for any series, class or tranche of notes. The issuing entity may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuing entity will be required to maintain a transfer agent in each place of payment for a series, class or tranche of notes.

   The related prospectus supplement may state that application will be made to list the related series, class or tranche of notes on the Luxembourg Stock Exchange or another exchange.

BOOK-ENTRY NOTES

   The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form. This means that, except under the limited circumstances

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described below under "--Definitive Notes," purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all of the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

   Each global note will be held by a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

   The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

   Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system--such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee--or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

   Because DTC will be the only registered owner of the global notes, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

   As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

   o the ownership interests of its participants, including the U.S. depositories; and

   o all transfers of ownership interests between its participants.

   The participants and indirect participants, in turn, will maintain records showing:

   o the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

   o all transfers between these persons.

   Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

   The issuing entity, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to book-entry notes. The issuing entity, the indenture trustee and

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their agents also will not be responsible or liable for payments made on account of the book-entry notes.

   Until Definitive Notes are issued to the beneficial owners as described below under "--Definitive Notes," all references to "holders" of notes means DTC. The issuing entity, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

   Beneficial owners of book-entry notes should realize that the issuing entity will make all distributions of principal of and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

   Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture (and any supplement thereto), each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuer that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

   Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

   Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. A beneficial owner may also experience delays in receiving distributions on his or her notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

THE DEPOSITORY TRUST COMPANY

   DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is indirectly owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

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CLEARSTREAM, LUXEMBOURG

   Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.

   Clearstream, Luxembourg's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an accountholder of Clearstream, Luxembourg.

EUROCLEAR SYSTEM

   Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

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   This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

DISTRIBUTIONS ON BOOK-ENTRY NOTES

   The issuing entity will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuing agent's paying agent, The Bank of New York, at the office of the paying agent in New York City that the issuer designates for that purpose.

   In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

   Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

   Distributions on book-entry notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

   Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

   In the event Definitive Notes are issued, distributions of principal of and interest on Definitive Notes will be made directly to the holders of the Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

   Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in

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accordance with its rules and procedures and within its established deadlines,
European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

   Because of time-zone differences, credits to notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC.

   Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE NOTES

   Beneficial owners of book-entry notes may exchange those notes for physical form or Definitive Notes registered in their name only if:

   o DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered "clearing agency" and the issuing entity is unable to find a qualified replacement for DTC;

   o the issuing entity, in its sole discretion, elects to terminate its participation in the book-entry system through DTC; or

   o any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing more than 50% of the unpaid outstanding dollar principal amount of the notes of the related series, class or tranche advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

   If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive Notes are available. The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the Definitive Notes will be recognized as the "holders" of the notes under the indenture (and any supplement thereto).

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REPLACEMENT OF NOTES

   The issuing entity will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. The issuing entity will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuing entity and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuing entity and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuing entity before a replacement note will be issued, and the issuing entity may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.

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                       SOURCES OF FUNDS TO PAY THE NOTES

GENERAL

   As of the date of this prospectus, the issuing entity's primary assets consist of charge receivables which were or will be originated by TRS, Centurion, FSB or any of their affiliates. These receivables include receivables which are in existence as of the Initial Cut-Off Date and receivables which are created from time to time thereafter. The issuing entity has acquired and will acquire the receivables from the transferor pursuant to the transfer and servicing agreement. The transferor has and will have acquired receivables from TRS pursuant to a receivables purchase agreement between TRS and the transferor. TRS has and will have acquired receivables from Centurion pursuant to a receivables purchase agreement between Centurion and TRS, from FSB pursuant to a receivables purchase agreement between FSB and TRS and from Credco pursuant to sale agreements between Credco and TRS. See "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus.

   In addition to receivables arising in designated charge accounts, the issuing entity's assets may include one or more collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates.

   The issuing entity's assets also may include issuing entity accounts or supplemental accounts established for a particular series, class or tranche of notes, the benefits of one or more derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements.

   Payment of principal of and interest on each series, class or tranche of notes is secured by the issuing entity's assets.

   As of the date of this prospectus, the issuing entity's primary assets are receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB and funds on deposit in the issuing entity accounts. In the future, the issuing entity's assets may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates, receivables arising in additional designated consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates and collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates.

   The composition of the issuing entity's assets will change over time due to:

   o changes in the composition and amount of the receivables in the issuance trust, including changes in the relative proportion of consumer, small business and commercial receivables, or in the master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, as new receivables are created, existing receivables are paid off or charged off, additional accounts are designated to have their receivables included in the issuance trust, master trust or other securitization special purpose entity and removed accounts are designated

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     to have their receivables removed from the issuance trust, master trust or other securitization special purpose entity;

   o the ability of the transferor to cause to be increased and decreased the Invested Amount of an existing collateral certificate included in the issuance trust; and

   o the ability of the transferor to transfer additional collateral certificates to the issuance trust.

   If accounts are designated to have their receivables included in the issuance trust, all newly generated receivables in those accounts will be transferred to the issuance trust. In addition, additional accounts may be designated to have their receivables included in the issuance trust.

   The transferor can cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust to accommodate the issuance of new notes or solely to increase the size of the Transferor Amount. If at any time the issuance trust contains receivables and one or more collateral certificates, the transferor can choose to increase one, all or any combination thereof in any amount. Any increase in the Invested Amount of an existing collateral certificate without a corresponding increase in the Invested Amount of other existing collateral certificates or the principal amount of receivables in the issuance trust will result in a change in the composition of the issuing entity's assets.

   Alternatively, if at any time the issuance trust contains one or more collateral certificates, Principal Collections and other amounts treated as Principal Collections that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series, class or tranche, deposited into the overconcentration account or the excess funding account or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, need not be reinvested in that collateral certificate to maintain its invested amount, but instead may be (i) invested or reinvested in another collateral certificate included or to be included in the issuance trust or (ii) paid to the holder of the transferor interest. Any such investment, reinvestment or payment will result in a shift in the composition of the issuing entity's assets and a decrease in the size of the Invested Amount of that collateral certificate.

   In addition, each collateral certificate is subject to its own pay out events or early amortization events under the terms of the applicable pooling and servicing agreement or other related securitization agreement. Principal collections allocated to such collateral certificate upon the occurrence of a pay out event or early amortization event that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series, class or tranche, deposited into the overconcentration account or the excess funding account or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, may be (i) invested or reinvested in another collateral certificate included or to be included in the issuance trust or (ii) paid to the holder of the transferor interest.

   As indicated above, the composition of the issuing entity's assets is expected to change over time. Additional receivables and additional collateral certificates may be transferred to the issuance trust or the invested amount of an existing collateral certificate included in the issuance trust may be increased without the payment of cash if the conditions to that transfer or

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increase have been satisfied. New assets included in the issuance trust, either through a transfer of assets or the reinvestment of excess Principal Collections and other amounts treated as Principal Collections, may have characteristics, terms and conditions that are different from those of the receivables or collateral certificates initially included in the issuance trust and may be of different credit quality due to differences in underwriting criteria and payment terms. The pertinent characteristics of the receivables in the issuance trust are described in the related prospectus supplement. In the event collateral certificates are included in the issuance trust, the pertinent characteristics of those collateral certificates will be described in each related prospectus supplement.

   See "Risk Factors--The composition of the issuing entity's assets may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated" in this prospectus.

DEPOSIT AND ALLOCATION OF FUNDS IN THE ISSUANCE TRUST

   The indenture trustee will, at the direction of the servicer, allocate to each series of notes the product of:

   o the Floating Allocation Percentage for that series, and

   o the amount of Finance Charge Collections.

   The indenture trustee will also, at the direction of the servicer, allocate to each series of notes:

   o the product of the Principal Allocation Percentage for that series and the amount of Principal Collections,

   o the product of the Floating Allocation Percentage for that series and the Default Amount, and

   o the product of the Floating Allocation Percentage for that series and the servicing fee.

   The Floating Allocation Percentage and the Principal Allocation Percentage for each series of notes will be specified in the related prospectus supplement. Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee allocated to the holders of notes of any series will be applied as described in the related prospectus supplement.

   In the case of a series of notes having more than one class or tranche, Principal Collections, Finance Charge Collections, the Default Amount and the servicing fee allocated to that series of notes may be further allocated and applied to each class or tranche of notes in the manner and order of priority described in the related prospectus supplement.

   Additional amounts may be allocated to a series, class or tranche of notes if the noteholders of that series, class or tranche have the benefit of a derivative agreement, a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of a derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, including how any payments made pursuant to any of these agreements will be applied, will be included in the related prospectus supplement for any series, class or tranche of notes that has the benefit of those agreements.

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   Upon a sale of assets in the issuance trust following (i) an event of default and acceleration of a series, class or tranche of notes or (ii) the legal maturity date of a series, class or tranche of notes, as described in the related prospectus supplement and in "--Sale of Assets" in this prospectus, the Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to that series, class or tranche of notes.

   The servicer will allocate to the holder of the transferor interest, the Transferor Percentage of Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee. However, (i) if the Available Overconcentration Account Amount for such Monthly Period is, or as a result of such payment would become, less than the Required Overconcentration Account Amount for such Monthly Period, Principal Collections will be deposited into the overconcentration account before being allocated to the holder of the transferor interest and (ii) if the Transferor Amount is, or as a result of the allocation would become, less than the Required Transferor Amount or the Pool Balance is, or as a result of the allocation would become, less than the Required Pool Balance, Principal Collections will be deposited into the excess funding account before being allocated to the holder of the transferor interest. Finance Charge Collections allocated to the holder of the transferor interest may be applied to cover certain shortfalls in the amount of investment earnings (net of losses and investment expenses) on investments of funds in certain bank accounts, such as the principal funding account, for the benefit of noteholders to the extent specified in the related prospectus supplement.

DEPOSITS IN COLLECTION ACCOUNT

   The servicer, no later than two Business Days after each Date of Processing, will deposit all collections received with respect to the receivables in each Monthly Period into the collection account.

   For as long as TRS or any of its affiliates remains the servicer under the transfer and servicing agreement and any of:

     (i) the servicer maintains a short-term credit rating (which may be an implied rating) of not less than P-1 from Moody's Investors Service, Inc., A-1 from Standard and Poor's Ratings Services and, if rated by Fitch, Inc., F1 from Fitch (or such other rating which is satisfactory to such rating agency), which is currently the case, or

     (ii) the servicer obtains a guarantee with respect to its deposit and payment obligations under the transfer and servicing agreement (in form and substance satisfactory to each rating agency that has rated any outstanding series, class or tranche of notes) from a guarantor having a short-term credit rating (which may be an implied rating) of not less than P-1 from Moody's, A-1 from Standard & Poor's and, if rated by Fitch, F1 from Fitch (or such other rating which is satisfactory to such rating agency), or

     (iii) the Rating Agency Condition will have been satisfied despite the servicer's inability to satisfy the rating requirement specified in clause (i) above,

and for thirty Business Days following any such reduction in any such rating or failure to satisfy the conditions specified in clause (ii) or (iii) above, TRS, as servicer, is not required to

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deposit collections into the collection account on the day indicated in the preceding sentence. Instead, TRS, as servicer, may use all such collections for its own benefit and will deposit all such collections into the collection account on the First Note Transfer Date following the Monthly Period with respect to which such deposit relates.

   The servicer will only be required to deposit collections into the collection account up to the aggregate amount of collections required to be deposited into the issuing entity accounts established for all series, classes or tranches of notes and, without duplication, required to be paid in respect of such notes on or prior to the related payment date pursuant to the terms of the related indenture supplement. In addition, the servicer may deduct the servicing fee for such Monthly Period from the net amount to be deposited into such collection account and is not required to deposit into the collection account any amounts allocable to the holder of the transferor interest, and, as directed by the holder, the servicer will pay those amounts to such holder on a daily or monthly basis.

   Any Principal Collections not distributed to the holder of the transferor interest because the Available Overconcentration Account Amount does not exceed the Required Overconcentration Account Amount (after giving effect to any receivables or additional collateral certificates transferred to the issuance trust on such day or any increases in the Invested Amount of an existing collateral certificate on such day and any deposit to, or withdrawal from, the overconcentration account made or to be made on such day) will be deposited into the overconcentration account. Furthermore, any Principal Collections not distributed to the holder of the transferor interest on any day because the Transferor Amount does not exceed the Required Transferor Amount on such day or because the Pool Balance does not exceed the Required Pool Balance on such day (in each case, after giving effect to any receivables or additional collateral certificates transferred to the issuance trust on such day or any increases in the Invested Amount of an existing collateral certificate on such day and any deposit to, or withdrawal from, the overconcentration account made or to be made on such day) will be deposited into the excess funding account.

   In the event of the insolvency or bankruptcy of the servicer, or if certain time periods were to pass, the issuer and the indenture trustee may lose any perfected security interest in any Finance Charge Collections or Principal Collections commingled with the funds of the servicer. See "Risk Factors--Some interests may be given priority over your notes, which could cause your receipt of payments to be delayed or reduced" in this prospectus.

REQUIRED TRANSFEROR AMOUNT

   The Transferor Amount represents the amount of assets included in the issuance trust not securing any series, class or tranche of notes. For any Monthly Period, the Transferor Amount equals the Pool Balance as of the close of business on the last day of such Monthly Period minus the aggregate Nominal Liquidation Amount of all notes as of the close of business on such day. The Transferor Amount fluctuates due to changes in the amount of principal receivables included in the issuance trust, the aggregate Invested Amount of the collateral certificates included in the issuance trust, the amount on deposit in the excess funding account and the aggregate Nominal Liquidation Amount of all notes. As a result, the Transferor Amount generally increases if there are reductions in the Nominal Liquidation Amount of a series, class or tranche of notes due to payments of principal of that series, class or tranche of notes or a deposit into the principal funding account with respect to that series, class or tranche

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or an increase in the Pool Balance without a corresponding increase in the
Nominal Liquidation Amount of any series, classes or tranches of notes. The Transferor Amount generally decreases as a result of the issuance of a new series, class or tranche of notes, assuming that there is not a corresponding increase in the issuing entity's assets. In addition, if the servicer adjusts downward the amount of any receivable because of a rebate, refund, unauthorized charge or billing error to an accountholder, or such receivable was created in respect of merchandise that was refused or returned by an accountholder, or if the servicer otherwise adjusts downward the amount of any receivable without receiving collections therefor or without charging off such amount as uncollectible, the Transferor Amount--and not the investors' interest--will be reduced by the product of one minus the Discount Option Percentage and the amount of the adjustment.

   The Transferor Amount is required to be maintained at a certain minimum level, referred to as the Required Transferor Amount. For any Monthly Period, the Required Transferor Amount is a designated percentage, referred to as the Required Transferor Amount Percentage, of the amount of principal receivables included in the issuance trust as of the close of business on the last day of such Monthly Period. The Required Transferor Amount Percentage currently is 15%.

   The transferor may designate a different Required Transferor Amount Percentage. Before reducing that percentage below 15%, however, the transferor must provide the indenture trustee with:

   o written confirmation that the Rating Agency Condition has been satisfied;
     and

   o an Issuer Tax Opinion.

   If, at the end of any Monthly Period, the Transferor Amount for such Monthly Period and for the prior Monthly Period is less than the Required Transferor Amount for each such Monthly Period, the transferor is required to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust. See "--Addition of Assets" in this prospectus.

   If, when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust, an early amortization event will occur with respect to the notes. See "The Indenture--Early Amortization Events" in this prospectus.

   The interest in the Transferor Amount, referred to as the transferor interest, will initially be held by the transferor, although that interest may be transferred by a holder thereof in whole or in part subject to certain limitations and conditions described in the trust agreement, the transfer and servicing agreement, the indenture and the related indenture supplement. The Transferor Amount may be evidenced either in certificated form or in uncertificated form. Any reference in this prospectus to the transferor interest means the interest of the transferor in the Transferor Amount as evidenced in either certificated or uncertificated form. Currently, the transferor interest is in uncertificated form. The Transferor Amount does not provide credit enhancement to the notes.

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REQUIRED POOL BALANCE

   For any Monthly Period, the Pool Balance equals the sum of (i) the amount of principal receivables included in the issuance trust at the end of such Monthly Period, (ii) the aggregate Invested Amount of the collateral certificates included in the issuance trust at the end of such Monthly Period, and (iii) the amount on deposit in the excess funding account at the end of such Monthly Period.

   The issuance trust has a minimum pool balance requirement, referred to as the Required Pool Balance. For any Monthly Period, the Required Pool Balance is an amount equal to the sum of (i) for all notes in their revolving period, the sum of the Nominal Liquidation Amounts of those notes at the end of such Monthly Period and (ii) for all other notes, the sum of the Nominal Liquidation Amounts of those notes at the end of the most recent revolving period for each of those notes, excluding any notes which will be paid in full on the applicable payment date for those notes in the following Monthly Period and any notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the following Monthly Period.

   If, at the end of any Monthly Period, the Pool Balance is less than the Required Pool Balance for such Monthly Period, the transferor is required to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust as described in "--Addition of Assets" and "--Increases in the Invested Amount of an Existing Collateral Certificate" in this prospectus.

   If, when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust, an early amortization event will occur with respect to the notes. See "The Indenture--Early Amortization Events" in this prospectus.

ALLOCATIONS OF AMOUNTS TO THE OVERCONCENTRATION ACCOUNT AND ALLOCATIONS OF AMOUNTS ON DEPOSIT IN THE OVERCONCENTRATION ACCOUNT

   If, for any Monthly Period, the Commercial Obligor Overconcentration Amount is greater than zero, the servicer will deposit into the overconcentration account the Principal Collections that otherwise would have been paid to the holder of the transferor interest. This deposit will be in an amount equal to the amount by which the Available Overconcentration Account Amount would be less than the Required Overconcentration Account Amount, determined with respect to the related Monthly Period.

   If no series of notes is in an accumulation period or an amortization period, amounts on deposit in the overconcentration account will be released to the holder of the transferor interest to the extent that, after such release, the Available Overconcentration Account Amount is equal to or greater than the Required Overconcentration Account Amount. If an accumulation period or an amortization period has commenced and is continuing with respect to any series of notes, any funds on deposit in the overconcentration account will be released, allocated to those series in an accumulation or an amortization period and treated as available principal collections to the extent needed to make principal payments due to or for the benefit of the noteholders of such series. Any remaining amounts on deposit in the overconcentration

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account in excess of the amount required to be treated as Principal
Collections for a Monthly Period shall be released to the holder of the transferor interest, but only to the extent that such release would not cause the Available Overconcentration Account Amount to be less than the Required Overconcentration Account Amount for such Monthly Period.

   Funds on deposit in the overconcentration account will be invested by the indenture trustee, at the direction of the issuing entity, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the overconcentration account during any Monthly Period will be withdrawn and treated as Finance Charge Collections for such Monthly Period.

ALLOCATIONS OF AMOUNTS TO THE EXCESS FUNDING ACCOUNT AND ALLOCATIONS OF AMOUNTS ON DEPOSIT IN THE EXCESS FUNDING ACCOUNT

   If, at the end of any Monthly Period, (i) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount for such Monthly Period or (ii) the Pool Balance is, or as a result of a payment would become, less than the Required Pool Balance for such Monthly Period, the servicer will deposit into the excess funding account (after giving effect to any deposit to, or withdrawal from, the overconcentration account made or to be made with respect to such date) the Principal Collections that otherwise would have been paid to the holder of the transferor interest. This deposit will be in an amount equal to the greater of the amount by which the Transferor Amount would be less than the Required Transferor Amount and the amount by which the Pool Balance would be less than the Required Pool Balance, each determined with respect to the related Monthly Period.

   If no series of notes is in an accumulation period or an amortization period, amounts on deposit in the excess funding account will be released to the holder of the transferor interest to the extent that, after such release, the Transferor Amount is equal to or greater than the Required Transferor Amount and the Pool Balance is equal to or greater than the Required Pool Balance. If an accumulation period or amortization period has commenced and is continuing with respect to any series of notes, any funds on deposit in the excess funding account will be released, deposited into the collection account and treated as Principal Collections to the extent needed to make principal payments due to or for the benefit of the noteholders of such series. Any remaining amounts on deposit in the excess funding account in excess of the amount required to be treated as Principal Collections for a Monthly Period shall be released to the holder of the transferor interest, but only to the extent that such release would not cause the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Required Pool Balance.

   Funds on deposit in the excess funding account will be invested by the indenture trustee, at the direction of the issuing entity, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the excess funding account during any Monthly Period will be withdrawn and treated as Finance Charge Collections for such Monthly Period.

INCREASES IN THE INVESTED AMOUNT OF AN EXISTING COLLATERAL CERTIFICATE

   The transferor may cause to be increased the Invested Amount of any existing collateral certificate included in the issuance trust. The Invested Amount of an existing collateral certificate included in the issuance trust can be increased through:

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   o the reinvestment of Principal Collections and other amounts treated as
     Principal Collections received that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series, class or tranche, deposited into the overconcentration account or the excess funding account or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement;

   o proceeds received in connection with the issuance of additional notes; or

   o funding by the transferor, which funding may be in cash or through an increase in the Transferor Amount.

   Notwithstanding the ability to increase the Invested Amount of any existing collateral certificate, the Invested Amount of an existing collateral certificate will not be increased, and reinvestment in that collateral certificate will not be permitted, if (i) an early amortization event has occurred with respect to any notes as a result of a failure to transfer additional assets (including additional receivables or additional collateral certificates) to the issuance trust or a failure to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust at a time when the Pool Balance for the prior Monthly Period is less than the Required Pool Balance for the prior Monthly Period and (ii) increasing the Invested Amount of an existing collateral certificate or reinvesting in that collateral certificate would result in a reduction in the allocation percentage applicable for principal collections for the existing collateral certificate.

ADDITION OF ASSETS

    The transferor (without independent verification of its authority) will have the right, from time to time (i) to designate Additional Accounts to be included in the issuing entity's Portfolio, (ii) to transfer one or more collateral certificates to the issuance trust or (iii) to cause to be increased the Invested Amount of one or more existing collateral certificates. Subject only to the requirements for Eligible Accounts and applicable regulatory guidelines, the account owners have the discretion to select the accounts in any Segment of the Total Portfolio for addition to the Trust Portfolio. Any Additional Accounts designated to the issuing entity's Portfolio will be selected from the portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates that is described in the related prospectus supplement. Therefore, if Additional Accounts are to be designated, the transferor will, under the RFC V receivables purchase agreement, request that TRS designate accounts which qualify as Eligible Accounts to the transferor. In turn, under each of the Centurion receivables purchase agreement and the FSB receivables purchase agreement, TRS may request that Centurion or FSB, as applicable, designate accounts which qualify as Eligible Accounts to TRS. The transferor will designate those accounts to be included in the issuing entity's Portfolio.

   There are two types of Additional Accounts: New Accounts and Aggregate Addition Accounts. A New Account is an account designated to be included in the issuing entity's Portfolio on the date it is originated by an account owner. An Aggregate Addition Account typically is an account that is designated to be included in the issuing entity's Portfolio on a date other than its origination date, and the receivables of which generally arise in (i) additional Eligible Accounts from the portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates that is described in the related prospectus supplement, (ii) portfolios of

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accounts acquired by an account owner from other charge card issuers or (iii)
any other account of a type not previously designated to be included in the issuing entity's Portfolio.

   As of the date an Additional Account is selected to be included in the issuing entity's Portfolio, such Additional Account must be an Eligible Account. Receivables arising in Additional Accounts, however, may not be of the same credit quality as the receivables arising in accounts already included in the issuing entity's Portfolio or the receivables arising in accounts already included in the Portfolio of a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust. Additional Accounts may have been originated by TRS, Centurion, FSB or any of their affiliates using credit criteria different from those which were applied by TRS, Centurion, FSB or any of their affiliates to the accounts already included in the issuing entity's Portfolio or the Portfolio of a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, or may have been acquired by TRS, Centurion, FSB or any of their affiliates from a third-party institution which may have used different credit criteria from those applied by TRS, Centurion, FSB or any of their affiliates to the accounts. Consequently, the performance of such Additional Accounts may be better or worse than the performance of the accounts already included in the issuing entity's Portfolio or in the Portfolio of a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust. See "Risk Factors--The composition of the issuer's assets may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated" in this prospectus.

   At the time of its transfer to the issuance trust, each additional collateral certificate must be an Eligible Collateral Certificate. An additional collateral certificate, however, may not be of the same credit quality as the receivables arising in the accounts already included in the issuing entity's Portfolio, or any existing collateral certificate included in the issuance trust. This is because the receivables arising in the accounts included in the Portfolio of the master trust or securitization special purpose entity which has issued such additional collateral certificate may not be of the same credit quality as the receivables in any of the accounts included in the issuing entity's Portfolio or included in the Portfolio of a master trust or other securitization special purpose entity which has issued any such existing collateral certificate due to differences in credit criteria. Consequently, the performance of such additional collateral certificate may be better or worse than the performance of any receivables arising in the accounts already included in the issuing entity's Portfolio or any existing collateral certificate included in the issuance trust. See "Risk Factors--The composition of the issuing entity's assets may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated" in this prospectus.

   Unless each rating agency that has rated any outstanding series, class or tranche of notes otherwise consents, the number of New Accounts and Aggregate Addition Accounts designated to be included in the issuing entity's Portfolio without prior rating agency notice will not exceed the Addition Limit. At the end of each semi-annual period in which New Accounts are designated to be included in the issuing entity's Portfolio, or more frequently if required by any rating agency that has rated any outstanding series, class or tranche of notes, the transferor will deliver to each such rating agency an opinion of counsel with respect to the

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New Accounts included as accounts during the preceding six-month period that confirms the creation and perfection of the security interest in the receivables in such New Accounts. If such opinion of counsel is not so received, the ability of the transferor to designate New Accounts will be suspended until such time as each rating agency that has rated any outstanding series, class or tranche of notes otherwise consents in writing or such accounts are removed from the issuing entity's Portfolio. Accounts of a nature different than the initial accounts or of a type not previously included as an Aggregate Addition Account may not be designated to be included in the issuing entity's Portfolio as New Accounts.

   In addition to the permitted additions described above, the transferor will be required to transfer to the issuance trust receivables arising in Additional Accounts, to transfer additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of one or more existing collateral certificates included in the issuance trust if, at the end of any Monthly Period, (i) the Transferor Amount for that Monthly Period and the prior Monthly Period is less than the Required Transferor Amount for each such Monthly Period, or (ii) the Pool Balance for such Monthly Period is less than the Required Pool Balance for such Monthly Period. In such event, the transferor will, on or before the thirtieth Business Day after the end of such Monthly Period (unless the Transferor Amount exceeds the Required Transferor Amount and the Pool Balance exceeds the Required Pool Balance, in each case as of the end of any Business Day during the period between the end of the prior Monthly Period and such addition date), make an addition to the issuance trust in a sufficient amount so that, after giving effect to such addition or increase, the Transferor Amount is at least equal to the Required Transferor Amount and the Pool Balance is at least equal to the Required Pool Balance.

   When the transferor transfers receivables in Additional Accounts or additional collateral certificates to the issuance trust or when it causes to be increased the Invested Amount of an existing collateral certificate included in the issuance trust, it must satisfy several conditions, including, as applicable:

   o with respect to the designation of Additional Accounts to the issuing entity's Portfolio, delivery and acceptance by the owner trustee of a written assignment of receivables in the Additional Accounts or of the additional collateral certificates, as applicable;

   o delivery on the required delivery date to the indenture trustee of a computer file or microfiche list with an accurate list of all Additional Accounts and/or a schedule with an accurate list of all additional collateral certificates, as applicable;

   o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

         (i) as of the date an Additional Account is selected for designation to the Issuance Trust Portfolio, such Additional Account is an Eligible Account;

         (ii) at the time of its transfer to the issuance trust, each additional collateral certificate is an Eligible Collateral Certificate;

         (iii) the transferor has delivered copies of the financing statements, if necessary, to perfect the security interest of the issuing entity and the indenture trustee in the related receivables or collateral certificates, as applicable;

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         (iv) if daily deposits into the collection account are required as described in "--Deposits in Collection Account" in this prospectus, the transferor has deposited into the collection account all collections with respect to such Additional Accounts since the applicable cut off date and all collections with respect to such additional collateral certificates as of the addition date;

         (v) as of the addition date, the transferor is not insolvent and the transfer of the receivables and/or the additional collateral certificates is not made in contemplation of insolvency;

         (vi) in the transferor's reasonable belief, transferring the receivables in the Additional Accounts or the additional collateral certificates will not have a material adverse effect on the noteholders of any series, class or tranche of notes and will not result in the Commercial Obligor Overconcentration Amount exceeding zero;

   o if the aggregate number of Additional Accounts selected to have their receivables transferred to the issuance trust exceeds the Addition Limit, satisfaction of the Rating Agency Condition with respect to the proposed addition and delivery by the transferor to each rating agency an opinion of counsel to the effect that the transfer and servicing agreement creates in favor of the indenture trustee a security interest in the rights of the transferor in the receivables arising in those Additional Accounts; and

   o with respect to the transfer of additional collateral certificates to the issuance trust, satisfaction of the Rating Agency Condition with respect to the proposed transfer.

   In addition to the periodic reports otherwise required to be filed by the servicer with the SEC under the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of the issuing entity a Report on Form 8-K with respect to any addition to the issuance trust of receivables in Additional Accounts or additional collateral certificates that would have a material effect on the composition of the issuing entity's assets.

REMOVAL OF ASSETS

   The transferor (without independent verification of its authority) may, but will not be obligated to, designate accounts and the receivables arising under those accounts for removal from the issuance trust. The removal could occur for a number of reasons, including a determination by the transferor that the issuance trust contains more receivables than the transferor is obligated to retain in the issuance trust under the transfer and servicing agreement or a determination that the transferor does not desire to obtain additional financing through the issuance trust at such time. As long as the removal of accounts from the issuance trust satisfies the conditions listed below, the removed accounts may, individually or in the aggregate, be of a higher credit quality than the accounts that remain in the issuance trust. In connection with such a removal, the indenture trustee will be required to transfer all receivables in those removed accounts back to the transferor, whether the receivables already exist or arise after the designation.

   The transferor's rights to removal are subject to the satisfaction of several conditions listed in the transfer and servicing agreement, including:

   o delivery to the owner trustee and the indenture trustee for execution of a written reassignment of receivables in the removed accounts;

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   o delivery on the required delivery date to the indenture trustee of a computer file or microfiche list containing a true and complete list of all removed accounts;

   o satisfaction of the Rating Agency Condition with respect to such removal;
     and

   o delivery by the issuing entity to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that, in the reasonable belief of the issuing entity,

         (i) no selection procedure believed to be materially adverse to, or materially beneficial to, the interests of the noteholders of any series, class or tranche of notes was utilized in selecting the removed accounts; and

         (ii) such removal will not have a material adverse effect on any outstanding series, class or tranche of notes.

   In any Monthly Period, there may be more than one removal of assets. In addition, the accounts designated to be removed from the issuing entity's Portfolio need not be selected randomly by the transferor.

DISCOUNT OPTION

   The transfer and servicing agreement provides that the transferor may at any time and from time to time designate a fixed or variable percentage, referred to as the Discount Option Percentage, of the amount of receivables existing and arising in all or any specified portion of the accounts in the issuing entity's Portfolio on and after the date of such designation becomes effective to be deemed Discount Option Receivables and treated as finance charge receivables and collections received with respect to such receivables are treated as Finance Charge Collections.

   The receivables generated in the accounts included in the issuing entity's Portfolio generally are not subject to monthly finance charge assessments. As a result, in order to provide yield to the issuance trust with respect to those receivables, the transferor has designated an initial Discount Option Percentage of 3%. Therefore, 3% of those receivables will be deemed Discount Option Receivables and treated as finance charge receivables and collections received with respect to such receivables are treated as Finance Charge Collections. The remainder of such receivables are treated as principal receivables and collections received with respect to those receivables are treated as Principal Collections.

   The existence of Discount Option Receivables results in an increase in the amount of finance charge receivables and Finance Charge Collections, a reduction in the amount of principal receivables and Principal Collections and a reduction in the Transferor Amount. See "Risk Factors--A change in the discount option percentage may result in the payment of principal earlier or later than expected" in this prospectus.

   The aggregate amount of Discount Option Receivables outstanding on any Date of Processing equals (i) the aggregate Discount Option Receivables at the end of the prior Date of Processing, plus (ii) any new Discount Option Receivables created on such Date of Processing, minus (iii) any Discount Option Receivables Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing will mean the product of the amount of any Receivables created on such Date of Processing and the applicable Discount Option Percentage.

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   After any designation of a Discount Option Percentage, pursuant to the transfer and servicing agreement, the transferor may, without notice to or consent of the holders of any series, class or tranche of notes, from time to time increase, reduce or withdraw the Discount Option Percentage. The transferor must provide 30 days prior written notice to the servicer, the owner trustee, the indenture trustee and each rating agency of any such designation or increase, reduction or withdrawal. Such designation or increase, reduction or withdrawal will become effective on the date specified therein only if:

   o the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer of that transferor to the effect that, based on the facts known to that transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause an early amortization event or event of default or an event that, with notice or the lapse of time or both, would constitute an early amortization event or event of default, to occur with respect to any series, class or tranche of notes;

   o the Rating Agency Condition is satisfied with respect to such designation or increase, reduction or withdrawal; and

   o the transferor will have delivered to the owner trustee and the indenture trustee an Issuer Tax Opinion.

ISSUING ENTITY ACCOUNTS

   The issuing entity has established issuing entity trust accounts. The issuing entity has established a collection account for the purpose of receiving collections on the receivables included in the issuance trust and collections on any other assets in the issuance trust, including collections on any collateral certificates that are included in the issuance trust at a later date.

   The issuing entity also has established an overconcentration account for the purpose of holding Principal Collections that would otherwise be paid to the holder of the transferor interest at a time when the Commercial Obligor Overconcentration Amount is greater than zero and the Available
Overconcentration Account Amount is, or as a result of a payment would become, less than the Required Overconcentration Account Amount.

   In addition, the issuing entity has established an excess funding account for the purpose of holding Principal Collections that would otherwise be paid to the holder of the transferor interest at a time when (i) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount or (ii) the Pool Balance is, or as a result of a payment would become, less than the Required Pool Balance.

   If so specified in the related prospectus supplement, the issuing entity may establish additional issuing entity accounts, referred to as supplemental accounts, for any series, class or tranche of notes.

   The supplemental accounts described in this section are referred to as issuing entity accounts. Issuing entity accounts are Eligible Deposit Accounts and amounts maintained in issuing entity accounts may only be invested by the indenture trustee at the written direction of the issuing entity, without independent verification of its authority, in Eligible Investments. Each issuing entity account currently is maintained at The Bank of New York. If at any time

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an issuing entity account ceases to be an Eligible Deposit Account, that issuing entity account must be moved so that it will again be qualified as an Eligible Deposit Account.

   Each month, payments in respect of the receivables and, to the extent a collateral certificate is included in the issuance trust, distributions on such collateral certificate will be deposited into the collection account, and then allocated to each series of notes, and then allocated to the applicable series principal funding account, the accumulation reserve account, the Class C reserve account, if applicable, and any other supplemental account, to make payments under any applicable derivative agreements and additionally as specified in the related prospectus supplement.

DERIVATIVE AGREEMENTS


   A series, class or tranche of notes may have the benefit of one or more derivative agreements, which may be a currency swap, interest rate swap, a cap, a collar or a guaranteed investment contract with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity's payments to them, to the extent required under the derivative agreements. The specific terms of any derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the related prospectus supplement. Centurion, FSB or TRS or any of their affiliates may be counterparties to a derivative agreement.


   [If a series, class or tranche of notes has the benefit of a derivative agreement, provide information comtemplated in Item 1115(a) of Regulation AB.]

   [If the aggregate significance percentage related to any entity or group of affiliated entities providing derivative instruments is 10% or more, but less than 20%, provide information contemplated in Item 1115(b)(1) of Regulation AB.]

   [If the aggregate significance percentage related to any entity or group of affiliated entities providing derivative instruments is 20% or more, provide information contemplated in Item 1115(b)(2) of Regulation AB.]

SUPPLEMENTAL CREDIT ENHANCEMENT AGREEMENTS AND SUPPLEMENTAL LIQUIDITY
AGREEMENTS


   A series, class or tranche of notes may have the benefit of one or more additional forms of supplemental credit enhancement--referred to herein as supplemental credit enhancement agreements--such as a letter of credit or surety bond. In addition, a series, class or tranche of notes may have the benefit of one or more forms of supplemental liquidity agreements--referred to herein as supplemental liquidity agreements--such as a liquidity facility. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement. TRS, Centurion, FSB or any of their affiliates may be providers of any supplemental credit enhancement agreement or supplemental liquidity agreement.


   [If an entity or group of affiliated entities providing credit enhancement will be liable or contingently liable for payments representing 10% or more, but less than 20%, of the cash flow supporting any offered class, provide information contemplated in Item 1114(b)(1) and (b)(2)(ii) of Regulation AB.]

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   [If an entity or group of affiliated entities providing credit enhancement will be liable or contingently liable for payments representing 20% or more of the cash flow supporting any offered class, provide information contemplated in Item 1114(b)(1) and (b)(2)(ii) of Regulation AB.]

SALE OF ASSETS

   Assets in the issuance trust may be sold following (i) an event of default and acceleration of a series, class or tranche of notes and (ii) the legal maturity date for a series, class or tranche of notes. See "The
Indenture--Events of Default" in this prospectus.

   If an event of default occurs and a series, class or tranche of notes is accelerated before its legal maturity date, the issuer may sell assets if the conditions described in "The Indenture--Events of Default" and "--Events of Default Remedies" in this prospectus are satisfied and, with respect to subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche.

   Any sale of assets in the issuance trust for a tranche of subordinated notes of a multiple tranche series may be delayed for that tranche but not beyond the legal maturity date of that tranche if repayment would result in insufficient enhancement being available for the senior notes of that series until (i) the senior notes are prefunded sufficiently, (ii) enough senior notes are repaid, or (iii) new subordinated notes have been issued and, as a result, the tranche of subordinated notes is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a tranche of senior notes directs a sale of assets in the issuance trust, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes of that series.

   If the Nominal Liquidation Amount of a series, class or tranche of notes is greater than zero on the legal maturity date of that series, class or tranche, after giving effect to any allocations, deposits and payments to be made on such date, the sale of assets in the issuance trust will take place no later than seven Business Days following the legal maturity date of that series, class or tranche. In a multiple tranche series, this sale of assets will take place regardless of the subordination requirements of any senior notes of that series. Proceeds from the sale, amounts on deposit in the issuing entity accounts for that series, class or tranche and any other amounts available to such noteholders will be immediately paid to the noteholders of that series, class or tranche.

   The principal amount of assets designated for sale will be an amount not to exceed (i) the Nominal Liquidation Amount of the related series, class or tranche of notes plus (ii) the product of the Nominal Liquidation Amount of the related series, class or tranche of notes and the Discount Option Percentage.

   The Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero upon such sale even if the proceeds of that sale, amounts on deposit in issuing entity accounts for that series, class or tranche and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to that series, class or

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tranche of notes. The notes of that series, class or tranche will be considered to be paid in full and the holders of that series, class or tranche of notes will have no further right or claim and the issuing entity will have no further obligation or liability for principal of and interest on those notes. Noteholders of that series, class or tranche will receive the proceeds of the sale in an amount not to exceed the outstanding dollar principal amount of their notes, plus any accrued, past due and additional interest on such notes. The notes of that series, class or tranche will no longer be outstanding under the indenture (or any supplement thereto) once the sale occurs.

   After giving effect to a sale of assets in the issuance trust for a series, class or tranche of notes, the amount of proceeds and other amounts on deposit in the issuing entity accounts for that series, class or tranche may be less than the outstanding dollar principal amount of that series, class or tranche. This deficiency can arise due to unreimbursed reductions in the Nominal Liquidation Amount of that series, class or tranche or if the sale price for the assets was less than the outstanding dollar principal amount of that series, class or tranche. These types of deficiencies will not be reimbursed.

REPRESENTATIONS AND WARRANTIES

   The transferor will make several representations and warranties to the issuing entity in the transfer and servicing agreement.

   REGARDING NO CONFLICT

   The transferor will make certain representations and warranties to the issuing entity in the transfer and servicing agreement to the effect that, among other things, as of each issuance date of a series, class or tranche of notes:

   o the execution and delivery by the transferor of the transfer and servicing agreement, the receivables purchase agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which the transferor is a party; and

   o all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect.

   REGARDING ENFORCEABILITY

   The transferor will make certain representations and warranties to the issuing entity in the transfer and servicing agreement to the effect that, among other things:

   o as of each issuance date of a series, class or tranche of notes, the transferor is validly existing under the laws of the jurisdiction of its organization and has the authority to consummate the issuance;

   o as of (i) each issuance date of a series, class or tranche of notes, (ii) each date Additional Accounts are designated and their receivables transferred to the issuance trust or one or more additional collateral certificates are transferred to the issuance trust and (iii) each date the Invested Amount of an existing collateral certificate included in the issuance trust is increased, the transfer and servicing agreement and each other

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     document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation enforceable against the transferor;
     and

   o as of (i) each issuance date of a series, class or tranche of notes and
     (ii) each date Additional Accounts are designated and their receivables transferred to the issuance trust or one or more additional collateral certificates are transferred to the issuance trust, the issuing entity has all right, title and interest in the receivables and any collateral certificates transferred to the issuance trust by the transferor or has a first priority perfected security interest (as defined in the applicable
     UCC) in these receivables and any collateral certificates.

   In the event of a material breach of any of the representations and warranties described in the above paragraphs that has a material adverse effect on the noteholders' interest in the receivables or collateral certificates or the availability of the proceeds thereof to the issuing entity (which determination will be made without regard to whether funds are then available pursuant to any supplemental credit enhancement), either the indenture trustee or holders of notes evidencing more than 50% of the outstanding dollar principal amount of all notes, by written notice to the transferor, the administrator and the servicer (and to the owner trustee and the indenture trustee if given by such noteholders), may direct the transferor to accept the reassignment of the receivables or the collateral certificates included in the issuance trust within 60 days of such notice, or within such longer period specified in such notice. The related transferor will be obligated to accept the reassignment of such receivables or collateral certificates on the First Note Transfer Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if on any day during such applicable period, the relevant representation and warranty shall then be true and correct in all material respects.

   The price for such reassignment will be the Reassignment Amount. On the First Note Transfer Date following the Monthly Period in which such reassignment obligation arises, the applicable transferor will deposit the portion of the Reassignment Amount attributable to the applicable notes in the collection account to be treated as Principal Collections or Finance Charge Collections. The payment of such Reassignment Amount in immediately available funds will be considered a payment in full of the noteholders' interest and such funds will be distributed upon presentation and surrender of the related notes. If the indenture trustee or holders of notes give a notice as provided above, the obligation of the transferors to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to those noteholders or the indenture trustee on behalf of those noteholders.

   On each issuance date of a series, class or tranche of notes, the indenture trustee will authenticate and deliver one or more notes representing that series, class or tranche, in each case against payment to the transferor of the net proceeds of the sale of the notes. In the case of the issuance date for the first series of notes, the indenture trustee will register in the issuing entity's books and records the uncertificated interests of the transferor in the Transferor Amount.

   In connection with each transfer of receivables to the issuance trust, the computer records relating to such receivables will be marked to indicate that those receivables have been conveyed to the issuance trust. In addition, the issuing entity and the indenture trustee will be

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provided with a computer file or a microfiche list containing a true and complete list showing for each account, as of the applicable date of designation, its account number and the aggregate amount of receivables in such account. In connection with each transfer of a collateral certificate to the issuance trust, the official records of the transferor will be marked to indicate that such collateral certificate has been transferred to the issuance trust and the issuing entity and the indenture trustee will be provided with a list showing each collateral certificate transferred to the issuance trust.

   The transferor will retain and will not deliver to the indenture trustee any other records or agreements relating to the accounts, the receivables or any collateral certificates. Except as set forth above, the records and agreements relating to the accounts, the receivables and any collateral certificates will not be segregated from those relating to other accounts, receivables or collateral certificates, and the physical documentation relating to the accounts, receivables or collateral certificates will not be stamped or marked to reflect the transfer to the transferor or the issuance trust. The transferor has filed and is required to file UCC financing statements for the transfer of the receivables or collateral certificates to the issuance trust meeting the requirements of applicable state law. See "Certain Legal Aspects of the Receivables" in this prospectus.

   REGARDING THE ACCOUNTS, THE RECEIVABLES AND THE COLLATERAL CERTIFICATES

   Under the transfer and servicing agreement, the transferor makes representations and warranties to the issuer to the effect that, among other things:

   o as of each applicable date on which an account is selected to be included in the issuing entity's Portfolio, referred to in this prospectus and the related prospectus supplement as the selection date, each account was an Eligible Account;

   o as of each applicable selection date, each of the receivables then existing in the accounts was an Eligible Receivable;

   o as of the date of creation of any new receivable, such receivable is an Eligible Receivable; and

   o as of each date on which a collateral certificate is transferred to the issuance trust, such collateral certificate is an Eligible Collateral Certificate.

   If the transferor materially breaches any representation and warranty described in this paragraph, and such breach remains uncured for 60 days (or such longer period, not in excess of 120 days, as to which the servicer and the indenture trustee agree) after the earlier to occur of the discovery of the breach by the transferor and receipt of written notice of the breach by the transferor, and the breach has a material adverse effect on any noteholders' interest in that receivable or collateral certificate, all of the Ineligible Receivables or Ineligible Collateral Certificates will be reassigned to the transferor on the terms and conditions set forth below. In such case, the Ineligible Receivable or the Ineligible Collateral Certificate, as applicable, will no longer be included as part of the issuing entity's assets and the account related to the Ineligible Receivable will no longer be included in the issuing entity's Portfolio.

   An Ineligible Receivable will be reassigned to the related transferor on or before the Monthly Period in which such reassignment obligation arises by the servicer deducting the portion of such Ineligible Receivable that is a principal receivable from the aggregate amount

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of principal receivables used to calculate the Transferor Amount and the Pool
Balance. An Ineligible Collateral Certificate shall be delivered by the indenture trustee to the transferor with a valid assignment in the name of the transferor, and the servicer will deduct the Invested Amount of each such Ineligible Collateral Certificate from the Transferor Amount and the Pool Balance. In the event that the exclusion of an Ineligible Receivable or an Ineligible Collateral Certificate from the calculation of the Transferor Amount or the Pool Balance would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Required Pool Balance, on the first payment date following the Monthly Period in which such reassignment obligation arises, the transferor will make a deposit in the excess funding account in immediately available funds in an amount equal to the greater of the amount by which (x) the Transferor Amount would be reduced below the Required Transferor Amount or (y) the Pool Balance would be reduced below the Required Pool Balance.

   The reassignment of any Ineligible Receivable or Ineligible Collateral Certificate to the transferor, and the obligation of the transferor to make deposits into the excess funding account as described in the preceding paragraph, is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraphs with respect to such receivable or collateral certificate available to the holder of notes or the indenture trustee on behalf of those noteholders.

   ADDITIONAL REPRESENTATIONS AND WARRANTIES IN THE PROSPECTUS SUPPLEMENT

   The accompanying prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. It is not required or anticipated that the indenture trustee will make any initial or periodic general examination of the receivables or collateral certificates or any records relating to the receivables or collateral certificates for the purpose of establishing the presence or absence of defects, the compliance by the transferor of its representations and warranties or for any other purpose. In addition, it is not anticipated or required that the indenture trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the transfer and servicing agreement or for any other purpose. The servicer, however, will deliver to the indenture trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the indenture trustee in and to the receivables, any collateral certificates and certain other assets of the issuer.

CERTAIN MATTERS REGARDING THE SERVICER AND THE ADMINISTRATOR OF THE ISSUANCE
TRUST

   TRS will service the receivables arising in the portfolios of consumer, small business and corporate accounts owned by TRS, Centurion, FSB or any of their affiliates, which are included in the issuance trust pursuant to the transfer and servicing agreement. As compensation for the performance of its obligations as servicer and as reimbursement for its expenses related thereto, TRS will be entitled to a servicing fee in the amounts and at the times specified in the related prospectus supplement.

   The servicer may not resign from its obligations and duties under the transfer and servicing agreement except:

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     (i)     upon determination that the performance of such obligations and duties is no longer permissible under applicable law, or

     (ii) if such obligations and duties are assumed by an entity that has satisfied the Rating Agency Condition.

   No such resignation will be come effective until the indenture trustee or a successor to the servicer has assumed the servicer's obligations and duties under the transfer and servicing agreement. Notwithstanding the foregoing, the servicer may assign part or all of its obligations and duties as servicer under the transfer and servicing agreement if such assignment satisfies the Rating Agency Condition.

   Any person into which, in accordance with the transfer and servicing agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the transfer and servicing agreement.

   In addition, TRS or any of its affiliates will be the administrator of the issuing entity and will agree, to the extent provided in the transfer and servicing agreement, to provide notices and to perform on behalf of the issuing entity all administrative obligations required by the indenture and as described in the transfer and servicing agreement. As compensation for its performance of the administrator's obligations under the transfer and servicing agreement, the administrator will be entitled to a monthly fee not to exceed $5,000, in addition to reimbursement for its liabilities and extra out-of-pocket expenses related to its performance of the administrator's obligations, to be paid by the transferor.

SERVICER COVENANTS

   In the transfer and servicing agreement, the servicer has agreed that, as to the receivables included in the issuance trust and the related accounts designated to be included in the issuing entity's Portfolio, it will:

   o duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables or the related accounts, and will maintain in effect all qualifications required in order to service the receivables or accounts, the failure to comply with which would have a material adverse effect on the noteholders of any series, class or tranche of notes;

   o not authorize any rescission or cancellation of the receivables or any collateral certificate, except as ordered by a court of competent jurisdiction or other governmental authority;

   o take no action to impair the rights of the issuing entity, the indenture trustee or the noteholders of any series, class or tranche of notes in the receivables or any collateral certificate; and

   o not reschedule, revise or defer payments due on the receivables, except in accordance with its guidelines for servicing receivables; and

   o except in connection with its enforcement or collection of an account, take no action to cause any receivables to be evidenced by any instrument (as defined in the UCC) and, if

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     any receivable is so evidenced as a result of the servicer's action, it shall be deemed to be an Ineligible Receivable and shall be assigned to the servicer as provided below.

   Under the terms of the transfer and servicing agreement, in the event any of the representations, warranties or covenants of the servicer contained in the clauses above is breached, and such breach has a material adverse effect on the indenture trustee's or the issuing entity's interest in such receivable or collateral certificate, as applicable and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the indenture trustee and the transferor) from the earlier to occur of the discovery of such event by the servicer, or receipt by the servicer of written notice of such event given by the transferor or the indenture trustee, then all receivables in the account or accounts or each collateral certificate to which such event relates shall be assigned to the servicer on the terms and conditions set forth below; provided, however, that such receivables will not be assigned to the servicer if, on any day prior to the end of such 60-day or longer period:

   o the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects, and

   o the servicer shall have delivered to the transferor and the indenture trustee an officer's certificate describing the nature of such breach and the manner in which such breach was cured.

   Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivables or the Invested Amount of such collateral certificate in the collection account on the First Note Transfer Date following the Monthly Period during which such obligation arises. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the noteholders of any series, class or tranche of notes if such representation, warranty or covenant of the servicer is not satisfied and the interest of the indenture trustee in any such reassigned receivables shall be automatically assigned to the servicer.

SERVICER DEFAULT

   In the event of any Servicer Default, either the indenture trustee or noteholders evidencing more than 50% of the aggregate outstanding dollar principal amount of all affected series of notes, by written notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders) may terminate all of the rights and obligations of the servicer, as servicer, under the transfer and servicing agreement. The indenture trustee will appoint a new servicer. Any such termination and appointment is called a service transfer. If the only Servicer Default is bankruptcy-, insolvency-, receivership- or conservatorship-related, however, the bankruptcy trustee, the receiver or the conservator for the servicer or the servicer itself as debtor-in-possession may have the power to prevent the indenture trustee or noteholders from appointing a successor servicer. See "Risk Factors--Regulatory action could result in losses" in this prospectus.

   The rights and interests of the transferor under the transfer and servicing agreement and in the transferor interest will not be affected by any termination notice or service transfer. If the indenture trustee within 60 days of receipt of a termination notice does not receive any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that the servicer cannot in good faith cure the Servicer Default that gave rise to the termination notice,

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then the indenture trustee shall, except when the Servicer Default is caused by the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, offer the transferor a right of first refusal to purchase the noteholders' interest for all series of notes. This right of first refusal may be exercised by the transferor on the First Note Transfer Date in the next calendar month. The purchase price for the noteholders' interest will be equal to the sum of the amounts specified therefor for each outstanding series of notes in the related prospectus supplements and, for any notes offered hereby, in such prospectus supplement.

   The indenture trustee shall, as promptly as possible appoint a successor servicer. The successor servicer may be Centurion, FSB, the indenture trustee or an entity which, at the time of its appointment as successor servicer, (1) services a portfolio of charge or credit accounts, (2) is legally qualified and has the capacity to service the issuing entity's Portfolio, (3) has, in the sole determination of the indenture trustee, demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (4) is qualified to use the software that is then being used to service the accounts or obtains the right to use or has its own software which is adequate to perform its duties under the transfer and servicing agreement and other securitization agreements and
(5) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter. The successor servicer shall accept its appointment by written instrument acceptable to the indenture trustee. The successor servicer is entitled to compensation out of collections; however, that compensation will not be in excess of the servicing fee. See the related prospectus supplement for a discussion of the monthly servicing fee. Because TRS, as servicer, has significant responsibilities with respect to the servicing of the receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to perform adequately the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the applicable indenture supplement. If no successor servicer has been appointed by the indenture trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the transfer and servicing agreement shall pass to and be vested in the indenture trustee. The Bank of New York, the indenture trustee, does not have credit or charge card operations. If The Bank of New York is automatically appointed as successor servicer, it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the applicable indenture supplement may not be sufficient to cover its actual costs and expenses of servicing the receivables. Prior to any appointment of a successor servicer, the indenture trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the transfer and servicing agreement to serve as a successor servicer of servicing compensation not in excess of the servicing fee plus any amounts payable to the holder of the transferor interest pursuant to the transfer and servicing agreement. If the indenture trustee is legally unable to act as servicer, it will petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the transfer and servicing agreement. The indenture trustee will notify each rating agency that has rated any outstanding series, class or tranche of notes, the transferor and the administrator upon the removal of the servicer and upon the appointment of a successor servicer.

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EVIDENCE AS TO COMPLIANCE

   The fiscal year for the issuance trust will end on December 31 of each year. The servicer will file with the SEC an annual report on Form 10-K on behalf of the issuance trust 90 days after the end of its fiscal year.

   The servicer will deliver to the indenture trustee and, if required, file with the SEC as part of an annual report on Form 10-K filed on behalf of the issuance trust, the following documents:

   o a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

   o with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

   o a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

       (i) a review of the servicer's activities during the reporting period and of its performance under the transfer and servicing agreement has been made under such officer's supervision.

       (ii) to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the transfer and servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

   The servicer's obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer.

   Copies of all certificates and reports furnished to the indenture trustee may be obtained by a request in writing delivered to the indenture trustee. Except as described above or as described in this prospectus or the related prospectus supplement, there will not be any independent verification that any duty or obligation to be performed by any transaction party - including the servicer - has been performed by that party.

INDEMNIFICATION

   The transfer and servicing agreement provides that the servicer will indemnify the transferor, the issuing entity, the owner trustee and the indenture trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the servicer's actions or omissions with respect to the issuing entity pursuant to the transfer and servicing agreement. The servicer will also indemnify the issuing entity, the owner trustee and the indenture trustee from and against any loss, liability, expense, damage or injury suffered or

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sustained arising out of the administration of the issuance trust by the owner trustee pursuant to the transfer and servicing agreement.

   Except as provided in the preceding paragraph, the transfer and servicing agreement provides that neither the transferor nor the servicer nor any of their respective directors, officers, employees, members or agents will be under any other liability to the issuing entity, the owner trustee, the indenture trustee, the noteholders, any provider of supplemental credit enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the transfer and servicing agreement. However, neither the transferor nor the servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the transferor, the servicer or any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

   In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of noteholders with respect to the transfer and servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES


   TRS has been servicing charge card accounts and credit card accounts since American Express began offering such accounts in 1958 and 1987, respectively. TRS has been the servicer for the issuance trust since the issuance trust's formation in May 2005. It has been servicing securitized credit card receivables since 1996 in its capacity as the servicer of the American Express Credit Account Master Trust. See "TRS, Centurion, FSB, RFC V and Credco" in this prospectus. TRS currently is the servicer of the American Express Credit Account Master Trust and, in the future, may be the servicer of other master trusts or other securitization special purpose entities.


   Pursuant to the transfer and servicing agreement, the servicer, whether acting itself or through one or more subservicers, is responsible for servicing, collecting, enforcing and administering the receivables in accordance with customary and usual procedures for servicing similar credit or charge receivables.

   Servicing activities to be performed by the servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, providing billing and tax records to accountholders and maintaining internal records with respect to each account. Managerial and custodial services performed by the servicer on behalf of the issuing entity include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the indenture trustee pursuant to the transfer and servicing agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the issuing entity and providing related data processing and reporting services for noteholders and on behalf of the indenture trustee.

   If TRS were to become a debtor in a bankruptcy case, a Servicer Default would occur and TRS could be removed as servicer for the issuance trust and a successor servicer would be

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appointed.  See "Sources of Funds to Pay the Notes--Servicer Default" in this prospectus for more information regarding the appointment of a successor servicer.

OUTSOURCING OF SERVICING

   Pursuant to the transfer and servicing agreement, TRS, as servicer, has the right to delegate or outsource its duties as servicer to any person who agrees to conduct such duties in accordance with the transfer and servicing agreement, the applicable account guidelines and the applicable account agreements. TRS has outsourced certain of its servicing functions by contracting with affiliated and unaffiliated third parties. Pursuant to a sub-servicing agreement, TRS has contracted with Amex Card Services Company, a Delaware corporation that is a wholly owned subsidiary of TRS, to act as subservicer and to perform certain servicing activities consisting of credit authorization, card fulfillment and replacement, credit operations and collections, customer service and operation of telephone service centers, fraud services, customer billing and remittance processing. Amex Card Services Company also provides these services with respect to receivables that have not been not securitized through the issuing entity. TRS also has contracted with Centurion and FSB to perform certain limited servicing functions with respect to the receivables arising in the accounts owned by each of Centurion and FSB, consisting of collecting and depositing (or causing to be deposited) into the collection account payments received in respect of such receivables and, when appropriate, charging off as uncollectible such receivables.

   The performance of certain servicing functions has been outsourced by TRS and its affiliates to third party vendors. Functions that are performed by outside vendors include card production and fulfillment, card replacement, contacting customers to collect delinquent and charged-off balances, responding to telephone service center inquiries, front end processing of customer disputes, data entry and imaging and remittance processing. Among other functions, TRS and its affiliates identify areas of risk, design, develop and implement models to minimize financial exposure and maximize customer spending, develop credit underwriting policies and procedures, underwrite and re-underwrite accounts and formulate risk management and credit criteria. The logic and rules inherent in the systems used by outside vendors to route customer inquiries and to make decisions about accounts are developed by TRS and its affiliates. Third party vendors are required to follow detailed account management procedures and policies of TRS in connection with any decisions made with respect to accounts with respect to which they provide services. TRS and its affiliates regularly audit and assess the performance of third party vendors to measure vendor quality and compliance. All third party vendors are required to comply with the account originators' security and information protection requirements. Decisions to retain a third party vendor are based on cost, the ability of third parties to provide greater flexibility to TRS and its affiliates, experience, financial stability and various other factors.

   Regulus West LLC

   TRS' proprietary facilities conduct paper payment remittance processing services. Since 1999, Regulus West LLC, a Delaware limited liability company, also has performed paper payment remittance processing services pursuant to an agreement with TRS. Regulus provides these services at three locations in the United States. Regulus also provides disaster recovery services to TRS. As a remittance processor, Regulus is responsible for, among other services, transmitting payment information to TRS, which TRS in turn uses to update its obligor

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records. Regulus also is responsible for encoding and processing the remittance checks received by TRS at these locations. Regulus is required to perform the services in accordance with service levels and procedures prescribed by TRS, and TRS regularly monitors Regulus' performance and compliance with TRS' standards. Regulus may not subcontract any of its duties to any third party without the prior consent of TRS, which TRS may withhold in its sole discretion. TRS has also reserved the right to perform for itself or have a third party perform any of the services performed by Regulus. Regulus West LLC is a wholly owned subsidiary of Regulus Group LLC, a remittance processing and print distribution company founded in 1995 and headquartered in Napa, California. Regulus has provided remittance processing services to banks, credit card issuers, telecommunications carriers, utilities and insurance companies since its formation. Regulus is one of the largest retail remittance processors in the United States, processing more than 45 million payments per month.

   In connection with the remittance processing conducted by TRS at its proprietary facility, TRS also has outsourced to a vendor in India the responsibility to manually review and balance paper remittances that cannot be handled by TRS' automatic payment matching equipment.

   Notwithstanding any such delegation or outsourcing, TRS will continue to be liable for all of its obligations as servicer under the transfer and servicing agreement. In certain circumstances, however, TRS could be relieved of its duties as servicer upon the assumption of such duties by another entity. See "--Merger or Consolidation of the Transferor or the Servicer" and "Sources of Funds to Pay the Notes--Servicer Default" in this prospectus.

   TRS and its affiliates retain the right to change various terms and conditions of the agreements with the third party vendors, and retain the right to change the third party vendors themselves. These changes may be the result of several different factors, including but not limited to: expiration of the servicing contract with the vendor, customer satisfaction, vendor quality and financial strength, compliance with required service levels, adherence to data protection and privacy requirements, adherence to security standards and requirements, performance and skill evaluations, risk management policies, and cost considerations. Accordingly, third party vendors who provide services to TRS, its affiliates and its accountholders may change from time to time, and noteholders will not be notified of any change. Similarly, to the extent that the terms and conditions are altered for agreements with third party vendors, noteholders will not be given notice of those changes.

   If an affiliated or unaffiliated third party performing certain outsourced or delegated functions were to enter bankruptcy or become insolvent, then the servicing of the accounts in the issuing entity's Portfolio could be delayed and payments on your notes could be accelerated, delayed or reduced.

   [If an additional unaffiliated servicer will service 10% or more, but less than 20%, of the pool assets, provide information contemplated in Item 1108(a)(2)(iii) of Regulation AB.]

   [If an additional master servicer, affiliated servicer or other material servicer upon whose responsibilities the performance of the receivables in the trust is materially dependant will service the receivables in the trust, or if an unaffiliated servicer will service 20% or more of the pool assets, provide information contemplated in Item 1108(a)(3) of Regulation AB.]

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MERGER OR CONSOLIDATION OF THE TRANSFEROR OR THE SERVICER

   The transfer and servicing agreement provides that the transferor may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless:

      (i) the surviving entity is organized under the laws of the United States of America, any state thereof or the District of Columbia, and either is a savings association, national banking association, bank or other entity which is not eligible to be a debtor in a case under the United States Bankruptcy Code or is a special purpose entity whose powers and activities are limited;

      (ii) in a supplement to the transfer and servicing agreement, the surviving entity expressly assumes the transferor's obligations under the transfer and servicing and each related securitization agreement;

      (iii) the transferor shall have delivered to the owner trustee and the indenture trustee an officer's certificate and an opinion of counsel to the effect that such consolidation, merger, conveyance transfer or sale and the supplement to the transfer and servicing agreement comply with the transfer and servicing agreement, and regarding the enforceability of the assumption agreement against the surviving entity;

      (iv) all filings required to perfect the issuing entity's interest in any receivables or collateral certificates to be conveyed by the surviving entity shall have been duly made and copies thereof shall have been delivered to the indenture trustee and the owner trustee;

      (v) the indenture trustee and the owner trustee shall have received an opinion of counsel with respect to clause (iv) above and certain other matters specified in the transfer and servicing agreement; and

      (vi) the Rating Agency Condition shall have been satisfied.

   Under the transfer and servicing agreement, the servicer may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless, among other things:

      (i) the surviving entity is, if the servicer is not the surviving entity, a corporation or a national banking association organized and existing under the laws of the United States of America or any state or the District of Columbia or is a special purpose entity whose powers and activities are limited;

      (ii) in a supplement to the transfer and servicing agreement, the surviving entity expressly assumes the servicer's obligations under the transfer and servicing agreement and each related securitization agreement;

      (iii) the servicer shall have delivered to the owner trustee and the indenture trustee an officer's certificate and on opinion of counsel to the effect that such consolidation, merger, conveyance transfer or sale comply with the transfer and servicing agreement;

      (iv) the servicer shall have delivered prompt notice of the consolidation, merger or transfer of assets to each rating agency that has rated any outstanding series, class or tranche of notes; and

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      (v) the surviving entity is an eligible servicer under the transfer and servicing agreement.

ASSUMPTION OF THE TRANSFEROR'S OBLIGATIONS

   The transfer and servicing agreement permits a transfer of all or a portion of the transferor's charge accounts and the receivables arising thereunder. This transfer may include all (but not less than all) of the transferor's remaining interest in the receivables and any collateral certificates and its interest in the issuance trust, together with all servicing functions and other obligations under the transfer and servicing agreement or relating to the transactions contemplated thereby, to another entity that may or may not be affiliated with the transferor. Pursuant to the transfer and servicing agreement, the transferor is permitted to assign, convey and transfer these assets and obligations to such other entity, without the consent or approval of the noteholders of any series, class or tranche of notes, if the following conditions, among others, are satisfied:

      (i) in a supplement to the transfer and servicing agreement, the assuming entity expressly assumes the transferor's obligations under the transfer and servicing agreement and each related securitization agreement;

      (ii) the transferor shall have delivered to the indenture trustee and the owner trustee an officer's certificate and an opinion of counsel each stating that such transfer and assumption comply with the transfer and servicing agreement and regarding the enforceability of the assumption agreement against the assuming entity;

      (iii) all filings required to perfect the issuing entity's interest in any receivables or collateral certificates to be conveyed by the assuming entity shall have been duly made and copies thereof shall have been delivered to the indenture trustee and the owner trustee;

      (iv) if the assuming entity is not eligible to be a debtor under the United States Bankruptcy Code, the transferor shall have delivered notice of such transfer and assumption to each rating agency that has rated any outstanding series, class or tranche of notes. If the assuming entity is eligible to be a debtor in a case under the United States Bankruptcy Code, the transferor shall have delivered copies of each such written notice to the servicer, each other transferor, the owner trustee and the indenture trustee and the Rating Agency Condition shall have been satisfied

      (v) the indenture trustee and the owner trustee shall have received an opinion of counsel with respect to clause (iii) above and certain other matters specified in the transfer and servicing agreement; and

      (vi) the indenture trustee and the owner trustee shall have received an Issuer Tax Opinion and any applicable master trust tax opinion.

   The transfer and servicing agreement provides that the transferor, the assuming entity, the servicer, the issuing entity, the indenture trustee and the owner trustee may enter into amendments to the transfer and servicing agreement to permit the transfer and assumption described above without the consent of the noteholders of any series, class or tranche of notes. After any permitted transfer and assumption, the assuming entity will be considered a transferor for all purposes hereof, and the transferor will have no further liability or obligation under the transfer and servicing agreement or any related securitization agreement.

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                                 THE INDENTURE


   The notes will be issued pursuant to the terms of the indenture and a related indenture supplement. The following discussion and the discussions under "The Notes" in this prospectus and certain sections in the prospectus summary summarize the material terms of the notes, the indenture and the related indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the related indenture supplement.

INDENTURE TRUSTEE

   The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for each series, class and tranche of notes issued by the issuing entity. See "Transaction Parties--The Indenture Trustee" in this prospectus for a description of The Bank of New York.

   Under the terms of the indenture, the issuing entity has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee's limited responsibilities include the following:

   o to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

   o to authenticate, deliver, cancel and otherwise administer the notes;

   o to maintain custody of any collateral certificates;

   o to establish and maintain necessary issuing entity accounts and to maintain accurate records of activity in those accounts;

   o to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

   o to invest funds in the issuing entity accounts at the direction of the issuing entity;

   o to represent the noteholders in interactions with clearing agencies and other similar organizations;

   o to distribute and transfer funds at the direction of the issuing entity, as applicable, in accordance with the terms of the indenture;

   o to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

   o to perform certain other administrative functions identified in the indenture.

   In addition, the indenture trustee has the discretion to require the issuing entity to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the receivables and any applicable collateral certificate. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the

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indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from Eligible Investments.

   If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See "--Events of Default Remedies" in this prospectus. The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

   o demand immediate payment by the issuing entity of all principal of, and any accrued, past due and additional interest on, the notes;

   o enhance monitoring of the securitization;

   o protect the interests of the noteholders in the receivables or any collateral certificate in a bankruptcy or insolvency proceeding;

   o prepare and send timely notice to noteholders of the event of default;

   o institute judicial proceedings for the collection of amounts due and unpaid;

   o rescind and annul a declaration of acceleration of the notes at the direction of the noteholders following an event of default; and

   o cause the issuing entity to sell assets (see "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus).

   Following an event of default, the holders of more than 66 2/3% of the outstanding dollar principal amount of any affected series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of those holders only if it is advised by counsel and is provided with an opinion of counsel to the effect that: (i) the action so directed is unlawful or conflicts with the indenture, (ii) the action so directed would involve it in personal liability or (iii) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

   If a Servicer Default occurs, in addition to the responsibilities described above, the indenture trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the transfer and servicing agreement. See "Sources of Funds to Pay the Notes--Servicer Default" in this prospectus.

   The indenture trustee may resign at any time by giving written notice to the issuing entity. The issuing entity may also remove, or any noteholder who has been a bona fide holder of a note of such series, class or tranche for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture (and any supplement thereto), the indenture trustee fails to comply with the Trust Indenture Act of 1939, as amended, the indenture trustee becomes incapable of acting with respect to any series, class or tranche of notes, or if the indenture trustee becomes insolvent. In all such circumstances, the issuing entity must appoint a successor indenture trustee for the notes. Any

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resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. If an instrument of acceptance by a successor indenture trustee has not been delivered to the indenture trustee within 30 days of giving notice of resignation or removal, the indenture trustee may petition a court of competent jurisdiction to appoint a successor indenture trustee.

   The issuing entity has agreed to pay the indenture trustee for all services rendered. The issuing entity will also indemnify the indenture trustee for any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the administration of the issuing entity. In certain instances, this indemnification will be higher in priority than payments to noteholders. See "The Indenture--Events of Default Remedies" in this prospectus. The indenture trustee may also be indemnified by the servicer pursuant to the terms of the indenture.

   Any successor indenture trustee will execute and deliver to the issuing entity and its predecessor indenture trustee an instrument accepting such appointment. The successor indenture trustee must (i) be a corporation organized and doing business under the laws of the United States of America or of any state, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, and (iv) have a rating of at least BBB- by Standard & Poor's. The issuing entity may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the issuing entity, serve as indenture trustee.

   The issuing entity or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

SECURITIES INTERMEDIARY

   The Bank of New York is the securities intermediary under the indenture (and any supplement thereto) for each series, class and tranche of notes issued by the issuing entity.

ISSUING ENTITY COVENANTS

   The issuing entity will not, among other things:

   o claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law (including foreign withholding),

   o voluntarily dissolve or liquidate, or

   o permit (i) the validity or effectiveness of the indenture (or any supplement thereto) to be impaired, or permit the lien created by the indenture (or any supplement thereto) to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (ii) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the indenture trustee created by the indenture (or any supplement thereto)) to be created on or extend to or otherwise arise upon or burden the collateral transferred to the issuance trust or proceeds thereof or (iii) the lien in favor of the

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     indenture trustee of the indenture (or any supplement thereto) not to constitute a valid first priority security interest in the collateral transferred to the issuance trust.

   The issuing entity may not engage in any activity other than the activities set forth in the trust agreement, the material provisions of which are described in "Transaction Parties--The Issuing Entity" in this prospectus.

   The issuing entity will also covenant that if:

   o the issuing entity defaults in the payment of interest on any series, class or tranche of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

   o the issuing entity defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,

and that default continues beyond any specified grace period provided for that series, class or tranche of notes, the issuing entity will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series, class or tranche, the whole amount then due and payable on any such notes for principal and interest, after giving effect to any allocation and subordination requirements described in this prospectus and the related prospectus supplement, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest. In addition, the issuing entity will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the issuing entity fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

EARLY AMORTIZATION EVENTS

   The issuing entity will be required to repay in whole or in part, to the extent that funds are available for repayment after giving effect to all allocations and reallocations and, for subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior notes of the same series, each affected series, class or tranche of notes upon the occurrence of an early amortization event.

   Early amortization events include the following:

   o the occurrence of an event of default and acceleration of the notes of a series, class or tranche;

   o for any series, class or tranche of notes, the occurrence of the expected final payment date of such series, class or tranche of notes;

   o the issuing entity becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

   o the occurrence of certain events of bankruptcy or insolvency of the transferor or an account owner;

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   o any account owner becomes unable for any reason to transfer receivables to TRS, TRS becomes unable for any reason to transfer receivables to the transferor or the transferor becomes unable for any reason to transfer receivables to the issuance trust; and

   o with respect to any series, class or tranche of notes, any additional early amortization event specified in the related prospectus supplement.

   In the case of any event described in the fourth and fifth bullet points above, an early amortization event shall occur with respect to all outstanding series, class or tranche of notes without any notice or other action on the part of the owner trustee, the indenture trustee or any noteholders immediately upon the occurrence of such event (or, in the case of clause (y) below, immediately following the expiration of the 60-day grace period), but only to the extent that:

      (x) as of the date of such event, the average of the Monthly Pool Balance Percentage for the immediately preceding three Monthly Periods is equal to or greater than 10%, or

      (y) as of the date of such event, the average of the Monthly Pool Balance Percentage for the immediately preceding three Monthly Periods is less than 10%, and within 60 days following the occurrence of the related insolvency event or inability to transfer assets, the Pool Balance is not at least equal to the Required Pool Balance (without giving effect to principal receivables or collateral certificates attributable to the transferor or the account owner with respect to which the insolvency event or the inability to transfer assets has occurred).

   The amount repaid with respect to a series, class or tranche of notes will equal the outstanding dollar principal amount of that series, class or tranche, plus any accrued, past due and additional interest to but excluding the date of repayment. If the amount of Finance Charge Collections and Principal Collections allocable to the series, class or tranche of notes to be repaid, together with funds on deposit in the applicable issuing entity accounts and any amounts payable to the issuing entity under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are insufficient to repay such amount in full on the next payment date after giving effect to the subordination provisions and all allocations and reallocations, monthly payments on the notes will thereafter be made on each payment date until the stated principal amount of the notes, plus any accrued, past due and additional interest, is paid in full, or the legal maturity date of the notes occurs, whichever is earlier. However, if so specified in the related prospectus supplement, subject to certain exceptions, any notes that have the benefit of a derivative agreement or other type of arrangement will not be repaid prior to such notes' expected final payment date.

   No Principal Collections will be allocated to a series, class or tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that series, class or tranche has not been paid in full. However, any funds previously deposited into the applicable issuing entity accounts and any amounts received from an applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement will still be available to pay principal of and interest on that series, class or tranche of notes. In addition, if Finance Charge Collections are available, they can be applied to reimburse reductions in the Nominal Liquidation Amount of that series, class or tranche due to charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche or due to Reallocated

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Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

   Payments on notes that are repaid as described above will be made in the same priority as described in the related prospectus supplement. The issuing entity will give notice to holders of the affected notes of the occurrence of an early amortization event.

EVENTS OF DEFAULT

   Each of the following events is an event of default for any affected series, class or tranche of notes:

   o for any series, class or tranche of notes, as applicable, the issuing entity's failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable;

   o for any series, class or tranche of notes, the issuing entity's failure to pay the stated principal amount of such series, class or tranche of notes on the applicable legal maturity date;

   o the issuing entity's default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 90 days after the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of any affected series, class or tranche has provided written notice requesting remedy of that breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 90-day period;

   o the occurrence of certain events of bankruptcy or insolvency of the issuing entity; or

   o for any series, class or tranche of notes, any additional events of default specified in the prospectus supplement relating to that series, class or tranche.

   Failure to pay the full stated principal amount of a note on its expected final payment date will not constitute an event of default. An event of default relating to one series, class or tranche of notes will not necessarily be an event of default relating to any other series, class or tranche of notes.

   It is not an event of default if the issuing entity fails to redeem or repay a note prior to its legal maturity date because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for senior notes.

EVENTS OF DEFAULT REMEDIES

   The occurrence of an event of default involving the issuing entity's default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 90 days after receiving written notice thereof results in an automatic acceleration of all of the notes, without notice or demand to any person, and the issuing entity will automatically and immediately be obligated to pay off the notes to the extent funds are available. If other events of default occur and are continuing for any series, class or tranche, either the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche may declare by written

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notice to the issuing entity the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of outstanding notes of the affected series, class or tranche.

   If an event of default involving the issuing entity's failure to pay the stated principal amount of a series, class or tranche of notes on the applicable legal maturity date or the bankruptcy or insolvency of the issuing entity occurs, either the indenture trustee or the holders of more than 66 2/ 3% of the outstanding dollar principal amount of all of the outstanding notes (treated as one class) may declare by written notice to the issuing entity the principal of all the outstanding notes to be immediately due and payable.

   If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of notes of the affected series, class or tranche at any time thereafter will, at any time thereafter sell or direct the sale of assets in the issuance trust as provided in the related prospectus supplement for that series, class or tranche of notes.

   In addition, a sale of assets in the issuance trust following an event of default and acceleration of a tranche of subordinated notes of a multiple tranche series may be delayed as described under "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus if the payment is not permitted by the subordination provisions of the senior notes of the same series.

   If the Nominal Liquidation Amount of a series, class or tranche of notes is greater than zero on the legal maturity date, assets will be sold, as described in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.

   Upon the sale of assets in the issuance trust following (i) an event of default and acceleration of a series, class or tranche of notes and (ii) the legal maturity date of a series, class or tranche of notes, the Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero upon such sale even if the proceeds of that sale, amounts on deposit in issuing entity accounts for that series, class or tranche and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to that series, class or tranche of notes. The notes of that series, class or tranche will be considered to be paid in full and the holders of that series, class or tranche of notes will have no further right or claim and the issuing entity will have no further obligation or liability for principal of and interest on those notes. Noteholders of that series, class or tranche will receive the proceeds of the sale in an amount not to exceed the outstanding dollar principal amount of their notes, plus any accrued, past due and additional interest on such notes. The notes of that series, class or tranche will no longer be outstanding under the indenture (or any supplement thereto) once the sale occurs.

   After giving effect to a sale of assets for a series, class or tranche of notes, the amount of proceeds and other amounts on deposit in the issuing entity accounts for that series, class or tranche may be less than the outstanding dollar principal amount of that series, class or tranche. This deficiency can arise due to unreimbursed reductions in the Nominal Liquidation Amount of that series, class or tranche or if the sale price for the assets was less than the

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outstanding dollar principal amount of that series, class or tranche. These types of deficiencies will not be reimbursed.

   Any money or other property collected by the indenture trustee in connection with a sale of assets following an event of default and acceleration for a series, class or tranche of notes will be applied in the following priority, at the date fixed by the indenture trustee:

   o first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture (and any supplement thereto);

   o second, to pay the amounts of principal and interest then due and unpaid with respect to the notes of that series, class or tranche, subject to the allocation provisions of the transfer and servicing agreement and the related indenture supplement;

   o third, to pay any servicing fees owed to the servicer and any other fees or expenses then owing that series, class or tranche; and

   o fourth, to pay any remaining amounts to the issuing entity.

   If a sale of assets in the issuance trust does not take place following an event of default and acceleration of a series, class or tranche of notes, then:

   o The issuing entity will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture and the related indenture supplement.

   o Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received by the issuing entity and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of the same series.

   o If the accelerated notes are a tranche of subordinated notes of a multiple tranche series, and the subordination provisions prevent the payment of the accelerated tranche of subordinated notes, prefunding of the senior notes of that series will begin, as provided in the applicable indenture supplement. Thereafter, payment will be made to the extent provided in the applicable indenture supplement.

   o On the legal maturity date of the accelerated notes, if the Nominal Liquidation Amount of the accelerated notes is greater than zero, the indenture trustee will direct the sale of assets as provided in the related prospectus supplement.

   The holders of more than 66 2/3% of the outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the indenture trustee is advised by counsel and is provided with an opinion of counsel upon which it may conclusively rely to the effect that the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note, and such right will not be impaired without the consent of that noteholder; provided, however, that the obligation

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to pay principal of and interest on the notes or any other amount payable to any noteholder will be without recourse to the transferor, indenture trustee, owner trustee or any affiliate, or any officer, employee, member or director thereof, and the obligation of the issuing entity to pay principal of and interest on the notes or any other amount payable to any noteholder will be subject to the allocation and payment provisions in the transfer and servicing agreement and the applicable indenture supplement and limited to amounts available (after giving effect to such allocation and payment provisions) from the collateral pledged to secure the notes.

   Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture (and any supplement thereto) unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

   The indenture trustee has agreed, and the noteholders will agree, that they will not at any time commence, or join in commencing, a bankruptcy case or other insolvency or similar proceedings under the laws of any jurisdiction against the issuing entity, the transferor or any master trust or other securitization special purpose entity that has issued a collateral certificate included in the issuance trust.

MEETINGS

   If a series, class or tranche of notes are issuable in whole or in part as bearer notes, a meeting of noteholders of the series, class or tranche of notes may be called at any time and from time to time pursuant to the indenture to make, give or take any action provided by the indenture.

   The indenture trustee will call a meeting upon request of the issuing entity or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series, class or tranche issuable in whole or in part as bearer notes. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture. The indenture trustee may call a meeting of the holders of a series, class or tranche of notes at any time for any purpose.

   The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series, class or tranche of notes, as the case may be, unless a different percentage is specified for approving action taken at the meeting, in which case the quorum is such percentage.

VOTING

   Any action or vote to be taken by the holders of more than 66 2/3%, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of more than 66 2/3%, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be. For a description of noteholders' voting, see "Risk Factors--You may have limited or no ability to control actions under the indenture, the transfer and servicing agreement or a master trust pooling and servicing agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment

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of principal on the expected final payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal" in this prospectus.

   Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

   Notes held by the issuing entity, the transferor or any of their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.

AMENDMENTS TO THE INDENTURE AND THE INDENTURE SUPPLEMENTS

   The issuing entity and the indenture trustee may amend, supplement or otherwise modify the indenture or any indenture supplement without the consent of any noteholder upon delivery of an Issuer Tax Opinion as described under "--Tax Opinions for Amendments" below and, to the extent a collateral certificate is included in the issuing entity's assets, a master trust tax opinion with respect to the related master trust or other securitization special purpose entity, and upon delivery by the issuing entity to the indenture trustee of an officer's certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or
(iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes in the issuance trust. Such amendments to the indenture or any indenture supplement may:

   o evidence the succession of another entity to the issuing entity, and the assumption by such successor of the covenants of the issuing entity in the indenture and the notes;

   o add to the covenants of the issuing entity, or have the issuing entity surrender any of its rights or powers under the indenture (or any supplement thereto), for the benefit of the noteholders of any or all series, classes or tranches;

   o cure any ambiguity, correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture (or any supplement thereto), or make any other provisions for matters or questions arising under the indenture;

   o add to the indenture certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

   o establish any form of note, or to add to the rights of the holders of any series, class or tranche of notes;

   o provide for the acceptance of a successor indenture trustee under the indenture for one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

   o add any additional early amortization events or events of default relating to any or all series, classes or tranches of notes;

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   o provide for the consolidation of any master trust and the issuing entity into a single entity or the transfer of assets in the master trust to the issuing entity after the termination of all series of master trust investor certificates (other than the related collateral certificate);

   o if one or more transferors are added to, or replaced under, the transfer and servicing agreement or a related pooling and servicing agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

   o add assets to the issuance trust;

   o provide for additional or alternative forms of credit enhancement for any series, class or tranche of notes;

   o to comply with any regulatory, accounting or tax laws; or

   o qualify for sale treatment under generally accepted accounting principles.

   The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery to the owner trustee and the indenture trustee of an Issuer Tax Opinion as described under "--Tax Opinions for Amendments" below and, to the extent a collateral certificate is included in the issuing entity's assets, a master trust tax opinion with respect to the related master trust or other securitization special purpose entity, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement; provided, however, that the issuing entity shall (i) deliver to the indenture trustee and the owner trustee an officer's certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (b) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or
(c) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes and (ii) receive written confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.

   Additionally, the indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery to the owner trustee and the indenture trustee of an Issuer Tax Opinion as described under "--Tax Opinions for Amendments" below and, to the extent a collateral certificate is included in the issuing entity's assets, a master trust tax opinion with respect to the related master trust or other securitization special purpose entity, to provide for (i) the establishment of multiple asset pools and the designation of assets to be included as part of specific asset pools or (ii) those changes necessary for compliance with securities law requirements; provided, however, that the issuing entity shall
(i) deliver to the indenture trustee and the owner trustee an officer's certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (b) adversely affect the amount of funds

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available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes and (ii) receive written confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.

   The indenture trustee may, but shall not be obligated to, enter into any amendment which adversely affects the indenture trustee's rights, duties, benefits, protections, privileges or immunities under the indenture (or any supplement thereto).

   The issuing entity and the indenture trustee, upon delivery of an Issuer Tax Opinion as described under "--Tax Opinions for Amendments" below and, to the extent a collateral certificate is included in the issuing entity's assets, a master trust tax opinion with respect to the related master trust or other securitization special purpose entity, may modify and amend the indenture or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency that has rated any outstanding series, class or tranche of notes and the consent of the holders of at least 66 2/3% of the outstanding dollar principal amount of each series, class or tranche of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

   o a change in any date scheduled for the payment of interest on any note or the expected final payment date or legal maturity date of any note;

   o a reduction in the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

   o a reduction in the amount of a discount note payable upon the occurrence of an early amortization event or other optional or mandatory redemption or upon the acceleration of its legal maturity date;

   o an impairment of the right to institute suit for the enforcement of any payment on any note;

   o a reduction in the percentage in outstanding dollar principal amount of the notes of any outstanding series, class or tranche, the consent of whose holders is required for modification or amendment of the indenture, any indenture supplement or any related agreement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;


   o a modification of any of the provisions governing the amendment of the indenture any indenture supplement or the issuing entity's covenants not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;


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   o permission being given to create any lien or other encumbrance on the collateral
     ranking senior to the lien of the indenture;

   o a change in the city or political subdivision so designated with respect to any series, class or tranche of notes where any principal of, or interest on, any note is payable; or

   o a change in the method of computing the amount of principal of, or interest on, any note on any date.

   The holders of a majority in aggregate outstanding dollar principal amount of the outstanding notes of an affected series, class or tranche may waive, on behalf of the holders of all of the notes of that series, class or tranche, compliance by the issuing entity with specified restrictive provisions of the indenture or the related indenture supplement.

   The holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the outstanding notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement relating to that series, class or tranche of notes. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

TAX OPINIONS FOR AMENDMENTS

   No amendment to the indenture or any indenture supplement will be effective unless the issuing entity has delivered to the indenture trustee, the owner trustee and each rating agency that has rated any outstanding series, class or tranche of notes an Issuer Tax Opinion and, to the extent any collateral certificates are included in the issuance trust, an opinion of counsel that for federal income tax purposes (i) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by the related master trust or other securitization special purpose entity that were characterized as debt at the time of their issuance, (ii) the amendment will not cause the related master trust or other securitization special purpose entity to be treated as an association, or publicly traded partnership, taxable as a corporation and
(iii) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates issued by the related master trust or other securitization special purpose entity.

ADDRESSES FOR NOTICES

   Notices to holders of notes will be given by mail, facsimile, or electronic transmission, or personally delivered to the holders notes, and sent to the addresses of the holders as they appear in the note register.

ISSUING ENTITY'S ANNUAL COMPLIANCE STATEMENT

   The issuing entity will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture (or any supplement thereto) as well as the presence or absence of defaults under the indenture (or any supplement thereto).

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INDENTURE TRUSTEE'S ANNUAL REPORT

   To the extent required by the Trust Indenture Act of 1939, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

   o its eligibility and qualifications to continue as trustee under the indenture,

   o any amounts advanced by it under the indenture (or any supplement thereto),

   o the amount, interest rate and maturity date or indebtedness owing by the issuer to it in the indenture trustee's individual capacity,

   o the property and funds physically held by it as indenture trustee,

   o any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

   o any action taken by it that materially affects the notes and that has not previously been reported.

LIST OF NOTEHOLDERS

   Three or more holders of notes of any series, class or tranche, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuing entity for purposes of communicating with other noteholders concerning their rights under the indenture (or any supplement thereto) or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

REPORTS

   Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission to the extent required by the SEC. These reports will not be sent to noteholders. See "Where You Can Find More Information" in this prospectus for information as to how these reports may be accessed.

   These reports, which will be prepared by TRS as servicer for each series, will include, among other things, the following information, to the extent applicable for the related month:

   o certain information regarding the activity in the issuance trust (e.g., beginning and end of month principal receivables, total receivables added, total receivables removed, end of month pool balance, end of month required pool balance, gross default amount, end of month number of accounts, etc.);

   o certain delinquency and loss information, including the annualized net default rate;

   o certain information regarding collections during the related month, including the principal payment rate and the trust portfolio yield;

   o the floating allocation percentage, shared excess finance charge collections, the principal allocation percentage, reallocated principal collections and shared excess principal collections;

   o interest to be paid on the corresponding payment date;

   o principal to be paid on the corresponding payment date, if any; and

   o the nominal liquidation amount for the related series.

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   On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See "Federal Income Tax Consequences" in this prospectus.


                            CONSUMER PROTECTION LAWS

   The relationship between an accountholder and credit or charge lender is extensively regulated by federal, state and local consumer protection laws. With respect to charge accounts owned by the banks or TRS, the most significant federal laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit or charging privileges, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The issuance trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the issuance trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of receivables owing. See "Risk Factors" in this prospectus. All receivables that were not created or serviced in compliance in all material respects with the requirements of such laws, subject to certain conditions described under "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus, will be reassigned to the transferor. The servicer has also agreed in the transfer and servicing agreement to indemnify the issuance trust, among other things, for any liability arising from such servicing violations. For a discussion of the issuance trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus.

   The Servicemembers Civil Relief Act allows individuals on active duty in the military to cap the interest rate and fees on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future.

   Application of federal and state bankruptcy and debtor relief laws would affect the interests of noteholders in the receivables if such laws result in any receivables being charged off as uncollectible when there are no funds available from supplemental credit enhancement or other sources.

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   DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENTS AND THE SALE AGREEMENTS


   The following summarizes the material terms of the sale agreements between Credco and TRS, the Centurion receivables purchase agreement, which is the receivables purchase agreement between Centurion and TRS, the FSB receivables purchase agreement, which is the receivables purchase agreement between FSB and TRS, and the RFC V receivables purchase agreement, which is the receivables purchase agreement between TRS and RFC V. We refer to the Centurion receivables purchase agreement, the FSB receivables purchase agreement and the RFC V receivables purchase agreements collectively as the receivables purchase agreements and we refer to TRS and RFC V individually as the purchaser and collectively as the purchasers. Forms of the sale agreements and the receivables purchase agreements are filed as exhibits to this registration statement, of which this prospectus is a part.

SALE OF RECEIVABLES

   Centurion and FSB are owners of the accounts which contain the receivables that are purchased by TRS pursuant to the respective receivables purchase agreement. TRS, Centurion and FSB are owners of the accounts which contain the receivables that are purchased by RFC V pursuant to the RFC V receivables purchase agreement and then transferred by RFC V to the trust. In connection with the sale of receivables to TRS and RFC V, each of Centurion, FSB and TRS has:

   o filed appropriate UCC financing statements to evidence the sale to the respective purchaser and to perfect the right, title and interest of such purchaser in those receivables; and

   o indicated in its books and records (including any related computer files) that the receivables have been sold by it to the respective purchaser.

   Pursuant to the applicable receivables purchase agreement, Centurion, FSB and TRS, respectively:

   o sold all of its right, title and interest, if any, in the receivables existing in the initial accounts at the applicable cut-off date and in the receivables thereafter arising in those accounts, in each case including all recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and

   o will, from time to time, at the request of the respective purchaser, designate additional accounts and sell to the respective purchaser all of its right, title and interest in the receivables existing in the additional accounts on the applicable addition cut-off date and in the receivables arising thereafter in those accounts, in each case including recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.

   Pursuant to the transfer and servicing agreement, RFC V has assigned all of its right, title and interest in the respective receivables purchase agreement, including its right to enforce the agreement against TRS, to the indenture trustee.

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REPRESENTATIONS AND WARRANTIES

    In each receivables purchase agreement, Centurion, FSB or TRS, respectively, represents and warrants to the respective purchaser that, among other things:

   o it is validly existing in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

   o its execution and delivery of the receivables purchase agreement and its performance of the transactions contemplated by that agreement will not conflict with or result in any breach of any of the terms of any material agreement to which it is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to it; and

   o all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by it in connection with its execution and delivery of, and its performance of the applicable receivables purchase agreement, have been obtained.

REPURCHASE OBLIGATIONS

    In each receivables purchase agreement, each of TRS, Centurion and FSB, respectively, makes the following representations and warranties, among others:

   o as of the applicable cut-off date with respect to the accounts, the list of accounts and information concerning the accounts provided by it is accurate and complete in all material respects, with certain permitted exceptions;

   o each receivable conveyed by it to the respective purchaser has been conveyed free and clear of any lien or encumbrance, except liens permitted by the applicable receivables purchase agreement;

   o all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by it in connection with the conveyance of receivables to the respective purchaser have been duly obtained, effected or given and are in full force and effect;

   o as of each applicable selection date, each account was an Eligible
     Account;

   o as of each applicable selection date, each of the receivables then existing in the accounts was an Eligible Receivable;

   o as of the date of creation of any new receivable, such receivable is an Eligible Receivable; and

   o no selection procedures reasonably believed by it to be materially adverse to the interests of the respective purchaser have been used in selecting the accounts.

   The RFC V receivables purchase agreement provides that if TRS breaches any of the representations and warranties described above and, as a result, RFC V is required under the transfer and servicing agreement to accept a reassignment of the related Ineligible Receivables transferred to the issuing entity by RFC V, then TRS will accept reassignment of such Ineligible Receivables and pay to RFC V an amount equal to the unpaid balance of such

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Ineligible Receivables. The Centurion receivables purchase agreement and FSB receivables purchase agreement provide that if Centurion or FSB, as applicable, breaches any of the representations and warranties described above and, as a result, TRS is required under the RFC V receivables purchase agreement to accept a reassignment of the related Ineligible Receivables transferred to RFC V by TRS, then Centurion or FSB, as applicable, will accept reassignment of such Ineligible Receivables and pay to TRS an amount equal to the unpaid balance of such Ineligible Receivables. See "--Representations and Warranties" in this prospectus.

REASSIGNMENT OF OTHER RECEIVABLES

   Each of Centurion, FSB and TRS, as applicable, also represents and warrants in the respective receivables purchase agreement that (i) such receivables purchase agreement and any supplemental conveyance each constitutes a legal, valid and binding obligation of Centurion, FSB or TRS, as applicable, and (ii) such receivables purchase agreement and any supplemental conveyance constitute a valid sale to the respective purchaser of all right, title and interest of Centurion, FSB or TRS, as applicable, of the receivables, including all recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, and that the sale is perfected under the applicable UCC. If a representation described in (i) or (ii) of the preceding sentence is not true and correct in any material respect and as a result of the breach the respective purchaser is required under the applicable receivables purchase agreement to accept a reassignment of all of the receivables previously sold by Centurion, FSB or TRS, as applicable, pursuant to such receivables purchase agreement, Centurion, FSB or TRS, as applicable, will accept a reassignment of those receivables. See "--Representations and Warranties" in this prospectus. If Centurion, FSB or TRS, as applicable, is required to accept such reassignment, Centurion, FSB or TRS, as applicable, will pay to the respective purchaser an amount equal to the unpaid balance of the reassigned receivables.

AMENDMENTS

   The receivables purchase agreements may be amended by Centurion, FSB or TRS, as applicable, and the respective purchaser without consent of any noteholders. No amendment, however, may be effective unless:

   o written confirmation has been received by such purchaser from each rating agency that has rated any outstanding series, class or tranche of notes that the amendment will not result in the reduction or withdrawal of the respective ratings of each such rating agency for any notes issued by the issuing entity; and

   o TRS will deliver an officer's certificate, dated the date of such action, stating that it reasonably believes that the amendment will not result in an event of default or an early amortization event.

TERMINATION

   The Centurion receivables purchase agreement and the FSB receivable purchase agreement will not terminate at least until the earlier of (i) the termination of the issuing entity pursuant to the trust agreement, (ii) the termination of the RFC V receivables purchase agreement and (iii) the execution of a receivables purchase agreement between Centurion or

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FSB and American Express Receivables Financing Corporation VI LLC, or RFC VI,
or American Express Receivables Financing Corporation VII LLC, or RFC VII, respectively, or another wholly-owned subsidiary special purpose entity, pursuant to which Centurion or FSB will sell receivables to RFC VI or RFC VII, respectively, or such other entity, and RFC VI, RFC VII, or such other entity will convey such receivables to the issuance trust. The RFC V receivable purchase agreement will not terminate at least until the earlier of (i) the termination of the issuer pursuant to the trust agreement and (ii) an amendment to the transfer and servicing agreement to replace RFC V as the transferor under the transfer and servicing agreement. Nevertheless, if a receiver or conservator is appointed for Centurion or FSB or a bankruptcy proceeding is commenced against TRS or certain other liquidation, bankruptcy, insolvency or other similar events occur, Centurion, FSB or TRS, as the case may be, will cease to transfer receivables to the respective purchaser and promptly give notice of that event to such purchaser and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.

SALE FROM CREDCO

   On an ongoing basis, Credco purchases from TRS, Centurion and FSB receivables arising in unsecuritized consumer and small business charge accounts owned by each of TRS, Centurion and FSB. In connection with the designation of the initial accounts to the issuer's Portfolio, Credco entered into a sale agreement with TRS, pursuant to which Credco sold to TRS all of its right, title and interest in the receivables existing in the initial accounts at the Initial Cut-Off Date and in the receivables thereafter arising in those accounts, including all recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable and all collections and all proceeds, each as it relates to such receivables. In connection with the designation of Aggregate Addition Accounts to the issuing entity's Portfolio, Credco and TRS may enter into additional sale agreements with substantially similar terms. With respect to any such sale of receivables to TRS, Credco has filed and will file appropriate UCC financing statements to evidence such sale to TRS.


                              [RECENT LITIGATION]

   [Disclose legal proceedings pending against the sponsor, depositor, trustee, issuing entity, servicer, originator or other transaction parties, if applicable, in accordance with Item 1117 of Regulation AB.]


                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of an interest in the notes. Additional federal income tax considerations relevant to a particular tranche may be set forth in the related prospectus supplement. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the issuing entity ("Special Tax Counsel"). The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue

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
rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of an interest in the notes, deals only with interests in notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding interests in notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding interests in the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of equity interests in a holder of an interest in a note. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Further, note owners should be aware that this summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. ACCORDINGLY, IT IS SUGGESTED THAT PERSONS CONSIDERING THE PURCHASE OF AN INTEREST IN NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN AN INTEREST IN THE NOTES AND THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS, TO THEIR PARTICULAR SITUATIONS.

DESCRIPTION OF OPINIONS

   As more fully described in this "Federal Income Tax Consequences" section, Special Tax Counsel is of the opinion generally to the effect that the issuing entity will not be subject to federal income tax, and further that the notes will be characterized as debt for United States federal income tax purposes. Additionally, Special Tax Counsel is of the opinion generally to the effect that the statements set forth in this section, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.


   Special Tax Counsel has not been asked to opine on any other federal income tax matter, and the balance of this discussion does not purport to set forth any opinion of Special Tax Counsel concerning any other particular federal income tax matter. For example, the discussion of original issue discount below is a general discussion of federal income tax consequences relating to an investment in notes that are treated as having original issue discount, which discussion Special Tax Counsel opines is correct in all material respects as described above; however, that discussion does not set forth any opinion as to whether any particular tranche or series of notes will be treated as having original issue discount. Additionally, those matters as to which Special Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.


   Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See "--State and Local Tax Consequences" below.

   This description of the substance of the opinions rendered by Special Tax Counsel is not intended as a substitute for an investor's review of the remainder of this discussion of income tax consequences, or for consultation with its own advisors or tax return preparer.


TAX CHARACTERIZATION OF THE ISSUING ENTITY AND THE NOTES

   TREATMENT OF THE ISSUING ENTITY AS AN ENTITY NOT SUBJECT TO TAX

   Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, each of the issuing entity and, to the extent a collateral certificate is included in the issuing entity's assets, the related master trust or other securitization special purpose entity will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, Special Tax Counsel is of the opinion that the issuing entity will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

   The precise tax characterization of the issuing entity for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, it could be viewed as one or more separate entities for tax purposes issuing the notes. This distinction, however, should not have a significant tax effect on holders of interests in notes except as stated below under "--Possible Alternative Characterizations."

   TREATMENT OF THE NOTES AS DEBT

   Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the issuing entity will agree by entering into the indenture, and the holders of interests in notes will agree by their purchase and holding of an interest in notes, to treat the notes as debt secured by the receivables and other assets of the issuing entity for United States federal income tax purposes.

   POSSIBLE ALTERNATIVE CHARACTERIZATIONS

   If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuing entity or some other entity for such purposes. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes. If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership's income, gain, loss, deductions and credits attributable to the partnership's ownership of the receivables and other assets and liabilities of the partnership without regard to whether there were actual distributions of that income. As a result, the amount, timing, character and source of items of income and deduction of an investor could differ if its interest in notes were held to constitute a partnership interest rather than debt. Treatment of a holder of an interest in notes as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income to foreign persons would be subject to United States tax and United States tax return

                                      127
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filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that the issuing entity is permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes. Any such partnership would be classified as a publicly traded partnership and could be taxable as a corporation if its equity interests were traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The transferor intends to take measures designed to reduce the risk that the issuing entity could be classified as a publicly traded partnership; although the transferor expects that such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the transferor. As a result, there can be no assurance that the measures the transferor intends to take will in all circumstances be sufficient to prevent the issuing entity from being classified as a publicly traded partnership. If the issuing entity or any relevant master trust were treated in whole or in part as one or more publicly traded partnerships taxable as a corporation, corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes. Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related holder of an interest in notes or other security holders were treated as payments of interest thereon. Further, distributions to a holder of an interest in notes not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction). Prospective investors should consult their own tax advisors with regard to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and the issuing entity and any relevant master trust as entities not subject to federal income tax is correct.

CONSEQUENCES TO HOLDERS OF AN INTEREST IN THE OFFERED NOTES

   INTEREST AND ORIGINAL ISSUE DISCOUNT

   Stated interest on a note will be includible in gross income as it accrues or is received in accordance with the usual method of tax accounting of a holder of an interest in notes. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of an interest in such a note (including a cash basis holder) would be required to include the original issue discount on an interest in a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. Subject to the discussion below, an interest in a note will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial

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principal payment). Under Section 1272(a)(6) of the Internal Revenue Code,
special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of interests in the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on an interest in a note is "unconditionally payable" and hence that all of such interest should be included in its stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective investors should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuing entity intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

   MARKET DISCOUNT

   A holder of an interest in a note who purchases its interest at a discount that exceeds any original issue discount not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

   MARKET PREMIUM

   A holder of an interest in a note who purchases its interest at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.

   DISPOSITION OF AN INTEREST IN THE NOTES

   Subject to exceptions such as in the case of "wash sales," upon the sale, exchange or retirement of an interest in a note, the holder of such interest will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in its interest in the note. The holder's adjusted tax basis in its interest in the note generally will equal the cost of the interest in the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder with respect to such note. Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the interest in the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

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   FOREIGN HOLDERS

   Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the issuer to a holder of an interest in a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") will be considered "portfolio interest" and will not be subject to United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a "10 percent shareholder" of the transferor, the issuer or any relevant master trust, (b) a "controlled foreign corporation" with respect to which the transferor, the issuer or any relevant master trust is a "related person" within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the interest in the note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an interest in a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

   The U.S. Treasury Department has issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Holders of interests in notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

   BACKUP WITHHOLDING AND INFORMATION REPORTING

   Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of an interest in a note, may be subject to "backup withholding" tax under Section 3406 of the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue

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Service. Furthermore, certain penalties may be imposed by the Internal Revenue
Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of interests in the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

   THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR TAX SITUATION OF A HOLDER OF AN INTEREST IN THE NOTES, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. ACCORDINGLY, IT IS SUGGESTED THAT PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF AN INTEREST IN THE NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.

STATE AND LOCAL TAX CONSEQUENCES

   The discussion above does not address the taxation of the issuing entity or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. It is suggested that each investor should consult its own tax advisor regarding state and local tax consequences.


                             BENEFIT PLAN INVESTORS

   Benefit plans are required to comply with restrictions under the Employee Retirement Income Security Act of 1974, known as ERISA, and/or section 4975 of the Internal Revenue Code, if they are subject to either or both sets of restrictions. The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan--referred to as plan assets. A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

   In general, a benefit plan for these purposes includes:

   o a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

   o an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees--such as a pension, profit-sharing, section 401(k) or Keogh plan; and

   o a collective investment fund or other entity if (i) the fund or entity has one or more benefit plan investors and (ii) certain "look-through" rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

   However, a plan maintained by a governmental employer is not a benefit plan for these purposes. Most plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States are also not benefit plans for these purposes. A fund or other entity--including an insurance company general

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account--considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.

PROHIBITED TRANSACTIONS

   ERISA and Section 4975 of the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Individual retirement accounts and tax-qualified plans that provide deferred compensation to employees are also subject to these prohibited transaction rules unless they are maintained by a governmental employer or (in most cases) a religious organization. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

POTENTIAL PROHIBITED TRANSACTIONS FROM INVESTMENT IN NOTES

   There are two categories of prohibited transactions that might arise from a benefit plan's investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

PROHIBITED TRANSACTIONS BETWEEN THE BENEFIT PLAN AND A PARTY IN INTEREST

   The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of the transferor and the transferor is a party in interest as to the benefit plan. A prohibited transaction could also arise if TRS, the transferor, the indenture trustee, the servicer or another party with an economic relationship to the issuing entity either:

   o is involved in the investment decision for the benefit plan to purchase notes; or

   o is otherwise a party in interest as to the benefit plan.

   If a prohibited transaction might result from the benefit plan's purchase of notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The exemptions that are potentially available include the following prohibited transaction class exemptions:

   o 96-23, available to "in-house asset managers";

   o 95-60, available to insurance company general accounts;

   o 91-38, available to bank collective investment funds;

   o 90-1, available to insurance company pooled separate accounts; and

   o 84-14, available to "qualified professional asset managers."

   However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

PROHIBITED TRANSACTIONS BETWEEN THE ISSUING ENTITY AND A PARTY IN INTEREST

   The second category of prohibited transactions could arise if:

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   o a benefit plan acquires notes, and

   o under the "look-through" rules of the U.S. Department of Labor plan asset regulation, assets of the issuer are treated as if they were plan assets of the benefit plan.

   In this case, every transaction by the issuing entity would be treated as a transaction by the benefit plan using its plan assets.

   If assets of the issuing entity are treated as plan assets of a benefit plan investor, a prohibited transaction could result if the issuing entity itself engages in a transaction with a party in interest as to the benefit plan. For example, if the issuing entity's assets are treated as assets of the benefit plan and the issuing entity holds a credit or charge receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

   As a result, if assets of the issuing entity are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of the issuing entity from the prohibited transaction rules. In addition, because all the assets of the issuing entity would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

   Under an exemption in the plan asset regulation, assets of the issuing entity would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

   o is treated as indebtedness under local law, and

   o has no "substantial equity features."

   The issuing entity expects that all notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, the issuing entity believes that the notes should not be considered to have substantial equity features. As a result, the plan asset regulation should not apply to cause assets of the issuing entity to be treated as plan assets.

INVESTMENT BY BENEFIT PLAN INVESTORS

   For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans can purchase notes. However, the benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan's investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

TAX CONSEQUENCES TO BENEFIT PLANS

   In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were "debt-financed property" because of borrowings by the benefit plan itself. However, if, contrary to the opinion of Special Tax Counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to

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the benefit plan as "debt-financed income." Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

                              PLAN OF DISTRIBUTION

   The issuing entity may offer and sell the notes in any of three ways:

   o directly to one or more purchasers;

   o through agents; or

   o through underwriters.

   Any underwriter or agent that offers the notes may be an affiliate of the issuing entity, and offers and sales of notes may include secondary market transactions by affiliates of the issuing entity. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

   The issuing entity will specify in a prospectus supplement the terms of each offering, which may include:

   o the name or names of any underwriters or agents,

   o the public offering or purchase price,

   o the net proceeds to the issuing entity from the sale,

   o any underwriting discounts and other items constituting underwriters' compensation,

   o any discounts and commissions allowed or paid to dealers,

   o any commissions allowed or paid to agents, and

   o the securities exchanges, if any, on which the notes will be listed.

   Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuing entity, directly or through agents, solicits offers to purchase notes, the issuing entity reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

   The issuing entity may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the issuing entity will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuing entity pursuant to delayed delivery contracts providing for payment and delivery at a future date.

   Any of TRS, Centurion, FSB, RFC V or any of their affiliates may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by any of the banks, TRS, RFC V or any of their affiliates and sales may be made by any of the banks, TRS, RFC V or any of their affiliates to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities.

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   Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

   The transferor, TRS and the issuing entity may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the issuing entity's notes.

   Underwriters and agents participating in the distribution of the notes, and their controlling persons, may engage in transactions with and perform services for the banks, TRS, the transferor, the issuing entity or their respective affiliates in the ordinary course of business.

                                 LEGAL MATTERS


   Certain legal matters relating to the issuance of the notes will be passed upon for the banks, TRS and the issuance trust by Kevin J. Cooper, Group Counsel of TRS, and certain legal matters relating to the issuance of the notes will be passed upon for RFC V and the issuance trust by Carol V. Schwartz, Group Counsel of American Express Company. In addition, an opinion regarding the legality of the notes being offered has been provided by Ms. Schwartz and filed as an exhibit to the registration statement relating to the notes. Mr. Cooper and Ms. Schwartz each own or have the right to acquire a number of shares of common stock of American Express which in the aggregate is equal to less than .05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the transferor and the issuance trust by Orrick, Herrington & Sutcliffe LLP, Richards, Layton & Finger, P.A. and Van Cott, Bagley, Cornwall & McCarthy. Certain legal matters will be passed upon for any underwriters, agents or dealers by Orrick, Herrington & Sutcliffe LLP. Certain federal income tax matters will be passed upon for the transferor by Orrick, Herrington & Sutcliffe LLP. In addition, an opinion relating to federal income tax matters with respect to the issuance of the notes has been provided by Orrick, Herrington & Sutcliffe LLP and filed as an exhibit to the registration statement relating to the notes.


                      WHERE YOU CAN FIND MORE INFORMATION

   We filed a registration statement relating to the notes with the Securities and Exchange Commission (SEC). This prospectus is part of the registration statement, but the registration statement includes additional information.

   At such time as may be required under relevant SEC rules and regulations, we may provide static pool information in response to Item 1105 of Regulation AB through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

   The servicer will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K.

   You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet Web site (http://

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www.sec.gov). Our SEC filings may be located by using the SEC Central Index
Key (CIK) for American Express Issuance Trust, 0001330769. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time the electronic version of this prospectus was created.

   Reports that are filed with the SEC by the servicer pursuant to the Securities Exchange Act of 1934, as amended, may be accessed by any investor, free of charge, through an Internet Web site at http://[________]. In the event this Internet Web site is temporarily unavailable, TRS will provide to investors electronic or paper copies of such reports free of charge upon request. For purposes of any electronic version of this prospectus, the URL in this paragraph is an inactive textual reference only. We have taken steps to ensure that the URL in this paragraph was inactive at the time we created any electronic version of this prospectus.

   We "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuing entity until we terminate our offering of the notes.

   As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285-4405, attention: Secretary, (212) 640-5583.

                           FORWARD-LOOKING STATEMENTS

   This prospectus and the related prospectus supplement, including information included or incorporated by reference in this prospectus and the related prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the transferor or any account owner, in press releases and in oral and written statements made by or with the transferor's or the account owners' approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, the transferor's or the account owners' financial condition, results of operations, plans, objectives, future performance or business.

   Words such as "believes," "anticipates," "expects," "intends," "plans," "estimates" and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

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   Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference - many of which are beyond the transferor's or any account owner's control - include the following, without limitation:

   o local, regional and national business, political or economic conditions may differ from those expected;

   o the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect the transferor's or any account owner's business;

   o the timely development and acceptance of new products and services may be different than anticipated;

   o technological changes instituted by the transferor or any account owner and by persons who may affect the transferor's or any account owner's business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

   o acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than anticipated;

   o the ability to increase market share and control expenses may be more difficult than anticipated;

   o competitive pressures among financial services companies may increase significantly;

   o changes in laws and regulations may adversely affect the transferor or any account owner or each of their respective businesses;

   o changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting or business results;

   o the costs, effects and outcomes of litigation may adversely affect the transferor or any account owner or each of their respective businesses; and

   o the transferor or the account owners may not manage the risks involved in the foregoing as well as anticipated.

   Forward-looking statements speak only as of the date they are made. The transferor and the account owners undertake no obligations to update any forward-looking statement to reflect subsequent circumstances or events.

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                           GLOSSARY OF DEFINED TERMS


   "ADDITION LIMIT" means, unless and until each rating agency consents in writing:

   o the number of Additional Accounts designated for any three consecutive Monthly Periods will not exceed 15% of the number of accounts as of the first day of such three-month period;

   o the number of Additional Accounts designated for any twelve consecutive Monthly Periods will not exceed 20% of the number of accounts as of the first day of such twelve-month period;

   o the amount of receivables added to the issuance trust for any three consecutive Monthly Periods will not exceed 15% of the amount of receivables in the issuance trust as of the first day of such three-month period; and

   o the amount of receivables added to the issuance trust for any twelve consecutive Monthly Periods will not exceed 20% of the amount of receivables in the issuance trust as of the first day of such twelve-month period.

   "ADDITIONAL ACCOUNTS" means any Eligible Accounts designated to be included in the Portfolio of the issuance trust and whose receivables are transferred to the issuance trust as described in "Sources of Funds to Pay the Notes--Addition of Assets" in this prospectus. Additional Accounts include both Aggregate Addition Accounts and New Accounts.

   "ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT" means, at any time for any series, class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of such series, class or tranche at that time, less any funds then on deposit with respect to principal in any issuing entity account for such series, class or tranche.

   "AGGREGATE ADDITION ACCOUNTS" means each charge account established pursuant to an account agreement between an account owner and any person, which account is designated to be included in the Portfolio of the issuance trust.

   "AVAILABLE OVERCONCENTRATION ACCOUNT AMOUNT" means, for any Monthly Period, the lesser of (i) the amount on deposit in the overconcentration account on the related First Note Transfer Date before giving effect to any deposit of Principal Collections otherwise allocable to the holder of the transferor interest made or to be made to the Overconcentration Account on such date and
(ii) the Required Overconcentration Account Amount.

   "BUSINESS DAY" is, unless otherwise indicated in the related prospectus supplement, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or any other state in which the principal executive offices of TRS, Centurion, FSB, any other account owner or the indenture trustee are authorized or obligated by law, executive order or governmental decree to be closed.

   "COMMERCIAL OBLIGORS" means the corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature (each, a "commercial entity") who is an obligor on the account agreement between an account owner and such commercial entity.

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   "COMMERCIAL OBLIGOR OVERCONCENTRATION AMOUNT" means, with respect to any
Monthly Period, and with respect to any Commercial Obligor, the amount of principal receivables due from such Commercial Obligor and (without duplication) its Related Obligors as of the close of business on the last day of the preceding Monthly Period which, expressed as a percentage of the Pool Balance, exceeds (i) 1.50% for Commercial Obligors rated below BBB- (including any private, confidential, estimated or shadow rating) by Standard & Poor's or not rated by Standard & Poor's or as otherwise consented to by Standard & Poor's; (ii) 2.75% for Commercial Obligors rated from BBB to BBB- (including any private, confidential, estimated or shadow rating) by Standard & Poor's or as otherwise consented to by Standard & Poor's; (iii) 4.00% for Commercial Obligors rated from A to BBB+ (including any private, confidential, estimated or shadow rating) by Standard & Poor's or as otherwise consented to by Standard & Poor's; and (iv) 5.00% for Commercial Obligors rated A+ (including any private, confidential, estimated or shadow rating) by Standard & Poor's or as otherwise consented to by Standard & Poor's. Percentages other than those listed in the previous sentence may be used to the extent Standard & Poor's has confirmed in writing that the use of such other percentages will not cause a reduction, qualification with negative implications or withdrawal of the then-existing rating of any outstanding series, class or tranche of notes. Receivables due from Commercial Obligors rated AA- or higher (including any private, confidential, estimated or shadow rating) by Standard & Poor's or as otherwise consented to by Standard & Poor's, together with Receivables due from their Related Obligors, will be excluded from the computation of the Commercial Obligor Overconcentration Amount.

   "DATE OF PROCESSING" means, for any transaction or receipt of collections, the Business Day after such transaction or receipt is first output, in written form pursuant to the servicer's usual and customary data processing procedures, from the servicer's computer file of accounts comparable to the accounts in the issuing entity's Portfolio (regardless of the effective date of recordation).

   "DEFAULT AMOUNT" means, for any Monthly Period, the sum of:

   o with respect to receivables included in the issuance trust, the aggregate amount of principal receivables other than Ineligible Receivables which became Defaulted Receivables in such Monthly Period, minus the aggregate amount of Recoveries received in such Monthly Period, minus the amount of any Defaulted Receivables that the transferor or servicer became obligated to accept reassignment or assignment as described under "Sources of Funds to Pay the Notes--Representations and Warranties" and "--Servicer Covenants" in this prospectus; provided that, in the event of certain insolvency or bankruptcy events with respect to the transferor or the servicer, the amount of Defaulted Receivables subject to reassignment to the transferor or assignment to the servicer, as the case may be, will not be added to the sum so subtracted, and

   o with respect to any collateral certificate included in the issuance trust, the investor default amount or similar amount in the related master trust or other securitization special purpose entity allocated to the holder of the collateral certificate under the applicable securitization agreements for the related master trust or other securitization special purpose entity for such Monthly Period.

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
   "DEFAULTED RECEIVABLES" means, for any Monthly Period, principal receivables that were charged off as uncollectible in such Monthly Period in accordance with the account guidelines and the applicable servicer's customary and usual servicing procedures for servicing receivables comparable to the receivables. For purposes of this definition, a principal receivable in any account becomes a Defaulted Receivable on the Date of Processing it is recorded as charged-off on such servicer's computer file of accounts.

   "DEFINITIVE NOTES" means notes in definitive, fully registered form.

   "DISCOUNT OPTION PERCENTAGE" has the meaning specified in "Sources of Funds to Pay the Notes--Discount Option" in this prospectus.

   "DISCOUNT OPTION RECEIVABLES" means on any Date of Processing occurring in any Monthly Period following the Monthly Period in which a discount option date occurs, the product of (a) the Discount Option Percentage and (b) Receivables received on such Date of Processing.

   "ELIGIBLE ACCOUNT" means a charge account established pursuant to an account agreement and owned by an account owner and its successors and permitted assigns which, as of the respective selection date, is a charge account:

   o in existence and maintained by an account owner or such successors or assigns;

   o is payable in United States dollars;

   o has not been identified by the servicer in its computer files as cancelled due to a related accountholder's bankruptcy or insolvency;

   o has not been sold or pledged to any other party except for any other account owner that has entered into a receivables purchase agreement or the transferor;

   o does not have receivables which have been sold or pledged to any other party other than Credco pursuant to the applicable receivables purchase agreement or the transferor;

   o has an accountholder who has provided as his or her most recent billing address an address located in the United States, its territories or possessions or a United States military address (provided, however, that, at any time, up to 3% of the aggregate amount of Receivables may have accountholders who have provided as their most recent billing addresses, addresses outside of such jurisdictions);

   o has not been identified as an account with respect to which the related card has been lost or stolen (if such account is a charge card account); and

   o does not have receivables that are Defaulted Receivables and does not have any receivables that have been identified by the servicer as having been incurred as a result of fraudulent use of any related charge card.

Eligible Accounts may include accounts, the receivables of which have been written off or which have been identified by the servicer in its computer files as cancelled due to a related accountholder's bankruptcy or insolvency, in each case as of the applicable selection date; provided that:

   o the balance of all receivables included in such accounts is reflected on the books and records of the related account owner (and is treated for purposes of the transfer and servicing agreement) as "zero," and

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   o charging privileges with respect to all such accounts have been canceled in accordance with the account guidelines.

   "ELIGIBLE COLLATERAL CERTIFICATE" means a collateral certificate that has been duly authorized by the transferor and validly issued by the applicable master trust or other securitization special purpose entity and is entitled to the benefits of the applicable trust agreement or pooling and servicing agreement and with respect to which certain representations and warranties made by the transferor in the transfer and servicing agreement are true and correct in all material respects.

   "ELIGIBLE DEPOSIT ACCOUNT" means either:

   o a segregated account with an Eligible Institution (other than any account owner), or

   o a segregated trust account with the corporate trust department of a depository institution (other than any account owner) organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

   "ELIGIBLE INSTITUTION" means a depository institution (which may be the indenture trustee, the owner trustee or any affiliate thereof, but not any account owner) organized under the laws of the United States, any one of the states thereof (including the District of Columbia) or any domestic branch of a foreign bank, which at all times:

      --has a long-term unsecured debt rating or certificate of deposit rating that is acceptable to each rating agency that has rated any outstanding series, class or tranche of notes; and;

      --is a member of the FDIC.

   "ELIGIBLE INVESTMENTS" means negotiable instruments, investment property or deposit accounts which are:

   o obligations fully guaranteed by the United States,

   o demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the issuer's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be rated at least "A-1+" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, "F1+" by Fitch (or any other rating from any rating agency subject to receipt by the transferor, the servicer, the owner trustee and the indenture trustee of written notification from such rating agency that investments of such type at such other minimum rating will not result in such rating agency reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which it is a rating agency),

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
   o commercial paper (having original or remaining maturities of no more than 30 days) that, at the time of the issuer's investment or contractual commitment to invest therein, shall be rated at least "A-1+" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, "F1+" by Fitch (or any other rating from any rating agency subject to receipt by the transferor, the servicer, the owner trustee and the indenture trustee of written notification from such rating agency that investments of such type at such other minimum rating will not result in such rating agency reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which is a rating agency),

   o demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC having, at the time of the issuer's investment or contractual commitment to invest therein, a rating satisfactory to each rating agency that has rated any outstanding series, class or tranche of notes,

   o bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in the second clause above,

   o time deposits, other than as referred to in the second clause above (having maturities not later than the First Note Transfer Date), with an entity the commercial paper of which shall be rated at least "A-1+" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, "F1" by Fitch (or any other rating from any rating agency subject to receipt by the transferor, the servicer, the owner trustee and the indenture trustee of written notification from such rating agency that investments of such type at such other minimum rating will not result in such rating agency reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which is a rating agency),

   o only to the extent permitted by Rule 3a-7 under the Investment Company Act of 1940, as amended, (a) money market funds that, at the time of the issuer's investment or contractual commitment to invest therein, shall be rated at least "AAA-m" or "AAAm-G" by Standard & Poor's, "Aaa" by Moody's and, if rated by Fitch, "AAA-V1+" by Fitch (or any other rating from any rating agency subject to receipt by the transferor, the servicer, the owner trustee and the indenture trustee of written notification from such rating agency that investments of such type at such other minimum rating will not result in such rating agency reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which it is a rating agency) (including any such fund for which the indenture trustee or any affiliate of the indenture trustee is investment manager or advisor) or (b) any other investment of a type or rating that satisfies the Rating Agency Condition, and

   o any other investment if the Rating Agency Condition is satisfied; provided that, with respect to the issuing entity, Eligible Investments shall not include any obligation of an account owner.

   "ELIGIBLE RECEIVABLE" means each receivable:

   o which has arisen in an Eligible Account;

   o which was created in compliance in all material respects with all requirements of law applicable to the related account owner and pursuant to an account agreement that

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
     complies with all requirements of law applicable to such account owner, the failure to comply with which would have a material adverse effect on noteholders of a series, class or tranche;

   o with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given in connection with the creation of such receivable or the execution, delivery and performance by the related account owner of the applicable account agreement have been duly obtained or given and are in full force and effect;

   o as to which, immediately prior to the transfer to the issuing entity, the transferor or the issuing entity will have good and marketable title, free and clear of all liens (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the transferor or the related account owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

   o which has been the subject of either:

         --a valid transfer and assignment from the transferor to the issuing entity of all its right, title and interest therein (including any proceeds thereof), or

         --the grant of a first-priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the issuing entity;

   o which is the legal, valid and binding payment obligation of an obligor thereof, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy and equity-related exceptions);

   o which, at the time of its transfer to the issuing entity, has not been waived or modified except as permitted in accordance with the account guidelines and which waiver or modification is reflected in the servicer's computer file of accounts;

   o which, at the time of its transfer to the issuing entity, is not subject to any right of rescission, setoff, counterclaim or other defense of an obligor (including the defense of usury), other than certain bankruptcy and equity-related defenses;

   o as to which, at the time of its transfer to the issuing entity, the transferor has satisfied all obligations on its part to be satisfied;

   o as to which, at the time of its transfer to the issuing entity, none of the transferor, any account owner, American Express Credit Corporation or TRS, as the case may be, has taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the issuing entity, impair in any material respect the rights of the issuing entity or noteholders of any series, class or tranche therein; and

   o which constitutes an "account" or a "general intangible" under and as defined in Article 9 of the Delaware UCC and the Utah UCC.

   "FINANCE CHARGE COLLECTIONS" means, for any Monthly Period, the sum of:

   o with respect to receivables included in the issuance trust, collections of finance charge receivables (including collections received with respect to Discount Option

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
     Receivables, if any, for such Monthly Period) received by the servicer on behalf of the issuing entity;

   o with respect to a collateral certificate included in the issuance trust, collections of finance charge receivables allocable to the holder of that collateral certificate under the applicable securitization agreements for the related master trust or other securitization special purpose entity for such Monthly Period;

   o any amounts received by the issuer to be treated as Finance Charge Collections with respect to such series, class or tranche as described in the related prospectus supplement for such Monthly Period; and

   o the amount of investment earnings (net of losses and investment expenses), if any, on amounts in deposit in the collection account, the overconcentration account and the excess funding account for such Monthly Period.

   If so specified in the related prospectus supplement, Finance Charge Collections for any Monthly Period will include the issuer rate fee amount, if any, paid to the issuing entity with respect to such Monthly Period (to the extent received by the issuing entity and deposited into the collection account).

   "FIRST NOTE TRANSFER DATE" means, for any Monthly Period, the first
Note Transfer Date for any series, class or tranche of notes for such Monthly Period.

   "FLOATING ALLOCATION PERCENTAGE" for any series of notes will be determined as set forth in the related prospectus supplement.

   "INELIGIBLE COLLATERAL CERTIFICATE" means a collateral certificate that has been reassigned to the transferor as a result of the transferor's breach of certain representations, warranties and covenants described in "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus.

   "INELIGIBLE RECEIVABLES" means all receivables with respect to an affected account that have been reassigned to the transferor as a result of the transferor's breach of certain representations, warranties and covenants described in "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus.

   "INITIAL CUT-OFF DATE" means the close of business on April 24, 2005.

   "INVESTED AMOUNT" means, for any date of determination with respect to each collateral certificate included in the issuance trust, the invested amount of that collateral certificate as described in the applicable securitization agreements for the related master trust or other securitization special purpose entity.

   "ISSUER TAX OPINION," means, with respect to any action, an opinion of counsel that, for United States federal income tax purposes, (1) such action will not cause any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of the notes and (3) such action will not cause the issuing entity to be treated as an association, or publicly traded partnership, taxable as a corporation.

   "MONTHLY PERIOD" means the period beginning at the opening of business on the second day following the last day of the seventh billing cycle of the second preceding calendar month

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
and ending at the close of business on the day following the last day of the seventh billing cycle of the immediately following month. The last day of each seventh monthly billing cycle generally occurs between the twenty-first (21st) day and the twenty-fifth (25th) day of each month. Therefore, the number of days in a Monthly Period generally may vary from a calendar month by up to four days.

   "MONTHLY POOL BALANCE PERCENTAGE" means, for any day, the percentage equivalent of a fraction, the numerator of which is an amount equal to the portion of the Pool Balance attributable to the transferor or the account owner with respect to which an insolvency event or the inability to transfer assets has occurred, and the denominator of which is an amount equal to the Pool Balance, in each as of the last day of the immediately preceding Monthly Period.

   "NEW ACCOUNTS" are those Additional Accounts that the transferor may from time to time, in its sole discretion, designate to be included in the issuance trust, subject to the limitations and conditions specified under "Sources of Funds to Pay the Notes--Addition of Assets" in this prospectus.

   "NOMINAL LIQUIDATION AMOUNT" has the meaning described in "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" in this prospectus.

   "NOTE TRANSFER DATE" means the Business Day prior to a payment date for a series, class or tranche of notes.

   "POOL BALANCE" has the meaning described in "Sources of Funds to Pay the Notes--Required Pool Balance" in this prospectus.

   "PORTFOLIO" means (i) with respect to the issuing entity, certain accounts selected from a portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates and included in the issuance trust based on the eligibility criteria specified in the transfer and servicing agreement and (ii) with respect to any master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, certain accounts selected from a portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates and included in that master trust or other securitization special purpose entity based on the eligibility criteria specified in the applicable trust agreement or pooling and servicing agreement.

   "PRINCIPAL ALLOCATION PERCENTAGE" for any series of notes will be determined as set forth in the related prospectus supplement.

   "PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period,

   o with respect to receivables, collections other than those designated as Finance Charge Collections on designated accounts for such Monthly Period;

   o with respect to a collateral certificate, collections of principal receivables allocable to the holder of that collateral certificate under the applicable securitization agreements for the related master trust or other securitization special purpose entity for such Monthly Period; and

   o the amount of funds withdrawn from the excess funding account for such Monthly Period which are required to be deposited into the collection account and treated as

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
     Principal Collections during an accumulation period or an amortization period pursuant to the transfer and servicing agreement.

   "RATING AGENCY CONDITION" means, with respect to any action, that each rating agency that has rated any outstanding series, class or tranche of notes notifies the transferor, the servicer, the owner trustee and the indenture trustee in writing that such action will not result in a reduction in or withdrawal of the then-existing rating of any outstanding series, class or tranche of notes with respect to which it is a rating agency or, with respect to any outstanding series, class or tranche of notes not rated by any rating agency, as specified in the related indenture supplement.

   "REALLOCATED PRINCIPAL COLLECTIONS" means Principal Collections allocable to subordinated notes of a series that are reallocated and used to pay shortfalls in interest on senior notes of that series and any other amounts specified in the related prospectus supplement.

   "REALLOCATION GROUP" means any series of notes that, as specified in the related prospectus supplement, is entitled to receive reallocations of Finance Charge Collections as more fully described under "The
Notes--Groups--Reallocation Group" in this prospectus.

   "REASSIGNMENT AMOUNT" means, with respect to the receivables or a particular collateral certificate, subject to reassignment as described under "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus, for any First Note Transfer Date, the sum of (i)(a) an amount equal to the outstanding principal balance of such receivables as of the last day of the prior Monthly Period or (b) the Invested Amount of that collateral certificate plus (ii) any accrued, past due and additional interest through the related payment date on notes with an outstanding dollar principal amount equal to the applicable amount specified in clause (i), which interest shall be determined based on the applicable note interest rates of each series, class or tranche of notes through the related payment date of such series, class or tranche.

   "RELATED OBLIGOR" means, for any Commercial Obligor, any obligor who is an employee of that Commercial Obligor who has charging privileges.

   "REQUIRED OVERCONCENTRATION ACCOUNT AMOUNT" means, for any Monthly Period, an amount equal to the product of (i) the Commercial Obligor Overconcentration Amount as of the close of business on the last day of such Monthly Period,
(ii) the sum of the aggregate Floating Allocation Percentages for all Series of Notes and (iii) (a) 100% for any commercial accountholders rated below BBB-by Standard & Poor's (including any private, confidential, estimated or shadow rating) or not rated by Standard & Poor's or as otherwise consented to by Standard & Poor's or (b) 75% for any commercial accountholders rated BBB- or above (including any private, confidential, estimated or shadow rating) by Standard & Poor's or as otherwise consented to by Standard & Poor's.

   "REQUIRED POOL BALANCE" has the meaning specified in "Sources of Funds to Pay the Notes--Required Pool Balance" in this prospectus.

   "REQUIRED TRANSFEROR AMOUNT" has the meaning specified in "Sources of Funds to Pay the Notes--Required Transferor Amount" in this prospectus.

   "REQUIRED TRANSFEROR AMOUNT PERCENTAGE" has the meaning specified in "Sources of Funds to Pay the Notes--Required Transferor Amount" in this prospectus.

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
   "SERVICER DEFAULT" means any of the following events with respect to the issuance trust:

      (i) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice or instructions to the indenture trustee to make such payment, transfer or deposit, on or before the date the servicer is required to do so under the transfer and servicing agreement or the indenture (including any supplement thereto), which is not cured within a 35 Business Day grace period; provided, however, that any failure caused by a nonwillful act of the servicer will not constitute a Servicer Default if the servicer promptly remedies the failure within 35 Business Days after receiving notice or otherwise becoming aware of the failure;

      (ii) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the transfer and servicing agreement which has a material adverse effect on the noteholders of any series, class or tranche and which continues unremedied for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the owner trustee and the indenture trustee, or the servicer assigns or delegates its duties under the transfer and servicing agreement, except as specifically permitted thereunder;

      (iii) any representation, warranty or certification made by the servicer in the transfer and servicing agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made, which has a material adverse effect on the rights of the noteholders of any series, class or tranche, and which material adverse effect continues for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the owner trustee and the indenture trustee; or

      (iv) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer; and

      (v) any other Servicer Default described in the related prospectus supplement.

   Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 Business Days after the applicable grace period or referred to under clause (ii) or (iii) above for a period of 60 days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

   "SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS" has the meaning described under "The Notes--Groups--Shared Excess Available Finance Charge Collections Group" in this prospectus.

   "SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS GROUP" means any series of notes that, as specified in the related prospectus supplement, is entitled to receive Shared Excess Available Finance Charge Collections as more fully described under "The Notes--Groups--Shared Excess Available Finance Charge Collections Group" in this prospectus.

   "SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS" has the meaning described under "The Notes--Groups--Shared Excess Available Principal Collections Group" in this prospectus.

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
   "SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS GROUP" means any series of notes that, as specified in the related prospectus supplement, is entitled to receive Shared Excess Available Principal Collections as more fully described under "The Notes--Groups--Shared Excess Available Principal Collections Group" in this prospectus.

   "TRANSFEROR AMOUNT" means, for any asset, for any Monthly Period, an amount equal to (i) the Pool Balance for such Monthly Period, minus (ii) the aggregate Nominal Liquidation Amount of all series, classes and tranches of notes as of the close of business on the last day of such Monthly Period.

   "TRANSFEROR PERCENTAGE" means, for any Monthly Period, 100% minus the sum of the aggregate Floating Allocation Percentage or Principal Allocation Percentage, as applicable, of all series of notes outstanding.







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

                        AMERICAN EXPRESS ISSUANCE TRUST
                                 ISSUING ENTITY


            AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC
                            DEPOSITOR AND TRANSFEROR

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                              SPONSOR AND SERVICER



                           CHARGE SERIES 200[__]-[__]

                 $[__] CLASS A FLOATING RATE ASSET BACKED NOTES

                 $[__] CLASS B FLOATING RATE ASSET BACKED NOTES

                 $[__] CLASS C FLOATING RATE ASSET BACKED NOTES


                             [AMERICAN EXPRESS LOGO]


                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------



                           UNDERWRITERS OF THE NOTES

                                   [ A CO. ]

                                   [ B CO. ]

                                   [ C CO. ]



You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.

                                    PART II


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


        Registration Fee ............................   $ 2,140,000**
        Printing and Engraving Expenses .............   $ 2,400,000*
        Trustee's Fees and Expenses .................   $   280,000*
        Legal Fees and Expenses .....................   $ 1,000,000*
        Blue Sky Fees and Expenses ..................   $   120,000*
        Accountants' Fees and Expenses ..............   $ 1,500,000*
        Rating Agency Fees ..........................   $ 8,000,000*
        Miscellaneous Fees ..........................   $   120,000*
                                                        -----------
           Total ....................................   $15,560,000*
                                                        ===========

-------------------------
*   To be filed by amendment
**  Actual

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   American Express Receivables Financing Corporation V LLC

   The Delaware Limited Liability Company Act gives Delaware limited liability companies broad powers to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

   To the fullest extent permitted by the Delaware Limited Liability Company Act and in accordance with its Limited Liability Company Agreement, American Express Receivables Financing Corporation V LLC will indemnify any member, officer, director, employee or agent of American Express Receivables Financing Corporation V LLC who is, was or is threatened to be made a party to any proceeding (including a proceeding by or in the right of American Express Receivables Financing Corporation V LLC or by or on behalf of a member) by reason of the fact that he, she or it is or was a member, officer or director of American Express Receivables Financing Corporation V LLC, is or was acting on behalf of American Express Receivables Financing Corporation V LLC in good faith or is or was serving, at the request of American Express Receivables Financing Corporation V LLC, as a director, manager, officer, employee or agent of any other legal entity, or is a fiduciary of any employee benefit plan established at the direction of American Express Receivables Financing Corporation V LLC, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's gross negligence or willful misconduct.

   Each underwriting agreement will generally provide that the underwriters will indemnify American Express Receivables Financing Corporation V LLC and its directors, officers, members and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933, as amended, relating to certain information provided or actions taken by the underwriters. American Express Receivables Financing Corporation V LLC has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.


  EXHIBIT
  NUMBER                                                           DESCRIPTION
  ------                                                           -----------

 1.1          Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Registration Statement no. 333-121895-
              02).

 3.1          Amended and Restated Limited Liability Company Agreement of American Express Receivables Financing Corporation V LLC,
              dated as of May 19, 2005 (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-121895-02).

 4.1          Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Centurion Bank and American
              Express Travel Related Services Company, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement No.
              333-121895-02)

 4.2          Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Bank, FSB and American Express
              Travel Related Services Company, Inc. (incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-
              121895-02)

 4.3          Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Travel Related Services Company,
              Inc. and American Express Receivables Financing Corporation V LLC (incorporated by reference to Exhibit 4.3 to
              Registration Statement No. 333-121895-02).

 4.4          Form of American Express Issuance Trust Amended and Restated Trust Agreement between American Express Receivables
              Financing Corporation V LLC and Wilmington Trust Company.***

 4.5          Form of Amended and Restated Transfer and Servicing Agreement among American Express Receivables Financing
              Corporation V LLC, as transferor, American Express Travel Related Services Company, Inc., as servicer and administrator, the American Express Issuance Trust, as issuer, and The Bank of New York, as indenture trustee.***

  EXHIBIT
  NUMBER                                                           DESCRIPTION
  ------                                                           -----------

 4.6          Form of Amended and Restated Indenture between the American Express Issuance Trust, as issuer, and The Bank of New
              York, as indenture trustee.***

 4.7          Form of Indenture Supplement, including form of Note (incorporated by reference to Exhibit 4.7 to Registration
              Statement No. 333-121895-02).

 4.8          Supplemental Servicing Agreement, dated as of May 19, 2005 among American Express Travel Related Services Company,
              Inc., American Express Centurion Bank, American Express Bank, FSB and American Express Receivables Financing
              Corporation V LLC.***

 4.9          Supplemental Servicing Agreement between American Express Travel Related Services Company, Inc. and Amex Card
              Services Company.*

 4.10         Remittance Processing Services Agreement between American Express Travel Related Services Company, Inc. and Regulus
              West LLC.**

 4.10.1       Amendment Agreement Number FLL-05-6-MP01-04, dated as of March 22, 2006, between American Express Travel Related
              Services Company, Inc. and Regulus West LLC.***

 4.10.2       Amendment Agreement Number FLL-05-6-MP01-05, dated as of March 29, 2006, between American Express Travel Related
              Services Company, Inc. and Regulus West LLC.

 4.11         Form of Subservicing Agreement between American Express Travel Related Services Company, Inc. and Amex Card Services
              Company.***

 5.1          Opinion of Carol V. Schwartz, Group Counsel to American Express Company, with respect to legality.***

 8.1          Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.***

23.1          Consent of Carol V. Schwartz, Group Counsel to American Express Company (included in her opinion filed as Exhibit
              5.1).***

23.2          Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).***

24.1          Powers of Attorney of American Express Receivables Financing Corporation V LLC.***

25.1          Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of
              New York, as indenture trustee (incorporated by reference to Exhibit 25.1 to Registration Statement No. 333-121895-
              02).

---------------


  * to be filed by amendment
 ** Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Securities and Exchange Commission


*** previously filed

ITEM 17. UNDERTAKINGS

(A) RULE 415 OFFERING.

     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that:

      (A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; and

      (B) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         If the registrant is relying on Rule 430B:

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D) FILINGS REGARDING ASSET-BACKED SECURITIES INCORPORATING BY REFERENCE SUBSEQUENT EXCHANGE ACT DOCUMENTS BY THIRD PARTIES

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E) FILINGS REGARDING ASSET-BACKED SECURITIES THAT PROVIDE CERTAIN INFORMATION THROUGH AN INTERNET WEB SITE

   The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on March 30, 2006.


                    AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC, acting solely in its capacity as a depositor of American Express Issuance Trust

                        /s/ David L. Yowan
                        --------------------------------
                        Name: David L. Yowan
                        Title:  President


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed on March 30, 2006 by the following persons in the capacities indicated.



                        SIGNATURE                            TITLE
                        ---------                            -----

                    /s/ David L. Yowan                       President and Director
 ---------------------------------------------------------   (Principal Executive Officer)
                      David L. Yowan

                    /s/ Maureen Ryan*                        Vice President and Treasurer
 ---------------------------------------------------------   (Principal Financial Officer and
                       Maureen Ryan                          Principal Accounting Officer)

                   /s/ John D. Koslow*                       Director
 ---------------------------------------------------------
                      John D. Koslow

                   /s/ Ruth K. Lavelle*                      Director
 ---------------------------------------------------------
                     Ruth K. Lavelle


      *By: /s/ David L. Yowan
           -------------------------

* Note: Powers of Attorney appointing David L. Yowan and Carol V. Schwartz, or any of them acting singly, to execute the Registration Statement, any amendments thereto and any registration statement for additional asset backed notes that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on behalf of the above-named individuals, were previously filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX



 EXHIBIT
 NUMBER                                                           DESCRIPTION
 ------                                                           -----------

 1.1        Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Registration Statement No. 333-121895-02).

 3.1        Amended and Restated Limited Liability Company Agreement of American Express Receivables Financing Corporation V LLC,
            dated as of May 19, 2005 (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-121895-02).

 4.1        Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Centurion Bank and American Express
            Travel Related Services Company, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-
            121895-02).

 4.2        Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Bank, FSB and American Express
            Travel Related Services Company, Inc. (incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-
            121895-02).

 4.3        Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Travel Related Services Company,
            Inc. and American Express Receivables Financing Corporation V LLC (incorporated by reference to Exhibit 4.3 to
            Registration Statement No. 333-121895-02).

 4.4        Form of American Express Issuance Trust Amended and Restated Trust Agreement between American Express Receivables
            Financing Corporation V LLC and Wilmington Trust Company.***

 4.5        Form of Amended and Restated Transfer and Servicing Agreement among American Express Receivables Financing Corporation
            V LLC, as transferor, American Express Travel Related Services Company, Inc., as servicer and administrator, the
            American Express Issuance Trust, as issuer, and The Bank of New York, as indenture trustee.***

 4.6        Form of Amended and Restated Indenture between the American Express Issuance Trust, as issuer, and The Bank of New
            York, as indenture trustee.***

                                 EXHIBIT INDEX



 EXHIBIT
 NUMBER                                                           DESCRIPTION
 ------                                                           -----------

 4.7        Form of Indenture Supplement, including form of Note (incorporated by reference to Exhibit 4.7 to Registration
            Statement No. 333-121895-02).

 4.8        Supplemental Servicing Agreement, dated as of May 19, 2005, among American Express Travel Related Services Company,
            Inc., American Express Centurion Bank, American Express Bank, FSB and American Express Receivables Financing
            Corporation V LLC.***

 4.9        Supplemental Servicing Agreement between American Express Travel Related Services Company, Inc. and Amex Card Services
            Company.*

 4.10       Remittance Processing Services Agreement between American Express Travel Related Services Company, Inc. and Regulus
            West LLC.**

 4.10.1     Amendment Agreement FLL-05-6-MP01-04, dated as of March 22, 2006, between American Express Travel Related Services
            Company, Inc. and Regulus West LLC.***

 4.10.2     Amendment Agreement Number FLL-05-6-MP01-05, dated as of March 29, 2006, between American Express Travel Related
            Services Company, Inc. and Regulus West LLC.

 4.11       Form of Subservicing Agreement between American Express Travel Related Services Company, Inc. and Amex Card Services
            Company.***

 5.1        Opinion of Carol V. Schwartz, Group Counsel to American Express Company, with respect to legality.***

 8.1        Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.***

23.1        Consent of Carol V. Schwartz, Group Counsel to American Express Company (included in her opinion filed as Exhibit
            5.1).***

23.2        Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).***

24.1        Powers of Attorney of American Express Receivables Financing Corporation V LLC.***

25.1        Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of
            New York, as indenture trustee (incorporated by reference to Exhibit 25.1 to Registration Statement No. 333-121895-
            02).

---------------


  * to be filed by amendment
 ** Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Securities and Exchange Commission


*** previously filed